UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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Trade Street Residential, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRADE STREET RESIDENTIAL, INC.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

                , 2013

To our Stockholders:

Trade Street Residential, Inc. (the “Company”, “we”, “us” or “our”) will hold a special meeting of our stockholders (the “Special Meeting”) on                 , 2013, at                 Eastern Time, at                .

On November 12, 2013, we filed a registration statement on Form S-11 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to a rights offering (the “Rights Offering”). Pursuant to the Rights Offering, we will distribute at no charge to the holders of our common stock transferable subscription rights to purchase up to an aggregate of 15,797,788 shares of our common stock (subject to adjustment if the number of shares of our common stock outstanding changes prior to the record date of the Rights Offering) at a cash subscription price of $6.33 per whole share (the “Rights Offering subscription price”). We will be offering to each of our stockholders one subscription right for each full share of common stock owned by that stockholder as of the close of business on                 , 2013 (the “Rights Offering Record Date”). Additionally, stockholders may over-subscribe for additional shares of our common stock. We intend to launch the Rights Offering as soon as practicable after approval of the proposals in the attached proxy statement is obtained at the Special Meeting of stockholders.

In connection with the Rights Offering, we entered into a standby purchase agreement (the “Standby Purchase Agreement”) with investment entities managed or advised by Senator Investment Group LP (collectively, the “Backstop Investor”). Pursuant to the Standby Purchase Agreement, the Backstop Investor has committed to purchase from us, subject to the terms and conditions of the Standby Purchase Agreement, at the Rights Offering subscription price, all of the unsubscribed shares of our common stock in the Rights Offering (minus the aggregate dollar value of the Management Purchase Commitment (as defined below)) such that the gross proceeds to us from the sale of shares of our common stock in the Rights Offering will be $100.0 million. We refer to this commitment by the Backstop Investor as the “Backstop Commitment.” In addition, the Backstop Investor has agreed to purchase $50.0 million of shares of our common stock in addition to shares of our common stock purchased pursuant to the Backstop Commitment, which we refer to as the “Additional Purchase Commitment.” We have also agreed to pay a fee of $3.75 million in connection with the Backstop Commitment and a fee of $3.75 million in connection with the Additional Purchase Commitment, for an aggregate amount of $7.5 million payable in shares of our common stock. We collectively refer to all such transactions with the Backstop Investor as the “Backstop Investment.”

As a condition to the Backstop Commitment and the Additional Purchase Commitment, our Chairman and Chief Executive Officer, Michael Baumann, and our Vice-Chairman and President, David Levin, have agreed to purchase shares of our common stock that are subject to their basic subscription right at the subscription price of $6.33 per share for an aggregate commitment of $1,812,250 based on the number of common stock that each individual owns as of the Rights Offering Record Date (subject to adjustment if the number of shares of our common stock outstanding changes prior to the record date of the Rights Offering) (the “Management Purchase Commitment”).

All shares purchased by or issued to the Backstop Investor pursuant to the Standby Purchase Agreement, and the purchase of shares by Messrs. Baumann and Levin pursuant to the Management Purchase Commitment will be effected upon expiration of the Rights Offering in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, will not be registered pursuant to the Registration Statement.

In connection with the Backstop Investment and pursuant to the Standby Purchase Agreement, we have agreed to enter into a stockholders’ agreement with the Backstop Investor (the “Stockholders Agreement”), pursuant to which the Backstop Investor will be granted, among other rights, certain board designation rights, negative control rights upon the receipt of certain third party consents or the determination by the Company that such consents are no longer required, pre-emptive rights to buy additional shares of our common stock in the future in order to maintain their percentage ownership of our common stock and a right to seek liquidity with respect to the shares of common stock it owns.

At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the following matters for purposes of applicable NASDAQ Listing Rules: (1) the issuance of shares of common stock to the Backstop Investor pursuant to the Backstop Commitment, (2) the issuance of shares of common stock to the Backstop Investor pursuant to the Additional Purchase Commitment, (3) the Stockholders Agreement and the rights granted to the Backstop Investor therein, including the potential issuance of shares of our common stock in the future to the Backstop Investor pursuant to its pre-emptive right and other provisions therein, and (4) the adjournment of the Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the preceding proposals.

Our Board of Directors unanimously approved the proposals and recommends that our stockholders vote “FOR” each of the proposals.

Two of our executive officers, Messrs. Baumann and Levin, which as of the date hereof hold an aggregate of 260,705 shares of common stock, representing approximately    % of the shares entitled to vote at the Special Meeting, have agreed to vote all shares of common stock owned by them (to the extent the shares are entitled to vote) in favor of adopting the proposals.

Unless each of the proposals related to the Backstop Commitment, Additional Purchase Commitment and the Stockholders Agreement is approved by holders of shares of our common stock, the Company will not proceed with any of the transactions for which the Company is seeking stockholder approval.

Please carefully read the accompanying proxy statement in its entirety for information about the matters to be voted upon. You may also obtain more information about the Company from documents we have filed with the SEC; see “Where You Can Find More Information” in the accompanying proxy statement. Your vote is important. Whether or not you plan to attend the meeting in person, we urge you to submit your proxy as soon as possible via the Internet, by telephone or by mail.

Sincerely,

Michael Baumann

Chairman and Chief Executive Officer

The accompanying notice, proxy statement and form of proxy are first being mailed or otherwise distributed to our stockholders on or about                 , 2013.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities, including the subscription rights or any shares of common stock issuable upon exercise of the subscription rights. Offers and sales of common stock issuable upon exercise of the subscription rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we have filed a Registration Statement on Form S-11 with the SEC.

Preliminary Copy

TRADE STREET RESIDENTIAL, INC.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On                , 2013

Scheduled Meeting Date:	, 2013

Meeting Time:	Eastern Time

Record Date:	, 2013

Location:

Items of Business:

1.      To approve the issuance (the “Backstop Commitment”) of shares of our common stock to investment entities managed or advised by Senator Investment Group LP (collectively, the “Backstop Investor”) that are unsubscribed shares in a rights offering (the “Rights Offering”), pursuant to which we will grant at no charge to the holders of our common stock transferable subscription rights to purchase shares of our common stock at a cash subscription price of $6.33 per whole share.

2.      To approve the issuance (the “Additional Purchase Commitment” and, together with the Backstop Commitment, the “Backstop Investment”) of $50.0 million of shares of our common stock to the Backstop Investor, in addition to shares of our common stock purchased by the Backstop Investor pursuant to the Backstop Commitment.

3.      To approve a stockholders’ agreement with the Backstop Investor (the “Stockholders Agreement”), pursuant to which the Backstop Investor will be granted, among other rights, certain board designation rights, negative control rights upon the receipt of certain third party consents or the determination by the Company that such consents are no longer required, pre-emptive rights to buy additional shares of our common stock in the future in order to maintain their percentage ownership of our common stock, the right to receive additional shares of our common stock if we fail to fulfill certain of our obligations under the Stockholders Agreement and a right to seek liquidity with respect to the shares of common stock it owns. We refer to the Backstop Investment and the related execution of the Stockholders Agreement as the “Backstop Investment Transaction.”

4.      To approve adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve any of the foregoing proposals.

These items of business are further described in the proxy statement accompanying this Notice. We are required to seek approval for the Backstop Commitment, the Additional Purchase Commitment and the Stockholders Agreement set forth above in order to comply with the rules and regulations of NASDAQ, the exchange on which our common stock is listed.

Unless each of the proposals related to the Backstop Commitment, Additional Purchase Commitment and the Stockholders Agreement is approved by holders of shares of our common stock, the Company will not proceed with any of the transactions for which the Company is seeking stockholder approval. We intend to launch the Rights Offering as soon as practicable after stockholder approval of the Backstop Investment Transaction is obtained at the Special Meeting.

The Trade Street Residential, Inc. Board of Directors recommends that stockholders vote “FOR” each of the proposals.

Two of our executive officers, Messrs. Baumann and Levin, which as of the date hereof hold an aggregate of 260,705 shares of common stock, representing approximately    % of the shares entitled to vote at the Special Meeting, have agreed to vote all shares of common stock owned by them (to the extent the shares are entitled to vote) in favor of adopting the proposals.

The record date for the Special Meeting is                 , 2013. Holders of record of our common stock at the close of business on the record date will be entitled to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. On this record date, there were         shares of common stock outstanding and entitled to vote.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to the Securities and Exchange Commission’s electronic proxy rules, the Company is required to post its proxy materials on the Internet, and we are permitted to provide only a Notice of Internet Availability of Proxy Materials to stockholders. However, for this Special Meeting, we have chosen to follow the Security and Exchange Commission’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also sending a full set of our proxy materials to our stockholders by mail.

Our proxy statement for the Special Meeting, together with the accompanying form of proxy, are available online at www.proxyvote.com.

On or about                 , 2013, we are mailing a full set of our printed proxy materials to stockholders of record on the Record Date. On the mailing date, all stockholders of record and beneficial owners will also have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

Sincerely,

Richard Ross

Secretary

            , 2013

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

Appendix A	Standby Purchase Agreement

Appendix B	Form of Stockholders Agreement

i

TRADE STREET RESIDENTIAL, INC.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held On             , 2013

ADDRESS OF SPECIAL MEETING:

SOLICITATION OF PROXIES BY BOARD OF DIRECTORS

Our Board of Directors (the “Board”) is soliciting proxies to be voted at the special meeting of the Company’s stockholders scheduled to be held on                , 2013, at             Eastern Time, at         (the “Special Meeting”), and any adjournments or postponements of the Special Meeting, for the purposes set forth in the attached Notice of Special Meeting of Stockholders To Be Held On                 , 2013 (the “Notice”). The Notice, this proxy statement and the form of proxy enclosed were first mailed on or about                 , 2013. Our stockholders are invited to attend the Special Meeting and are requested to vote on each of the proposals described in this proxy statement. In this proxy statement, we refer to Trade Street Residential, Inc. as the “Company,” “we,” “our” or “us.”

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

AND THE SPECIAL MEETING

The Proposals

Why am I receiving these materials? What is the purpose of the Special Meeting?

As described in more detail below, in accordance with the terms of the Standby Purchase Agreement (as defined below) and applicable rules, regulations and guidance of the NASDAQ Global Market (“NASDAQ”), the Company is calling a special meeting of its stockholders to consider and vote on certain proposals. The Special Meeting described in this proxy statement is scheduled to be held on                 , 2013, and we are providing these proxy materials to you in connection with such Special Meeting.

At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on the following proposals:

1.	To approve the issuance (the “Backstop Commitment”) of shares of our common stock to investment entities managed or advised by Senator Investment Group LP and (collectively, the “Backstop Investor”) that are unsubscribed shares in a rights offering (the “Rights Offering”) that will grant at no charge to the holders of our common stock transferable subscription rights (the “Rights”) to purchase shares of our common stock at a cash subscription price of $6.33 per whole share (the “Backstop Commitment Proposal”).

2.	To approve the issuance (the “Additional Purchase Commitment” and, together with the Backstop Commitment, the “Backstop Investment”) of $50.0 million of shares of our common stock to the Backstop Investor, in addition to shares of our common stock purchased by the Backstop Investor pursuant to the Backstop Commitment (the “Additional Purchase Commitment Proposal”).

3.	To approve a stockholders’ agreement with the Backstop Investor (the “Stockholders Agreement”), pursuant to which the Backstop Investor will be granted, among other rights, certain board designation rights, negative control rights upon the receipt of certain third party consents or the determination by the Company that such consents are no longer required, pre-emptive rights to buy additional shares of our common stock in the future in order to maintain their percentage ownership of our common stock, the right to receive additional shares of our common stock if we fail to fulfill certain of our obligations under the Stockholders Agreement and a right to seek liquidity with respect to the shares of common stock it owns (the “Stockholders Agreement Proposal”). We refer to the Backstop Investment and the related execution of the Stockholders Agreement as the “Backstop Investment Transaction.”

4.	To consider and vote on a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve either of the foregoing proposals (the “Adjournment Proposal”).

We refer to the subject matter of the Rights Offering and proposals (1), (2) and (3) collectively herein as the “Rights Offering Transaction.”

How does the Board recommend that I vote on the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal, the Stockholders Agreement Proposal and the Adjournment Proposal?

The Board approved the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal, the Stockholders Agreement Proposal and the Adjournment Proposal, and recommends that the Company’s stockholders vote “FOR” each of these proposals.

Why did the Company approve the Rights Offering Transaction?

The Board approved the Rights Offering Transaction to raise capital that we intend to use in furtherance of our investment strategy. For a more detailed description of the background of the Rights Offering Transaction, see “Background of the Rights Offering and Backstop Investment.”

What is the timing of the Rights Offering Transaction?

We are conducting the Rights Offering Transaction to raise capital that we intend to use to provide additional liquidity to pay off existing indebtedness, fund pending acquisitions and for working capital and general corporate purposes. See “Background of the Rights Offering and Backstop Investment—Use of Proceeds.” As such, we intend to launch the Rights Offering as soon as practicable after stockholder approval of the Backstop Investment Transaction is obtained at the Special Meeting of stockholders. Under the Standby Purchase Agreement, we are obligated to keep the rights offering open for at least 16 days after launch, though we may, in our sole discretion and without the consent of the Backstop Investor, extend the period for 10 business days. Prior written consent from the Backstop Investor is required for any extension of the subscription period of greater than 10 business days. Additionally, the Backstop Commitment may be terminated by the Backstop Investor or the Company if the Rights Offering has not been consummated prior to 5:00 P.M. February 15, 2014.

Why is the Company seeking approval of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal?

We are required to seek approval for the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal because the Company’s common stock is listed on NASDAQ and, as a result, the Company is subject to certain NASDAQ listing rules and regulations. NASDAQ Rule 5635(b) requires stockholder approval prior to any issuance of securities when the issuance will result in a change of control of the Company, which NASDAQ deems to occur when, as a result of the issuance, an investor owns, or has the right to acquire, 20% or more of the outstanding shares of our common stock or voting power and such ownership would be the single largest ownership position in the company. In addition,

NASDAQ Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As a result of the Backstop Investment, the Backstop Investor is expected to acquire at least 20% of the outstanding shares of our common stock, and may acquire more, depending on participation in the Rights Offering. We expect to issue an aggregate of 24,595,221 shares of common stock to the Backstop Investor if none of the holders exercise their rights in the Rights Offering and the conditions to the Backstop Investor’s obligation to act as the backstop purchaser under the Standby Purchase Agreement are satisfied. Under such circumstances, the Backstop Investor’s ownership percentage of our outstanding common stock would be approximately 67.66% after giving effect to the Rights Offering Transaction. If all of the holders exercise their subscription rights, we expect to issue an aggregate of 9,083,728 shares of our common stock to the Backstop Investor under the Standby Purchase Agreement. Under such circumstances the Backstop Investor’s ownership percentage of our outstanding common stock would be approximately 24.99% after giving effect to the Rights Offering Transaction. The Backstop Investor’s ownership percentage of our outstanding common stock would be approximately 45.93% after giving effect to the Rights Offering Transaction, if holders of half of the shares of our common stock exercise their subscription rights.

Additionally, NASDAQ listing rules and regulations considers the payment of certain fees to the Backstop Investor pursuant to the Standby Purchase Agreement as a discount provided to the Backstop Investor from the Rights Offering subscription price. As such, NASDAQ listing rules and regulations would consider the Backstop Investment as an issuance of common stock for less than the market value of the stock.

What will happen if the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal or the Stockholders Agreement Proposal is not approved?

If our stockholders do not approve one of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal or the Stockholders Agreement Proposal, we will not be able to proceed with the Backstop Investment, none of the rights provided to the Backstop Investor in the Stockholders Agreement would become effective and we intend to abandon the Rights Offering. If we abandon the Rights Offering for this reason, we will be required to pay the Backstop Investor a termination fee of $2.5 million in cash to the Backstop Investor by December 31, 2014 and up to $400,000 of any reasonable and actual out-of-pocket expenses incurred by the Backstop Investor in connection with the Backstop Investment Transaction. See “The Standby Purchase Agreement and Stockholders Agreement—The Standby Purchase Agreement—Effects of Termination—Termination Fees.”

Additionally, if we abandon the Rights Offering because we have not received stockholder approval for the Backstop Commitment Proposal, the Additional Commitment Proposal or the Stockholders Agreement Proposal or otherwise fail to consummate the Backstop Investment Transaction, our ability to close the acquisitions and to refinance our existing indebtedness, each as described in “Background of the Rights Offering and Backstop Investment—Use of Proceeds,” would be materially impaired. The abandonment of the Rights Offering will also negatively impact our ability to execute on our business plan and could have a material adverse effect on our financial condition and liquidity.

What is the impact of the approval of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal on management’s change of control arrangements?

In considering the recommendation of the Board that our stockholders vote for the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal, you should note that, as further described in “Certain Effects of the Rights Offering Transaction—Interests of Our Directors and Executive Officers—Change in Control Provisions” below, we have existing stock awards with certain of our executive officers and equity-based awards that may be affected due to these proposals. We issued 301,877 shares of restricted stock under the Trade Street Residential, Inc. Equity Incentive Plan (the “Equity Incentive Plan”) to certain of our officers and employees. Specifically, we granted 54,338 shares of restricted stock to Mr. Baumann and 58,866 shares of restricted stock to each of Mr. Lopez and Mr. Hanks. The stock award agreements pursuant to which the foregoing grants were made (the “Stock Award Agreements”) contain change of control provisions pursuant to which all outstanding awards granted pursuant to the Stock Award Agreements will automatically vest upon a change of control of the Company. We intend to obtain signed, written waivers to the change of control provisions in the Stock Award Agreements that may be triggered by the Rights Offering Transaction.

Will the Rights Offering Transaction be dilutive to existing holders of the Company’s common stock?

Yes. Assuming Rights holders exercise their Rights in the Rights Offering in full, the transactions contemplated by the Standby Purchase Agreement will result in the issuance to the Backstop Investor of $50.0 million of shares of our common stock pursuant to the Additional Purchase Commitment and $7.5 million of shares of our common stock in connection with the fees under the Standby Purchase Agreement, or an aggregate of 9,083,728 shares of common stock, which would result in the Backstop Investor owning 24.99% of our outstanding common stock upon completion of the Rights Offering Transaction. Assuming no Rights holders exercise their Rights in the Rights Offering, the Backstop Investor will be obligated to purchase $150.0 million of shares of our common stock (minus the aggregate dollar value of the shares purchased by Messrs. Baumann and Levin pursuant to the Management Purchase Commitment) pursuant to the Backstop Commitment and the Additional Purchase Commitment and we would issue $7.5 million payable in shares of our common stock in connection with the fees under the Standby Purchase Agreement, or an aggregate of 24,595,221 shares of our common stock, which would result in the Backstop Investor owning 67.66% of our outstanding common stock upon completion of the Rights Offering Transaction. As a result, regardless of whether or not Rights holders exercise their Rights in the Rights Offering in full, our existing stockholders’ proportionate voting interest will be reduced and their ownership interest in us will be diluted, but such dilution could be significantly greater if Rights holders do not exercise their Rights in full. In addition, the subscription price of the Rights and the price per share payable by the Backstop Investor are below our current net asset value. As a result, the Rights Offering and the Backstop Investment Transaction will dilute your economic interest in the Company.

If the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal are approved by the stockholders, am I required to exercise any rights I receive in the Rights Offering?

No. You may exercise any number of your Rights you receive, or you may choose not to exercise any of those Rights.

What rights are provided to the Backstop Investor in the Stockholders Agreement?

Pursuant to the terms of the Stockholders Agreement, we will agree to maintain a nine member Board, and the Backstop Investor will have the right to designate a specified number of directors to the Board for so long as the Backstop Investor’s level of ownership of the company is equal to or greater than 4.9% of our outstanding common stock. Specifically, the Backstop Investor will be entitled to designate to our Board (i) two directors if the Backstop Investor’s ownership is equal to or greater than 19.9% of our total outstanding common stock and (ii) one director if the Backstop Investor’s ownership is at least 4.9%, but less than 19.9% of our total outstanding common stock. The Backstop Investor will have no Board designation rights if its level of ownership in our company is less than 4.9%. In addition, we will agree to allow the Backstop Investor’s designated directors to sit in as observers at meetings of the Compensation Committee and Investment Committee of our Board.

The Backstop Investor also will have the right, subject to our receipt of certain third party consents or the determination by the Company that such consents are no longer required, to consent to the following actions for so long as the Backstop Investor’s level of ownership of our company is equal to or greater than 4.9% of our outstanding common stock:

•	any guarantees of, incurrences of or issuances of recourse debt or recourse capital stock that is redeemable at any time by us or Trade Street Operating Partnership, LP (our “Operating Partnership”) which guarantees, incurrences or issuances during any calendar year are in a principal amount or create an obligation or potential obligation of for a payment amount greater than $50.0 million (not counting a guarantee and its related debt more than once), and for any issuance of capital sock other than common stock for consideration or value greater than $50.0 million in the aggregate in any calendar year;

•	any future equity issuance at a price lower than $6.33 per share of common stock, the cash subscription price in the Rights Offering;

•	entering into or granting any retention agreements, stock options, restricted stock or restricted stock unit awards, stock incentive rights or signing bonuses that, in the aggregate during any calendar year exceeds 10% of our market capitalization after the Rights Offering or that in the aggregate exceeds $5.0 million in any calendar year (which awards will also be subject to approval of the Compensation Committee of our Board);

•	any purchase of shares of common stock or capital stock from members of our Board, management or their affiliates (other than deemed repurchases in connection with the surrender of shares to the company to satisfy any tax withholding in connection with vesting of restricted stock or cashless exercises of stock options);

•	any transaction, including any modification of rights, involving our existing shares of preferred stock or our preferred stockholders;

•	any amendment to the governing documents of us or our subsidiaries in any manner adverse to the Backstop Investor;

•	the hiring or firing of our Chief Executive Officer, Chief Financial Officer, Chief Investment Officer or Chief Operating Officer or similar position;

•	any acquisition or series of related acquisitions whose purchase price equals or exceeds 50% of our market capitalization immediately prior to such transaction; and

•	determination by the Board that it is no longer in our best interest to qualify as a real estate investment trust (“REIT”).

Additionally, if, on or after the 3.5 year anniversary of the closing of the Rights Offering (the “Liquidity Right Measurement Date”), the closing price of our common stock has not exceeded $10.00 per share (subject to certain adjustments set forth in the Stockholders Agreement) during any consecutive 10 trading day period during the 180 days prior to the Liquidity Right Measurement Date and the Backstop Investor continues to own 4.9% or greater of our outstanding common stock, the Backstop Investor will have a liquidity right (the “Liquidity Right”), which must be exercised by written notice to us within 10 days of the Liquidity Right Measurement Date. If the Backstop Investor exercises the Liquidity Right, we will have the right (the “Company Right”) to purchase the shares offered by the Backstop Investor for the greater of $10.00 per share or an amount equal to a 5.0% discount to the volume-weighted average prices of our common stock over the 10 trading days immediately prior to the Liquidity Right Measurement Date. If we choose not to, or are unable to, exercise the Company Right to repurchase the Backstop Investor’s common stock by the six-month anniversary of the Liquidity Right Measurement Date (the “Company Right Deadline”), we will be required to submit to the Backstop Investor for approval quarterly business plans setting forth all material business activities planned for the ensuing quarter. To the extent that any expenditures or other items relating to the income statement, balance sheet or cash flows set forth in the quarterly business plan for any particular fiscal quarter deviates from the initial quarterly business plan in a manner adverse to the Company by 5.0% or greater, we will be prohibited from making such expenditure or taking any such action, and from adopting such quarterly business plan, unless we receive the Backstop Investor’s approval, which may be given or withheld in the Backstop Investor’s sole discretion.

The Stockholders Agreement also contains certain standstill provisions pursuant to which the Backstop Investor has agreed, until the earlier of four years from the date of the closing of the Rights Offering, a change of control or at such time as the Backstop Investor no longer owns at least 4.9% of our outstanding common stock, not to, among other things:

•	acquire, offer or propose to acquire or agree to acquire, beneficial ownership of any voting securities of the Company, other than voting securities acquired (A) as a result of the exercise of any rights or obligations set forth in the Standby Purchase Agreement or the Stockholders Agreement, (B) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (C) directly from us, or (D) to maintain their aggregate percentage interest in the our outstanding common stock; provided that the Backstop Investor shall not be permitted to acquire, offer or propose to acquire or agree to acquire, beneficial ownership of any voting securities to account for the dilutive effect of any issuance of equity securities up to a maximum of the 4,329 shares of common stock authorized for issuance under the Equity Incentive Plan as of the date hereof;

•	enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, including a proposed negotiated private sale of its shares of common stock to a single purchaser or a “group” as defined in Section 13(d) of the Exchange Act, merger or other business combination relating to all or part of our or our subsidiaries or any acquisition transaction for all or part of our assets or any of our subsidiaries or any of our respective businesses; provided, however, that negotiated private sales to a single purchaser or a “group” will be permitted if the purchasing party agrees in writing to be bound by the provisions of the standstill;

•	other than a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to our Board solely with respect to any of the Backstop Investor nominated directors permitted by the terms of the Stockholders Agreement to serve on such Board, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting election of any director to our Board;

•	call or seek to call a meeting of our common stockholders or any of our subsidiaries or initiate any stockholder proposal for action by our common stockholders;

•	deposit any of our securities into a voting trust unless such voting trust is bound by the provisions of the standstill provisions of the Stockholders Agreement, or subject our securities to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect unless such agreement or arrangement conforms to the provisions of the standstill provisions of the Stockholders Agreement;

•	seek representation on our Board or a change in the composition of our Board or number of directors elected by the holders of our common stock or a change in the number of such directors who represent the Backstop Investor, other than as expressly permitted pursuant to the Stockholders Agreement; and

•	bring any action or otherwise act to contest the validity of the standstill provisions of the Stockholders Agreement.

If we have not repurchased the Backstop Investor’s shares in connection with the Liquidity Right by the six-month anniversary of the Liquidity Measurement Date, the standstill provisions will cease to exist and the Backstop Investor may own shares of common stock in sufficient amounts to elect its own slate of directors and otherwise assume control of our company.

Voting Information and Other Information about the Special Meeting

Who is entitled to vote at the Special Meeting?

The record holders of the         shares of the Company’s common stock outstanding at the close of business on                 , 2013 are entitled to vote at the Special Meeting, except as set forth below. The holders of the Company’s common stock are entitled to one vote for each share of common stock on each matter submitted to a vote at the Special Meeting.

How many votes are needed to hold the Special Meeting?

In order to conduct the Special Meeting, the presence, in person or by properly executed proxy, of the holders of shares of common stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum. Shares of common stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or online, including abstentions and broker non-votes, will be treated as present at the Special Meeting for purposes of determining a quorum.

What vote is required to approve each of the proposals?

Approval of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal, the Stockholders Agreement Proposal and the Adjournment Proposal require the affirmative vote of a majority of votes cast at the Special Meeting, assuming a quorum is present. Accordingly, either a failure to cast a vote for this proposal, an abstention, or a broker non-vote on these proposals would have no effect on the outcome of the vote on the proposals. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The matters to be considered at the Special Meeting are non-routine matters. As such, your vote is very important.

Have any stockholders already agreed to vote to adopt the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Shareholders Agreement Proposal?

Yes. Two of our executive officers, Messrs. Baumann and Levin, which as of the date hereof hold an aggregate of approximately 260,705 shares of common stock, representing approximately     % of the shares entitled to vote at the Special Meeting, have agreed to vote all shares of common stock owned by them (to the extent the shares are entitled to vote) in favor of adopting the proposals.

Why did I receive a full set of proxy materials?

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have chosen to follow the “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also sending a full set of our proxy materials, including a proxy card, to our stockholders by mail.

Can I find additional information on the Company’s website?

Yes. Our website is www.tradestreetresidential.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees and SEC filings. A copy of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and each of the charters of our Board committees may be obtained free of charge by writing to Trade Street Residential, Inc., 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180, Attention: Investor Relations.

How do I vote?

Voting in Person at the Special Meeting. If you are a stockholder of record, you may vote in person at the Special Meeting. If your shares of common stock are held in street name and you wish to vote in person at the Special Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the proxy card or voter registration form.

•	Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

•	Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

What happens if I return my proxy card without voting on all proposals?

When you return a properly executed proxy card, the Company will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the Company will vote your proxy “FOR” the Backstop Commitment Proposal, “FOR” the Additional Purchase Commitment Proposal, “FOR” the Stockholders Agreement Proposal and “FOR” the Adjournment Proposal.

Can I change my vote after I have voted?

You can revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You can do this by:

•	filing a written revocation with the Secretary of the Company;

•	signing and submitting another proxy with a later date; or

•	attending the Special Meeting, withdrawing the proxy and voting in person.

Where can I find the voting results of the Special Meeting?

We intend to announce the preliminary voting results at the Special Meeting and publish the final results in a Current Report on Form 8-K following the meeting. In addition, we expect to issue a press release indicating when the Rights Offering has been launched and the subscription rights are trading on NASDAQ.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards and proxy materials to ensure that all of your shares are voted.

Who is soliciting the proxy and who pays the costs?

The enclosed proxy for the Special Meeting is being solicited by the Board. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mail, proxies may be solicited by the directors and their agents (who will receive no additional compensation for those services) by means of personal interview, telephone, facsimile, e-mail or other electronic means, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

Will a representative of Grant Thornton LLP, the Company’s independent registered public accounting firm, be present at the Special Meeting to answer questions or make a statement?

We do not expect that a representative of Grant Thornton LLP, the Company’s independent registered public accounting firm, will be present at the Special Meeting to answer questions or make a statement.

What happens if the Special Meeting is postponed or adjourned?

If the Special Meeting is postponed due to a lack of a quorum or postponed or adjourned to solicit additional proxies, we intend to reconvene the Special Meeting as soon as reasonably practical, and in any event within 90 days of the record date. Pursuant to our Bylaws, stockholder meetings must be held no more than 90 days following the record date. Your proxy will still be effective and may be voted at the rescheduled or adjourned meeting, and you will still be able to change or revoke your proxy until it is voted at the rescheduled or adjourned meeting, if such meeting occurs within 90 days of the record date.

Who should I call if I have questions, need assistance submitting my proxy or voting my shares, or need additional copies of this proxy statement or the enclosed proxy card?

Please call Stephen Swett, Investor Relations at (786) 248-6099 if you have any questions, require assistance in connection with voting your shares or need additional copies of any proxy materials.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities, including the subscription rights or any shares of common stock issuable upon exercise of the subscription rights. Offers and sales of common stock issuable upon exercise of the subscription rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we have filed a Registration Statement on Form S-11 (the “Registration Statement”) with the SEC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transactions contemplated by the Rights Offering Transaction. There are forward-looking statements throughout this proxy statement, including, among others, in statements containing the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “may,” “will,” “could,” “continue,” “seek,” “estimate,” “probably”, “potentially” or the negative thereof and similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause our future actual results, performance or achievements to differ materially from those expressed in, or implied by, any such forward-looking statements as a result of certain factors, including, but not limited to:

•	the factors included in this proxy statement, including those set forth under the headings “Reasons for the Rights Offering and the Backstop Investment” and “Certain Effects of the Rights Offering and the Backstop Investment”;

•	failure to close the Rights Offering on the terms described;

•	failure of the Rights Offering to be consummated if the conditions to the Rights Offering are not satisfied;

•	failure of the Backstop Investment to be consummated if the conditions of the Standby Purchase Agreement are not satisfied; and

•	the failure of the Rights Offering Transaction to close for any other reason.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Except as required by law, we undertake no obligation to update or publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date of this proxy statement.

BACKGROUND OF THE RIGHTS OFFERING AND BACKSTOP INVESTMENT

The Rights Offering

Pursuant to the Rights Offering, we will be distributing at no charge to the holders of our common stock transferable subscription rights to purchase shares of our common stock at a cash subscription price of $6.33 per whole share. We are offering to each of our stockholders one subscription right for each full share of common stock owned by that stockholder as of the close of business on                  , 2013 (the “Rights Offering Record Date”). Each subscription right will entitle its holder to purchase 1.3775 shares of our common stock (subject to adjustment if the number of shares of our common stock outstanding changes prior to the Rights Offering Record Date). Additionally, stockholders may over-subscribe for additional shares of our common stock, although we cannot assure you that we will fill any over-subscriptions.

The total purchase price of shares offered in the Rights Offering will be $100.0 million. We are not requiring a minimum individual or overall subscription to complete the Rights Offering. The subscription agent will hold in escrow the funds we receive from subscribing stockholders until we complete or cancel the Rights Offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on the expiration date of the Rights Offering. We may, in our sole discretion, extend the period for exercising the subscription rights for up to 10 business days. We will extend the duration of the Rights Offering as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in the Rights Offering. If we elect to extend the Rights Offering for a period greater than 10 business days, we will need to obtain the consent of the Backstop Investor. The rights are transferable subject to the conditions of the Rights Offering. Subscription rights that are not exercised by the expiration date of the Rights Offering will expire and will have no value.

A stockholder may not exercise subscription and over-subscription privileges to the extent that such exercise would result in the stockholder owning more than 9.8% of our issued and outstanding common stock after giving effect to such stockholder’s purchase pursuant to the Rights Offering unless such ownership limitation is waived by us and does not result in the loss of our REIT status.

Determination of Subscription Price

The subscription price per share for the Rights Offering was determined by our Board in connection with the negotiation of the Standby Purchase Agreement. In evaluating the subscription price, our Board considered a number of factors, including:

•	the likely cost of capital from other sources,

•	the price at which our stockholders might be willing to participate in the Rights Offering,

•	historical and current trading prices of our common stock,

•	the fact that the Rights will be transferable and listed on the NASDAQ during the subscription period,

•	the fact that holders of Rights will have an over-subscription privilege,

•	the low level of execution risk associated with the Rights Offering in light of the Standby Purchase Agreement,

•	our need for liquidity and capital, and

•	the desire to provide an opportunity to our stockholders to participate in the Rights Offering on a pro rata basis.

In conjunction with its review of these factors, our Board also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. In considering the terms of the Standby Purchase Agreement, our Board also took into account advice of financial advisors and counsel in concluding that the subscription price is reasonable and in our best interests. Based on these considerations, our Board determined that the $6.33 subscription price per share represented a reasonable subscription price.

The Rights Offering subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the Rights Offering subscription price to necessarily be an indication of the fair value of the common stock to be offered in the Rights Offering. Our common stock may trade at prices above or below the Rights Offering subscription price.

Use of Proceeds

Proceeds from the Rights Offering Transaction will be used as follows:

•	approximately $97.1 million to fund the cash portions of the purchase prices of our pending acquisitions as follows:

Property	Purchase Price	Anticipated Financing		Rights Offering Proceeds to be Used	Expected Date of Acquisition
The Avenues of Craig Ranch	$42,375,000	$—		$42,375,000	12/31/2013
Miller Creek	43,750,000	26,250,000	(1)	17,500,000	11/29/2013
Estates of Wake Forest	37,250,000	—		37,250,000	01/31/2014

Total	$123,375,000	$26,250,000		$97,125,000

(1)	In connection with this acquisition, we have obtained a commitment for a new mortgage loan secured by Miller Creek in the amount of $26.3 million.

•	approximately $10.2 million to pay down, in part, certain indebtedness secured by the Estates at Millenia property and to pay fees associated therewith, which indebtedness was incurred to fund the acquisition of the property secured by such indebtedness. The indebtedness is scheduled to mature on June 3, 2014 and bears interest at a floating rate per annum of one-month LIBOR plus 4.75%, with a floor of 5.75%, which interest rate was 5.75% per annum as of September 30, 2013;

•	approximately $6.4 million to pay down, in full, the interim loan and fees associated therewith, which was incurred to fund the acquisition of the Fountains Southend property. The interim loan of $30.0 million bears interest at a floating rate equal to one-month LIBOR plus 4.75%, with a floor of 5.75% per annum. We have also entered into a new mortgage note payable secured by the Fountains Southend property. We intend to pay off the interim loan in full upon the closing of the Rights Offering Transaction with the proceeds of the new mortgage loan and $6.3 million in cash from the net proceeds of the Rights Offering Transaction;

•	approximately $14.8 million to pay down, in full, indebtedness secured by the Park at Fox Trails property and to pay fees associated therewith, which was incurred to fund the acquisition of the property secured by such indebtedness. The indebtedness is scheduled to mature on January 1, 2019 and bears interest at a floating rate per annum of one-month LIBOR plus 2.95%, with a floor of 2.92% and a maximum rate of 7.41% per annum which rate shall never be more than one percentage point higher or lower than the rate in effect in the immediately preceding month. The interest rate was 3.12% per annum as of September 30, 2013;

•

approximately $5.5 million to pay down, in full, indebtedness secured by the Mercé property and to pay fees associated therewith, which was incurred to fund the acquisition of the property secured by such indebtedness. The indebtedness is scheduled to mature on November 1, 2018 and bears interest at a floating rate per annum of one-month LIBOR plus 2.95%, with a floor of 2.92% and a maximum rate of 7.41% per annum which rate shall never be more than one percentage point higher or lower than the rate in effect in the immediately preceding month. The interest rate was 3.12% per annum as of September 30, 2013;

•	approximately $5.3 million to pay down, in full, indebtedness secured by the Post Oak property and to pay fees associated therewith;

•	approximately $4.2 million to pay down, in full, indebtedness secured by the Estates of Maitland property and to pay fees associated therewith, which was incurred to fund the acquisition of the property secured by such indebtedness. The loan has a term of one year and provides a variable rate of prime rate plus 3.50% and requires monthly payments of interest only for the term of the loan. As of September 30, 2013, the interest rate was 6.75%; and

•	the remainder of the net proceeds, if any, to be used for general corporate and working capital purposes, which may include future acquisitions, the repayment of indebtedness and the funding of capital improvements at our apartment communities.

Reasons for the Rights Offering Transaction and the Backstop Investment

In authorizing the Rights Offering Transaction, our Board carefully evaluated our need for liquidity, financial flexibility and additional capital and the desire to provide an opportunity to our stockholders to participate in the Rights Offering Transaction on a pro rata basis. Our Board also considered several alternative capital raising methods prior to concluding that the Rights Offering Transaction was the appropriate alternative under the circumstances. We are conducting the Rights Offering Transaction to raise capital that we intend to use to provide additional liquidity to pay off existing indebtedness, fund pending acquisitions and for working capital and general corporate purposes. See “—Use of Proceeds.” We believe that the Rights Offering Transaction will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity. Although we believe that the Rights Offering Transaction will strengthen our financial condition, our Board is making no recommendation regarding the exercise of the Rights.

We obtained the commitment of investment entities managed or advised by Senator Investment Group LP to act as the Backstop Investor under the Standby Purchase Agreement to ensure that we would receive a minimum level of gross proceeds from the Rights Offering of $100.0 million less expenses of the Rights Offering. The Backstop Investor’s obligations to purchase shares under the Standby Purchase Agreement are subject to the satisfaction or waiver of specified conditions.

In reaching its decision to approve the Rights Offering, the Backstop Investment, the Standby Purchase Agreement and the Stockholders Agreement, our Board consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which it viewed as supporting its decision to approve the Rights Offering, the Backstop Investment, the Standby Purchase Agreement and the Stockholders Agreement and to recommend approval of the Backstop Investment and the Stockholders Agreement, to our stockholders:

•	the Rights Offering and the Backstop Investment are expected to provide the Company with the capital necessary to repay indebtedness in order to lower its total leverage and to complete acquisitions in its pipeline;

•	based upon the input of senior management and the Company’s financial advisors, other sources of capital that could be available to the Company would be available at prices more dilutive to existing stockholders and would be subject to significant additional execution risk;

•	the over-subscription right in the Rights Offering enables existing stockholders to minimize the potential impact of dilution;

•	the fact that the Rights are transferrable will provide existing stockholders the potential to realize value from the Rights even if such stockholders elect not to exercise the Rights;

•	the dilutive impact of the capital raising from the Backstop Investment can be mitigated at the option of existing stockholders by their exercise of their Rights;

•	the factors described above under “Determination of Subscription Price”; and

•	the fact that the proposed Backstop Investment is subject to stockholder approval.

Potentially Negative Factors Related to the Rights Offering Transaction and the Backstop Investment

Our Board also considered the following potentially negative factors in its deliberations concerning the Rights Offering, the Backstop Investment, the Standby Purchase Agreement and the Stockholders Agreement:

•	notwithstanding the ability of existing stockholders to participate in the Rights Offering and the related over-subscription right, the Backstop Investment will be dilutive to existing stockholders;

•	the subscription price in the Rights Offering is not necessarily an indication of the fair value of our common stock;

•	the Stockholders Agreement grants significant control rights to the Backstop Investor regarding the future operation of our business;

•	the Backstop Investor will have the right to designate up to two directors to our Board if they own certain percentages of our outstanding common stock and may have certain negative control rights that could restrict our ability to take certain actions that may be in the best interests of our stockholders;

•	the Backstop Investor will have a liquidity right that could require us to repurchase its shares of common stock at a price higher than the then effective trading price of our common stock, and our failure to repurchase the Backstop Investor’s shares could have adverse consequences to us and our stockholders;

•	if the Backstop Investor were to sell, or otherwise transfer, all or a large percentage of its holdings, our stock price could decline and we could find it difficult to raise capital, if needed, through the sale of additional equity securities;

•	if we fail to satisfy certain obligations under the Stockholders Agreement, we will be subject to certain penalties that require us to issue additional shares of common stock and/or pay cash to the Backstop Investor; and

•	the other factors described under the heading “Certain Effects of the Rights Offering and the Backstop Investment.”

THE STANDBY PURCHASE AGREEMENT AND STOCKHOLDERS AGREEMENT

The Standby Purchase Agreement

The following is a summary of the material terms of the Standby Purchase Agreement. While we believe this summary covers the material terms of this agreement, we encourage you to read the Standby Purchase Agreement, the copy of which is attached as Appendix A.

The Backstop Commitment and Additional Purchase Commitments

Pursuant to the Standby Purchase Agreement, the Backstop Investor has committed to purchase from us, subject to the terms and conditions of the Standby Purchase Agreement, at the Rights Offering subscription price, all of the unsubscribed shares of our common stock (minus the aggregate dollar value of the Management Purchase Commitment (as defined below)) such that the gross proceeds to us of the Rights Offering will be $100.0 million. In addition, the Backstop Investor has agreed to purchase $50.0 million of shares of our common stock in addition to shares of our common stock purchased pursuant to the Backstop Commitment.

As a condition to the Backstop Commitment and the Additional Purchase Commitment, our Chairman and Chief Executive Officer, Michael Baumann, and our Vice-Chairman and President, David Levin, have agreed to purchase shares of our common stock that are subject to their basic subscription right at the subscription price of $6.33 per share for an aggregate commitment of $1,812,250 based on the number of shares of common stock that each individual owns as of the Rights Offering Record Date (subject to adjustment if the number of shares of our common stock outstanding changes prior to the Rights Offering Record Date) (the “Management Purchase Commitment” and, together with the Additional Purchase Commitment, the “Additional Purchase Commitments”). The amount of the basic subscription commitment for Messrs. Baumann and Levin will be approximately $755,708 and $1,056,542, respectively.

All shares purchased by or issued to the Backstop Investor pursuant to the Standby Purchase Agreement and the purchase of shares by Messrs. Baumann and Levin pursuant to the Management Purchase Commitment will be effected upon expiration of the Rights Offering in a transaction exempt from the registration requirements of the Securities Act, and, accordingly, will not be registered pursuant to the Registration Statement.

Representation and Warranties

We and the Backstop Investor made customary representations and warranties in the Standby Purchase Agreement that are subject, in some cases, to specified exceptions and qualifications, including representations and warranties relating to authority to enter into the Standby Purchase Agreement and consummate the transactions contemplated thereby and, in our case, relating to the operation of our business and properties.

Covenants

We and the Backstop Investor have agreed to take certain actions between signing and closing under the Standby Purchase Agreement and after closing, including:

•	taking certain actions with respect to the Registration Statement and this proxy statement;

•	continuing to operate our business in the ordinary course consistent with past practices, including that in no event shall we engage in any sale, issuance, or authorization of the issuance or sale of any capital stock or other security to the extent that any such sale, issuance, or authorization of issuance or sale, if it was to occur immediately following the closing, would require the approval of the Backstop Investor pursuant to the terms of the Stockholders Agreement;

•	filing all documents required to be filed by us with the SEC;

•	using our reasonable best efforts to continue to qualify as a REIT; and

•	without the prior consent of the Backstop Investor, not incurring any indebtedness prior to the closing of the Rights Offering other than (a) drawdowns in the ordinary course of business consistent with past practice under our credit facility, provided that (i) the aggregate outstanding principal amount of any such indebtedness may not exceed $14.0 million and (ii) the financial terms of any amended, restated or replacement of such indebtedness may not be less favorable to us than the terms of such indebtedness as in effect on the date of the Standby Purchase Agreement, or (b) to refinance any indebtedness upon maturity so long as the principal amount of such new indebtedness does not exceed the principal amount of such indebtedness being refinanced, and that such new indebtedness is on financial terms no less favorable to us than the indebtedness being refinanced.

In addition, we have agreed that, during the Exclusivity Period (as defined below), we will not enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to any equity offering or other financing using any combination of debt and/or equity (a “Financing”), except for first mortgage loans with respect to individual apartment communities on market terms and conditions. “Exclusivity Period” shall mean a period beginning on November 12, 2013 and ending on the earlier of (i) February 15, 2014 and (ii) the date on which the Backstop Investor informs us that it is no longer pursuing the Rights Offering Transaction or any similar transaction. Notwithstanding anything herein to the contrary, we are permitted to enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to a Financing or Acquisition Transaction in response to an unsolicited proposal that our Board determines in good faith could reasonably be expected to lead to a Superior Transaction.

We must notify the Backstop Investor promptly (and in any event within 48 hours) of any determination of our Board in good faith that a proposal received by us for a Financing or Acquisition Transaction could reasonably be expected to lead to a Superior Transaction. If our Board determines in good faith after receiving the advice of its financial advisors and outside legal counsel, in response to a bona fide written proposal for a Financing or Acquisition Transaction that was unsolicited and that did not otherwise result from a breach of the Standby Purchase Agreement, that such proposal for a Financing or Acquisition Transaction (as defined below) constitutes a proposal for a Superior Transaction, we may enter into a definitive agreement to effect such Superior Transaction and terminate the Standby Purchase Agreement; provided that if we terminate the Standby Purchase Agreement under such circumstances, any purported termination shall be void and of no force or effect unless we prior to or concurrently with such action pay to the Backstop Investor the Termination Fee.

As used herein, the term “Acquisition Transaction” means (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving us or (ii) any other direct or indirect acquisition involving 50% or more of the total voting power of the Company, or all or substantially all of our consolidated total assets (including equity securities of its subsidiaries).

As used herein, the term “Superior Transaction” means a bona fide written Financing or Acquisition Transaction that our Board has determined in good faith after receiving the advice of its financial advisors and outside legal counsel and in the exercise of its duties under Maryland law is in the best interests of us and our stockholders.

Fees and Expenses

Backstop Commitment Fee

In the event that the Rights Offering Transaction closes, we have agreed to pay the Backstop Investor a fee in connection with the Backstop Commitment equal to $3.75 million (the “Backstop Commitment Fee”). Such fee shall be payable in shares of unregistered common stock.

Additional Purchase Commitment Fee

In the event that the Rights Offering Transaction closes, we have also agreed to pay to the Backstop Investor a fee in connection with the Additional Purchase Commitment equal to $3.75 million (the “Additional Purchase Commitment Fee”). This fee shall be exclusive of any other fees or expense reimbursement due to the Backstop Investor. The Additional Purchase Commitment Fee shall be payable in shares of unregistered common stock.

Reimbursement Obligation

All reasonable out-of-pocket expenses of the Backstop Investor and the Backstop Investor’s counsel incurred in relation to the due diligence, drafting and execution of the documentation related to the Rights Offering Transaction, regardless of whether or not the parties enter into definitive documentation with respect to the Rights Offering Transaction shall be the responsibility of the company, and we will reimburse the Backstop Investor for any such reasonable fees and expenses on the closing of the Rights Offering Transaction; provided that our obligation for the Backstop Investor fees and expenses with respect the Rights Offering Transaction will be limited to an aggregate $400,000 without our consent, exclusive of any termination fees as set forth below.

Closing Conditions and Closing

Completion of the transactions contemplated by the Standby Purchase Agreement depends upon the satisfaction or waiver of a number of conditions, including, among others:

•	receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and competition or merger control laws of any jurisdictions required to consummate the transactions contemplated hereunder;

•	no provision of any applicable law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the closing;

•	the consummation of the Rights Offering;

•	obtaining the stockholder approvals sought pursuant to this proxy statement;

•	the receipt of certain third party consents; and

•	there shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the NASDAQ or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

In addition, our obligation to complete the transactions contemplated by the Standby Purchase Agreement depends upon the satisfaction or waiver of a number of conditions, including, among others:

•	all representations and warranties of the Backstop Investor being true and correct;

•	the Backstop Investor having performed in all material respects all of its obligations under the Standby Purchase Agreement at or prior to the closing;

•	the Backstop Investor having executed the Stockholders Agreement; and

•	the Backstop Investor having executed and delivered a representation letter to us relating to certain matters with respect to the ownership limitations contained in our articles of restatement.

The obligation of the Backstop Investor to complete the transactions contemplated by the Standby Purchase Agreement depends upon the satisfaction or waiver of a number of conditions, including, among others:

•	all of our other representations and warranties with regards to the Registration Statement and this proxy statement being true and correct, subject to any applicable Material Adverse Effect qualifications;

•	us having performed in all material respects all of our obligations under the Standby Purchase Agreement at or prior to the closing;

•	the absence of any Material Adverse Effect or any effect that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect;

•	the transactions contemplated by the Management Purchase Agreement having been consummated;

•	payment by us of fees and expenses incurred by the Backstop Investor in connection with the Rights Offering Transaction up to an aggregate amount of $400,000;

•	our Board of Directors taking all requisite action to grant the Backstop Investor an exemption from the ownership limitations contained in our articles of restatement; and

•	the common stock issuable to the Backstop Investor being listed on the NASDAQ and the absence of any suspensions or any threat of suspension by the SEC or the NASDAQ from trading of our common stock on the NASDAQ.

For the purposes of the Standby Purchase Agreement, “Material Adverse Effect” means, with respect to us, (i) any material adverse change, or any development that is or would be reasonably expected to have a material adverse change, in or affecting the condition (financial or otherwise), the business, the properties or the results of operations of the Company and its subsidiaries taken as a whole or (ii) any material adverse effect on the ability of the Company, subject to certain approvals and other authorizations, to consummate the transactions contemplated by the Standby Purchase Agreement.

A “Material Adverse Effect” will not have occurred, however, as a result of any effect, event, development or change arising out of or resulting from:

•	any change, development, occurrence or event affecting the businesses or industries in which we and our subsidiaries operate (unless, and only to the extent, such developments have a materially disproportionate impact on us and our subsidiaries, taken as a whole, relative to the other participants in the industries in which we or our subsidiaries operate);

•	any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which we or our subsidiaries operate or developments in the financial and securities markets and credit markets in the United States or elsewhere in the world (unless, and only to the extent, such developments have a materially disproportionate impact on us and our subsidiaries, taken as a whole, relative to the other participants in the industries in which we or our subsidiaries operate);

•	national or international political conditions and changes in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments (unless, and only to the extent, such developments have a materially disproportionate impact on us and our subsidiaries, taken as a whole, relative to the other participants in the industries in which we or our subsidiaries operate);

•	any conditions resulting from natural disasters (unless, and only to the extent, such developments have a materially disproportionate impact on us and our subsidiaries, taken as a whole, relative to the other participants in the industries in which we or our subsidiaries operate);

•	changes in any laws or U.S. GAAP (unless, and only to the extent, such developments have a materially disproportionate impact on us and our subsidiaries, taken as a whole, relative to the other participants in the industries in which we or our subsidiaries operate);

•	changes in the market price or trading volume of our common stock or any other of our equity, equity-related or debt securities (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur);

•	any failure by us to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur);

•	actions or omissions by us expressly required by the terms of the Standby Purchase Agreement; and

•	the public disclosure of the Standby Purchase Agreement or the transactions contemplated thereby.

Termination of the Standby Purchase Agreement

The Standby Purchase Agreement may be terminated at any time prior to the closing of the Rights Offering:

•	by mutual written agreement between us and the Backstop Investor;

•	by either party, upon written notice to the other, in the event that the closing does not occur on or before February 15, 2014; provided, however; the right to terminate the Standby Purchase Agreement will not be available to any party whose failure to fulfill any obligation under the Standby Purchase Agreement will have been the cause of, or will have resulted in, the failure of the closing to occur on or prior to such date;

•	by us by written notice to the Backstop Investor (x) in the event of a breach by the Backstop Investor of any representation, warranty, covenant or agreement under the Standby Purchase Agreement, where the effect of such breach would be to cause any of the Company’s conditions to the closing to not be satisfied, and such breach is not cured by the Backstop Investor within 20 business days following receipt of written notice from us of the breach or alleged breach or (y) in the event that as of February 15, 2014, each of the conditions precedent to the transactions contemplated by the Standby Purchase Agreement have been satisfied or waived (other than those conditions that (i) by their nature cannot be satisfied until the closing date, but each of which conditions shall be capable of being satisfied on the closing date and (ii) have not been satisfied due to the Backstop Investor’s breach under the Standby Purchase Agreement) and the Backstop Investor fails to consummate such transactions (other than as a result of a breach of the Standby Purchase Agreement by us);

•	by the Backstop Investor by written notice to us in the event of a breach by us of any representation, warranty, covenant or agreement under the Standby Purchase Agreement, where the effect of such breach would be to cause any of the Backstop Investor’s conditions to the closing to not be satisfied, and such breach is not cured by us within 20 business days following receipt of written notice from the Backstop Investor of the breach or alleged breach;

•	by either party, upon written notice to the other party, in the event that any governmental entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by the Standby Purchase Agreement, and such order, decree, injunction or other action shall have become final and nonappealable, provided that the right to terminate the Standby Purchase Agreement shall not be available to any party that has initiated any proceeding that results in such order, decree, injunction or action, or that has not taken any and all reasonable actions necessary to oppose, contest and resist, and to have lifted, rescinded or vacated, such order, decree or judgment before it became final and non-appealable;

•	by us, at any time prior to the completion of the Rights Offering upon written notice to the Backstop Investor; provided that if prior to such termination we received a bona fide written proposed for a Financing or an Acquisition Transaction, then we will pay the termination fee of $7.5 million in cash;

•	by us, upon written notice to the Backstop Investor, if we shall have entered into a definitive agreement to effect a Superior Transaction and prior to or concurrently with such termination we pay the termination fee of $7.5 million in cash to the Backstop Investor; or

•	by the Backstop Investor, upon written notice to us, if we shall have entered into a definitive agreement to effect a Superior Transaction (it being understood that we shall pay the termination fee of $7.5 million in cash to the Backstop Investor).

Effects of Termination

Termination Fees

In the event that the Standby Purchase Agreement is terminated in connection with a Superior Transaction, subject to certain conditions and limitations, we will pay the Backstop Investor a termination fee of $7.5 million in cash. In the event the Standby Purchase Agreement is terminated for purposes other than a Superior Transaction or a breach of by the Backstop Investor of the representations and warranties under the Standby Purchase Agreement, we will pay the Backstop Investor liquidated damages of $2.5 million in cash on or before December 31, 2014. In each case, we will also pay reasonable fees and expenses incurred by the Backstop Investor in connection with the Rights Offering Transaction up to an aggregate amount of $400,000.

Stockholders Agreement

The following is a summary of the material terms of the Stockholders Agreement. While we believe this summary covers the material terms of this agreement, we encourage you to read the Stockholders Agreement, the form of which is attached as Appendix B.

Registration Rights

Pursuant to the Stockholders Agreement, we will agree to file a registration statement covering the resale of all of shares of common stock issued to the Backstop Investor pursuant to the Backstop Commitment and the Additional Purchase Commitment and the other shares issuable to the Backstop Investor pursuant to the Standby Purchase Agreement and the Stockholders Agreement (the “Resale Registration Statement”), which must be declared effective by the SEC no later than the first anniversary of the closing of the Rights Offering. If the Resale Registration Statement is not declared effective by the first anniversary of the closing of the Rights Offering, or, after being declared effective, the registrable securities cannot be sold pursuant thereto, subject to certain exceptions, we will be required to pay the Backstop Investor a fee, payable in additional shares of our common stock (the “Additional Shares”), equal to 0.5% of the aggregate purchase price paid by the Backstop Investor under the Standby Purchase Agreement for each full 30 calendar days thereafter (prorated for periods totaling less than 30 calendar days) until the Resale Registration Statement is declared or once again effective, divided by the volume-weighted average trading prices of our common stock over the 10 trading days prior to the issuance of such Additional Shares. The payment of the Additional Shares as a fee is not exclusive of any other remedies available at law or in equity, including, without limitation, actual damages, if any, or specific performance; provided, however, that the holder of the registrable securities cannot seek and in no event will be entitled to consequential, speculative or incidental damages in any such proceedings. In the event we fail to issue the Additional Shares in a timely manner, the amount of Additional Shares to be issued to the Backstop Investor will increase by 1.5% per month or portion thereof. As a result, if we are unable to have the Resale Registration Statement declared effective prior to the first anniversary of the closing of the Rights Offering or after being declared effective (subject to certain exceptions), any of the registrable shares cannot be sold pursuant to the Resale Registration Statement, we could be required to issue additional shares of common stock to the Backstop Investor, which would increase the Backstop Investor’s ownership in our company and further dilute the interests of our existing stockholders. After issuance of any shares of common stock pursuant to the Stockholders Agreement (including, without limitation, the Additional Shares, the Consent Fee Shares and the Pre-Emptive Shares), such shares will become registrable securities and we will, as soon as reasonably practicable, file a post-effective amendment to the Resale Registration Statement to register such shares or file a separate registration statement, which shall thereafter be treated as a registration statement hereunder, covering the registration of a secondary resale offering of the such shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC.

The Stockholders Agreement also provides for two demand registration rights for underwritten offerings in any 12 month period upon the written request of the holders of a majority of the registrable securities from time to time, subject to certain limitations. In addition, if we file a new registration statement covering issuance of our common stock, we are required to include in such registration statement shares of common stock issued to the Backstop Investor pursuant to the Standby Purchase Agreement in an amount as requested by the Backstop Investor, subject to certain limitations.

Governance

Pursuant to the terms of the Stockholders Agreement, we will agree to maintain a Board consisting of no more than nine members, and the Backstop Investor will have the right to designate a specified number of directors to the Board for so long as the Backstop Investor’s level of ownership of the company is equal to or greater than 4.9% of our outstanding common stock. Specifically, the Backstop Investor will be entitled to designate to our Board (i) two directors if the Backstop Investor’s ownership is equal to or greater than 19.9% of our total outstanding common stock and (ii) one director if the Backstop Investor’s ownership is at least 4.9%, but less than 19.9% of our total outstanding common stock. The Backstop Investor will have no Board designation rights if its level of ownership in our company is less than 4.9%. In addition, we will agree to allow the Backstop Investor’s designated directors to sit in as observers at meetings of the Compensation Committee and Investment Committee of our Board.

If the Backstop Investor’s beneficial ownership of outstanding common stock falls below any percentage threshold set forth above, the Backstop Investor will promptly cause one or more, as applicable, of the Backstop Investor’s nominated directors to resign from the Board, such that the remaining number of directors designated by the Backstop Investor does not exceed the number of directors that the Backstop Investor is then entitled to designate for nomination or appointment. Following such resignation, the number of directors that the Backstop Investor is entitled to designate for nomination is forever reduced to such number of directors designated by the Backstop Investor immediately after such resignation(s), even if the Backstop Investor subsequently acquires additional shares of common stock.

Consent Rights

The Backstop Investor also will have the right, subject to our receipt of certain third party consents or the determination by the Company that such consents are no longer required, to consent to the following actions for so long as the Backstop Investor’s level of ownership of our company is equal to or greater than 4.9% of our outstanding common stock:

•	any guarantees of, incurrences of or issuances of recourse debt or recourse capital stock that is redeemable at any time by us or our Operating Partnership which guarantees, incurrences or issuances during any calendar year are in a principal amount or create an obligation or potential obligation of for a payment amount greater than $50.0 million (not counting a guarantee and its related debt more than once), and for any issuance of capital sock other than common stock for consideration or value greater than $50.0 million in the aggregate in any calendar year;

•	any future equity issuance at a price lower than $6.33 per share of common stock, the cash subscription price in the Rights Offering;

•

entering into or granting any retention agreements, stock options, restricted stock or restricted stock unit awards, stock incentive rights or signing bonuses that, in the aggregate during any calendar year exceeds 10% of our market capitalization after the Rights Offering or that in the aggregate exceeds $5.0 million in any calendar year (which awards will also be subject to approval of the Compensation Committee of our Board);

•	any purchase of shares of common stock or capital stock from members of our Board, management or their affiliates (other than deemed repurchases in connection with the surrender of shares to the company to satisfy any tax withholding in connection with vesting of restricted stock or cashless exercises of stock options);

•	any transaction, including any modification of rights, involving our existing shares of preferred stock or our preferred stockholders;

•	any amendment to the governing documents of us or our subsidiaries in any manner adverse to the Backstop Investor;

•	the hiring or firing of our Chief Executive Officer, Chief Financial Officer, Chief Investment Officer or Chief Operating Officer or similar position;

•	any acquisition or series of related acquisitions whose purchase price equals or exceeds 50% of our market capitalization immediately prior to such transaction; and

•	determination by the Board that it is no longer in our best interest to qualify as a REIT.

Third Party Consent Fee

In addition, we have entered into certain agreements in which a change of control may trigger certain rights or accelerate the benefits to the counterparties to such agreements. The Rights Offering Transaction may result in changes in our share ownership that could trigger those rights or result in acceleration of such benefits. We are obtaining all necessary waivers and consents in connection with the change of control that may result from the Rights Offering Transaction. If the third party consents are not obtained and it is not determined by the Company that such consents are no longer required on or prior to the date that is 180 days following the date of the Standby Purchase Agreement (the “Consent Default” and the date of such Consent Default, the “Consent Default Date”), then, as liquidated damages for the failure to obtain such consents (or a determination that such consents are no longer required) by such date, we shall (i) issue to the Backstop Investor on each first 30 day anniversary of the Consent Default and on each subsequent 30 day anniversary of the Consent Default (pro rated for periods totaling less than 30 calendar days), or, if earlier, no later than five business days following the date that such Consent Default is cured, until the third party consents are obtained (or determination that they are no longer required), additional shares of common stock, the number of which shall equal 1.0% (the “Consent Rate”) of the aggregate purchase price paid by the Backstop Investor pursuant to the Standby Purchase Agreement for the shares purchased pursuant to the Backstop Commitment, the Additional Purchase Commitment and the $7.5 million in fees to be paid to the Backstop Investor in shares of our common stock upon consummation of the Rights Offering Transaction, divided by the arithmetic average of the volume-weighted averages trading prices over the 10 trading days prior to the issuance of such shares (all such shares issuable by the Company for any Consent Default, the “Consent Fee Shares”) or (ii) pay an amount of cash by wire of immediately available funds equal to the Consent Rate times the aggregate purchase price paid by the Backstop Investor pursuant to the Standby Purchase Agreement for the Backstop Commitment, the Additional Purchase Commitment and the $7.5 million in fees to be paid to the Backstop Investor in shares of our common stock upon consummation of the Rights Offering Transaction (such cash payments, the “Consent Delay Payments”). The issuance of the Consent Fee Shares or payment of the Consent Delay Payments will be the exclusive remedy at law or in equity for a period of 180 days following the Consent Default Date, but will not be exclusive of any other remedies available at law or in equity after 180 days following the Consent Default Date. In the event we fail to issue the Consent Fee Shares or pay the Consent Delay Payments in a timely manner, the Consent Fee Shares issued or the Consent Delay Payments paid, as the case may be, to the Backstop Investor shall be increased at the rate of 1.5% of the Consent Rate per month until such Consent Fee Shares are issued in full, or such Consent Delay Payments are paid in full, as applicable.

After issuance of any Consent Fee Shares, such Consent Fee Shares will become registrable securities and we will, as soon as reasonably practicable, file a post-effective amendment to the Resale Registration Statement to register the Consent Fee Shares or file a separate registration statement, which shall thereafter be treated as a registration statement under the Stockholders Agreement, covering the registration of a secondary resale offering of the Consent Fee Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC.

Liquidity Right

Additionally, if, on or after the 3.5 year anniversary of the closing of the Rights Offering, the closing price of our common stock has not exceeded $10.00 per share (subject to certain adjustments set forth in the Stockholders Agreement) during any consecutive 10 trading day period during the 180 days prior to the Liquidity Right Measurement Date and the Backstop Investor continues to own 4.9% or greater of our outstanding common stock, the Backstop Investor will have the Liquidity Right, which must be exercised by written notice to us within 10 days of the Liquidity Right Measurement Date. If the Backstop Investor exercises the Liquidity Right, we will have the right to purchase any shares then-held by the Backstop Investor for the greater of $10.00 per share or an amount equal to a 5.0% discount to the volume-weighted average prices of our common stock over the 10 trading days immediately prior to the Liquidity Right Measurement Date in each case, subject to certain adjustments set forth in the Stockholders Agreement. If we choose not to, or are unable to, exercise the Company Right to repurchase the Backstop Investor’s common stock by the six-month anniversary of the Liquidity Right Measurement Date, we will be required to submit to the Backstop Investor for approval quarterly business plans setting forth all material business activities planned for the ensuing quarter. To the extent that any expenditures, or other items relating to the income statement, balance sheet or cash flows set forth in the quarterly business plan for any particular fiscal quarter deviates from the initial quarterly business plan in a manner adverse to the Company by 5.0% or greater, we will be prohibited from making such expenditure or taking any such action, and from adopting such quarterly business plan, unless we receive the Backstop Investor’s approval, which may be given or withheld in the Backstop Investor’s sole discretion.

Standstill Provisions

The Stockholders Agreement also contains certain standstill provisions pursuant to which the Backstop Investor has agreed, until the earlier of four years from the date of the closing of the Rights Offering, a change of control or at such time as the Backstop Investor no longer owns at least 4.9% of our outstanding common stock, not to, among other things:

•	acquire, offer or propose to acquire or agree to acquire, beneficial ownership of any voting securities of the Company, other than voting securities acquired (A) as a result of the exercise of any rights or obligations set forth in the Standby Purchase Agreement or the Stockholders Agreement, (B) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (C) directly from us, or (D) to maintain their aggregate percentage interest in the our outstanding common stock; provided that the Backstop Investor shall not be permitted to acquire, offer or propose to acquire or agree to acquire, beneficial ownership of any voting securities to account for the dilutive effect of any issuance of equity securities up to a maximum of the 4,329 shares of common stock authorized for issuance under the Equity Incentive Plan as of the date hereof;

•	enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, including a proposed negotiated private sale of its shares of common stock to a single purchaser or a “group” as defined in Section 13(d) of the Exchange Act, merger or other business combination relating to all or part of our or our subsidiaries or any acquisition transaction for all or part of our assets or any of our subsidiaries or any of our respective businesses; provided, however, that negotiated private sales to a single purchaser or a “group” will be permitted if the purchasing party agrees in writing to be bound by the provisions of the standstill;

•	other than a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to our Board solely with respect to any of the Backstop Investor nominated directors permitted by the terms of the Stockholders Agreement to serve on such Board, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting election of any director to our Board;

•	call or seek to call a meeting of our common stockholders or any of our subsidiaries or initiate any stockholder proposal for action by our common stockholders;

•	deposit any of our securities into a voting trust unless such voting trust is bound by the provisions of the standstill provisions of the Stockholders Agreement, or subject our securities to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect unless such agreement or arrangement conforms to the provisions of the standstill provisions of the Stockholders Agreement;

•	seek representation on our Board or a change in the composition of our Board or number of directors elected by the holders of our common stock or a change in the number of such directors who represent the Backstop Investor, other than as expressly permitted pursuant to the Stockholders Agreement; and

•	bring any action or otherwise act to contest the validity of the standstill provisions of the Stockholders Agreement.

If we have not repurchased the Backstop Investor’s shares in connection with the Liquidity Right by the six-month anniversary of the Liquidity Measurement Date, the standstill provisions will cease to exist and the Backstop Investor may own shares of common stock in sufficient amounts to elect its own slate of directors and otherwise assume control of our company.

The standstill provisions will also be suspended until the time period set forth below, upon the occurrence of any of the following events, but only so long as the Backstop Investor did not directly or indirectly assist, facilitate, encourage or participate in any such events: (1) on the commencement by any person of a tender or exchange offer seeking to acquire beneficial ownership of 50% or more of the outstanding shares of voting securities, until any withdrawal or lapsing of such tender or exchange offer in which such person does not acquire more than 50% of the outstanding voting securities; (2) on the decision by the Board or a duly constituted committee of the Board (a) to solicit one or more proposals for a transaction that, if consummated, would result in a change of control or (b) to pursue discussions or negotiations or make diligence materials available, with respect to an unsolicited proposal for a transaction that, if consummated, would result in a change of control, until the withdrawal or rejection of all such proposals and no change in control occurs; (3) on the decision by the Board to recommend that stockholders approve any action proposed, pursuant to the filing of a preliminary proxy statement, with respect to the commencement of a proxy or consent solicitation to elect or remove any directors of the Company, until the abandonment of such proxy or consent solicitation without an agreement to effect a change of control; (4) on the adoption by the Board of a plan of liquidation or dissolution, until the termination of such plan; or (5) on the occurrence of any material breach by us of any of our material obligations under Stockholders Agreement, which breach has not been remedied within 30 days after notice is delivered by the Backstop Investor to us setting forth such alleged breach with specificity.

Pre-Emptive Rights

For so long as the Backstop Investor beneficially owns 4.9% or more of our outstanding common stock, the Backstop Investor will have the option and right to participate in certain issuances of equity securities (an “Equity Issuance”), by us in an amount necessary to maintain their ownership interest in us.

For purposes of the Backstop Investor’s pre-emptive right, an Equity Issuance means any issuance, sale or placement of our stock or any of our subsidiaries, and any issuance, sale or placement of any of our other securities or any of our subsidiaries that are convertible or exchangeable into our stock or any of our subsidiaries. However, the following issuances will not be considered an equity issuance: (1) any issuance of stock pursuant to an exercise of an existing option under the Equity Incentive Plan, (2) any issuance of stock pursuant to current or future compensation arrangements subject to certain limits, (3) any issuance as consideration for an acquisition subject to certain conditions, and (4) any issuance of common units of limited partnership in the Operating Partnership, upon a conversion or redemption of preferred or contingent units outstanding as of the date of the Stockholders Agreement, and any issuance of shares of our common stock upon redemption of common units, in each case, pursuant to the agreement of limited partnership of the operating partnership, subject to certain limitations.

PROPOSAL ONE: BACKSTOP COMMITMENT PROPOSAL

The Company is submitting for stockholder approval a proposal to approve the Backstop Commitment. Approval of this proposal is conditioned upon the approval of Proposal Two, the Additional Purchase Commitment Proposal, and Proposal Three, the Stockholders Agreement Proposal.

The Backstop Commitment

We have entered into the Standby Purchase Agreement with the Backstop Investor, pursuant to which the Backstop Investor has committed to purchase from us, subject to the terms and conditions of the Standby Purchase Agreement, at the Rights Offering subscription price, all of the unsubscribed shares of our common stock (minus the aggregate dollar value of the Management Purchase Commitment) such that the gross proceeds to us of the Rights Offering will be $100.0 million. The purchase of any shares by the Backstop Investor pursuant to the Backstop Commitment will be effected upon expiration of the Rights Offering in a transaction exempt from the registration requirements of the Securities Act and, accordingly, would not be registered pursuant to the Registration Statement.

Reasons for Soliciting Stockholder Approval

We are required to seek approval for the Backstop Commitment because the Company’s common stock is listed on NASDAQ and, as a result, the Company is subject to certain NASDAQ listing rules and regulations. NASDAQ Rule 5635(b) requires stockholder approval prior to any issuance of securities when the issuance will result in a change of control of the Company, which NASDAQ deems to occur when, as a result of the issuance, an investor owns, or has the right to acquire, 20% or more of the outstanding shares of our common stock or voting power and such ownership would be the single largest ownership position in the company. In addition, NASDAQ Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As a result of the Backstop Commitment, the Backstop Investor may acquire greater than or equal to 20% of the outstanding shares of our common stock, depending on participation in the Rights Offering. We expect to issue an aggregate of 24,595,221 shares of common stock to the Backstop Investor if none of the holders exercise their rights in the Rights Offering and the conditions to the Backstop Investor’s obligation to act as the backstop purchaser under the Standby Purchase Agreement are satisfied. Under such circumstances, the Backstop Investor’s ownership percentage of our outstanding common stock would be approximately 67.66% after giving effect to the Rights Offering Transaction. If all of the holders exercise their subscription rights, we expect to issue an aggregate of 9,083,728 shares of our common stock to the Backstop Investor under the Standby Purchase Agreement. Under such circumstances the Backstop Investor’s ownership percentage of our outstanding common stock would be approximately 24.99% after giving effect to the Rights Offering Transaction. The Backstop Investor’s ownership percentage of our outstanding common stock would be approximately 45.93% after giving effect to the Rights Offering Transaction, if holders of half of the shares of our common stock exercise their subscription rights.

Additionally, NASDAQ listing rules and regulations considers the payment of the Backstop Commitment Fee and the Additional Purchase Commitment Fee to the Backstop Investor pursuant to the Standby Purchase Agreement as a discount provided to the Backstop Investor from the Rights Offering subscription price. As such, NASDAQ listing rules and regulations would consider the Backstop Investment as an issuance of common stock for less than the market value of the stock.

Consequences if the Backstop Commitment Proposal is Not Approved by the Stockholders

Unless each of the proposals related to the Backstop Commitment, Additional Purchase Commitment and the Stockholders Agreement is approved by holders of shares of our common stock, we will not be able to proceed with the Backstop Investment, none of the rights provided to the Backstop Investor in the Stockholders Agreement would become effective and we intend to abandon the Rights Offering. If we abandon the Rights Offering for this reason, we will be required to pay the Backstop Investor a termination fee of $2.5 million in cash to the Backstop Investor by December 31, 2014 and up to $400,000 of any reasonable and actual out-of-pocket expenses incurred by the Backstop Investor in connection with the Rights Offering Transaction. See “The Standby Purchase Agreement and Stockholders Agreement—The Standby Purchase Agreement—Effects of Termination—Termination Fees.”

Required Vote

Approval of this proposal requires the affirmative vote of a majority of votes cast at the Special Meeting, assuming a quorum is present. Accordingly, either a failure to cast a vote for this proposal or a broker non-vote on these proposals would have no effect on the outcome of the vote on the proposals. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Two of our executive officers, Messrs. Baumann and Levin, which as of the date hereof held an aggregate of approximately 260,705 shares of common stock, representing approximately     % of the shares entitled to vote at the Special Meeting, have agreed to vote all shares of common stock owned by them (to the extent the shares are entitled to vote) in favor of adopting the proposals.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE BACKSTOP COMMITMENT PROPOSAL.

PROPOSAL TWO: ADDITIONAL PURCHASE COMMITMENT PROPOSAL

The Company is submitting for stockholder approval a proposal to approve the Additional Purchase Commitment. Approval of this proposal is conditioned upon the approval of Proposal One, the Backstop Commitment Proposal and Proposal Three, the Stockholders Agreement Proposal.

The Additional Purchase Commitment

On November 12, 2013, we entered into the Standby Purchase Agreement with the Backstop Investor, pursuant to which the Backstop Investor has agreed to purchase $50.0 million of shares of our common stock in addition to shares of our common stock purchased pursuant to the Backstop Commitment, which we refer to as the Additional Purchase Commitment. The issuance of any shares to the Backstop Investor pursuant to the Additional Purchase Commitment will be effected upon expiration of the Rights Offering in a transaction exempt from the registration requirements of the Securities Act.

Reasons for Soliciting Stockholder Approval

We are required to seek approval for the Additional Purchase Commitment because the Company’s common stock is listed on NASDAQ and, as a result, the Company is subject to certain NASDAQ listing rules and regulations. NASDAQ Rule 5635(b) requires stockholder approval prior to any issuance of securities when the issuance will result in a change of control of the Company, which NASDAQ deems to occur when, as a result of the issuance, an investor owns, or has the right to acquire, 20% or more of the outstanding shares of our common stock or voting power and such ownership would be the single largest ownership position in the company. In addition, NASDAQ Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

As a result of the Additional Purchase Commitment, the Backstop Investor is expected to acquire at least 20% of the outstanding shares of our common stock, and may acquire more, depending on how many shares are issued to the Backstop Investor pursuant to the Backstop Commitment, which is dependent upon participation in the Rights Offering. We expect to issue at least an aggregate of $50.0 million of shares of our common stock to the Backstop Investor pursuant to the Additional Purchase Commitment and $7.5 million of shares of our common stock in connection with the fees under the Standby Purchase Agreement, or an aggregate of 9,083,728 shares of common stock, which would result in the Backstop Investor owning 24.99% of our outstanding common stock after giving effect to the Rights Offering Transaction but prior to the issuance of any shares pursuant to the Backstop Commitment.

Additionally, NASDAQ listing rules and regulations considers the payment of the Backstop Commitment Fee and the Additional Purchase Commitment Fee to the Backstop Investor pursuant to the Standby Purchase Agreement as a discount provided to the Backstop Investor from the Rights Offering subscription price. As such, NASDAQ listing rules and regulations would consider the Backstop Investment as an issuance of common stock for less than the market value of the stock.

Consequences if the Additional Purchase Commitment Proposal is Not Approved by the Stockholders

Unless each of the proposals related to the Backstop Commitment, Additional Purchase Commitment and the Stockholders Agreement is approved by holders of shares of our common stock, we will not be able to proceed with the Backstop Investment, none of the rights provided to the Backstop Investor in the Stockholders Agreement would become effective and we intend to abandon the Rights Offering. If we abandon the Rights Offering for this reason, we will be required to pay the Backstop Investor a termination fee of $2.5 million in cash to the Backstop Investor by December 31, 2014 and up to $400,000 of any reasonable and actual out-of-pocket expenses incurred by the Backstop Investor in connection with the Rights Offering Transaction. See “The Standby Purchase Agreement and Stockholders Agreement—The Standby Purchase Agreement—Effects of Termination—Termination Fees.”

Required Vote

Approval of this proposal requires the affirmative vote of a majority of votes cast at the Special Meeting, assuming a quorum is present. Accordingly, either a failure to cast a vote for this proposal or a broker non-vote on these proposals would have no effect on the outcome of the vote on the proposals. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Two of our executive officers, Messrs. Baumann and Levin, which as of the date hereof held an aggregate of approximately 260,705 shares of common stock, representing approximately     % of the shares entitled to vote at the Special Meeting, have agreed to vote all shares of common stock owned by them (to the extent the shares are entitled to vote) in favor of adopting the proposals.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ADDITIONAL PURCHASE COMMITMENT PROPOSAL.

PROPOSAL THREE: STOCKHOLDERS AGREEMENT PROPOSAL

The Company is submitting for stockholder approval a proposal to approve the Stockholders Agreement. Approval of this proposal is conditioned upon the approval of Proposal One, the Backstop Commitment Proposal, and Proposal Two, the Additional Purchase Commitment Proposal. See “The Standby Purchase Agreement and Stockholders Agreement—Stockholders Agreement” for a summary of the material terms of the Stockholders Agreement. We also encourage you to read the Stockholders Agreement, the form of which is attached as Appendix B.

Reasons for Soliciting Stockholder Approval

We are required to seek approval for the Stockholders Agreement because the Company’s common stock is listed on NASDAQ and, as a result, the Company is subject to certain NASDAQ listing rules and regulations.

Consequences if the Stockholders Agreement Proposal is Not Approved by the Stockholders

Unless each of the proposals related to the Backstop Commitment, Additional Purchase Commitment and the Stockholders Agreement is approved by holders of shares of our common stock, we will not be able to proceed with the Backstop Investment, none of the rights provided to the Backstop Investor in the Stockholders Agreement would become effective and we intend to abandon the Rights Offering. If we abandon the Rights Offering for this reason, we will be required to pay the Backstop Investor a termination fee of $2.5 million in cash to the Backstop Investor by December 31, 2014 and up to $400,000 of any reasonable and actual out-of-pocket expenses incurred by the Backstop Investor in connection with the Rights Offering Transaction. See “The Standby Purchase Agreement and Stockholders Agreement—The Standby Purchase Agreement—Effects of Termination—Termination Fees.”

Required Vote

Approval of this proposal requires the affirmative vote of a majority of votes cast at the Special Meeting, assuming a quorum is present. Accordingly, either a failure to cast a vote for this proposal or a broker non-vote on these proposals would have no effect on the outcome of the vote on the proposals. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Two of our executive officers, Messrs. Baumann and Levin, which as of the date hereof held an aggregate of approximately 260,705 shares of common stock, representing approximately     % of the shares entitled to vote at the Special Meeting, have agreed to vote all shares of common stock owned by them (to the extent the shares are entitled to vote) in favor of adopting the proposals.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE STOCKHOLDERS AGREEMENT PROPOSAL.

CERTAIN EFFECTS OF THE RIGHTS OFFERING TRANSACTION

Interests of Our Directors and Executive Officers

Change in Control Provisions

We issued 301,877 shares of restricted stock under the Equity Incentive Plan to certain of our officers and employees. Specifically, we granted 54,338 shares of restricted stock to our Chairman and Chief Executive Officer, Michael Baumann and 58,866 shares of restricted stock to our Chief Investment Officer, Ryan Hanks. The Stock Award Agreements pursuant to which the foregoing grants were made contain change of control provisions pursuant to which all outstanding awards granted pursuant to the Stock Award Agreements will automatically vest upon a change of control of the Company. We intend to obtain signed, written waivers to the change of control provisions in the Stock Award Agreements that may be triggered by the Rights Offering Transaction.

Management Purchase Commitment

As a condition to the Backstop Commitment and the Additional Purchase Commitment, Mr. Baumann, and our Vice-Chairman and President, David Levin, have agreed to purchase shares of our common stock that are subject to their basic subscription right at the subscription price of $6.33 per share for an aggregate commitment of $1,812,250 based on the number of common stock that each individual owns as of the Rights Offering Record Date (subject to adjustment if the number of shares of our common stock outstanding changes prior to the Rights Offering Record Date). The amount of the basic subscription commitment for Messrs. Baumann and Levin will be approximately $755,708 and $1,056,542, respectively. The purchase of any shares by Messrs. Baumann and Levin pursuant to the Management Purchase Commitment will be pursuant to a separate private placement agreement and will be a transaction exempt from the registration requirements of the Securities Act, and, accordingly, will not be registered.

Effects on Existing Holders of Our Common Stock

Assuming Rights holders exercise their Rights in the Rights Offering in full, the transactions contemplated by the Standby Purchase Agreement will result in the issuance to the Backstop Investor of $50.0 million of shares of our common stock pursuant to the Additional Purchase Commitment and $7.5 million of shares of our common stock in connection with the fees under the Standby Purchase Agreement, or an aggregate of 9,083,728 shares of common stock, which would result in the Backstop Investor owning 24.99% of our outstanding common stock upon completion of the Rights Offering Transaction. Assuming no Rights holders exercise their Rights in the Rights Offering, the Backstop Investor will be obligated to purchase $150.0 million of shares of our common stock (minus the aggregate dollar value of the shares purchased by Messrs. Baumann and Levin pursuant to the Management Purchase Commitment) pursuant to the Backstop Commitment and the Additional Purchase Commitment and we would issue $7.5 million payable in shares of our common stock in connection with the fees under the Standby Purchase Agreement, or an aggregate of 24,595,221 shares of our common stock, which would result in the Backstop Investor owning 67.66% of our outstanding common stock upon completion of the Rights Offering Transaction. As a result, regardless of whether or not Rights holders exercise their Rights in the Rights Offering in full, our existing stockholders’ proportionate voting interest will be reduced and their ownership interest in us will be diluted, but such dilution could be significantly greater if Rights holders do not exercise their Rights in full. In addition, the subscription price of the Rights and the price per share payable by the Backstop Investor are below our current net asset value. As a result, the Rights Offering and the Backstop Investment Transaction will dilute your economic interest in the Company.

After the Rights Offering Transaction, the Backstop Investor could have the voting power to significantly influence the election of the Board and the approval of other matters presented for consideration by the stockholders. Additionally, regardless of the amount of voting power held by the Backstop Investor, pursuant to the Stockholders Agreement, the Backstop Investor will have significant power over us, including the power to nominate up to two directors and rights to restrict our ability to pursue certain corporate actions, each as described above under “The Standby Purchase Agreement and the Stockholders Agreement—The Stockholders Agreement.”

Effects on the Backstop Investor’s Stock and Ownership

The Backstop Investor’s beneficial ownership of our common stock following the Rights Offering Transaction will be dependent upon the level of participation in the Rights Offering by the existing holders of our common stock. Set forth below, for illustrative purposes only, are three scenarios that indicate the effect that the Rights Offering and related share issuance could have on the Backstop Investor’s relative interest following the Rights Offering Transaction. In all of the scenarios set forth below, we assume that the Backstop Investor will acquire a minimum of $50.0 million of shares of our common stock pursuant to the Additional Purchase Commitment, that Messrs. Baumann and Levin purchase $1,812,250 of shares of our common stock pursuant to the Management Purchase Commitment and that $7.5 million in fees will be paid to the Backstop Investor in shares of our common stock upon consummation of the Rights Offering Transaction under the Standby Purchase Agreement.

Scenario A. All subscription rights are subscribed for on a pro rata basis by all of the stockholders to whom the subscription rights were issued or by purchasers of rights in the open market . Because all of the subscription rights distributed are exercised in the basic subscription right by holders, no shares are issuable pursuant to the over-subscription privilege and the Backstop Investor purchases only the $50.0 million of shares of common stock to be issued pursuant to the Additional Purchase Commitment.

Scenario B. None of the holders exercise their subscription rights, and the Backstop Investor through its commitment to backstop the Rights Offering will acquire all of the shares offered in the Rights Offering (minus the aggregate number of shares issued pursuant to the Management Purchase Commitment) plus the $50.0 million of shares of common stock to be issued pursuant to the Additional Purchase Commitment.

Scenario C. Holders of half of the shares of our common stock exercise their subscription rights, and the Backstop Investor through its commitment to backstop the Rights Offering will acquire the shares pursuant to the Backstop Commitment plus the $50.0 million of shares of common stock to be issued pursuant to the Additional Purchase Commitment, pursuant to the Standby Purchase Agreement.

Scenario	Total Shares Offered	No. of Shares Purchased by or Issued to the Backstop Investor(1)	Gross Proceeds ($ million)	The Backstop Investor Voting %(1)
A	24,881,516	9,083,728	150	24.99
B	24,881,516	24,595,221	150	67.66
C	24,881,516	16,696,327	150	45.93

(1)	Includes $7.5 million of shares of our common stock to be issued to the Backstop Investor as payment of the Backstop Commitment Fee and the Additional Commitment Fee.

Market Value of Our Common Stock

The Rights Offering Transaction may also result in a decrease in the market value of our common stock. This decrease in market value may continue after the completion of the Rights Offering Transaction. Because we have filed the Registration Statement with respect to shares issued in the Rights Offering, all of the shares of common stock acquired by our non-affiliate stockholders will be available for sale immediately after the Registration Statement becomes effective without any control over the timing or volume of sales thereof by the Company or any third party. We have also agreed to register shares issued to the Backstop Investor in the Backstop Investment for resale. Once registered, it is possible that if the Backstop Investor decides to sell a significant percentage of such available shares of common stock within a short period of time, the market for our common stock may be adversely affected. It is also unclear whether the market for our common stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which the shares of our common stock might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our common stock and our ability to raise additional capital.

Determination of Subscription Price

The price to purchase a share of common stock in the Rights Offering is $6.33 per whole share. This price was determined in connection with the Standby Purchase Agreement. The subscription price does not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities.

Shares Eligible for Future Sale

Pursuant to the Stockholders Agreement, we will agree, subject to certain limitations, to file a registration statement covering the resale of the shares of our common stock issued to the Backstop Investor pursuant to the Standby Purchase Agreement. Once the Resale Registration Statement is declared effective (or earlier to the extent the Backstop Investor is eligible to sell shares of our common stock in accordance with Rule 144), the Backstop Investor could sell, or otherwise transfer, a large percentage of its holdings, which could cause our stock price to decline significantly. In addition, the perception that the Backstop Investor could sell a large percentage of their shares, even if they do not intend to do so, could adversely affect the price of our common stock. In addition, if we file a registration statement for the purpose of selling additional shares to raise equity capital and are required to include shares held by the Backstop Investor pursuant to the exercise of their rights under the Stockholders Agreement, our ability to raise capital may be materially impaired.

PROPOSAL FOUR: ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders may be asked to consider and vote upon a proposal to approve an adjournment of the Special Meeting, if necessary, including adjournments to permit further solicitation of proxies with respect to the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal.

If a quorum is not present at the special meeting, our bylaws permit the person presiding at the meeting to adjourn the meeting from time to time until a quorum is present. If a quorum is present at the special meeting, but there are not sufficient votes at the time of the special meeting to approve the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal, our stockholders may also be asked to vote on the Adjournment Proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies.

If the Adjournment Proposal is submitted for a vote at the Special Meeting, and if our stockholders vote to approve the Adjournment Proposal, the meeting may be adjourned to enable the Board to solicit additional proxies in favor of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal. If the Adjournment Proposal is approved, and the Special Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal, including the solicitation of proxies from stockholders that have previously voted against the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even though we may have received proxies representing a sufficient number of votes against the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal to defeat them, management could present the Adjournment Proposal for a vote of stockholders and thereby cause the special meeting to be adjourned without a vote on the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal and seek during that period of adjournment to convince the holders of those shares to change their votes to vote in favor of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal.

The Board believes that if the number of shares of our common stock voting in favor of the Backstop Commitment Proposal, the Additional Purchase Commitment Proposal and the Stockholders Agreement Proposal is insufficient to approve those proposals, it is in the best interests of our stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposals.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SELECTED FINANCIAL AND OTHER DATA

The following table sets forth selected financial and other data of Trade Street Residential, Inc. The historical financial statements of Trade Street Residential, Inc. included in this proxy statement for the periods prior to June 1, 2012 reflect the assets, liabilities and operations of Trade Street Company retroactively adjusted to reflect the legal capital of Trade Street Residential, Inc. Trade Street Company is not a legal entity, but instead represents a combination of certain real estate entities and management operations based on common ownership and control by the Trade Street Funds and Trade Street Capital.

The selected balance sheet as of September 30, 2013 and the selected statement of operations for the nine months ended September 30, 2013 have been derived from the unaudited consolidated financial statements of our company included elsewhere in this proxy statement. In the opinion of the management of our company, the consolidated statements of operations for the nine months ended September 30, 2013 include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the historical financial statements for such period. The selected balance sheet data as of December 31, 2012 and 2011 and the selected statement of operations data for the years ended December 31, 2012 and 2011 have been derived from the audited historical financial statements of Trade Street Residential, Inc., appearing elsewhere in this proxy statement.

Our unaudited selected pro forma financial and other data as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 have been adjusted to give effect to the Rights Offering Transaction and our intended use of proceeds of the Rights Offering Transaction and certain other transactions as described in the pro forma condensed consolidated financial statements included elsewhere in this proxy statement.

You should read the following selected financial, operating and other data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes appearing elsewhere in this proxy statement.

	Nine Months Ended September 30, (unaudited)			Years Ended December 31,
	Pro Forma 2013	Historical		Pro Forma 2012 (unaudited)	Historical
		2013	2012		2012	2011
Statement of operations data:
Total revenue	$24,182,200	$19,749,194	$10,485,259	$22,187,884	$14,649,576	$10,105,038
Total operating expenses(1)	30,002,458	25,486,198	12,359,019	26,964,770	18,395,302	9,355,526

Income (loss) from operations	(5,820,258)	(5,737,004)	(1,873,760)	(4,776,886)	(3,745,726)	749,512
Total other expenses, net	(3,655,597)	(1,237,944)	(3,070,282)	(7,451,956)	(4,801,431)	(1,979,052)

Loss from continuing operations	(9,475,855)	(6,974,948)	(4,944,042)	(12,228,842)	(8,547,157)	(1,229,540)

Income (loss) from discontinued operations	—	1,696,421	(1,636,834)	—	(4,103)	(2,568,716)

Net loss	(9,475,855)	(5,278,527)	(6,580,876)	(12,228,842)	(8,551,260)	(3,798,256)
Loss allocated to noncontrolling interests	633,810	911,221	1,169,980	817,949	1,708,734	377,330
Dividends declared and accreted on preferred stock and units	(706,531)	(706,531)	(214,561)	(375,482)	(375,482)	—
Dividends to restricted stockholders	(28,678)	(28,678)	—	—	—	—
Extinguishment of equity securities	11,715,683	11,715,683	—	—	—	—
Adjustments attributable to participating securities	(2,491,957)	(2,491,957)	—	—	—	—

Net income (loss) attributable to common stockholders of Trade Street Residential, Inc.	$(353,528)	$4,121,211	$(5,625,457)	$(11,786,375)	$(7,218,008)	$(3,420,926)

Earnings per common share—basic and diluted
Continuing operations	$(0.01)	$0.31	$(2.39)	$(0.44)	$(3.17)	$(8.85)
Discontinued operations	—	0.21	(0.98)	—	—	(26.68)

	$(0.01)	$0.52	$(3.37)	$(0.44)	$(3.17)	$(35.53)

(1)	Total operating expenses for the year ended December 31, 2012 include approximately $1.9 million of expenses in connection with our recapitalization.

	Nine Months Ended September 30, (unaudited)			Years Ended December 31,
	Pro Forma 2013 (unaudited)	Historical		Pro Forma 2012 (unaudited)	Historical
		2013	2012		2012	2011
Balance Sheet data (at the end of period):
Investment in operating properties before accumulated depreciation and amortization	$460,270,427	$339,876,545	$175,353,745	$—	$175,353,745	$110,683,199
Land held for future development	$43,746,943	$43,746,943	$42,622,330	$—	$42,622,330	$18,170,949
Real estate held for sale	$35,079,125	$35,079,125	$58,638,227	$—	$58,638,227	$85,853,449
Total assets	$559,455,656	$432,997,656	$291,909,724	$—	$291,909,724	$235,199,632
Indebtedness(1)	$234,043,806	$253,755,806	$133,245,422	$—	$133,245,422	$81,559,312
Total stockholders’ equity(2)	$287,031,704	$140,461,704	$46,238,691	$—	$46,238,691	$84,337,100

Cash flows data:
Operating activities	$—	$(927,176)	$3,025,470	$—	$(1,159,784)	$3,044,087
Investing activities	$—	$(59,443,261)	$(363,974)	$—	$2,892,501	$(30,634,753)
Financing activities	$—	$62,266,563	$(1,748,164)	$—	$2,519,209	$26,531,632

Other data:
FFO(3)	$(6,252,889)	$(4,295,126)	$192,801	$488,204	$(1,807,777)	$1,941,736
Core FFO(3)	$(3,049,338)	$(640,788)	$2,605,932	$3,455,773	$1,178,063	$4,239,541
NOI(4)	$12,369,441	$10,782,290	$5,343,320	$11,806,322	$7,486,020	$4,918,426
Number of properties at end of the period		17	11		13	13

(1)	Excludes liabilities of approximately $9.1 million, $6.7 million, $14.3 million, and $9.7 million related to real estate held for sale (Fontaine Woods, Beckanna, Terrace at River Oaks and Oak Reserve, respectively) included in discontinued operations as of December 31, 2012.
(2)	Reflects redeemable preferred stock of approximately $26.8 million recorded as temporary equity as of December 31, 2012.
(3)	FFO for the year ended December 31, 2012 includes recapitalization costs of approximately $1.9 million. For a definition and reconciliation of FFO and Core FFO and a statement disclosing the reasons why our management believes that the presentation of FFO and Core FFO provides useful information to investors and, to the extent material, any additional purposes for which our management uses FFO and Core FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Financial Measures—Funds from Operations and Core FFO.”
(4)	For a definition and reconciliation of NOI and a statement disclosing the reasons why our management believes that the presentation of NOI provides useful information to investors and, to the extent material, any additional purposes for which our management uses NOI, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Financial Measures—Net Operating Income.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS

The following discussion analyzes the financial condition and results of operations of Trade Street Residential, Inc.(“TSRE”), and Trade Street Operating Partnership, L.P. (“TSOP”). A wholly owned subsidiary of TSRE (Trade Street OP GP, LLC) is the sole general partner of TSOP. As of September 30, 2013, TSRE owned an 86.4% limited partner interest in TSOP. TSRE conducts all of its business and owns all of its properties through TSOP and TSOP’s various subsidiaries. Except as otherwise required by the context, the “Company,” “Trade Street,” “we,” “us” and “our” refer to TSRE and TSOP together, as well as TSOP’s subsidiaries, except where the context otherwise requires. You should read the following discussion of our financial condition and results of operations in conjunction with the more detailed information set forth under the caption “Selected Financial and Other Data,” and in our audited and unaudited financial statements and the related notes thereto appearing elsewhere in this proxy statement.

Overview of Our Company

We are a full service, vertically integrated, self-administered and self-managed REIT, focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas. We currently have 110 employees who provide property management, maintenance, landscaping, administrative and accounting services for the properties we own. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004.

We seek to own and operate apartment communities in cities that have:

•	a stable work force comprised of a large number of “echo boomers” augmented by positive net population migration;

•	well-paying jobs provided by a diverse mix of employers across the education, government, healthcare, insurance,

•	manufacturing and tourist sectors;

•	a favorable cost of living;

•	reduced competition from larger multifamily REITs and large institutional real estate investors who tend to focus on

•	select coastal and gateway markets; and

•	a limited supply of new housing and new apartment construction.

We completed our IPO on May 16, 2013. We currently own and operate 17 apartment communities containing an aggregate of 4,024 apartment units in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina, Tennessee and Texas. We currently have 110 employees who provide property management, maintenance, landscaping, administrative and accounting services.

We recognize that economic conditions could deteriorate and that the current economic recovery may not be sustainable. However, with the growth in multi-family supply expected to be below historical averages for the next few years and with employment in our markets steady or increasing, we do not anticipate any significant slowdown in the multi-family sector.

In addition, we believe that attractive acquisition opportunities that meet our investment profile remain available in the market. We believe our expected access to capital and the accordion feature in our revolving credit facility along with our extensive industry relationships and management’s expertise, will allow us to compete successfully for such acquisitions and enable us to continue to make accretive acquisitions.

Our Recapitalization and Other Related Transactions

After completion of the recapitalization on June 1, 2012, we are a full service, vertically integrated, self-administered and self-managed corporation operating as a REIT for federal income tax purposes. All of our employees are employed by, and all of our operations are conducted through, our operating partnership. As of the date of this proxy statement, we own 100% of the common units in our operating partnership.

For accounting purposes, TSIA was deemed to be the accounting acquirer in the recapitalization even though Trade Street Residential, Inc. (formerly Feldman Mall Properties, Inc.) was the legal acquirer. The audited historical financial statements of the registrant as of and for the year ended December 31, 2011 represent the audited historical financial statements of Trade Street Company and the consolidated statements of operations and cash flows for the year ended December 31, 2012 include the operations and cash flows of Trade Street Company for the five months ended May 31, 2012, the day prior to effectiveness of the recapitalization. Trade Street Company is not a legal entity, but represents a combination of certain real estate entities and management operations based on common ownership and control of the Trade Street Funds and Trade Street Capital. During all periods presented in the accompanying consolidated financial statements up to June 1, 2012, the entities comprising Trade Street Company were under common control with Trade Street Capital.

How We Derive Our Revenue

Our revenue consists primarily of rents received from residents of our apartment communities. One of our properties, The Estates at Perimeter, is owned through a joint venture, resulting in a noncontrolling interests of 50%. Income (loss) allocations, if any, to noncontrolling interests includes the pro-rata share of such properties net real estate income (loss). All significant intercompany balances and transactions were eliminated as a result of the recapitalization transaction.

Trends

During the nine months ended September 30, 2013, rental demand for our apartments continued to strengthen as compared to the same period in 2012 and the years ended December 31, 2012 and 2011. Occupancy remained constant at 95.5% across our portfolio of apartment communities owned as of September 30, 2013 as compared to September 30, 2012. Our average monthly rental rate for new leases and renewals trended up to $861 as of September 30, 2013 from $769 as of September 30, 2012. Average rental rates are the Company’s market rents after “loss to lease” and concessions but before vacancy, discounted employee units, model units, and bad debts. Leasing concessions represent discounts to the current rate. Effective rent per occupied unit is equal to the average of gross monthly rent minus any leasing discounts offered, divided by the total number of occupied units. Discounts include concessions, discounted employee units and model units. We believe average rent and effective rent are helpful measures in evaluating pricing. They do not represent actual rental revenue collected per unit.

Average effective rent per unit is equal to the average of gross rent amounts after the effect of leasing concessions for occupied units, divided by the total number of units. Leasing concessions represent discounts to the current rate. We believe average effective rent is a helpful measure in evaluating average pricing. It does not represent actual rental revenue collected per unit. With strong occupancy at all of our apartment communities, we expect our positive trend in average rent and effective rent to continue in the near term. While we have benefitted from positive trends in occupancy and pricing, our portfolio occupancy and rates are impacted by employment trends in our markets. New employment continues to increase at a slow pace, and the unemployment rate remains at historically high levels; therefore, we remain cautiously optimistic about our ability to sustain occupancy increases and higher rents over the coming quarters.

We also continue to benefit from limited supply of new apartment units in our markets. In 2012, new supply of apartment units entering the market continued to run below historical averages. Competition from existing condominiums reverting to rental apartments, or new condominiums being converted to rental apartments, has not affected our portfolio because most of our submarkets have not been primary areas for condominium development. We have found the same to be true for rental competition from single family homes, and we have not experienced the entry of large single family rental “consolidators” into our markets. We have avoided committing a significant amount of capital to markets where the housing crisis most dramatically impacted home values and sales and created a new rental market consisting of single family homes. We expect new supply of new apartments and rental units in our markets to remain low over the foreseeable future.

Throughout the nine months ended September 30, 2013, we continued to have the benefit of lower interest rates resulting from a continued strong market for Fannie Mae and Freddie Mac debt securities. Short term interest rates continue to be at historically low levels and, as a result, we expect a continuation of favorable interest rates in the near term with rates rising as the economy improves.

Factors That May Influence Future Results of Operations

We derive a substantial majority of our revenues from rents received from residents in our apartment communities. We consider our strong internal property management capability to be a vital component of our business; therefore, as we grow we will likely add personnel as necessary to provide outstanding customer service to our residents in order to maintain or increase occupancy levels at our apartment communities and to preserve the ability to increase rents. This is likely to result in an increase in our operating and general and administrative expenses.

Substantially all of the leases at our apartment communities are for terms of one year or less, which generally enables us to seek increased rents upon renewal of existing leases or commencement of new leases. These short-term leases minimize the potential adverse effect of inflation or deflation on rental income, although residents may leave without penalty at the end of their lease terms for any reason. As is customary in the multifamily industry, a certain number of residents move out of an apartment community at the end of a lease term, which is referred to as “turnover.” All apartment owners incur costs in connection with turnover, including the costs of repainting and repairing apartment units, replacing obsolete or damaged appliances and re-leasing the units. While we budget for turnover and the costs associated therewith, our turnover cost may be affected by certain factors we cannot control. Excessive turnover and failure to properly manage turnover cost may adversely affect our operations and could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock.

We seek earnings growth primarily through increasing rents and occupancy at existing properties, acquiring additional apartment communities in markets complementing our existing portfolio locations and selectively disposing of stabilized properties to redeploy capital into higher growth investments. Our apartment communities are concentrated in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets. As a result, we are particularly affected by the local economic conditions in these markets, including, but not limited to, changes in supply of or demand for apartment units in our markets, competition for real property investments in our markets, changes in government rules, regulations and fiscal policies, including those governing real estate usage and tax, and any environmental risks related to the presence of hazardous or toxic substances or materials at or in the vicinity of our properties, which will negatively impact our overall performance.

We may be unable to accurately predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, continued volatility and uncertainty in the global, national, regional and local economies could make it more difficult for us to lease apartments, may require us to lease our apartments at lower rental rates than projected and may lead to an increase in resident defaults. In addition, these conditions may also lead to a decline in the value of our properties and make it more difficult for us to dispose of these properties at competitive prices. These conditions, or others we cannot predict, could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock.

In connection with the recapitalization and the Rights Offering, we have incurred substantial, one-time general and administrative expenses. Following completion of the IPO, we began to incur increased general and administrative expenses, including legal, accounting and other expenses related to corporate governance, public reporting and compliance with various provisions of the Sarbanes-Oxley Act, related regulations of the SEC, including compliance with the reporting requirements of the Exchange Act, and the requirements of the national securities exchange on which our stock is listed.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to provide reduced public company reporting requirements in this and in future filings. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with accounting standards newly issued or revised after April 5, 2012. In other words, an “emerging growth company” can delay the adoption of accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with accounting standards newly issued or revised after April 5, 2012.

Internal Controls and Procedures

In connection with the audit of our financial statements as of and for the year ended December 31, 2012, we and our independent registered accounting firm concluded that a material weakness existed with the Company’s process of identifying, tracking, recording and communicating related party transactions. Additionally, after issuing interim financial statements as of and for the six and nine months ended June 30, 2012 and September 30, 2012, respectively, we identified the following two accounting errors: (1) expenses incurred in connection with the recapitalization on June 1, 2012 that should have been recorded as expense and included in our statement of operations for the six months ended June 30, 2012 were incorrectly recorded as a direct reduction to equity in those financial statements; and (2) certain capital expenditures occurring from January 1, 2012 through September 30, 2012 were inappropriately recorded as operating expenses but should have been capitalized. We have revised and restated our previously issued financial statements as of and for the six and nine months ended June 30, 2012 and September 30, 2012, respectively. In connection with our restatement of those statements, we and our independent public registered accounting firm concluded that an additional material weakness existed with the Company’s process of identifying, tracking and recording capital asset additions. A material weakness is a control deficiency, or a combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Our senior management team has taken steps that we believe have remediated the causes of these material weaknesses. We have put into place new accounting processes and control procedures, including the implementation of best-in-class multifamily property management, financial accounting and revenue management software systems. During 2012 and the first quarter of 2013, we added six experienced accounting and property management personnel in response to our identification of gaps in our skills base and expertise of our staff required to meet the financial reporting requirements of a public company. We also adopted related party transaction policies and procedures. In addition, we adopted a formal capitalization policy that we are following in order to prevent errors in our process of identifying, tracking and recording capital asset additions.

Management believes that the above material weaknesses have been remediated as of June 30, 2013. However, to continue to comply with the requirements of being a public company, we may need to implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting for as long as we are an emerging growth company and while remaining a non-accelerated filer. Once it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, operated or reviewed.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting for as long as we are an emerging growth company and while remaining a non-accelerated filer. Once it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, operated or reviewed.

Our Portfolio

As of September 30, 2013, our portfolio consisted of 17 operating properties, of which 16 were wholly-owned and one was owned through an unconsolidated joint venture in which the Company has a 50% interest, consisting of 4,024 an aggregate of apartment units, as detailed in the following table:

Property Name	Location	Year Built Renovated(1)	Date Acquired	Number of Units	Average Unit Size (Sq. Ft.)	Average Physical Occupancy(2)
The Pointe at Canyon Ridge	Sandy Springs, GA	1986/2007	09/18/08	494	920	96.4%
Arbors River Oaks	Memphis, TN	1990/2010	06/09/10	191	1,136	94.1%
The Estates at Perimeter(3)	Augusta, GA	2007	09/01/10	240	1,109	93.9%
Lakeshore on the Hill	Chattanooga, TN	1969/2005	12/14/10	123	1,168	96.6%
The Trails of Signal Mountain	Chattanooga, TN	1975	05/26/11	172	1,185	97.4%
Post Oak	Louisville, KY	1982/2005	07/28/11	126	881	96.4%
The Beckanna on Glenwood(4)	Raleigh, NC	1963/2006	10/31/11	255	729	91.8%
Mercé Apartments	Addison, TX	1991/2007	10/31/11	114	653	97.8%
Park at Fox Trails	Plano, TX	1981	12/06/11	286	960	97.2%
Terrace at River Oaks(5)	San Antonio, TX	PI: 1982 PII: 1983	12/21/11	314	1,015	90.5%
Estates at Millenia	Orlando, FL	2012	12/03/12	297	952	94.1%
Westmont Commons	Asheville, NC	2003&2008	12/12/12	252	1,009	97.4%
Vintage at Madison Crossing	Huntsville, AL	2002	03/04/13	178	1,047	96.6%
St. James at Goose Creek	Goose Creek, SC	2009	05/16/13	244	976	97.4%
Creekstone at RTP	Durham, NC	2013	05/17/13	256	1,043	97.7%
Talison Row(6)	Charleston, SC	2013	08/26/13	274	989	—
Fountains at South End(6)	Charlotte, NC	2013	09/24/13	208	844	—

Total / Weighted Average				4,024	975	95.5%

(1)	The extent of the renovations included within the term “renovated” depends on the individual apartment community, but “renovated” generally refers to the replacement of siding, roof, wood, windows or boilers, updating of gutter systems, renovation of leasing centers and interior rehabilitation, including updated appliances, countertops, vinyl plank flooring, fixtures, fans and lighting, or some combination thereof.
(2)	Average physical occupancy represents the average for the three months ended September 30, 2013 of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community.
(3)	We own a 50% interest in this apartment community through an unconsolidated joint venture.
(4)	We have entered into a binding contract for the disposal of this property, which is expected to close during the fourth quarter. While we have a binding contract to dispose of this property, we can provide no assurance that we will be able to do so on the terms set forth in the definitive agreement or at all.
(5)	We have entered into a definitive agreement for the disposal of this property, which is expected to close during the fourth quarter. While we have a contract to dispose of this property, we can provide no assurance that we will be able to do so on the terms set forth in the definitive agreement or at all.
(6)	We acquired these apartment communities during the third quarter of 2013, and as such, average physical occupancy has been excluded from this table.

As of September 30, 2013, the weighted average monthly rent per unit and monthly effective rent per occupied unit for our operating properties was $861 and $851, respectively. Average rental rates are the Company’s market rents after “loss to lease” and concessions but before vacancy, discounted employee units, model units, and bad debt for the three months ended September 30, 2013. Effective rent per occupied unit is equal to the average of gross monthly rent minus any leasing discounts offered for each month in the three months ended September 30, 2013 divided by the total number of occupied units each month in the period. Discounts include concessions, discounted employee units and model units.

In addition, our land held for future development consists of the parcels described in the table below, upon which we anticipate developing apartment communities in the future, when market and demographic trends favor the delivery of additional multifamily units to the markets where the respective land investments are located.

Property Name	Location	Potential Use	Planned Units	Acreage
Venetian(1)	Fort Myers, FL	Apartments	436	23.0
Midlothian Town Center—East(2)	Midlothian, VA	Apartments	238	8.4
The Estates at Maitland(3)	Maitland, FL	Apartments	416	6.1
Estates at Millenia—Phase II(4)	Orlando, FL	Apartments	403	7.0

(1)	Venetian was acquired from an insolvent developer after construction began. The site currently has improvements, including a partially completed clubhouse, building pads, roads and utilities on Phase I of the development.
(2)	Midlothian Town Center—East is currently approved for 246 apartment units and 10,800 square feet of retail space, including a parking deck structure. The project is currently going through a site plan modification process in Chesterfield County, Virginia that will allow the development of 238 apartment units, 10,800 square feet of retail space and the elimination of the parking deck structure.
(3)	The Estates at Maitland is currently approved for a maximum of approximately 330 apartment units and 20,000 square feet of retail space. The City of Maitland, Florida changed its zoning code allowing a higher density in May 2012. The municipal development agreement is currently being modified to include approximately 416 units and 10,000 square feet of retail space.
(4)	Estates at Millenia—Phase II is currently approved for 403 apartment units and 10,000 square feet of retail space. The site currently has all utilities.

Summary of Results of Operations

The following discussion of results of operations for the three and nine months ended September 30, 2013 and 2012 should be read in conjunction with the Condensed Consolidated Statements of Operations of the Company and the related notes thereto included in Item 1 of this Form 10-Q.

Throughout this section, we have provided certain information on a “same store” property basis. We define “same store” properties as properties that were owned and stabilized since January 1, 2012 through September 30, 2013. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. For comparison of the three and nine months ended September 30, 2013 and 2012, the same store properties included properties owned since January 1, 2012, excluding our land held for future development and properties included in discontinued operations (see below). No properties owned since January 1, 2012 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2012 were excluded from the same store portfolio.

For the three months ended September 30, 2013, the Company reported net income to common stockholders of $1.36 million, compared with a net loss to common stockholders of $1.52 million for the comparable prior year period. For the nine months ended September 30, 2013, the Company reported net income to common stockholders of $4.12 million, compared with a net loss to common stockholders of $5.63 million for the comparable prior year period.

The principal factors that impacted our results from continuing operations for the three months ended September 30, 2013 included:

•	A 5.8% increase in same-store revenues coupled with a 3.9% decrease in same store expenses

•	The inclusion in operating income of Talison Row and Fountains Southend together with the bargain purchase gain recorded on the acquisition of Fountains Southend (see further discussion below).

•	Increased stock compensation expense as a result of the award of shares to an executive officer and the vesting of shares related to the resignation of an executive officer.

In addition to the factors described above, the principal factors that impacted our results from continuing operations for the nine months ended September 30, 2013 included:

•	A 6.0% increase in same-store revenues partially offset by an increase in same store expenses of 1.2%.

•	The inclusion in operating income of the five additional properties acquired since September 30, 2012.

•	The refinancing of the Point at Canyon Ridge and the payments for the redemption of the noncontrolling interest in four properties.

•	Increased general and administrative expenses associated with being a self-administered and self-managed public company.

Results of Operations

Recent Acquisition and Disposition Activity

Recent acquisition and disposition activity that may affect our future results of operations is discussed further below.

2013 Acquisitions

Vintage at Madison Crossing—On March 4, 2013, we acquired Vintage at Madison Crossing, a 178-unit apartment community consisting of 12 buildings in Huntsville, Alabama. The purchase price of $15.3 million was comprised of a mortgage note payable of approximately $11.4 million plus cash of approximately $3.8 million.

St. James at Goose Creek—On May 16, 2013, we acquired St. James at Goose Creek, a 244-unit Class-A garden-style apartment community located in the Goose Creek, South Carolina, a suburb of Charleston. The purchase price of $27.4 million was paid in cash. Subsequently, on June 20, 2013 we obtained a $19.0 million mortgage note payable secured by the property.

Creekstone at RTP—On May 17, 2013, we acquired Creekstone at RTP, a 256-unit newly-constructed apartment community located in Durham, North Carolina. The purchase price of $35.8 million was comprised of a mortgage note payable of approximately $23.3 million plus cash of approximately $12.5 million.

Talison Row—On August 26, 2013, we acquired Talison Row, a 274-unit newly-constructed apartment community located in Charleston, South Carolina. The purchase price of $48.1 million was comprised of a mortgage note payable of approximately $33.6 million plus cash of approximately $14.5 million.

Fountains Southend—On September 24, 2013, we acquired Fountains Southend a 208-unit newly-constructed apartment community located in Charlotte, North Carolina. The purchase price of $34.0 million was comprised of a mortgage note payable of $30.0. million plus cash of approximately $4.0 million.

2013 Dispositions

Fontaine Woods—On March 1, 2013, we completed the sale of our 70% ownership interest in Fontaine Woods, an apartment community located in Chattanooga, Tennessee. The consideration received for our 70% ownership interest was $10.5 million, including $4.0 million of cash. The sale resulted in a gain to the Company of approximately $1.6 million. The proceeds of this sale were primarily used to acquire Vintage at Madison Crossing, as described above.

Oak Reserve at Winter Park—On June 12, 2013, we sold Oak Reserve at Winter Park, an apartment community located in Winter Park, Florida for $11.7 million, including $1.6 million of cash. The sale resulted in a gain to the Company of approximately $0.5 million.

Discontinued Operations

The Beckanna on Glenwood—In January 2013, we committed to a plan to actively market the Beckanna on Glenwood, and on September 10, 2013, we finalized a binding contract, which is subject to the buyer’s assumption of the existing loan with closing expected to occur during the fourth quarter.

Terrace at River Oaks—In July 2013, we committed to a plan to actively market the Terrace at River Oaks, and on September 30, 2013, we finalized a contract, which is subject to customary due diligence conditions and the buyer’s assumption of the existing loan with closing expected to occur during the fourth quarter.

The results of operations for Fontaine Woods, Oak Reserve, Beckanna and Terrace at River Oaks have been reported as discontinued operations for all periods presented. During 2012, the Company sold The Estates at Mill Creek and during the 2013, the Company sold Fontaine Woods and Oak Reserve at Winter Park. The results of operations for these properties have been reported as discontinued operations for all periods presented.

Comparison of the Three and Nine Months Ended September 30, 2013 to the Three and Nine Months Ended September 30, 2012

Below are the results of operations for the three and nine months ended September 30, 2013 and 2012. In the comparative tables presented below, increases in revenues/income or decreases in expenses (favorable variances) are shown without parentheses while decreases in revenues/income or increases in expenses (unfavorable variances) are shown with parentheses. For purposes of comparing our results of operations for the periods presented below, all of our properties in the “same store” reporting group were wholly owned from January 1, 2012 through September 30, 2013. Property Revenues include rental revenue and other property revenues. Property Expenses include property operations and real estate taxes and insurance.

(dollars in thousands)	Apartment Units	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change

		2013	2012	$	%	2013	2012	$	%
Property Revenues
Same Store (7 properties)	1,506	$3,784	$3,577	$207	5.8%	$11,115	$10,485	$630	6.0%
Non Same Store (9 properties)	1,709	4,244	—	4,244	N/A	8,634	—	8,634	N/A

Total property revenues	3,215	$8,028	$3,577	$4,451	124.4%	$19,749	$10,485	$9,264	88.4%

Property Expenses
Same Store (7 properties)	1,506	$1,779	$1,936	$157	8.1%	$5,205	$5,471	$266	4.9%
Non Same Store (9 properties)	1,709	1,818	—	(1,818)	N/A	3,762	—	(3,762)	N/A

Total property expenses	3,215	$3,597	$1,936	$(1,661)	-85.8%	$8,967	$5,471	$(3,496)	-63.9%

Same Store Properties—Property Revenues and Property Expenses

Same store property revenues increased approximately $0.2 million, or 5.8%, for the three months ended September 30, 2013 as compared to the same period in 2012 due primarily to a 2.7% increase in average rental rates. Same store property revenues increased approximately $0.6 million, or 6.0%, for the nine months ended September 30, 2013 as compared to the same period in 2012 due primarily to an increase of $0.3 million as the result of a 2.4% increase in average rental rates and an increase of $0.3 million, as the result of a 260 basis point increase in average occupancy.

Same store property expenses decreased approximately $0.2 million, or 8.1%, for the three months ended September 30, 2013 as compared to the same period in 2012 due primarily to a decrease of $0.1 million in third party management fees, which were not incurred in 2013 as we were entirely self-managed together with a decrease of $0.1 million in real estate taxes as the result of a successful appeal of 2012 taxes for one of our properties. Same store property expenses decreased approximately $0.3 million, or 4.9%, for the nine months ended September 30, 2013 as compared to the same period in 2012 due primarily to a decrease of $0.3 million in third party management fees, which were not incurred in 2013 as we were entirely self-managed.

Non-Same Store Properties—Property Revenues and Property Expenses

Property Revenues and Property Expenses for our non-same store properties increased due to the acquisitions made late in the fourth quarter of 2012 and in the first nine months of 2013. The results of operations for these properties have been included in our consolidated statements of operations from the date of acquisition.

Other Operating Expenses

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change

(dollars in thousands)	2013	2012	$	%	2013	2012	$	%
General and administrative	$3,113	$866	$(2,247)	(259.5%)	$6,511	$1,483	$(5,028)	(339.0%)
Depreciation and amortization	$3,312	$772	$(2,540)	(329.0%)	$8,479	$3,554	$(4,925)	(138.6%)
Asset impairment losses	$—	$—	$—	—	$613	$—	$(613)	*
Acquisition and recapitalization fees	$472	$—	$(472)	*	$916	$1,851	$935	50.5%

*	Not a meaningful percentage.

General and administrative expense increased approximately $2.2 million, or 260%, for the three months ended September 30, 2013 as compared to the same period in 2012 and approximately $5.0 million, or 339%, for the nine months ended September 30, 2013 as compared to the same period in 2012. The increase in general and administrative expense for both the three and nine month periods is attributed primarily to (i) growth in the number of corporate personnel needed to acquire, manage and maintain the increased number of properties that we acquired since September 30, 2012, (ii) separation costs relating to the resignation of an executive officer during the third quarter of 2013, (iii) increased stock based compensation primarily attributable to value of restricted shares fully vested during the third quarter of 2013, (iv) increased professional fees primarily attributable to legal fees and the audit of our 2012 financial statements and review of our quarterly financial statements, (v) directors fees which were not incurred prior to the recapitalization and (vi) increased overhead from being a self-administered and self-managed company after the recapitalization.

Depreciation and amortization expense for the three months ended September 30, 2013 was approximately $3.3 million, representing an increase of approximately $2.5 million, or 329% over the three months ended September 30, 2012, primarily due to seven acquisitions between December 2012 and September 2013. The acquisitions were of new or relatively new, large Class A communities. Depreciation and amortization expense for the nine months ended September 30, 2013 was approximately $8.5 million, representing an increase of approximately $4.9 million, or 139%, over the nine months ended September 30, 2012, as a result of the same acquisitions.

Approximately $0.6 million of impairment was recorded in the nine months ended September 30, 2013 to write down the carrying value of the Estates of Maitland. The Estates of Maitland is currently land held for future development. Management is currently evaluating options with respect to this property and may not continue with the future development of the land and may instead sell the property. The impairment charge was based on a recent appraisal of the land which was determined to be the best indication of fair market value. Since the beginning of the third quarter of 2013, we are no longer capitalizing interest and costs to this property. No impairment was recorded in the nine months ended September 30, 2012.

Acquisition expenses are charged to current expense in the period incurred. Our acquisition expenses include direct costs to acquire apartment communities, including real estate commissions, attorney fees, due diligence costs, title searches and title insurance costs. For the three months ended September 30, 2013, acquisition expenses were approximately $0.5 million, primarily for costs incurred in the acquisition of Talison Row and Fountains Southend. For the nine months ended September 30, 2013, acquisition expenses were approximately $0.9 million, primarily for costs incurred in the acquisition of Talison Row, Fountains Southend Creekstone at RTP, St. James at Goose Creek and Vintage at Madison Crossing. There were no acquisition costs in the three and nine months ended September 30, 2012. Approximately $1.9 million in recapitalization costs were incurred in connection with the recapitalization transaction on June 1, 2012 and are included in the results for the three and nine months ended September 30, 2012.

Other Income and Expenses

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change

(dollars in thousands)	2013	2012	$	%	2013	2012	$	%
Gain on bargain purchase	$6,900	$—	$6,900	*	$6,900	$—	$6,900	*
Interest expense	$2,210	$1,202	$(1,008)	(83.9%)	$6,110	$2,509	$(3,601)	(143.5%)
Amortization of deferred financing cost	$275	$221	$(54)	(24.4%)	$994	$312	$(682)	(218.6%)
Loss on extinguishment of debt	$—	$—	$—	—	$1,146	$538	$(608)	(113.0%)
Loss from discontinued operations	$(80)	$(337)	$257	76.2%	$(249)	$(1,637)	$1,388	84.8%
Gain on sale of discontinued operations	$—	$—	$—	—	$1,946	$—	$1,946	*
(Income) loss allocated to noncontrolling interest holders	$(257)	$382	$639	167.3%	$911	$1,170	$259	22.1%

*	Not a meaningful percentage.

Gain on bargain purchase for the both the three and nine months ended September 30, 2013 represents a gain recorded on the acquisition of Fountains Southend. The Company placed the property under contract for a purchase price of $34.0 million in December 2012 while the property was early in the construction period. As a result of the strong leasing market in the Charlotte, NC market and the compression in multi-family capitalization rates during construction and lease-up, the property appraised for $40.9 million at closing on September 24, 2013 resulting in the bargain purchase gain. There was no comparable gain recorded in the three and nine months ended September 30, 2012.

Interest expense increased approximately $1.0 million, or 84%, in the three months ended September 30, 2013 and approximately $3.6 million, or 144%, in the nine months ended September 30, 2013. The increase for three months ended September 30, 2013 was due to the aforementioned seven acquisitions between December 2012 and September 2013 and the revolving credit facility in place since early 2013. The increase for nine months ended September 30, 2013 was due to the aforementioned seven acquisitions between December 2012 and September 2013, the additional interest associated with the noncontrolling interests in four properties contributed in the recapitalization, and the revolving credit facility in place since early 2013.

Amortization of deferred financing costs increased by $0.1 million in the three months ended September 30, 2013 and by $0.7 million in the nine months ended September 30, 2013, primarily due to the aforementioned seven acquisitions between December 2012 and September 2013 as well as amortization of new loan costs for Pointe at Canyon Ridge.

Loss on extinguishment of debt for the nine months ended September 30, 2013 includes repayment penalties related to the refinancing of bridge loan for Pointe at Canyon Ridge as well as the refinancing of debt on Arbor River Oaks. Loss on extinguishment of debt for the nine months ended September 30, 2012 includes a prepayment penalty and the write-off of the remaining deferred loan costs for Pointe at Canyon Ridge.

Gain on sale of discontinued operations resulted from the sale of Fontaine Woods on March 1, 2013 (approximately $1.6 million) and the sale of Oak Reserve on June 12, 2013 (approximately $0.5 million). The gain was offset by $0.1 million for payments from escrow during the second quarter of 2013 related to the sale of the Mill Creek property in the fourth quarter of 2012.

Income (loss) allocated to noncontrolling interests for of the above periods represents primarily the noncontrolling interest in our Operating Partnership since the June 1, 2012 recapitalization. The income (loss) allocated to noncontrolling interest as a percentage of net loss decreased significantly in the third quarter of 2013 due to dilution as a result of the public offering in May 2013.

Funds from Operations and Core FFO

Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (computed in accordance with GAAP), excluding gains (losses) from sales of property (and impairment adjustments), plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is in accordance with the NAREIT definition.

Management considers FFO to be useful in evaluating potential property acquisitions and measuring operating performance. FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. Further, FFO as disclosed by other REITs might not be comparable to our calculation of FFO.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items such as prepayment penalties on early payment of debt, acquisition costs and costs relating to our recapitalization that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance with other multifamily REITs. Acquisition costs and the prepayment penalty on early repayment of debt are one-time, non-recurring charges. Accordingly, management believes that it is helpful to investors to add back nonrecurring items to arrive at our Core FFO.

The following table sets forth a reconciliation of FFO and Core FFO for the periods presented to net income (loss) attributable to common stockholders, as computed in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$1,360	$(1,516)	$4,121	$(5,625)
Adjustments related to earnings per share computation(1)	—	—	(9,224)	—
Asset impairment loss	—	—	507
Real estate depreciation and amortization—continuing operations	2,859	603	7,016	2,922
Real estate depreciation and amortization—discontinued operations	—	605	364	2,655
Real estate depreciation and amortization—unconsolidated joint venture	79	76	239	241
Gain on bargain purchase	(5,955)	—	(5,709)	—
Gain on sale of discontinued operations	—	—	(1,610)	—

Funds from operations attributable to common stockholders	(1,657)	(232)	(4,296)	193
Acquisition and recapitalization costs	408	—	758	1,522
Loss on early extinguishment of debt	—	—	955	442
Non-cash straight-line adjustment for ground lease expenses	88	81	256	234
Non-cash portion of stock awards	1,076	—	1,191	—
Non-cash accretion of preferred stock and units	156	161	495	215

Core funds from operations attributable to common stockholders	$71	$10	$(641)	$2,606

Per share data:
Funds from operations—diluted	$(0.15)	$(0.06)	$(0.53)	$0.12
Core funds from operations—diluted	$0.01	$0.00	$(0.08)	$1.56
Weighted average common shares outstanding—diluted(2)(3)	11,393,665	3,698,510	8,081,580	1,669,216

(1)	See notes B and J to condensed consolidated financial statements included elsewhere in this prospectus.
(2)	Includes non-vested portion of restricted stock awards.
(3)	Does not reflect the potential dilution of conversion of Class B contingent units into common units under certain circumstances. The outstanding Class B contingent units, which total approximately $21 million, can be converted into common units of our Operating Partnership only upon the sale or development and stabilization of four specified land assets. Accordingly, as the dates and per share values of these conversions cannot be determined, the effects of these conversions have not been reflected in the per share amounts. If the contingencies for all four land sites had been satisfied as of January 1, 2013, the Class B contingent units would have converted at a floor of $9.00 per share, which would have resulted in a total weighted average diluted shares and units outstanding of 13,737,165 and 10,425,080 for the three and nine months ended September 30, 2013, respectively.
(4)	Individual line items included in the computations are net of noncontrolling interests and include results from discontinued operations where applicable.

Net Operating Income

We believe that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization as well as property management fees paid to third parties, as such fees were paid prior to the recapitalization and will not be incurred in the future, as we are now self-administered and self-managed. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. In addition, results for 2013 and 2012 reflect NOI from discontinued operations (Oak Reserve at Winter Park and The Beckanna on Glenwood for same store and Fontaine Woods and Estates of Mill Creek for non-same store) as we owned and managed these properties during the majority of the periods presented. We have included the NOI of our unconsolidated joint venture (The Estates at Perimeter) in same store NOI.

The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net income (loss) attributable to common stockholders, as computed in accordance with GAAP:

(dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Operating Income
Same Store	$2,005	$1,726	$5,909	$5,343
Non Same Store	2,425	—	4,873	—

Total property net operating income	$4,430	$1,726	$10,782	$5,343

Reconciliation of NOI to GAAP Net Income (Loss)
Total property net operating income	$4,430	$1,726	$10,782	$5,343
Add (subtract):
Property management fees paid to third parties	—	(85)	—	(329)
Property NOI, continuing operations	4,430	1,641	10,782	5,014
Other income	26	19	70	248
Gain on bargain purchase	6,900	—	6,900	—
Depreciation and amortization	(3,312)	(773)	(8,479)	(3,554)
Interest expense	(2,210)	(1,202)	(6,110)	(2,509)
Amortization of deferred financing costs	(275)	(221)	(994)	(312)
Loss on extinguishment of debt	—	—	(1,146)	(538)
General and administrative	(3,113)	(866)	(6,511)	(1,483)
Asset impairment losses	—	—	(613)	—
Acquisition and recapitalization costs	(472)	—	(916)	(1,851)
Income (loss) from unconsolidated joint venture	(13)	2	42	41

Income (loss) from continuing operations	1,961	(1,400)	(6,975)	(4,944)
Discontinued operations	(80)	(337)	1,696	(1,637)

Net income (loss)	1,881	(1,737)	(5,279)	(6,581)
(Income) loss allocated to noncontrolling interests	(258)	382	911	1,170
Adjustments related to earnings per share computation[1]	(263)	(161)	8,489	(215)

Income (loss) attributable to common stockholders	$1,360	$(1,516)	$4,121	$(5,626)

1	See notes B and J to the accompanying condensed consolidated financial statements included elsewhere in this prospectus.

Comparison of Years Ended December 31, 2012 to December 31, 2011

	Years ended December 31,		Change	%
	2012	2011
TOTAL REVENUE	$14,649,576	$10,105,038	$4,544,538	45.0%

OPERATING EXPENSES:
Property operations	5,330,324	3,064,370	2,265,954	73.9%
Real estate taxes and insurance	2,122,249	1,392,971	729,278	52.4%
General and administrative	3,767,383	747,782	3,019,601	403.8%
Depreciation and amortization	4,844,004	3,104,985	1,739,019	56.0%
Asset impairment losses	—	54,808	(54,808)	*
Provision for loan losses	—	59,461	(59,461)	*
Acquisition and recapitalization costs	2,331,342	444,669	1,886,673	424.3%
Acquisition fees from related parties	—	486,480	(486,480)	*

TOTAL OPERATING EXPENSES	18,395,302	9,355,526	9,039,776	96.6%

INCOME (LOSS) FROM OPERATIONS	(3,745,726)	749,512	(4,495,238)	(599.8)%

OTHER INCOME (EXPENSES), NET:
Interest income	77,095	5,633	71,462	1268.6%
Income from unconsolidated joint venture	45,739	43,381	2,358	5.4%
Interest expense	(3,750,604)	(1,946,653)	(1,803,951)	92.7%
Amortization of deferred financing cost	(635,723)	(81,413)	(554,310)	680.9%
Loss on extinguishment of debt	(537,938)	—	(537,938)	*

TOTAL OTHER EXPENSE, NET	(4,801,431)	(1,979,052)	(2,822,379)	142.6%

LOSS FROM CONTINUING OPERATIONS	(8,547,157)	(1,229,540)	(7,317,617)	595.2%

DISCONTINUED OPERATIONS:
Loss on operations of rental property	$(2,186,516)	$(2,568,716)	$382,200	(14.9)%
Gain from sale of rental property	2,182,413	—	2,182,413	*

LOSS FROM DISCONTINUED OPERATIONS	(4,103)	(2,568,716)	2,564,613	(99.8)%

NET LOSS	(8,551,260)	(3,798,256)	(4,753,004)	125.1%
LOSS ALLOCATED TO NONCONTROLLING INTERESTS	1,708,734	377,330	1,331,404	352.8%
ACCRETION OF PREFERRED STOCK AND PREFERRED UNITS	(375,482)	—	(375,482)	*

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS OF TRADE STREET RESIDENTIAL, INC.	$(7,218,008)	$(3,420,926)	(3,797,082)	111.0%

*	Not a meaningful percentage.

Our focus throughout 2012 and 2011 was increasing pricing where possible through our revenue management system, while maintaining strong physical occupancy. Through these efforts, weighted average effective rent per unit and weighted average physical occupancy increased during both comparative periods. During the year ended December 31, 2012, the weighted average effective rent per unit for our same store properties increased to $760 per unit from $739 per unit for the year ended December 31, 2011. Occupancy of our same store properties as of December 31, 2012 and 2011 was 94.0% and 94.1%, respectively.

The weighted average effective rent per unit for the entire portfolio for the year ended December 31, 2012 was $818 reflecting our entry into middle markets with lower rent price points. These markets have strong economic and demographic fundamentals, which we believe should allow for improved operating trends in the future. However, no assurance can be given that such improvement will occur. The occupancy of our properties, excluding our Land Investments, owned as of December 31, 2012 and 2011 was 91.4% and 94.0%, respectively.

Net Income (Loss) Applicable to Common Stockholders

There was an approximate $3.8 million increase in our net loss attributable to common stockholders for the year ended December 31, 2012 over the net loss attributable to common stockholders incurred for the year ended December 31, 2011. The following is a discussion of changes from period to period of the material components of our results of operations.

Revenue

Total revenue for the year ended December 31, 2012 was approximately $14.6 million, an increase of approximately $4.5 million or 45.0%, from the year ended December 31, 2011 due primarily to: (i) the acquisition of two multifamily communities added to our portfolio in 2012; (ii) a full year of operations of the four multifamily communities added to our portfolio in 2011 and (iii) an increase in average effective rent per unit. In addition, advisory fee revenue decreased by approximately $0.9 million to approximately $0.2 million for the year ended December 31, 2012 from approximately $1.1 million for the same period in the prior year. This reduction in advisory fees reflects the decrease in the number and value of assets under management for properties which were not contributed in the recapitalization. We do not expect advisory fees to contribute meaningfully to our operating revenue in the future.

Property Operations Expense

Expenses from property operations include property-level costs including, without limitation, compensation costs for property-level personnel, repairs and maintenance, utilities and landscaping. Expenses from property operations for the year ended December 31, 2012 were approximately $5.3 million, an increase of approximately $2.3 million, or 73.9%, from the year ended December 31, 2011 due primarily to (i) a full year of operations of the four multifamily communities added to our portfolio in 2011 ($1.8 million), (ii) increases in same store expenses ($0.5 million) related to additional staffing and turnover costs associated with bringing management in house and increased occupancy, (iii) expenses from two multifamily communities purchased in 2012.

General and Administrative Expense

General and administrative expense increased 403.8%, from approximately $0.8 million for the year ended December 31, 2011 to approximately $3.8 million for the year ended December 31, 2012. The increase in general and administrative expense is attributed primarily to growth in the number of corporate personnel needed to acquire, manage and maintain the increased number of properties that were acquired during the third and fourth quarters of 2011 and in 2012, increased professional fees primarily attributable to the audit of our financial statements and increased overhead from being a wholly self-managed and advised company after the recapitalization. General and administrative expenses include the costs associated with corporate management, including executive officers, acquisition and corporate development staff and functions. We expect general and administrative expense, including accounting and legal fees, to increase in future periods as we incur additional public company expenses.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2012 was approximately $4.8 million, an increase of approximately $1.7 million from the year ended December 31, 2011, primarily due to (i) the acquisition of two multifamily communities added to our portfolio in 2012; and (ii) a full year of depreciation on the four multifamily communities added to our portfolio in 2011. The 2012 amount includes amortization of $1.0 million for the in-place leases capitalized in connection with the acquisition of each asset as compared to $0.7 million for the year ended December 31, 2011 as the majority of units purchased were acquired during the second half of 2011 (16% in the last month) and, therefore, most of the related in-place lease costs had not yet been amortized as of December 31, 2012.

Asset Impairment Losses

The carrying value of the loan to Venetian Ft. Myers Associates, LLLP was $11.0 million as of December 31, 2011, reflecting an impairment loss of approximately $59,000 recorded in 2011. Venetian is located in southwest Florida, which experienced substantial price depreciation over the last few years. Due to the aforementioned weakness in pricing, an appraisal was obtained to determine the net realizable value of the loan at the balance sheet date. Recently, demand in this market has improved and we expect to begin development of the property in the next few years. On February 19, 2012, BREF Venetian, LLC, as the lender, completed foreclosure proceedings on Venetian Ft. Myers Associates, LLLP and took possession of the underlying property, The Venetian. The $11.0 million carrying value of the loan as of December 31, 2011 was the carrying value of the property at the time of possession, which also equaled the appraised value. This amount is included in Land Held for Future Development as of December 31, 2012 in the accompanying consolidated balance sheets.

For investment properties, specifically Estates at Maitland and Midlothian Town Center—East and Oak Reserve at Winter Park, management recorded impairment losses in 2011 of $0.4 million, including $0.3 million in discontinued operations, in order to adjust land, buildings, improvements and other capitalized costs of impaired properties to their fair value. Fair values were determined using internally developed valuation models and property appraisals performed by MAI certified independent appraisers. Prior to our recapitalization transaction, we were required by our governing documents to obtain appraisals of each of our properties on an annual basis. Following our recapitalization transaction, to determine fair value, we use appraisals, internal estimates, and discounted cash flow calculations to indicate a potential impairment and then obtain third-party appraisals to further analyze any potential impairment. Appraisals performed are generally consistent with our internally generated valuations, and we do not adjust appraisals in arriving at the fair value of a property.

Estates at Maitland and Midlothian Town Center—East are both pre-development mixed use multifamily projects with a small retail component. The projects are located in Maitland, Florida and Midlothian, Virginia, respectively. As a result of the general downturn in the national economy and each of these local economies, the redevelopment trend had slowed significantly, the active development was primarily limited to already commenced projects and a significant amount of nearby vacant retail space existed. These factors, coupled with tighter credit standards, which reduced the financing capabilities of potential lenders, placed significant downward pressure on valuations and led to the recorded impairments. Over the past year, demand in each of these markets has improved, and we expect to begin development of each of these properties in the next year.

Oak Reserve at Winter Park is a 142-unit property is located in Winter Park, Florida. The economic downturn had a significant impact on existing developments, and both rental rates and occupancy levels had dropped for residential projects in this market. The surrounding multifamily market had experienced a significant increase in apartment-to-condominium conversions during 2005 to 2007. However, due to a lack of buyers and available financing, many of these converted condominium units had been placed back on the market as rentable units creating an additional supply of units and placing downward pressure on occupancy and rental rates. These factors contributed to reduced valuations and the aforementioned impairments. We sold this property on June 12, 2013.

Acquisition and Recapitalization Costs

Acquisition expenses are charged to current expense in the period incurred. Our acquisition expenses include direct costs to acquire apartment communities, including real estate commissions, attorney fees, due diligence costs, title searches and title insurance costs. We also paid acquisition fees to related parties in 2011, which are reflected in acquisition expenses.

For the year ended December 31, 2012, acquisition expenses were approximately $0.5 million, compared to $0.4 million for the year ended December 31, 2011, an increase of approximately 7.9%.

In connection with the recapitalization, acquisition and recapitalization costs of $2.7 million were incurred during the year ended December 31, 2012, of which $0.9 million was charged against additional paid-in capital and $1.8 million was recorded as acquisition and recapitalization costs.

Interest Expense (Net)

Interest expense (net) increased approximately $1.8 million or 92.7% in 2012 due to (i) the acquisition of two apartment communities added to our portfolio in 2012 ($0.2 million); (ii) a full year of operations of the four apartment communities added to our portfolio in 2011 ($1.4 million); and (iii) the debt refinancing we completed in 2012 ($0.2 million).

Amortization of deferred financing costs increased by $0.5 million in 2012 primarily due to (i) acquisition of two apartment communities added to our portfolio in 2012 and a full year of operations of four apartment communities added to our portfolio in 2011.

Loss on extinguishment of debt in 2012 includes a prepayment penalty and the write-off of the remaining deferred costs for Pointe at Canyon Ridge.

Loss from Discontinued Operations Including Gain from Sale of Rental Real Estate Property

Loss from discontinued operations including gain from sale of rental real estate property increased approximately $2.6 million or 99.8% primarily as a result of the gain from the sale of Estates at Mill Creek ($2.2 million).

Noncontrolling Interests

Noncontrolling interests increased approximately $1.3 million or 353% due to the recapitalization and the resulting noncontrolling interest in the operating partnership.

Accretion of Preferred Stock and Preferred Units

The accretion of preferred stock and preferred units is due to the recapitalization and was recorded as a result of the issuance of the shares of our Class A preferred stock and the operating partnership’s existing Class B and Class C units.

Liquidity and Capital Resources

We estimate that the net proceeds we will receive from the sale of shares of our common stock offered in the Rights Offering Transaction will be approximately $147.5 million after deducting estimated offering expenses of approximately $2.5 million payable by us. We will contribute the net proceeds we receive from this Rights Offering, the Backstop Commitment and the Additional Purchase Commitments to our operating partnership in exchange for common units of our operating partnership. We expect our operating partnership will use the net proceeds as set forth in “Background of the Rights Offering and Backstop Investment—Use of Proceeds.”

As of September 30, 2013, our outstanding indebtedness was $274.3 million, which is comprised of mortgage indebtedness secured by our properties, borrowings under our revolving credit facility and mortgage indebtedness secured by our discontinued operations. As of September 30, 2013, our outstanding indebtedness was $253.8 million after excluding mortgage indebtedness secured by our discontinued operations.

Financial Condition and Sources of Liquidity

Our primary sources of liquidity are cash on hand, availability under our secured revolving credit facility, proceeds from refinancing of existing mortgaged apartment communities, proceeds from new mortgage loans on newly stabilized apartment communities, net cash from the operation of our apartment communities, net proceeds from the sale of The Beckanna on Glenwood and Terraces at River Oaks, and net proceeds from offerings of our securities. As of September 30, 2013, we had $6.8 million of available cash on hand and $0.5 million available for future borrowings under our $14 million secured revolving credit facility that can be used for general corporate purposes. In addition, we anticipate receiving net cash proceeds of approximately $2.5 million and $7.8 million from the sale of The Beckanna on Glenwood and Terraces at River Oaks, respectively during the fourth quarter.

We may not generate enough cash flow to pay dividends for the increased number of outstanding shares of common stock resulting from the issuance of additional common stock pursuant to the Rights Offering Transaction. As a result, we may not be able to make or increase distributions in the future and we may decide to reduce our quarterly distribution in the future.

Short-Term Liquidity Needs

Our short-term liquidity needs will primarily be to fund operating expenses, recurring capital expenditures, property taxes and insurance, interest and scheduled debt principal payments, general and administrative expenses and distributions to stockholders and unitholders, as well as the acquisition and financing activity described below. We expect to meet these requirements using our cash on hand, the net cash provided by operations, the net cash proceeds from the sale of Beckanna at Glenwood and Terraces at River Oaks, and, to the extent available by accessing the capital markets.

The mortgage note payable secured by Fountains Southend in the amount of $30.0 million matures on March 24, 2014. The loan may be extended for an additional three months at our option subject to a 0.5% fee and other conditions, with which we expect to comply. We have a commitment for a $23.8 million mortgage on this property. The commitment provides for a term of 10 years and a fixed interest rate of 4.31% per annum with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter until maturity based on a 30-year amortization schedule. While we currently have a commitment for financing this property, there can be no assurance that such financing will be completed. Should we be unable to close this loan, we would forfeit approximately $0.6 million in interest rate-lock deposits.

The mortgage note payable secured by The Estates at Millenia in the amount of approximately $35.0 million matures on June 3, 2014. The loan may be extended for six months at our option subject to a 0.5% fee and other conditions, with which we expect to comply. We have submitted an application and agreed to terms for a $28.6 million mortgage on this property with a lender who has provided us financing in the past; however, we currently have no commitment for financing this property nor can there be any assurance that such financing will be completed.

On February 22, 2013, we entered into a binding contract to acquire Miller Creek, an apartment community that is currently under construction, for a purchase price of $43.8 million. The property is located in Germantown, Tennessee and is expected to have 330 units. The purchase contract provides for closing, subject to the satisfaction of customary closing conditions, upon completion of the property, which is expected to occur during the fourth quarter of 2013. We have a commitment for a $26.3 million mortgage on this property. The commitment provides for a term of 10 years and a fixed interest rate of 4.60% per annum with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter until maturity based on a 30-year amortization schedule. While we currently have a commitment for financing this property, there can be no assurance that we will be able to close the purchase of the property and that such financing will be completed, which would result in our forfeiture of approximately $1.0 million in earnest money and interest rate-lock deposits.

On June 6, 2013, we entered into a binding agreement to acquire The Avenues of Craig Ranch, an apartment community located in McKinney, Texas, which is currently under construction and is anticipated to have 334 units, for a purchase price of $42.4 million. The purchase contract provides for closing, subject to the satisfaction of customary closing conditions, upon completion of the property, which is expected to occur during the fourth quarter of 2013. We are currently in discussions for a mortgage on this property with a lender who has provided us financing in the past; however, we currently have no commitment for financing this property. Accordingly, there can be no assurance that we will obtain financing for the acquisition, and we may be unable to close the purchase of the property, which would result in our forfeiture of $0.8 million in earnest money.

On October 29, 2012, we entered into a binding contract to acquire the Estates at Wakefield, a 288-unit apartment community under construction in Wake Forest, North Carolina for a price of $37.3 million, which is expected to occur during the first quarter of 2014. The purchase contract provides for closing, upon completion of the property, subject to the satisfaction of customary closing conditions. We are currently in discussions for a mortgage on this property with a lender who has provided us financing in the past; however, we currently have no commitment for financing this property. Accordingly, there can be no assurance that we will obtain financing for the acquisition, and we may be unable to close the purchase of the property, which would result in our forfeiture of approximately $0.8 million in earnest money.

As a REIT, we are required to distribute at least 90% of our REIT taxable income, excluding net capital gains, to stockholders on an annual basis. We expect that these needs will be met from cash generated from operations and other sources, including proceeds from secured mortgages and unsecured indebtedness, proceeds from additional equity issuances, cash generated from the sale of property and the formation of joint ventures.

Long-Term Liquidity Needs

Our principal long-term liquidity needs will primarily be to fund additional property acquisitions, major renovation and upgrading projects and debt payments and retirements at maturities. We do not expect that net cash provided by operations will be sufficient to meet all of these long-term liquidity needs. We anticipate meeting our long-term liquidity requirements by using cash and short-term credit facilities as an interim measure, to be replaced by funds from public and private equity and debt offerings, long-term secured and unsecured debt, or joint venture investments. In addition, we may use Operating Partnership units issued by our Operating Partnership to acquire properties from existing owners seeking a tax-deferred transaction.

Contractual Obligations and Commitments

As of September 30, 2013, we had the following contractual obligations:

	Payment Due By Period
Contractual Obligations	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years	Total
Long-term debt obligations(1)	$70,463,636	$17,989,036	$34,283,193	$160,426,103	$283,161,968
Operating lease obligations	969,775	1,683,000	1,742,400	54,552,271	58,947,446
Interest payments(2)	11,047,997	16,206,541	14,416,785	25,831,325	67,502,648

Totals	$82,481,408	$35,878,577	$50,442,378	$240,809,699	$409,612,062

(1)	Includes indebtedness on Beckanna at Glenwood and Terraces River Oaks, which are included in discontinued operations, and 50% of the indebtedness on Estates at Perimeter, in which we have an unconsolidated 50% interest.
(2)	For variable rate indebtedness, we have assumed that such indebtedness will be paid at the rate in effect on September 30, 2013 for the duration of the obligation.

Consolidated Indebtedness to be Outstanding After the Rights Offering Transaction

The following table sets forth information with respect to the indebtedness that we expect to have outstanding after the deployment of the net proceeds as described under “Background of the Rights Offering and Backstop Investment—Use of Proceeds,” the refinancing of the indebtedness on the Estates at Millenia and Fountains Southend and our anticipated financing of The Avenues of Craig Ranch and Estates at Wake Forest, as described in the footnotes below. Unless otherwise indicated, the interest rate and outstanding balance is as of September 30, 2013.

Property	Interest Rate	Origination Date	Amortization (Years)	Number of Months of Interest Only Payments from Origination Date	Maturity Date	Outstanding Balance
Revolving Credit Facility(1)(2)	3.52%	01/31/2013	N/A	All	01/31/2016	$13,000,000
Creekstone at RTP	3.88%	05/17/2013	30	36	06/10/2023	$23,250,000
Estates at Millenia(3)	4.75%	(3)	30	30	(3)	$24,950.000
Estates at Perimeter(4)	4.25%	09/01/2010	30	24	09/01/2017	$8,838,233
Fountains Southend(5)	4.31%	(5)	30	36	(5)	$23,750,000
Lakeshore on the Hill	4.48%	12/14/2010	30	24	01/01/2018	$6,763,337
Miller Creek(6)	4.60%	(6)	30	36	(6)	$26,250,000
St. James at Goose Creek	3.75%	06/20/2013	30	24	07/01/2023	$19,000,000
Talison Row(7)	4.06%	08/26/2013	30	36	09/10/2023	$33,635,000
Terrace at River Oaks(8)	4.32%	12/21/2011	30	24	01/01/2022	$14,300,000
The Beckanna on Glenwood(2)(9)	3.12%	10/31/2011	30	12	11/01/2018	$6,267,929
The Pointe at Canyon Ridge	4.10%	05/31/2013	30	24	06/01/2025	$25,800,000
The Trails of Signal Mountain	4.92%	05/26/2011	30	24	06/01/2018	$8,288,723
Vintage at Madison Crossing	4.19%	03/04/2013	30	24	04/01/2023	$11,437,000
Westmont Commons	3.84%	12/13/2012	30	24	01/01/2023	$17,920,000

Total						$263,450,222

(1)	The information provided is as of September 30, 2013. The interest rate on credit facility borrowings is the weighted average interest rate on the outstanding balance as of September 30, 2013. On November 4, 2013, we modified the revolving credit facility as discussed below under “—Revolving Credit Facility.”
(2)	Variable rate indebtedness. See Note E to the accompanying financial statements for the nine months ended September 30, 2013 for a description of the terms of our variable rate indebtedness.
(3)	The current indebtedness on this property is scheduled to mature on June 3, 2014 and bears interest at a floating rate per annum of one-month LIBOR plus 4.75%, with a floor of 5.75%, which interest rate was 5.75% per annum as of September 30, 2013. As described in “Background of the Rights Offering and Backstop Investment—Use of Proceeds,” we intend to use $10.2 million of the net proceeds of the Rights Offering Transaction to pay down, in part, the current indebtedness and pay fees associated therewith. We have submitted an application and agreed to terms for permanent financing for this acquisition with a lender who has provided financing to us in the past, which we will use to pay off, in full, the current indebtedness on this property. The information in this table sets forth these anticipated terms. We anticipate that the loan will close December 1, 2013 and provide for a term of ten years. As we currently do not have a commitment for financing of this property, there be no assurance that we will procure such financing on the anticipated terms or at all.
(4)	We own this property through a 50% unconsolidated joint venture.
(5)

In connection with the purchase of Fountains Southend on September 24, 2013, we entered into a $30.0 million interim mortgage loan secured by the property. The interim mortgage loan bears interest at one-month LIBOR plus 4.75%, with a floor of 5.75% and requires monthly payments of interest only. The loan matures on March 24, 2014 with a $150,000 fee payable at maturity. We have the option to extend the loan for an additional three months subject to certain terms and conditions. On July 2, 2013, we obtained a commitment for a new mortgage loan secured by Fountains Southend in the amount of $23.8 million with a 10-year term. The commitment expires on December 2, 2013. The loan will bear interest at a fixed rate of 4.31% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter based on a 30 year amortization schedule. We intend to use $6.3 million of the net proceeds from the Rights Offering Transaction and the proceeds from this mortgage loan to pay off the existing mortgage loan. We can provide no assurances that we will obtain a new mortgage loan on the anticipated terms, or at all, or that we will pay able to pay off the existing mortgage loan.
(6)	In connection with the purchase of Miller Creek on February 22, 2013, we entered into a commitment for a $26.3 million mortgage loan secured by the property. The commitment provides for a term of 10 years and a fixed interest rate of 4.60% per annum with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter until maturity based on a 30-year amortization schedule. While we currently have a commitment for financing this property, there can be no assurance that we will be able to close the purchase of the property and that such financing will be completed, which would result in our forfeiture of approximately $1.0 million in earnest money and interest rate-lock deposits.
(7)	This loan was entered into in connection with the purchase of Talison Row on August 26, 2013.
(8)	On September 30, 2013, we finalized a binding contract to sell this property. The closing is anticipated to occur after the purchaser obtains the lender’s consent to assume the existing mortgage loan on the property, which is expected to occur during the fourth quarter of 2013.
(9)	On September 10, 2013, we finalized a binding contract to sell this property. The closing is anticipated to occur after the purchaser obtains the lender’s consent to assume the existing mortgage loan on the property, which is expected to occur during the fourth quarter of 2013.

Revolving Credit Facility

Our operating partnership entered into a $14.0 million senior secured revolving credit facility agreement, dated January 31, 2013 for which BMO Harris Bank N.A. is serving as sole lead arranger and administrative agent. We serve as the guarantor for any funds borrowed by the operating partnership as borrower under the credit facility. The credit facility has a term of three years and allows for borrowings of up to $14.0 million, with an accordion feature that will allow us to increase the availability thereunder by $66.0 million to an aggregate of $80.0 million under certain conditions as additional properties are included in the borrowing base. On November 4, 2013, the agreement was amended to redefine certain terms relating to the financial covenants and to permit the company and the operating partnership to declare or make cash distributions to its stockholders or unit holders, respectively, through December 31, 2014, in amounts greater than ninety-five percent (95%) of the operating partnership’s funds from net income. Commencing January 1, 2015, such distributions will be impermissible in aggregate amounts greater than 95% of the operating partnership’s funds from net income (or, if greater, the amount equivalent to be distributed for the company to maintain its status as a REIT).

The Arbors River Oaks property is currently the only property included in the borrowing base. On January 31, 2013, we borrowed $9.0 million on the credit facility to repay in full the mortgage loan on the Arbors River Oaks property and $1.5 million to fund prepayment penalties, closing costs and other related fees and working capital needs. Subsequently, we borrowed an additional $2.5 million on the credit facility for general corporate purposes. As of September 30, 2013, due to certain borrowing restrictions set forth in the credit facility, we had approximately $0.5 million available under the credit facility.

The credit facility bears interest, at our option, either at a base rate plus a margin of 150 basis points to 225 basis points, depending on our leverage ratio, or at the rate of LIBOR, plus a margin of 250 basis points to 325 basis points, depending on our leverage ratio. As of September 30, 2013, the weighted average interest rate was 3.52%. In addition, we pay a commitment fee of 0.25% to 0.35% quarterly in arrears based on the unused revolving credit commitment. As of September 30, 2013, the commitment fee was 0.25%.

The credit facility contains customary affirmative and negative covenants and contains financial covenants that, among other things, require us to maintain certain leverage ratios, ratios of earnings before payment or charges of interest, taxes, depreciation, amortization or extraordinary items, or EBITDA, as compared to fixed charges, and minimum tangible net worth. The financial covenants also limit our distributions to 95% of funds from operations. In addition, it will constitute an event of default under the credit facility if we default on any of our indebtedness that equals or exceeds $10.0 million for non-recourse debt or $5.0 million for recourse debt, including any indebtedness we have guaranteed.

As September 30, 2013, we were in compliance with or obtained waivers for all of the financial covenants under the revolving credit facility.

Cash Flows for the Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

Cash flows provided by (used in) operating activities, investing activities and financing activities for the nine months ended September 30, 2013 and 2012 were as follows:

(dollars in thousands)	Nine months ended September 30,
	2013	2012
Operating activities	$(927)	$3,025
Investing activities	$(59,443)	$(364)
Financing activities	$62,267	$(1,748)

Net cash used in operating activities was approximately $0.9 million for the nine months ended September 30, 2013 compared to net cash provided by operating activities of approximately $3.0 million for the nine months ended September 30, 2012. The negative net change in cash from operating activities of $3.9 million is primarily a result of the inclusion in operating income of properties acquired subsequent to September 30, 2012 and the reduction recapitalization costs partially offset by the additional general and administrative expenses associated with being a self-administrated and self-managed public company and the timing of payments related to accounts payable and accrued expenses.

Net cash used in investing activities was approximately $59.4 million during the nine months ended September 30, 2013 compared to net cash used in investing activities of approximately $0.4 million during the nine months ended September 30, 2012. The increase in net cash provided by investing activities was primarily the result of the use of approximately $62.2 million during the nine months ended September 30, 2013 for the acquisition of five properties. No property acquisitions were completed in the nine months ended September 30, 2012. The purchase of real estate assets during the nine months ended September 30, 2013 included $1.6 million in cash paid for the acquisition of a mortgage note.

Net cash provided by financing activities was approximately $62.3 million during the nine months ended September 30, 2013 compared to net cash used in financing activities of approximately $1.7 million during the nine months ended September 30, 2012. The increase in net cash provided by financing activities was primarily due to $54.5 million of net proceeds received from our public equity offering during the second quarter of 2013 and increased borrowings to finance acquisitions partially offset by payments to redeem noncontrolling interests and for distributions to stockholders.

Cash Flows for the Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Cash flows provided by (used in) operating activities, investing activities and financing activities for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011
Operating activities	$(1,159,784)	$3,044,087
Investing activities	$2,892,501	$(30,634,753)
Financing activities	$2,519,209	$26,531,632

Net cash flow used in operating activities was approximately $1.2 million for the year ended December 31, 2012 compared to net cash provided by operating activities of approximately $3.0 million for the year ended December 31, 2011. The net increase is mainly a result of:

•	Increase in amortization of deferred loan costs by approximately $0.6 million;

•	Increase of approximately $1.7 million in depreciation and amortization;

•	Increase of approximately $2.6 million in the change in accounts payable and accrued expenses, which includes professional fees related to the recapitalization; and

•	Increase of approximately $0.2 million in the change in security deposits and deferred rent;

•	Less: Increase of approximately $4.3 million in the change in prepaid expenses and other assets, which includes professional fees related to the Rights Offering; and

•	Less: Increase of approximately $7.3 million in loss from continuing operations.

Net cash provided by investing activities was approximately $2.9 million during the year ended December 31, 2012 compared to net cash used in investing activities of approximately $30.6 million during the year ended December 31, 2011. The increase was primarily the result of the use of approximately $15.5 million during the year ended December 31, 2011 for the acquisition of four properties compared to the use of approximately $4.5 million during the year ended December 31, 2012 for the acquisition of two properties. Also increasing cash provided from investing activities were net proceeds of approximately $7.6 million from the sale of a property held for sale and approximately $0.8 million from the sale of land that was owned by Feldman prior to the recapitalization in the year ended December 31, 2012.

Net cash provided by financing activities was approximately $2.5 million during the year ended December 31, 2012 compared to net cash provided by financing activities of approximately $26.5 million provided during the year ended December 31, 2011. The net reduction in the current year was primarily due to increases in payment of deferred loan costs ($1.2 million), recapitalization costs ($0.9 million), decreases in contributions from partners and members ($17.8 million), and the reduction of cash provided by discontinued operations ($15.7 million); partially offset by an increase in net borrowings under mortgage financing ($4.7 million), private placement of common stock ($2.7 million), a reduction due from related parties ($1.5 million) and a decrease in distributions to partners, members and stockholders ($2.7 million).

On August 7, 2012, we sold an aggregate of 178,333 shares of our common stock in a private placement at a price equal to $15.00 per share to certain individuals with pre-existing relationships with us and members of our senior management team. We conducted the private placement to generate cash for working capital and general corporate purposes and used the net proceeds of $2.7 million for those purposes.

Income Taxes

No provision has been made for income taxes since all of the company’s operations are held in pass-through entities and accordingly the income or loss of the company is included in the individual income tax returns of the partners or members.

We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 2004. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate tax rates. We believe that we are organized and operate in a manner to qualify and be taxed as a REIT and we intend to operate so as to remain qualified as a REIT for federal income tax purposes.

Inflation

Inflation in the United States has been relatively low in recent years and did not have a significant impact on the results of operations for the company’s business for the periods shown in the consolidated historical financial statements. We do not believe that inflation poses a material risk to the company. The leases at our apartment properties are short term in nature. None are longer than two years, and most are one year or less.

Although the impact of inflation has been relatively insignificant in recent years, it does remain a factor in the United States economy and could increase the cost of acquiring or replacing properties in the future.

Quantitative and Qualitative Disclosures About Market Risk

Our future income, cash flows and fair value relevant to our financial instruments depends upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. Based upon the nature of our operations, we are not subject to foreign exchange rate or commodity price risk. The principal market risk to which we are exposed is the risk related to interest rate fluctuations. Many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors that are beyond our control contribute to interest rate risk. Our interest rate risk objective is to limit the impact of interest rate fluctuations on earnings and cash flows and to lower our overall borrowing costs. To achieve this objective, we manage our exposure to fluctuations in market interest rates for our borrowings through the use of fixed rate debt instruments to the extent that reasonably favorable rates are obtainable. All of our financial instruments were entered into for other than trading purposes.

Fixed Interest Rate Debt

As of September 30, 2013, excluding discontinued operations, we had approximately $146.1 million of fixed rate mortgage debt, or approximately 58% of our outstanding mortgage debt, which limits our risk to fluctuating interest rates. Though a change in the market interest rates affects the fair market value, it does not impact net income to stockholders or cash flows. Our total outstanding fixed rate mortgage debt had an average effective interest rate as of September 30, 2013 of 4.05% per annum with an average of 9.50 years to maturity.

Variable Interest Rate Debt

As of September 30, 2013, excluding discontinued operations, we had approximately $107.7 million of variable rate mortgage debt, or approximately 42% of our outstanding debt. As of September 30, 2013, we did not have any interest rate swaps, caps or other derivative instruments in place, leaving the variable debt subject to interest rate fluctuations. The impact of a 1% increase or decrease in interest rates on our variable rate mortgage debt would result in a decrease or increase of annual net income of approximately $1.1 million, respectively. Our total outstanding variable rate mortgage debt had an average effective interest rate as of September 30, 2013 of 4.91% per annum with an average of 1.87 years to maturity.

Off-Balance Sheet Arrangements

As of September 30, 2013, we had no off-balance sheet arrangements that have had or are reasonably likely to have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures. We own a 50% interest in one joint venture, which is accounted for under the equity method as we exercise significant influence over, but do not control, the investee.

Non-GAAP Financial Measures

In this proxy statement, we disclose and discuss funds from operations, or FFO, core funds from operations, or Core FFO, and net operating income, or NOI, all of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this proxy statement a statement of why management believes that presentation of these measures provides useful information to investors.

None of FFO, Core FFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance; however, we believe that to understand our performance further, FFO, Core FFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Funds from Operations and Core FFO

FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (computed in accordance with GAAP), excluding gains (losses) from sales of property (and impairment adjustments), plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from—or “adds it back” to—GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO does not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO as disclosed by other REITs might not be comparable to our calculation of FFO.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items such provision for loan losses, prepayment penalty on early payment of debt, as acquisition costs and costs relating to our recapitalization transaction that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance with other multifamily REITs. Specifically, the provision for loan losses reflects the loss on a mortgage loan held by Trade Street Company, which loss was included in loss from continuing operations, was non-recurring and is akin to an impairment loss on a real estate asset. Recapitalization costs and the prepayment penalty on early repayment of debt are one-time, non-recurring charges related to the recapitalization described elsewhere in this proxy statement. Accretion to preferred stock and preferred units is a one-time charge associated with the balance sheet classification of preferred stock and preferred units at December 31, 2012 as temporary equity, which charge is non-recurring due to amended terms of these instruments which is expected to result in reclassification of such items as permanent equity in the first quarter of 2013. Management believes that it is helpful to investors to add back non-recurring items to arrive at our Core FFO.

The following table sets forth a reconciliation of FFO and Core FFO for the periods presented to net loss, as computed in accordance with GAAP (amounts in thousands):

	Nine Months Ended September 30,			Years Ended December 31,
	Pro forma	Historical		Pro forma	Historical
	2013	2013	2012	2012	2012	2011
Net income (loss) attributable to common stockholders	$(353,528)	$4,121,211	$(5,625,457)	$(11,786,376)	$(7,218,008)	$(3,420,926)
Adjustments related to earnings per share computation(1)	(9,223,726)	(9,223,726)	—	—	—	—
Asset impairment loss	572,164	507,278	—	—	—	372,625
Real estate depreciation and amortization—continuing operations	10,326,610	7,015,557	2,922,279	10,485,370	3,876,063	2,796,527
Real estate depreciation and amortization—discontinued operations	410,715	364,139	2,655,173	3,460,973	2,967,630	1,765,558
Real estate depreciation and amortization—unconsolidated joint venture	269,865	239,261	240,806	364,865	312,856	427,952
Gain on bargain purchase	(6,439,080)	(5,708,868)	—		—	—
Gain on sale of discontinued operations	(1,815,908)	(1,609,978)	—	(2,036,628)	(1,746,318)	—

Funds from operations attributable to common stockholders(4)	$(6,252,889)	$(4,295,126)	$192,801	$488,204	$(1,807,777)	$1,941,736
Acquisition and recapitalization costs	—	757,936	1,522,298	1,727,782	1,869,255	1,677,086
Loss on early extinguishment of debt	1,076,785	954,674	442,301	502,004	430,446	—
Provision for loan losses	—	—	—	—	—	535,547
Non-cash straight-line adjustment for ground lease expenses	288,204	255,521	233,971	362,301	310,657	85,173
Non-cash portion of stock awards	1,343,477	1,191,122	—	—	—	—
Non-cash accretion of preferred stock and units	495,085	495,085	214,561	375,482	375,482	—

Core funds from operations attributable to common stockholders(4)	$(3,049,338)	$(640,788)	$2,605,932	3,455,773	$1,178,063	$4,239,541

Per share data
Funds from operations	$(0.19)	$(0.53)	$0.12	$0.02	$(0.79)	$20.17
Core funds from operations	$(0.09)	$(0.08)	$1.56	$0.13	$0.52	$44.03
Weighted average common shares outstanding—basic(2)(3)	32,963,096	8,081,580	1,669,216	27,159,610	2,278,094	96,284

(1)	See notes B and J to condensed consolidated financial statements included elsewhere in this proxy statement.
(2)	Includes non-vested portion of restricted stock awards.
(3)	Does not reflect the potential dilution of conversion of Class B contingent units into common units under certain circumstances. The outstanding Class B contingent units, which total approximately $21.1 million, can be converted into common units of our Operating Partnership only upon the sale or development and stabilization of four specified land assets. Accordingly, as the dates and per share values of these conversions cannot be determined, the effects of these conversions have not been reflected in the per share amounts. If the contingencies for all four land sites had been satisfied as of January 1, 2013, the Class B contingent units would have converted at a floor of $9.00 per share, which would have resulted in a total weighted average diluted shares and units outstanding of 13,737,165 and 10,425,080 for the three and nine months ended September 30, 2013, respectively.
(4)	Individual line items included in the computations are net of noncontrolling interests and include results from discontinued operations where applicable.

Net Operating Income

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization as well as property management fees paid to third parties, as such fees were paid prior to the recapitalization and will not be incurred in the future, as we are now self-administered and self-managed. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. In addition, results for 2013 and 2012 reflect NOI from discontinued operations (Oak Reserve at Winter Park and The Beckanna on Glenwood for same store and Fontaine Woods and Estates of Mill Creek for non-same store) as we owned and managed these properties during the majority of the periods presented. We have included the NOI of our unconsolidated joint venture (The Estates at Perimeter) in same store NOI.

However, NOI should only be used as an alternative measure of our financial performance. The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net loss:

	Nine Months Ended September 30,			Years Ended December 31,
	Pro forma	Historical		Pro forma	Historical
	2013	2013	2012	2013	2012	2011
Net Operating Income
Same Store	$5,909,498	$5,909,498	$5,343,320	$4,015,023	$4,015,023	$3,605,624
Non Same Store	6,459,943	4,872,792	—	7,791,299	3,470,997	1,312,802

Total property net operating income	$12,369,441	$10,782,290	$5,343,320	$11,806,322	$7,486,020	$4,918,426

Reconciliation of NOI to GAAP Net Loss
Total property net operating income	$12,369,441	$10,782,290	$5,343,320	$11,806,322	$7,486,020	$4,918,426
Add (subtract):
Property management fees paid to third parties	—	—	(328,895)	(478,997)	(478,997)	(351,000)

Property NOI, continuing operations	12,369,441	10,782,290	5,014,425	11,327,325	7,007,023	4,567,426
Advisory fees from related party	—	—	189,980	189,980	189,980	1,080,271
Interest income	69,933	69,933	57,989	77,095	77,095	5,633
Gain on bargain purchase	6,900,000	6,900,000	—	—	—	—
Depreciation and amortization	(11,065,806)	(8,479,325)	(3,554,154)	(10,485,370)	(4,844,004)	(3,104,985)
Interest expense	(8,029,883)	(6,110,105)	(2,509,116)	(6,441,389)	(3,790,160)	(1,866,733)
Amortization of deferred financing costs	(911,664)	(993,789)	(312,474)	(785,443)	(596,167)	(161,333)
Loss on extinguishment of debt	(1,725,657)	(1,145,657)	(537,938)	(537,938)	(537,938)	—
General and administrative	(6,510,773)	(6,510,773)	(1,482,572)	(3,767,383)	(3,767,383)	(747,782)
Asset impairment losses	(613,120)	(613,120)	—	—	—	(54,808)
Provision for loan losses	—	—	—	—	—	(59,461)
Acquisition and recapitalization costs	—	(916,076)	(1,851,459)	(1,851,459)	(2,331,342)	(444,669)
Acquisition fees from related parties	—	—	—	—	—	(486,480)
Income from unconsolidated joint venture	41,674	41,674	41,277	45,739	45,739	43,381

Loss from continuing operations	(9,475,855)	(6,974,948)	(4,944,042)	(12,228,843)	(8,547,157)	(1,229,540)
Discontinued operations	—	1,696,421	(1,636,834)	—	(4,103)	(2,568,716)

Net loss	(9,475,855)	(5,278,527)	(6,580,876)	(12,228,843)	(8,551,260)	(3.798,256)
Income (Loss) allocated to noncontrolling interests	633,810	911,221	1,169,980	817,949	1,708,734	377,330
Adjustments related to earnings per share computation(1)	8,488,517	8,488,517	(214,561)	(375,482)	(375,482)	—

Income (loss) attributable to common stockholders	(353,528)	$4,121,211	$(5,625,457)	$(11,786,376)	$(7,218,008)	$(3,420,926)

(1)	See notes B and J to the condensed consolidated financial statements included elsewhere in this proxy statement.

Critical Accounting Policies

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses in the reporting periods. Our actual results may differ from these estimates.

We identify and discuss our significant accounting policies that directly impact our financial statements in the notes to the financial statements included in this proxy statement. We discuss below those policies that may be of particular interest to readers of this proxy statement. Other companies in similar businesses may utilize different estimation policies and methodologies, which may impact the comparability of our results of operations and financial condition to those companies.

Purchase Price Allocation and Related Depreciation and Amortization

When we acquire apartment communities, management analyzes and determines the relative value of the components of real estate assets and intangible assets acquired and assigns useful lives to such components based on age and condition at the time of original acquisition. These estimates of useful lives are highly subjective and are based in part on assumptions that could differ materially from actual results in future periods.

Capital Expenditures and Depreciation

Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties are capitalized to the extent the total carrying value of the property does not exceed the estimated net realizable value of the completed property. Capitalization of these costs begins when the activities and related expenditures commence and ceases when the project is substantially complete and ready for its intended use, at which time the project is placed in service and depreciation commences. Real estate taxes, construction costs, insurance, and interest costs incurred during construction periods are capitalized. Capitalized real estate taxes and interest costs are amortized over periods which are consistent with the constructed assets. Real estate investments are stated at the lower of cost less accumulated depreciation or fair value, if deemed impaired, as described below. Depreciation on real estate is computed using the straight-line method over the estimated useful lives of the related assets, generally 35 to 50 years for buildings, 2 to 15 years for long-lived improvements and 3 to 7 years for furniture, fixtures and equipment. Ordinary repairs and maintenance costs are expensed. Significant improvements, renovations and replacements that extend the life of the assets are capitalized and depreciated over their estimated useful lives.

Impairment of Real Estate Assets

We evaluate our real estate assets when events or occurrences, which may include significant adverse changes in operations and/or economic conditions, indicate that the carrying amounts of such assets may not be recoverable. We assess a property’s recoverability by comparing the carrying amount of the property to our estimate of the undiscounted future operating cash flows expected to be generated over the holding period of the property, including cash flow from its eventual disposition. If our evaluation indicates that we may be unable to recover the carrying value of a property, we record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the property. Recording an impairment loss results in an immediate negative charge to net income. For real estate owned through unconsolidated real estate joint ventures or other similar real estate investment structures, at each reporting date we compare the estimated fair value of our real estate investment to the carrying value, and record an impairment charge to the extent the fair value is less than the carrying amount and the decline in value is determined to be other than a temporary decline. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future operating results that could differ materially from actual results in future periods. For a discussion of our impairments in 2012 and 2011, see “—Results of Operations—Comparison of Years Ended December 31, 2012 to December 31, 2011—Asset Impairment Losses.”

Revenue Recognition

Revenues are recorded when earned. Residential properties are leased under operating leases with terms of generally one year or less. Rental income is recognized when earned on a straight-line basis. Sales of real estate property occur through the use of a sales contract where gains or losses from real estate property sales are recognized upon closing of the sale. We use the accrual method and recognize gains or losses on the sale of our properties when the earnings process is complete, we have no significant continuing involvement and the collectability of the sales price and additional proceeds is reasonably assured, which is typically when the sale of the property closes.

Operating Expenses

Operating expenses associated with the rental property include costs to maintain the property on a day to day basis as well as any utility costs, real estate taxes and insurance premiums. Operating expenses are recognized as incurred.

Accounting for Recapitalization

For legal purposes, our recapitalization consisted of the contribution by the Trade Street Funds of all of their respective interests in the entities that own the Contributed Properties and the Contributed Land Investments and the contribution by Trade Street Advisor GP, Inc., Trade Street Capital and Mr. Baumann and his wife and all of their interest in the real estate investment advisory and management platform to the surviving legal entity, Trade Street Residential, Inc., a Maryland corporation, formerly known as Feldman Mall Properties, Inc. prior to June 1, 2012. For accounting purposes the transaction was accounted for as a recapitalization, and TSIA, which was owned and controlled by Mr. Baumann, was deemed to be the “accounting acquirer.” Accordingly, the accompanying historical audited financial statements of Trade Street Residential, Inc. and the unaudited historical condensed financial statements of Trade Street Residential, Inc. included elsewhere in this proxy statement and the discussion below represent the historical financial statements of the entities contributed to the operating partnership prior to June 1, 2012, which have been retroactively adjusted to reflect the legal capital of the recapitalized corporation, and Trade Street Residential Inc. subsequent to June 1, 2012. See Note A to the audited historical consolidated financial statements for the years ended December 31, 2012 and 2011 appearing elsewhere in this proxy statement for further discussion.

Accounting for the Variable Interest Entity

Under Financial Accounting Standards Board, or FASB, Accounting Standard Codification, or ASC 810, “Consolidation,” when a reporting entity is the primary beneficiary of an entity that is a variable interest entity as defined in FASB ASC 810, the variable interest entity must be consolidated into the financial statements of the reporting entity. The determination of the primary beneficiary requires management to make significant estimates and judgments about rights, obligations, and economic interests in such entities as well as the same of the other owners. A primary beneficiary has both the power to direct the activities that most significantly impact the variable interest entity, and the obligation to absorb losses and the right to receive benefits from the variable interest entity. Unconsolidated joint ventures in which we do not have a controlling interest but exercise significant influence are accounted for using the equity method, under which the Company recognizes its proportionate share of the joint venture’s earnings and losses. The entities contributed to the operating partnership in the recapitalization were under common control, directly or indirectly, of Mr. Baumann.

Recent Accounting Pronouncements

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of accumulated other comprehensive income (AOCI) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning after December 15, 2012 and early adoption is permitted. We have early adopted ASU 2013-02 for the annual period ended December 31, 2012. The adoption of ASU 2013-02 did not have a significant impact on our consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12 in order to defer only those changes in ASU 2011-05, which is discussed below, that relate to the presentation of reclassification adjustments. No other requirements in ASU 2011-05 were affected by ASU 2011-12, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. ASU 2011-12 is effective for us in fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of ASU 2011-12 for the year ended December 31, 2012 did not have a significant impact on the consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet Disclosures relating to Offsetting Assets and Liabilities. ASU 2011-11 amended ASC 210, Balance Sheet, to facilitate the comparison between disclosure guidance in GAAP and International Financial Reporting Standards, or IFRS. The amendments will enhance disclosures required by GAAP by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. This information will enable users of an entity’s financial statements to evaluate the effect or potential effect of netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. The amendment is to be applied retrospectively for all comparative periods presented and is effective for annual periods beginning after January 1, 2013. The company does not believe the future adoption of ASU 2011-11 will have a significant impact on the consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of stockholders’ equity and requires the presentation of components of net income and components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The adoption of ASU 2011-5 did have a significant impact on the consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in GAAP and International Financial Reporting Standards. ASU 2011-04 amended ASC 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change a particular principle in ASC 820. In addition, ASU 2011-04 requires additional fair value disclosures. The amendments are to be applied prospectively and are effective for annual periods beginning after December 15, 2011. The adoption of this standard did not have a material impact on the consolidated financial statements of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 31, 2013 by (i) each person known by us to own more than 5% of our outstanding shares of common stock, (ii) our directors, the named executive officers listed in our Summary Compensation Table in the Registration Statement and certain other executive officers and (iii) by all directors, named executive officers and certain other executive officers as a group. Except as otherwise indicated below, the address of each director, named executive officer and executive officer listed below is c/o Trade Street Residential, Inc., 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180. The following table does not give effect to any shares or rights to acquire shares that stockholders may acquire in connection with, or as a result of, the Rights Offering Transaction.

Unless otherwise indicated in the footnotes, the listed beneficial owners have sole voting and investment power over all shares.

	Beneficial Ownership Common(1)
	Number of Shares		Percent of Total (%)
5% Stockholders:
Trade Street Property Fund I, LP Liquidating Trust(2)	3,466,535		30.23
BCOM Real Estate Fund, LLC Liquidating Trust(2)(3)	870,683		7.59
Jacobs Asset Management, LLC(4)	597,900		5.21
Forward Management, LLC(5)	1,143,700		9.97
Forward Select Income Fund(5)	970,000		8.46

Named Executive Officers and Executive Officers:
Michael Baumann	140,539	(3)(6)	1.23
David Levin(7)	120,166	(9)	1.05
Ryan Hanks	58,866	(11)		*
Bert Lopez(8)	58,866	(12)		*
Richard Ross(13)	—		—

Directors:
James Boland	3,500	(10)		*
Randy Coley	3,500	(10)		*
Lewis Gold	20,166	(10)(14)		*
Mack D. Pridgen III	3,500	(10)		*
Sergio Rok	3,500	(10)		*

All executive officers, directors and director nominees as a group (ten persons)	412,603		3.60

*	Less than one percent
(1)	Based on 11,468,665 shares of common stock outstanding as of September 30, 2013.
(2)

Address of trustee is 541 Cypress Point Drive West, Pembroke Pines, Florida 33027. Includes an aggregate of 940,241 shares of common stock owned by BREF/BUSF Millenia Associates, LLC, an entity owned and controlled by Trade Street Property Fund I, LP Liquidating Trust and BCOM Real Estate Fund, LLC Liquidating Trust. The ultimate voting or dispositive control over the shares of common stock is held by Michael Fellner, who serves as the series trustee of the series trusts of the liquidating trusts. The liquidating trusts are required by their governing documents to distribute to the trusts’ beneficial owners the shares of common stock owned, including shares owned by BREF/BUSF Millenia Associates, LLC, by them no later than May 31, 2015 unless such date is extended in the trustee’s discretion. If the shares of common stock had been distributed to the beneficial owners on November 12, 2013, the following table represents the beneficial owners of Trade Street Property Fund I, LP Liquidating Trust and BCOM Real Estate Fund, LLC Liquidating Trust that would have owned more than 5% of our outstanding common stock as of November 12, 2013.

	Beneficial Ownership Common(1)
Beneficial Owner	Number of Shares	Percent of Total (%)
Trade Street Property Fund I, LP Liquidating Trust:
United Brotherhood of Carpenters Pension Plan	623,976	5.44
Southwest Carpenters Pension Fund	1,247,952	10.88
Ironworkers District Council of Tennessee Valley & Vicinity Welfare, Pension & Annuity Plans	720,274	5.44

(3)	Pursuant to the operating agreement of BCOM Real Estate Fund, LLC as in effect prior to the recapitalization, BCOM Real Estate Fund, LLC was obligated to reimburse entities controlled by Mr. Baumann for certain amounts advanced to or paid on behalf of BCOM Real Estate Fund, LLC. Immediately prior to formation of the BCOM Real Estate Fund, LLC Liquidating Trust, on May 31, 2012 this reimbursable amount was approximately $10.6 million. The $10.6 million reimbursable amount may in the future be settled in part through a transfer by BCOM Real Estate Fund, LLC Liquidating Trust to Mr. Baumann or entities controlled by Mr. Baumann of shares of common stock. If BCOM Real Estate Fund, LLC Liquidating Trust transferred all shares of common stock owned by it (amounting to approximately $3.1 million) to Mr. Baumann or entities controlled by him, then after such transfer, Mr. Baumann would beneficially own 700,504 shares of common stock, or approximately 1.9% of our outstanding common stock.
(4)	Sy Jacobs is the control person for this stockholder. The address of this stockholder is 11 East 26th Street, Suite 1900, New York, New York 10010.
(5)	The address of this stockholder is 101 California Street, Suite 1600, San Francisco, California 94111.
(6)	Includes (i) 33,333 shares of common stock held by Mr. Baumann and his wife; (ii) 52,868 shares of common stock held by Post Oak Partners, LLC, an entity controlled by Mr. Baumann and (iii) 54,338 shares of restricted stock which were granted to Mr. Baumann upon completion of our initial public offering, which are subject to vesting over a four-year period. Excludes (i) an unknown number of shares of common stock for which common units may be redeemed following conversion of 71,711 Class B contingent units held by Trade Street Capital, LLC and Trade Street Adviser GP, Inc., entities controlled by Mr. Baumann; and (ii) an unknown number of shares of common stock for which common units may be redeemed following conversion of 139,204 Class B contingent units held by Mr. Baumann and his wife.
(7)	Mr. Levin was appointed as Vice-Chairman and President on July 22, 2013. While he was not a named executive officer for the year ended December 31, 2012, we anticipate that he will be a named executive officer for the year ending December 31, 2013.
(8)	Mr. Lopez’s address is 5711 Maggiore St., Coral Gables, FL 33146.
(9)	Includes 25,000 shares of common stock acquired in our initial public offering and 75,000 shares of common stock granted to Mr. Levin on September 30, 2013.
(10)	Includes 3,500 shares of common stock granted in lieu of cash for the 2013 annual retainer fee of $35,000.
(11)	Includes 58,866 shares of restricted stock which were granted upon completion of our initial public offering, which are subject to vesting over a four-year period.
(12)	Mr. Lopez served as our Chief Financial Officer and Chief Operating Officer for the period from June 1, 2012 to August 27, 2013 and September 13, 2013, respectively. As a result of Mr. Lopez’s resignation on September 13, 2013, the 58,866 shares of restricted stock that Mr. Lopez received under the Equity Incentive Plan upon the completion of our initial public offering became fully-vested on September 20, 2013.
(13)	Mr. Ross was appointed as Chief Financial Officer on August 27, 2013. While he was not a named executive officer for the year ended December 31, 2012, we anticipate that he will be a named executive officer for the year ending December 31, 2013.
(14)	Includes shares of common stock held in the name of EGGE, LLC, an entity controlled by Mr. Gold.

OTHER MATTERS

Stockholder Proposals

We did not hold an annual meeting of stockholders in 2013. We intend to hold one in 2014. To be considered for inclusion in next year’s proxy materials, your proposal must be received in writing by our Secretary at 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180, a reasonable time before we begin to print and mail our proxy materials to our stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials, we must receive it a reasonable time before we begin to print and mail our proxy materials to our stockholders. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals. A copy of our bylaws is available via written request to our Secretary at 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180, or by accessing EDGAR on the SEC’s website at www.sec.gov.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with this meeting, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Trade Street Residential, Inc., Secretary, 19950 West Country Club Drive, Suite 800, Aventura, Florida 33180 or contact our Secretary at (786) 248-5200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The SEC’s Internet site can be found at www.sec.gov.

Pro Forma Condensed Consolidated Balance Sheets

September 30, 2013

(unaudited)

		2013 Acquisitions
	Historical	Miller Creek	Craig Ranch	Wake Forest	Other Adjustments		Pro Forma
	(A)	(B)	(C)	(D)
ASSETS:
Real estate:
Land and improvements	$58,448,721	$7,341,911	$7,111,165	$6,251,113	$—		$79,152,910
Building and improvements	272,446,492	34,222,784	33,147,211	29,138,256	—		368,954,743
Furniture, fixtures, and equipment	8,981,332	1,128,171	1,092,714	960,557	—		12,162,774

	339,876,545	42,692,866	41,351,090	36,349,926	—		460,270,427
Less accumulated depreciation	(11,977,890)	—	—		—		(11,977,890)

Net investment in operating properties	327,898,655	42,692,866	41,351,090	36,349,926	—		448,292,537
Land held for future development	43,746,943	—	—	—	—		43,746,943
Real estate held for sale	35,079,125	—	—	—	—		35,079,125

Net real estate assets	406,724,723	42,692,866	41,351,090	36,349,926	—		527,118,605

	406,724,723	42,692,866	41,351,090	36,349,926	—		527,118,605

Other assets:
Cash and cash equivalents	6,794,174	(17,887,000)	(42,375,000)	(37,250,000)	100,208,000	(E)	9,490,174
Restricted cash and lender reserves	3,948,187	—	—	—	—		3,948,187
Intangible asset, net	2,693,277	1,057,134	1,023,910	900,074	—		5,674,395
Investment in unconsolidated joint venture	2,449,491	—	—	—	—		2,449,491
Deferred financing costs, net	3,434,330	387,000	—	—	—		3,821,330
Due from related parties	778,031	—	—	—	—		778,031
Prepaid expenses and other assets	4,918,609	—	—	—	—		4,918,609
Assets held for sale	1,256,834	—	—	—	—		1,256,834

	26,272,933	(16,442,866)	(41,351,090)	(36,349,926)	100,208,000		32,337,051

TOTAL ASSETS	$432,997,656	$26,250,000	$—	$—	$100,208,000		$559,455,656

LIABILITIES:
Indebtedness	$253,755,806	$26,250,000	$—	$—	$(45,962,000)	(E)	$234,043,806
Accrued interest payable	727,437	—	—	—	—		727,437
Accounts payable and accrued expenses	4,620,565	—	—	—	—		4,620,565
Dividends payable	1,240,036	—	—	—	—		1,240,036
Due to related parties	119,569	—	—	—	—		119,569
Security deposits and deferred rent	1,074,678	—	—	—	—		1,074,678
Acquisition consideration payable in shares	294,000	—	—	—	—		294,000
Liabilities related to assets held for sale	30,303,861	—	—	—	—		30,303,861

TOTAL LIABILITIES	292,135,952	26,250,000	—	—	(45,962,000)		272,423,952

Commitments & contingencies	—	—	—	—	—		—

STOCKHOLDERS’ EQUITY:							—
Class A preferred stock	3,091	—	—	—	—		3,091
Common stock	114,687	—	—	—	248,815	(F)	363,502
Additional paid-in capital	163,783,248	—	—	—	147,251,185	(F)	311,034,433
Accumulated deficit	(42,326,926)	—	—	—	(1,330,000)	(E)	(43,656,926)

TOTAL STOCKHOLDERS’ EQUITY—TRADE STREET RESIDENTIAL, INC.	121,574,100	—	—	—	146,170,000		267,744,100
Noncontrolling interests	19,287,604	—	—	—			19,287,604

TOTAL STOCKHOLDERS’ EQUITY	140,861,704	—	—	—	146,170,000		287,031,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$432,997,656	$26,250,000	$—	$—	$100,208,000		$559,455,656

Trade Street Residential, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2013

(Unaudited)

	Historical nine months ended September 30, 2013	2013 Acquisitions					2013 Planned Acquisitions				Pro Forma nine months ended September 30, 2013
		Vintage	St. James	Creekstone	Talison Row	Southend	Miller Creek	Craig Ranch	Other Adjustments
	(G)	(H)	(I)	(J)	(K)	(L)	(B)	(C)
REVENUE:
Rental revenue	$17,864,619	$256,472	$921,324	$654,372	$872,118	$352,269	$675,720	$120,393	$—		$21,717,287
Other property revenues	1,884,575	30,245	164,775	107,271	31,000	103,741	124,220	19,086	—		2,464,913

TOTAL REVENUE	19,749,194	286,717	1,086,099	761,643	903,118	456,010	799,940	139,479	—		24,182,200

OPERATING EXPENSES:
Property operations	6,299,452	120,595	354,870	406,970	446,892	281,214	338,902	225,726	—		8,474,621
Real estate taxes and insurance	2,667,452	26,926	106,097	68,475	222,878	18,928	65,724	161,658	—		3,338,138
General and administrative	6,510,773	—	—	—	—	—	—	—	—		6,510,773
Depreciation and amortization	8,479,325	—	—	—	—	—	—	—	2,586,481	(O)	11,065.806
Asset impairment losses	613,120	—	—	—	—	—	—	—	—		613,120
Acquisition costs	916,076	—	—	—	—	—	—	—	(916,076)	(P)	—

TOTAL OPERATING EXPENSES	25,486,198	147,521	460,967	475,445	669,770	300,142	404,626	387,384	1,670,405		30,002,458

INCOME (LOSS) FROM OPERATIONS	(5,737,004)	139,196	625,132	286,198	233,348	155,868	395,314	(247,905)	(1,670,405)		(5,820,258)
OTHER INCOME (EXPENSES), NET:
Interest income	69,933	—	—	—	—	—	—	—	—		69,933
Gain on bargain purchase	6,900,000						—	—	—		6,900,000
Income from unconsolidated joint venture	41,674	—	—	—	—	—	—	—	—		41,674
Interest expense	(6,110,105)	—	—	—	—	—	—	—	(1,919,778)	(Q)	(8,029,883)
Amortization of deferred financing costs	(993,789)	—	—	—	—	—	—	—	82,125	(Q)	(911,664)
Loss on extinguishment of debt	(1,145,657)	—	—	—	—				(580,000)	(E)	(1,725,657)

TOTAL OTHER EXPENSE, NET	(1,237,944)	—	—	—	—	—	—	—	(2,417,653)		(3,655,597)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,974,948)	139,196	625,132	286,198	233,348	155,868	395,314	(247,905)	(4,088,058)		(9,475,855)
LOSS ALLOCATED TO NONCONTROLLING INTEREST HOLDERS	911,221	—	—	—	—	—	—	—	(277,411)	(R)	633,810
DIVIDENDS DECLARED AND ACCRETED ON PREFERRED STOCK AND UNITS	(706,531)	—	—	—	—	—	—	—	—		(706,531)
DIVIDENDS TO RESTRICTED SHAREHOLDERS	(28,678)						—				(28,678)
EXTINGUISHMENT OF EQUITY SECURITIES	11,715,683	—	—	—	—	—	—	—	—		11,715,683
ADJUSTMENTS ATTRIBUTABLE TO PARTICIPATING SECURITIES	(2,491,957)	—	—	—	—	—	—	—	—		(2,491,957)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,424,790	139,196	625,132	286,198	233,348	155,868	395,314	(247,905)	(4,365,469)		(353,528)
NET INCOME (LOSS) PER COMMON SHARE	$0.31									(S)	$($0.01)

Weighted average number of shares—basic and diluted (II)	7,931,355								23,789,415		31,720,770

Trade Street Residential, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2012

(unaudited)

	Historical Year ended December 31, 2012	2012 Acquisitions		2013 Acquisitions			Other Adjustments		ProForma Year ended December 31, 2012
		Westmont Commons	Millenia	Vintage	St. James	Creekstone
	(G)	(M)	(N)	(H)	(I)	(J)
REVENUE:
Rental revenue	$13,211,830	$2,158,815	$725,181	$1,502,911	$2,407,254	$142,343	$—		$20,148,334
Other property revenues	1,247,766	163,853	110,879	183,655	298,681	34,716	—		2,039,550
Advisory fees from related party	—	—	—	—	—	—	—		—

TOTAL REVENUE	14,459,596	2,322,668	836,060	1,686,566	2,705,935	177,059	—		22,187,884

OPERATING EXPENSES:
Property operations	5,330,324	644,300	487,463	557,780	739,174	248,861	—		8,007,902
Real estate taxes and insurance	2,122,248	158,732	95,942	160,320	284,667	30,747	—		2,852,656
General and administrative	3,767,383	—	—	—	—	—	—		3,767,383
Depreciation and amortization	4,844,004	—	—	—	—	—	5,641,366	(O)	10,485,370
Acquisition and recapitalization costs	2,331,343	—	—	—	—	—	(479,884)	(P)	1,851,459

TOTAL OPERATING EXPENSES	18,395,302	803,032	583,405	718,100	1,023,841	279,608	5,161,482		26,964,770

INCOME (LOSS) FROM OPERATIONS	(3,935,706)	1,519,636	252,655	968,466	1,682,094	(102,549)	(5,161,482)		(4,776,886)
OTHER INCOME (EXPENSES), NET:
Other income	267,075	—	—	—	—	—	—		267,075
Income from unconsolidated joint venture	45,739	—	—	—	—	—	—		45,739
Interest expense	(3,790,159)	—	—	—	—	—	(2,651,229)	(Q)	(6,441,388)
Amortization of deferred financing costs	(596,167)	—	—	—	—	—	(189,276)	(Q)	(785,443)
Loss on extinguishment of debt	(537,939)	—	—	—	—	—	—		(537,939)

TOTAL OTHER EXPENSE, NET	(4,611,451)	—	—	—	—	—	(2,840,505)		(7,451,956)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(8,547,157)	1,519,636	252,655	968,466	1,682,094	(102,549)	(8,001,987)		(12,228,842)
LOSS ALLOCATED TO NON CONTROLLING INTERESTS	1,708,734	—	—	—	—	—	(890,785)	(R)	817,949
ACCRETION OF PREFERRED STOCK AND PREFERRED UNITS	(375,482)	—	—	—	—	—	—		(375,482)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(7,213,905)	1,519,636	252,655	968,466	1,682,094	(102,549)	(8,892,772)		(11,786,375)
NET LOSS PER COMMON SHARE	$(3.17)							(S)	$(0.44)

Weighted average number of shares-basic and diluted (II)	2,278,094						24,656,526		26,934,620

Trade Street Residential, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements Information

The following unaudited pro forma condensed consolidated financial statements of Trade Street Residential, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) should be read in conjunction with our historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2013 and our historical audited consolidated financial statements as of and for the year ended December 31, 2012, and the related notes thereto, included elsewhere in this proxy statement.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 and unaudited pro forma statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 have been prepared to provide pro forma financial information with regard to the rights offering (the “Offering”) and the use of proceeds therefrom as described under “Background of the Rights Offering and Backstop Investment—Use of Proceeds,” as well as certain completed and probable property acquisitions. The unaudited pro forma financial information gives effect to:

•	our December 13, 2012 acquisition of Westmont Commons, a 252-unit apartment community located in Asheville, North Carolina;

•	our December 3, 2012 acquisition of Estates at Millenia (“Millenia”), a 297-unit apartment community located in Orlando, Florida;

•	our March 4, 2013 acquisition of Vintage at Madison Crossing (“Vintage”), a 178-unit apartment community located in Huntsville, Alabama;

•	our May 16, 2013 acquisition of St. James at Goose Creek (“St. James”), a 244-unit apartment community located in Goose Creek, South Carolina, a suburb of Charleston;

•	our May 17, 2013 acquisition of Creekstone at RTP (“Creekstone”), a 256-unit apartment community located in Durham, North Carolina;

•	our August 26, 2013 acquisition of Talison Row (“Talison Row”), a 274-unit apartment community located in Charleston, South Carolina;

•	our September 24, 2013 acquisition of a 100% equity interest in Fountains at New Bern Station, LLC which owned 100% of Fountains Southend (“Southend”), a 208-unit apartment community located in Charlotte, North Carolina;

•	our probable acquisition of Miller Creek (“Miller Creek”), an apartment community located in Germantown, Tennessee that began operations in March 2013 and is anticipated to have 330 units;

•	our probable acquisition of a limited liability company that owns The Avenues of Craig Ranch (“Craig Ranch”), an apartment community located in McKinney, Texas that that began operations in July 2013 and is anticipated to have 334 units;

•	our probable acquisition of Estates at Wake Forest (“Wake Forest”), an apartment community located in Wake Forest, North Carolina that is currently under construction and is anticipated to have 288 units; and

•	the completion of the Offering and the use of the net proceeds therefrom.

The pro forma condensed consolidated balance sheet assumes that each of the transactions referred to above occurred on September 30, 2013. The pro forma consolidated statements of operations assume that each of the transactions referred to above occurred on January 1, 2012. Pro forma statement of operations information is not provided for Wake Forest as this property did not yet have any three month rental history as of September 30, 2013.

Trade Street Residential, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements Information

In addition, the pro forma condensed consolidated balance sheet and statements of operations reflect management’s intended refinancing of Millenia and Southend as follows:

On September 3, 2013, we extended the maturity of the existing $35.0 mortgage loan on Millenia to June 3, 2014 in exchange for the payment of a fee of $174,500. We have one additional six month extension available under the existing terms subject to the payment of an extension fee and the satisfaction of certain conditions. The existing loan also requires an exit fee of $174,500. We intend to use $10.0 million of the net proceeds of the Offering to pay down, in part, the existing mortgage loan on Millenia and, subsequently thereafter, to refinance this loan with a new $25.0 million, 10-year mortgage loan, as more fully described in Note N below. The information in these pro forma financial statements reflects this intended use of net proceeds of the Offering and the completion of the refinancing of the current mortgage loan.

In connection with the acquisition of Southend on September 24, 2013, we entered into a $30.0 million interim mortgage loan secured by the property. The loan matures on March 24, 2014 and requires the payment of a $150,000 exit fee upon maturity. We have the option to extend the loan for an additional three months subject to certain terms and conditions. On July 2, 2013, we obtained a commitment for a new mortgage loan secured by Southend in the amount of $23.8 million with a 10-year term, which we intend to use, in addition to $6.3 million of the net proceeds from the Offering, to pay off the existing mortgage loan, as more fully described in Note L below. The information in these pro forma financial statements reflects this intended use of net proceeds of the Offering and the completion of the payoff of the current mortgage loan.

All completed and probable acquisitions are accounted for using the acquisition method of accounting. The total consideration is allocated to the assets acquired or expected to be acquired and the liabilities assumed or expected to be assumed at their respective fair values on the date of acquisition (or the anticipated date of acquisition with respect to probable acquisitions). The fair value of these assets and liabilities is allocated in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The allocations of the purchase price for each of the probable acquisitions reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of fair values, which is the best available information as of the date of this proxy statement. The final determination of the fair values of these assets and liabilities will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the transactions are completed. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities for each of the probable acquisitions could change significantly from those used in the accompanying unaudited pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only. In management’s opinion, all material adjustments necessary to reflect the effects of the transactions referred to above, including the Offering, have been made. You should read the information below along with all other financial information and analysis presented in this proxy statement, including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our pro forma condensed consolidated financial statements are based on assumptions and estimates considered appropriate by the Company’s management. However, they are not necessarily indicative of what our consolidated financial condition or results of operations actually would have been assuming the transactions referred to above occurred as of the dates indicated, nor do they purport to represent our consolidated financial position or results of operations for future periods. The final valuation of assets and liabilities, allocation of the purchase price, timing of completion of the probable acquisitions and other changes to the acquisitions’ tangible and intangible assets and liabilities that occur prior to completion of the acquisitions, as well as the ability to satisfy other closing conditions, could cause material differences in the information presented.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements

Balance Sheet:

A.	Represents the historical unaudited consolidated balance sheet of the Company as of September 30, 2013, which is included elsewhere within this proxy statement and includes Vintage, which was purchased on March 4, 2013, St. James, which was purchased on May 16, 2013, Creekstone, which was purchased on May 17, 2013, Talison Row, which was purchased on August 26, 2013 and Southend, which was purchased on September 24, 2013. Also included in the unaudited consolidated balance sheet is BSP/Sunnyside, LLC (“Sunnyside”), the owner of undeveloped land located in Panama City, Florida. Since January 30, 2013, the Company is considered the primary beneficiary of Sunnyside and, as such, has consolidated Sunnyside as of January 30, 2013.

B.	On February 22, 2013, we entered into an agreement to purchase Miller Creek for a total purchase price of $43,750,000. We intend to use $17,500,000 of the net proceeds from the Offering (see “Background of the Rights Offering and Backstop Investment—Use of Proceeds”) and the proceeds of a new mortgage loan in the amount of $26,250,000, for which we have received a commitment from the lender, as discussed below, to fund this acquisition. We anticipate that the closing of this acquisition will occur during the fourth quarter of 2013.

We have allocated the estimated total purchase price based upon the appraised fair value of $43,750,000. Upon the closing of the acquisition, we will obtain a valuation in accordance with ASC 805. The final determination of the fair values of these assets and liabilities will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the transaction is completed. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$1,256,760
Land improvements	6,085,151
Building and improvements	34,222,784
Furniture, fixtures, and equipment	1,128,171
Intangible assets—In place leases	1,057,134

$43,750,000

On August 29, 2013, we obtained a commitment for a new mortgage loan in the amount of $26,250,000 with a 10-year term. The loan will bear interest at a fixed rate of 4.60% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter based on a 30-year amortization schedule. Deferred loan costs are estimated to be $387,000. Total annual interest expense for the first 12 months under this mortgage note is expected to be approximately $1,207,500.

Pro forma depreciation and amortization expense for the period from March 1, 2013 (date of inception of operations) through September 30, 2013 is as follows:

Land improvements	$236,645	15 years
Building and improvements	399,266	50 years
Furniture, fixtures, and equipment	131,620	5 years
Intangible assets—In place leases	1,057,134	6 months

	$1,824,665

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

C.	On June 6, 2013, we entered into a binding contract to acquire 100% of the membership interests of a limited liability company that owns Craig Ranch for a total purchase price of $42,375,000. We intend to use proceeds from the Offering (see “Background of the Rights Offering and Backstop Investment—Use of Proceeds”) to fund this acquisition. We anticipate that the closing of this acquisition will occur during the fourth quarter of 2013.

We have allocated the estimated total purchase price based upon the appraised fair value of $42,375,000. Upon the closing of the acquisition, we will obtain a valuation in accordance with ASC 805. The final determination of the fair values of these assets and liabilities will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the transaction is completed. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$3,369,206
Land improvements	3,741,959
Building and improvements	33,147,211
Furniture, fixtures, and equipment	1,092,714
Intangible assets—In place leases	1,023,910

$42,375,000

Pro forma depreciation and amortization expense for the period from July 1, 2013 (date of inception of operations) through September 30, 2013 is as follows:

Land improvements	$62,366	15 years
Building and improvements	165,736	50 years
Furniture, fixtures, and equipment	54,636	5 years
Intangible assets—In place leases	511,955	6 months

	$794,693

D.	On October 29, 2012, we entered into a contract to acquire Estates at Wake Forest for a total purchase price of $37,250,000. We intend to use proceeds from the Offering (see “Background of the Rights Offering and Backstop Investment—Use of Proceeds”) to fund this acquisition. We anticipate that the closing of this acquisition will occur during the first quarter of 2014.

We have allocated the estimated total purchase price based upon the appraised fair value of $37,250,000. Upon the closing of the acquisition, we will obtain a valuation in accordance with ASC 805. The final determination of the fair values of these assets and liabilities will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the transaction is completed. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$1,344,275
Land improvements	4,906,838
Building and improvements	29,138,256
Furniture, fixtures, and equipment	960,557
Intangible assets—In place leases	900,074

$37,250,000

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

Pro forma statement of operations information is not provided, as this property did not have rental history of more than three months as of September 30, 2013.

E.	Other adjustments to cash equal $100,208,000, which is based on the following:

Gross proceeds of the Offering	$150,000,000
Less: Estimated offering costs	(2,500,000)
Estimated loan prepayment fees	(580,000)
Paydown of debt	(45,962,000)
Estimated acquisition costs for 2013 acquisitions	(750,000)

$100,208,000

Estimated acquisition costs for 2013 for transactions not yet closed are based on the following:

Miller Creek (estimated)	$250,000
Craig Ranch (estimated)	250,000
Wake Forest (estimated)	250,000

$750,000

Loan prepayment fees represent estimated fees to be paid related to the paydown of various loans for a total of $580,000 (which are also included in the pro forma statement of operations).

See note S for further details of debt expected to be paid down with proceeds of the Offering.

F.	Net adjustment to additional paid-in capital equals $147,251,185, which is based on the following:

Gross proceeds of the Offering	$150,000,000
Less: Estimated offering costs	(2,500,000)
Paid in capital for the par value of the common stock	(248,815)

$147,251,185

The above assumes the issuance of 23,696,682 shares of common stock at $6.33 per share for gross proceeds of $150,000,000 as well as the issuance of 1,184,834 shares at $6.33 as a Backstop Commitment Fee and Additional Purchase Commitment Fee totaling $7,500,000.

Statement of Operations:

G.	Represents the historical consolidated statement of operations for the nine months ended September 30, 2013 (unaudited) and for the year ended December 31, 2012 (audited) included elsewhere within this proxy statement. Amounts for the year ended December 31, 2012 (audited) and the nine months ended September 30, 2013 (unaudited) exclude the effect of discontinued operations as previously reported, as well as properties that were subsequently designated as discontinued operations, and only reflect those amounts through continuing operations. For the nine months ended September 30, 2013, the historical consolidated statement of operations includes the operating results of Vintage, St. James and Creekstone, Talison Row and Southend subsequent to their acquisition dates and for the year ended December 31, 2012, the historical consolidated statement of operations includes the operating results of Westmont Commons and Millenia subsequent to their acquisition dates.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

H.	For the year ended December 31, 2012, represents the audited historical statement of revenue and certain expenses for Vintage. For the period January 1, 2013 through March 3, 2013 (day prior to date of acquisition), represents the unaudited historical statement of revenue and certain expenses.

We have allocated the total purchase price based upon fair value in accordance with ASC 805 as follows:

Land	$1,139,691
Land improvements	943,442
Building and improvements	12,436,739
Furniture, fixtures, and equipment	310,825
Intangible assets—In place leases	419,303

$15,250,000

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and totals $886,730. Pro forma depreciation and amortization expense for the year ended December 31, 2012 and the period January 1, 2013 to March 3, 2013 is as follows:

	January 1, 2013 to March 3, 2013	Year Ended December 31, 2012
Land improvements	$14,202	94,344	10 years
Building and improvements	46,804	310,918	40 years
Furniture, fixtures, and equipment	9,358	62,165	5 years
Intangible assets—In place leases	(419,303)	419,303	6 months

	$(348,939)	886,730

I.	For the year ended December 31, 2012, represents the audited historical statement of revenue and certain expenses for St. James. For the period January 1, 2013 through May 15, 2013 (day prior to date of acquisition), represents the unaudited historical statement of revenue and certain expenses.

We have allocated the total purchase price based upon fair value in accordance with ASC 805 as follows:

Land	$3,003,475
Land improvements	1,033,074
Building and improvements	22,255,193
Furniture, fixtures, and equipment	440,510
Intangible assets—In place leases	667,748

$27,400,000

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and totals $1,318,891. Pro forma depreciation and amortization expense for the year ended December 31, 2012 and the period January 1, 2013 to May 15, 2013 is as follows:

	January 1, 2013 to May 15, 2013	Year Ended December 31, 2012
Land improvements	$35,093	$93,916	11 years
Building and improvements	180,331	483,809	46 years
Furniture, fixtures, and equipment	27,434	73,418	6 years
Intangible assets—In place leases	(538,506)	667,748	6 months

	$(295,648)	1,318,891

J.	For the year ended December 31, 2012, represents the audited financial statements for the five months from August 1, 2012 to December 31, 2012 for Creekstone. The property was under construction during the first seven months of 2012 and began operations on August 1, 2012. For the period January 1, 2013 through May 16, 2013 (day prior to date of acquisition), represents the unaudited historical statement of revenue and certain expenses.

We have allocated the total purchase price based upon fair value in accordance with ASC 805 as follows:

Land	$2,969,485
Land improvements	1,024,077
Building and improvements	30,823,316
Furniture, fixtures, and equipment	301,982
Intangible assets—In place leases	681,140

$35,800,000

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and totals $1,443,732. Pro forma depreciation and amortization expense for the period August 1, 2012 to December 31, 2012 and the period January 1, 2013 to May 16, 2013 is as follows:

	January 1, 2013 to May 16, 2013	August 1, 2012 to December 31, 2012
Land improvements	$27,528	$30,478
Building and improvements	236,731	262,103
Furniture, fixtures, and equipment	22,675	25,165
Intangible assets—In place leases	(434,562)	567,617

	$(147,628)	885,363

K.	Represents the unaudited historical statement of revenue and certain expenses for Talison Row for the period February 1, 2013 (date of inception of operations) through August 25, 2013 (day prior to date of acquisition).

On August 26, 2013, we acquired Talison Row for a total purchase price of $48,050,000. The acquisition consideration was comprised of a mortgage loan of $33,635,000 and our payment of cash in the amount of $14,415,000.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

We have allocated the total purchase price based upon fair value in accordance with ASC 805 as set forth below.

Land	$4,018,372
Land improvements	1,160,952
Building and improvements	41,294,163
Furniture, fixtures, and equipment	803,675
Intangible assets—In place leases	772,838

$48,050,000

The mortgage loan in the amount of $33,635,000 bears interest at a fixed rate of 4.06% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter until maturity on September 10, 2023 based on a 30-year amortization schedule. In conjunction with obtaining this loan, the Company recorded deferred loan costs of $345,932, which will be amortized using the straight-line method, and which approximates the effective interest method over the life of the loan. Total annual interest expense for the first 12 months under this mortgage loan is approximately $1,365,580 and annual amortization of deferred loan costs is approximately $34,593. Pro forma interest expense includes interest under this loan for the period February 1, 2013 (date of inception of operations) through August 25, 2013, or $768,139, as well as amortization of loan costs in the amount of $19,459.

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and equals $1,836,853. Pro forma depreciation and amortization expense for the period from February 1, 2013 (date of inception of operations) through August 25, 2013 is as follows:

	February 1, 2013 to August 25, 2013
Land improvements	$43,536	15 years
Building and improvements	464,559	50 years
Furniture, fixtures, and equipment	90,413	5 years
Intangible assets—In place leases	644,032	6 months

	$1,242,540

L.	Represents the unaudited historical statement of revenue and certain expenses for Southend from June 1, 2013 (date of inception of operations) through September 23, 2013 (day prior to acquisition).

On September 24, 2013, we acquired Southend for a total purchase price of $34,000,000. The acquisition consideration was comprised of an interim mortgage loan with an unpaid principal balance of $30,000,000 and our payment of cash in the amount of $4,000,000. The interim mortgage loan bears interest at 1-month LIBOR plus 4.75%, with a floor of 5.75%, and requires monthly payments of interest only. The interim mortgage loan matures on March 24, 2014 with a $150,000 fee payable at maturity. We have the option to extend the loan for an additional three months subject to certain terms and conditions.

On July 2, 2013, we obtained a commitment for a new mortgage loan in the amount of $23,750,000 with a 10-year term. The commitment expires on December 2, 2013 with two 30-day extension options. The loan will bear interest at a fixed rate of 4.31% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter based on a 30-year amortization schedule.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

Concurrently with the closing of the Offering, the Company intends to use $6,250,000 of the net proceeds from the Offering (see “Background of the Rights Offering and Backstop Investment—Use of Proceeds”) and the net proceeds from the new mortgage loan to pay off the interim mortgage loan.

We have allocated the total purchase price based upon fair value in accordance with ASC 805 as set forth below.

Land	6,263,226
Land improvements	1,379,690
Building and improvements	30,739,425
Furniture, fixtures, and equipment	730,710
Intangible assets—Tax abatement	1,015,069
Intangible assets—In place leases	771,880

40,900,000

In conjunction with the acquisition of Southend, the Company recorded a gain on bargain purchase in the amount of $6.9 million which has been included in the condensed consolidated statements of operations for the three and nine months ended September 30, 2013. The Company placed the property under contract for a purchase price of $34.0 million in December 2012 while the property was early in its construction period. As a result of the strong leasing market in Charlotte, NC and the compression in multi-family capitalization rates during construction and lease-up, the property appraised for $40.9 million. The gain represents the difference between the fair value of net assets acquired of $40.9 million and the fair value of the consideration paid of $34.0 million. The Company performed a reassessment and verified that all assets acquired and liabilities assumed were properly identified.

In conjunction with obtaining this loan, the Company recorded deferred loan costs of $389,237, which will be amortized using the straight-line method, and which approximates the effective interest method over the life of the loan. Total annual interest expense for the first 12 months under this mortgage loan is approximately $1,023,625 and annual amortization of deferred loan costs is approximately $32,436. Pro forma interest expense includes interest under this loan for the period June 1, 2013 (date of inception of operations) through September 23, or $319,883, as well as amortization of loan costs in the amount of $10,136.

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and equals $1,949,284. Pro forma depreciation and amortization expense for the period from June 1, 2013 (date of inception of operations) through September 23, 2013 is as follows:

	June 1, 2013 to September 23, 2013
Land improvements	$28,744	15 years
Building and improvements	192,121	50 years
Furniture, fixtures, and equipment	22,835	10 years
Intangible assets—Tax Abatement	63,442	5 years
Intangible assets—In place leases	482,425	6 months

	$789,567

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

M.	Represents unaudited revenue and certain expenses for Westmont Commons for the period from January 1, 2012 to December 13, 2012.

On December 13, 2012, we acquired Westmont Commons for a total purchase price of $22,400,000. The acquisition consideration was comprised of a mortgage note payable in the amount of $17,920,000 and cash in the amount of $4,480,000.

We have allocated the total purchase price based upon fair value in accordance with ASC 805 as follows:

Land	$1,409,383
Land improvements	865,996
Building and improvements	19,183,990
Furniture, fixtures, and equipment	302,011
Intangible assets—In place leases	638,620

$22,400,000

The mortgage loan in the amount of $17,920,000 bears interest at a fixed rate of 3.84% per annum and requires monthly payments of interest only for the initial 24 months; thereafter monthly payments of principal and interest are due through maturity on January 1, 2023. In conjunction with obtaining this loan, the Company recorded deferred loan costs of $231,685, which will be amortized using the straight-line method, which approximates the effective interest method over the life of the loan. Total annual interest expense for the first 12 months under this mortgage loan is $688,128 and annual amortization of deferred loan costs is $23,169. Pro forma interest expense includes interest under this loan for the period from January 1, 2012 to December 12, 2012 (day prior to date of acquisition), or $651,810, as well as amortization of deferred loan costs in the amount of $22,197.

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and totals $1,231,761. Pro forma depreciation and amortization expense for the period from January 1, 2012 to December 12, 2012 (day prior to date of acquisition) is as follows:

	January 1, 2012 to December 12, 2012
Land improvements	$82,989	10 years
Building and improvements	427,537	43 years
Furniture, fixtures, and equipment	57,884	5 years
Intangible assets—In place leases	573,386	6 months

	$1,141,796

N.	Represents the unaudited income and certain expenses for Millenia for the period from June 1, 2012 (date of inception of operations) to December 3, 2012.

On December 3, 2012, we acquired the completed developed property Millenia for a total consideration of approximately $43,179,000. The acquisition consideration was comprised of shares of common stock valued at approximately $14,100,000 and our payment of cash in the amount of $29,100,000, which was used to repay the existing loan on the property. Simultaneously with the acquisition, we obtained the current mortgage loan in the amount of $34,950,000, as described below.

In addition, we acquired land held for future development for a total consideration of $12,942,315.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

We have allocated the total consideration based upon fair value in accordance with ASC 805 as follows:

Land	$4,022,217
Land improvements	583,968
Land held for future development	12,942,315
Building and improvements	36,069,808
Furniture, fixtures, and equipment	1,244,972
Intangible assets—In place leases	1,258,035

$56,121,315

The current mortgage loan in the amount of $34,950,000 bears interest at a floating rate of 30-day LIBOR plus 4.75%, with a floor of 5.75% per annum and an original maturity date of December 3, 2013. In conjunction with obtaining this current loan, the Company recorded deferred loan costs of $519,163, which are being amortized using the straight-line method, which approximates the effective interest method over the life of the loan. On September 3, 2013, we paid an extension fee of $174,750 to extend the term of the loan until June 3, 2014.

We have submitted an application and agreed to terms for permanent financing with a lender that has provided financing to us in the past in the amount of $24,950,000 with a 10-year term. We expect the loan will bear interest at a fixed rate of 4.75% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter based on a 30-year amortization schedule. Deferred loan costs are estimated to be approximately $315,000.

Total annual interest expense for the first 12 months under the anticipated refinancing mortgage loan is expected to be approximately $1,185,000. Pro forma interest expense includes interest under this loan for the period from June 1, 2012 (date of inception of operations) through December 2, 2012 (day prior to date of acquisition), or $592,563, as well as amortization of deferred loan costs in the amount of $157,440. Although management is confident that we will obtain a loan on the terms described above, we can provide no assurance that we will be successful in obtaining a new mortgage loan secured by Millenia.

Depreciation and amortization expense for the first 12 months has been calculated using the straight-line method over the estimated useful lives of the assets and totals $2,267,357. Pro forma depreciation and amortization expense for the period from June 1, 2012 (date of inception of operations) through December 2, 2012 (day prior to date of acquisition) is as follows:

	June 1, 2012 to December 2, 2012
Land improvements	$19,466	15 years
Building and improvements	360,698	50 years
Furniture, fixtures, and equipment	124,497	5 years
Intangible assets—In place leases	838,691	9 months

	$1,343,352

O.

Represents the estimated depreciation expense and the estimated amortization expense related to the completed acquisitions. Depreciation and amortization expense for the nine months ended September 30, 2013 is calculated using the straight-line method as follows: (a) for the period from January 1, 2013 through March 3, 2013 (day prior to date of acquisition) for Vintage, (b) for the period January 1, 2013 through May 15, 2013 (day prior to date of acquisition) for St. James, (c) for the period January 1, 2013 through

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

May 16, 2013 (day prior to date of acquisition) for Creekstone, (d) for the period February 1, 2013 (inception of operations) through August 25, 2013 (day prior to date of acquisition) for Talison Row, (e) for the period June 1, 2013 (inception of operations) through September 23, 2013 (day prior to date of acquisition) for Southend, (f) for the period March 1, 2013 (inception of operations) through September 30, 2013 for Miller Creek and (g) for the period July 1, 2013 (inception of operations) through September 30, 2013 for Craig Ranch. Adjustments for Westmont, Millenia, Vintage, St. James and Creekstone remove from 2013 the amortization of in-place leases that has been included in the pro forma statement of operations for the year ended December 31, 2012.

	Nine Months Ended September 30, 2013
	Land Improvements	Buildings and improvements	Furniture, fixtures, and equipment	Intangible assets, net	Total
2012 acquisitions
Westmont Commons	$—	$—	$—	$(573,386)	$(573,386)
Millenia	—	—	—	(699,383)	(699,383)

2013 acquisitions
Vintage	14,202	46,804	9,358	(419,303)	(348,939)
St. James	35,093	180,331	27,434	(538,506)	(295,648)
Creekstone	27,528	236,731	22,675	(434,562)	(147,628)
Talison Row	43,536	464,559	90,413	644,032	1,242,540
Southend	28,744	192,121	22,835	545,867	789,567
Miller Creek	236,645	399,266	131,620	1,057,134	1,824,665
Craig Ranch	62,366	165,736	54,636	511,955	794,693

	$448,114	$1,685,548	$358,971	$93,848	$2,586,481

Represents the estimated depreciation and amortization expense for the year ended December 31, 2012 calculated using the straight-line method as follows: (a) 12 months for the operating properties, Vintage and St. James, (b) five months from August 1, 2012 (date of inception) through December 31, 2012 for Creekstone, and (c) for the period from January 1, 2012 through the acquisition date of December 13, 2012 for Westmont Commons and (d) for the period from June 1, 2012 (completion of construction) through the acquisition date of December 3, 2013 for Millenia.

	Year Ended December 31, 2012
	Land Improvements	Buildings and improvements	Furniture, fixtures, and equipment	Intangible assets, net	Total
2012 acquisitions
Westmont Commons	$82,989	$427,537	$57,884	$638,620	$1,207,030
Millenia	19,466	360,698	124,497	838,691	1,343,352

2013 acquisitions
Vintage	94,344	310,918	62,165	419,303	886,730
St. James	93,916	483,809	73,418	667,748	1,318,891
Creekstone	30,478	262,103	25,165	567,617	885,363

	$321,193	$1,845,065	$343,129	$3,131,979	$5,641,366

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

P.	Represents direct, incremental costs of specific acquisition costs that are included in the historical financial statements for the nine months ended September 30, 2013 and the year ended December 31, 2012 as follows:

	Nine Months ended September 30, 2013	Year Ended December 31, 2012
Vintage	$225,433	$—
St. James	62,831	—
Creekstone	101,706	—
Millenia	2,979	246,146
Westmont Commons	2,140	199,098
Southend	116,797	—
Talison Row	393,798	—
Probable acquisitions	10,392	34,640

	$916,076	$479,884

Q.	For the nine months ended September 30, 2013, includes an estimate of incremental interest expense to be incurred on the debt financing used to acquire Vintage, St. James, Creekstone, Talison Row, Southend and Miller Creek. For Millenia, the reduction in interest expense and amortization of loan costs represent the impact of the lower principal and lower loan costs associated with the expected refinancing. See Note N.

	Nine Months Ended September 30, 2013
	Interest Expense	Amortization of Loan Cost	Total
2012 acquisitions
Westmont Commons	$—	$—	$—
Millenia	(624,221)	(154,609)	(778,830)

2013 acquisitions
Vintage	$78,537	$2,750	$81,287
St. James	334,777	8,132	342,909
Creekstone	338,288	13,194	351,482
Talison Row	768,139	19,459	787,598
Southend	319,883	10,136	330,019
Miller Creek	704,375	18,813	723,188

	$1,919,778	$(82,125)	$1,837,653

For the year ended December 31, 2012, includes an estimate of incremental interest expense to be incurred on the debt financing used to acquire Vintage, St. James and Westmont, assuming the properties were acquired on January 1, 2012 and Creekstone and Millenia from the inception of operations on August 1, 2012 and June 1, 2012, respectively:

•	The outstanding indebtedness on the mortgage for Vintage was $11,437,000 as of September 30, 2013. The loan provides for a fixed interest rate of 4.19% and payments of interest only for the first 12 months with monthly payments of principal and interest thereafter based on a 30-year amortization schedule.

•	The outstanding indebtedness on the mortgage for St. James was $19,000,000 as of September 2013, The loan provides for a fixed interest rate of 3.75% and payments of interest only for the first 24 months with monthly payments of principal and interest thereafter based on a 30-year amortization schedule.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

•	The outstanding indebtedness on the mortgage for Creekstone was $23,250,000 as of September 30, 2013. The loan provides for a fixed interest rate of 3.88% and payments of interest only for the first 36 months with monthly payments of principal and interest thereafter based on a 30-year amortization schedule.

See Notes M and N, respectively, for details of the indebtedness on the mortgages of Westmont and Millenia.

	Year Ended December 31, 2012
	Interest Expense	Amortization of Loan Cost	Total
2012 acquisitions
Westmont Commons	$651,810	$22,197	$674,007
Millenia	431,834	116,967	548,801

2013 acquisitions
Vintage	$479,210	$15,751	$494,961
St. James	712,500	19,725	732,225
Creekstone	375,875	14,636	390,511

	$2,651,229	$189,276	$2,840,505

In addition, for each period presented, reflected in the pro forma adjustment is the Company’s estimate of the additional deferred financing amortization costs that would have been incurred by the properties assuming the purchase occurred effective January 1, 2012 or the date of inception of operations if later. The pro forma assumes a straight-line amortization method, which approximates the effective interest method.

R.	The Company recalculated the portion of loss allocated to the noncontrolling interest based on its respective ownership percentage after giving effect to the pro forma adjustments and the Offering.

S.	Reflects the 1-for-150 reverse stock split effected on January 17, 2013 and the issuance of shares in the Offering.

For purposes of computing pro forma net loss per common share for the year ended December 31, 2012, pro forma weighted average shares outstanding: (A) include 867,111 incremental shares of common stock deemed issued at the beginning of the year presented in connection with the acquisition of Millenia; (B) reflect a total of $143,087,000 in net proceeds of the Offering to be used for acquisitions and debt reduction, which has been divided by $6.33, the expected offering price, resulting in 22,604,581 shares in the Offering attributable to acquisitions and debt reduction with Offering proceeds; and (C) includes 1,184,834 additional shares to the issued for the Backstop Commitment Fee and Additional Purchase Commitment Fee totaling $7,500,000 and the expected offering price of $6.33. Accordingly, a total of 24,656,526 shares have been added in the computation of pro forma weighted average number of shares for the year ended December 31, 2012.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(unaudited)

Notes to Condensed Consolidated Pro Forma Financial Statements (Continued)

The amount of $143,087,000 to be used for acquisitions and debt reduction consists of the following:

Paydown of Millenia	$10,000,000
Paydown of Southend	6,250,000
Payoff Maitland	4,200,000
Payoff Fox Trails	14,769,000
Payoff Merce	5,475,000
Payoff Post Oak	5,268,000
Acquisition of Miller Creek	17,500,000
Acquisition of Craig Ranch	42,375,000
Acquisition of Wake Forest	37,250,000

$143,087,000

For the nine months ended September 30, 2013, the full number of shares issued in connection with the acquisition of Millenia is included in the historical weighted average shares outstanding and therefore is excluded from the pro forma adjustment. Accordingly, a total of 23,789,415 shares have been added in the computation of pro forma weighted average number of shares for the nine months ended September 30, 2013, consisting of 22,604,581 related to acquisitions and debt reduction and 1,184,834 related to the Backstop Commitment Fee and Additional Purchase Commitment Fee.

For periods where we report a net loss available for common stockholders, the effect of dilutive shares is excluded from earnings per share calculations because including such shares would be anti-dilutive.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Trade Street Residential, Inc.

We have audited the accompanying consolidated balance sheets of Trade Street Residential, Inc. (a Maryland corporation) (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended. Our audits of the basic consolidated financial statements included the financial statement schedule listed in the Index to Financial Statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trade Street Residential, Inc. as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Miami, Florida

March 29, 2013 (except for Note B, which is as of November 12, 2013)

Trade Street Residential Inc.

Consolidated Balance Sheets

	December 31,
	2012	2011
ASSETS:
Real estate:
Land and improvements	$35,445,776	$28,562,177
Buildings and improvements	133,638,280	77,421,721
Furniture, fixtures, and equipment	6,269,689	4,699,291

	175,353,745	110,683,189
Less accumulated depreciation	(6,862,007)	(3,015,810)

Net investment in operating properties	168,491,738	107,667,379
Land held for future development	42,622,330	18,170,949
Real estate held for sale	58,638,227	85,853,449

Net real estate assets	269,752,295	211,691,777
Real estate loans:
Mezzanine loans including accrued interest receivable	—	26,415,124
Allowance for loan losses	—	(15,415,124)

	—	11,000,000

	269,752,295	222,691,777

Other assets:
Cash and cash equivalents	4,898,048	646,122
Restricted cash and lender reserves	2,796,338	2,786,977
Intangible asset—In place leases, net of accumulated amortization of $2,395,719 and $1,407,865, respectively	1,692,114	783,313
Investment in unconsolidated joint venture	2,581,789	2,981,691
Deferred financing costs, net of accumulated amortization of $734,304 and $265,453, respectively	2,166,209	969,333
Due from related parties	870,567	636,146
Prepaid expenses and other assets	4,881,458	248,138
Discontinued operations	2,270,906	3,456,135

	22,157,429	12,507,855

TOTAL ASSETS	$291,909,724	$235,199,632

LIABILITIES:
Mortgage notes payable	$133,245,422	$81,559,312
Accrued interest payable	385,402	208,435
Accounts payable and accrued expenses	4,379,802	795,635
Dividends payable	138,066	—
Due to related parties	202,167	101,784
Security deposits and deferred rent	523,956	208,398
Payable for the redemption of noncontrolling interest	3,757,500	—
Acquisition consideration payable in preferred stock	3,674,315	—
Discontinued operations	53,161,251	67,988,968

TOTAL LIABILITIES	199,467,881	150,862,532

Commitments & contingencies	—	—
REDEEMABLE PREFERRED STOCK AND UNITS
Class A preferred stock; $0.01 par value; 423,326 shares authorized, 273,326 issued and outstanding	26,802,814	—
Noncontrolling interest—Operating Partnership—Preferred B and C units	19,400,338	—
STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value per share; 1,000,000,000 authorized; 4,717,375 and 96,284 shares issued and outstanding, respectively	47,174	963
Additional paid-in capital	73,560,482	108,303,199
Accumulated deficit	(37,959,620)	(31,117,094)

TOTAL STOCKHOLDERS’ EQUITY—TRADE STREET RESIDENTIAL, INC.	35,648,036	77,187,068
Noncontrolling interests	10,590,655	7,150,032

TOTAL STOCKHOLDERS’ EQUITY	46,238,691	84,337,100

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$291,909,724	$235,199,632

The accompanying notes are an integral part of these consolidated financial statements.

Trade Street Residential Inc.

Consolidated Statements of Operations

	Years ended December 31,
	2012	2011
REVENUE:
Rental revenue	$13,211,830	$8,308,731
Other property revenues	1,247,766	716,036
Advisory fees from related party	189,980	1,080,271

TOTAL REVENUE	14,649,576	10,105,038

OPERATING EXPENSES:
Property operations	5,330,324	3,064,370
Real estate taxes and insurance	2,122,249	1,392,971
General and administrative	3,767,383	747,782
Depreciation and amortization	4,844,004	3,104,985
Asset impairment losses	—	54,808
Provision for loan losses	—	59,461
Acquisition and recapitalization costs	2,331,342	444,669
Acquisition fees from related parties	—	486,480

TOTAL OPERATING EXPENSES	18,395,302	9,355,526

INCOME (LOSS) FROM OPERATIONS	(3,745,726)	749,512

OTHER INCOME (EXPENSES), NET:
Interest income	77,095	5,633
Income from unconsolidated joint venture	45,739	43,381
Interest expense	(3,750,604)	(1,946,653)
Amortization of deferred financing cost	(635,723)	(81,413)
Loss on extinguishment of debt	(537,938)	—

TOTAL OTHER EXPENSE, NET	(4,801,431)	(1,979,052)

LOSS FROM CONTINUING OPERATIONS	(8,547,157)	(1,229,540)

DISCONTINUED OPERATIONS:
Loss on operations of rental property	(2,186,516)	(2,568,716)
Gain from sale of rental property	2,182,413	—

LOSS FROM DISCONTINUED OPERATIONS	(4,103)	(2,568,716)

NET LOSS	(8,551,260)	(3,798,256)
LOSS ALLOCATED TO NONCONTROLLING INTERESTS	1,708,734	377,330
ACCRETION OF PREFERRED STOCK AND PREFERRED UNITS	(375,482)	—

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS OF TRADE STREET RESIDENTIAL, INC.	$(7,218,008)	$(3,420,926)

Earnings per common share—basic and diluted:
Loss from continuing operations available to common stockholders	$(3.17)	$(8.85)
Discontinued property operations	—	(26.68)

Net loss available to common shareholders	$(3.17)	$(35.53)

Weighted average number of shares—basic and diluted	2,278,094	96,284

The accompanying notes are an integral part of these consolidated financial statements.

Trade Street Residential Inc.

Consolidated Statement of Stockholders’ Equity

	Trade Street Residential, Inc.
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interests	Total Equity	Temporary Equity	Class A Preferred Shares
	Shares	Amount
Equity balance, January 1, 2011	96,284	$963	$86,912,521	$(27,276,993)	$84,502	$59,720,993	—	—
Contributions from partners and members			27,731,352		7,618,823	35,350,175
Distributions from partners and members			(6,340,674)	(419,175)	(175,963)	(6,935,812)
Net loss				(3,420,926)	(377,330)	(3,798,256)

Equity balance, December 31, 2011	96,284	963	108,303,199	(31,117,094)	7,150,032	84,337,100	—	—
Contributions from partners and members			3,730,765		74,022	3,804,787
Distributions from partners and members			(4,209,324)		(253,574)	(4,462,898)
Net loss				(6,842,526)	(572,300)	(7,414,826)	(1,136,434)
Recapitalization of Feldman Mall Properties	3,407,309	34,073	(9,926,465)		10,181,733	289,341
Recapitalization costs			(867,671)			(867,671)
Transfer of stock and units to temporary equity			(37,696,104)			(37,696,104)	37,696,104	173,326
Accretion of preferred stock and preferred units			(375,482)			(375,482)	375,482
Redemption of noncontrolling interests	52,868	529	(1,668,771)		(5,989,258)	(7,657,500)
Private placement	178,333	1,783	2,673,217			2,675,000
Shares issued for acquisition	940,241	9,403	14,093,940			14,103,343	9,268,000	100,000
Distributions to shareholders	42,340	423	(496,822)			(496,399)

Equity balance, December 31, 2012	4,717,375	$47,174	$73,560,482	$(37,959,620)	$10,590,655	$46,238,691	$46,203,152	273,326

The accompanying notes are an integral part of these consolidated financial statements.

Trade Street Residential Inc.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(8,551,260)	$(3,798,256)
Loss from discontinued real estate operations	4,103	2,568,716

Loss from continuing operations	(8,547,157)	(1,229,540)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,844,004	3,104,985
Asset impairment losses	—	54,808
Increases in allowances for loan losses	—	59,461
Loss on extinguishment of debt	537,938	—
Income of unconsolidated joint venture	(45,739)	(43,381)
Amortization of deferred loan costs	635,723	81,413
Accrued interest income—related party	(76,350)	—
Net changes in assets and liabilities:
Restricted cash and lender reserves	(9,359)	13,604
Prepaid expenses and other assets	(4,406,507)	(155,721)
Accounts payable and accrued expenses	2,968,574	414,213
Due to related parties	98,658	84,835
Security deposits and deferred rent	336,678	119,838

Net cash (used in) provided by operating activities—continuing operations	(3,663,537)	2,504,515
Net cash provided by operating activities—discontinued operations	2,503,753	539,572

Net cash (used in) provided by operating activities	(1,159,784)	3,044,087

Cash flows from investing activities:
Cash distributions received from unconsolidated joint venture	445,641	598,106
Contributions to unconsolidated joint venture
Purchase of business	(4,480,000)	(15,463,000)
Advances under mezzanine loans	—	(59,461)
Proceeds from sale of real estate assets	844,500	—
Purchase of real estate assets	(1,468,948)	(1,914,828)

Net cash (used in) investing activities—continuing operations	(4,658,807)	(16,839,183)
Net cash provided by (used in) investing activities—discontinued operations	7,551,308	(13,795,570)

Net cash provided by (used in) investing activities	2,892,501	(30,634,753)

Cash flows from financing activities:
Payments under mortgage notes payable	(27,852,349)	(271,997)
Borrowings under mortgage notes payable	32,274,000	—
Distributions to shareholders	(358,756)	—
Due from related parties	(803,185)	(2,314,620)
Payments of deferred loan costs	(1,832,600)	(613,566)
Payment of prepayment of early extingishment of debt	(269,479)	—
Distributions to noncontrolling interest	(60,667)	(85,102)
Capital contributions from noncontrolling interest	74,022	6,104,061
Distributions to partners and members	(785,806)	(3,804,225)
Capital contributions from partners and members	2,628,435	14,172,727
Cash acquired from recapitalization	23,171	—
Recapitalization costs	(867,671)	—
Proceeds received from private placement	2,675,000	—

Net cash provided by financing activities—continuing operations	4,844,115	13,187,278
Net cash (used in) provided by financing activities—discontinued operations	(2,324,906)	13,344,354

Net cash provided by financing activities	2,519,209	26,531,632

Net change in cash and cash equivalents	4,251,926	(1,059,034)
Cash and cash equivalents at beginning of year	646,122	1,705,156

Cash and cash equivalents at end of year	$4,898,048	$646,122

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest, net of capitalized interest of $355,000 and $335,000, respectively.	$5,043,785	$3,330,799
Non-Cash Investing & Financing Activities:
Note payable issued as consideration for purchase of business	$44,996,000	$54,717,000
Stock issued for consideration of business acquisition	$23,371,343	$—
Net assets acquired from recapitalization	$266,170	$—
Payable for the redemption of noncontrolling interest	$7,657,500	$—
Transfer preferred shares/units to temporary equity	$37,696,104	$—
Non cash distribution of accounts receivables to partners and members	$645,114	$2,001,939
Reclassification of loan from real estate loans to land and improvements	$11,000,000	$—
Stock dividend to common shareholders	$63,510	$—
Accrual of Class B Current Return	$—	$11,719
Dividend payable	$138,066	$—
Acquisition consideration payable in preferred stock	$3,674,315	$—

The accompanying notes are an integral part of these consolidated financial statements.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

NOTE A—NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Trade Street Residential, Inc. (the “Company” or “TSRI”)) is the surviving legal entity of the reverse recapitalization transaction that occurred on June 1, 2012, as described below. The consolidated financial statements as of and for the years ended December 31, 2012 and 2011 reflect the combination of certain real estate entities and management operations that were contributed to the Company in a reverse recapitalization transaction (the “recapitalization”). The Company includes certain subsidiaries of Trade Street Property Fund I, LP (“TSPFI”) and BCOM Real Estate Fund, LLC (“BREF”), as well as TS Manager, LLC, Trade Street Property Management, LLC and Trade Street Investment Adviser, LLLP (“TSIA”), collectively Trade Street Company. During all periods presented in the accompanying consolidated financial statements up to June 1, 2012, the entities comprising Trade Street Company were under common control with Trade Street Capital, LLC (“Trade Street Capital”), a real estate investment and management company ultimately owned and controlled by an individual.

The Company is engaged in the business of acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban markets of larger cities primarily in the southeastern United States, including Texas.

As of December 31, 2012, the Company’s primary assets consisted of 13 apartment communities, four development properties, and an investment in an unconsolidated joint venture which holds an additional operating property. Substantially all of the Company’s revenues were derived from rents received from residents in its apartment communities, and the Company derives a smaller portion of its revenues from fees earned from serving as an adviser to affiliates and other third parties with respect to real estate assets. The Company, through its affiliates, actively manages the acquisition and operations of its real estate investments. The Company may also enter into management agreements relating to the management of the operations of certain of its real estate investments.

On June 1, 2012, the Company completed a reverse recapitalization transaction with Feldman, a Maryland corporation that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes. Immediately prior to the reverse recapitalization transaction, Feldman held a single parcel of land having minimal value (which was sold shortly after the recapitalization transaction) and conducted no operations. In the recapitalization, Feldman acquired certain contributed apartment assets in exchange for shares of common and preferred stock in Feldman and common and preferred units in Trade Street Operating Partnership, LP, a newly formed operating partnership (the “Operating Partnership” or “OP”) that, at the time of the recapitalization transaction, was owned by Feldman and a wholly-owned subsidiary of Feldman. Immediately following consummation of the recapitalization, TSPFI and BREF collectively owned approximately 96% of the voting stock of Feldman. For accounting purposes, TSIA was deemed to be the acquirer in the recapitalization transaction, although Feldman was the legal acquirer and surviving entity in the transaction. The transaction was accounted for as a reverse recapitalization, as it is a capital transaction in substance, rather than a business combination. As a reverse recapitalization, no goodwill is recorded. For accounting purposes, the legal acquiree is treated as the continuing reporting entity that acquired the legal acquirer. Consequently, the financial statements of the Company reflect the consolidated financial statements of Trade Street Company prior to June 1, 2012 and thereafter also include Feldman. All assets and liabilities are recorded at their historical cost, except for land acquired from Feldman that, prior to the recapitalization, was recorded at its net realizable value. The legal capital for the accounting acquirer is adjusted retroactively to reflect the legal capital of Feldman as of December 31, 2011. In connection with the recapitalization, costs of approximately $2,719,000 were incurred during 2012, of which $868,000 was recorded as charges against additional paid-in capital in the accompanying statement of stockholders’ equity and $1,851,000 was recorded as recapitalization expenses in the accompanying consolidated statements of operations.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Concurrent with the recapitalization transaction, Feldman changed its name to Trade Street Residential, Inc.

Following is a summary of transactions in connection with the reverse recapitalization transaction (after giving effect to the reverse stock split):

•	TSPF and BREF contributed to the Operating Partnership all of their respective interests in 12 operating properties and investment in a joint venture, a promissory note, and three development assets in exchange for an aggregate of 3,396,976 shares of common stock and 173,326 shares of Class A preferred stock. In addition, a joint venture partner in one of the operating properties contributed to the Operating Partnership all of its interest in such operating property in exchange for an aggregate of 52,868 shares of the Company’s common stock (see Note J).

•	Feldman issued to stockholders of record as of May 17, 2012, as a special distribution, warrants to purchase an aggregate of 139,215 shares of common stock, which warrants are exercisable for a period of two years following listing of the Company’s common stock on a national securities exchange at an exercise price of $21.60 per share, subject to adjustment for any other stock splits, stock distributions and other capital changes.

•	Feldman declared a special distribution payable to stockholders of record as of May 17, 2012, in an amount equal to $7.50 per share, payable on the earlier of (A) five business days after the date Feldman sold a parcel of land commonly known as the “Northgate Parcel” or (B) July 16, 2012. As the Northgate Parcel was not sold prior to July 16, 2012, the special distribution was paid in 42,340 shares of common stock on July 16, 2012.

•	Trade Street Capital and its owners contributed to the Operating Partnership all of their ownership interests in TSIA and TS Manager, LLC in exchange for (i) 546,132 common units, (ii) 98,304 Class B preferred units, and (iii) 98,304 Class C preferred units of limited partnership interest in the Operating Partnership.

•	Trade Street Capital contributed its property management company, Trade Street Property Management, LLC, to the Operating Partnership for no additional consideration.

•	Feldman issued 5,000 shares of our common stock having a value of $90,000 to Brandywine Financial Services Corporation (“Brandywine”) as payment in full of a termination payment due upon termination of the management services agreement between Feldman and Brandywine.

TSPFI and BREF have other ownership interests that were not contributed to Trade Street Residential, Inc. in the recapitalization transaction and, therefore, these financial statements are not intended to represent the consolidated financial position or results of operations of TSPFI and BREF, but rather that of the Company.

Summary of Significant Accounting Policies

Basis of Presentation: The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with U.S. generally accepted accounting principles (“GAAP”) and represent the assets and liabilities and operating results of the Company. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation have been included in the consolidated financial statements herein.

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Company, which includes Trade Street Operating Partnership, LP, TSIA, Trade Street Property Management, LLC, TS Manager, LLC, Millenia 700, LLC and TS Westmont, LLC and subsidiaries of BREF and TSPFI that

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

were contributed directly to Trade Street Residential, Inc. or its wholly owned Operating Partnership in the recapitalization transaction. Those subsidiaries include JLC/BUSF Associates, LLC, BSF-Lakeshore, LLC, BSF-Arbors River Oaks, LLC, BSF Hawthorne Fontaine, LLC, BSF Trails, LLC, Post Oak JV, LLC, Merce Partners, LLC, Beckanna Partners, LLC, Fox Partners, LLC, River Oaks Partners, LLC, BREF-Maitland, LLC, BREF Venetian, LLC, BREF-Masters Cove, LLC, BREF/Midlothian, LLC. Certain properties are not wholly owned, resulting in noncontrolling interests. Income (loss) allocations, if any, to noncontrolling interests includes the pro rata share of such properties’ net real estate income (loss). All significant intercompany balances and transactions have been eliminated in consolidation.

Under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, “Consolidation,” when a reporting entity is the primary beneficiary of an entity that is a variable interest entity (“VIE”) as defined in FASB ASC 810, the VIE must be consolidated into the financial statements of the reporting entity. The determination of the primary beneficiary requires management to make significant estimates and judgments about rights, obligations, and economic interests in such entities as well as the same of the other owners. A primary beneficiary has both the power to direct the activities that most significantly impact the VIE, and the obligation to absorb losses or the right to receive benefits from the VIE. Based on the Company’s evaluation, as of December 31, 2011, the Company had consolidated five VIEs as described in Note C. In assessing whether the Company was the primary beneficiary, the Company concluded that it has the power to direct the activities of these VIEs and that the Company has the obligation to absorb losses and the right to receive benefits from these VIEs that could be significant to the entities. During 2012, the Company acquired the remaining ownership interests in four of these VIEs, resulting in them becoming wholly-owned subsidiaries (see Note J). On March 1, 2013, the Company sold its 70% interest in the remaining VIE to its joint venture partner (see Note B).

Unconsolidated joint ventures, including BSF/BR Augusta JV, LLC, an unconsolidated joint venture in which an unaffiliated entity owns a 50% interest, in which the Company does not have a controlling interest but exercises significant influence are accounted for using the equity method, under which the Company recognizes its proportionate share of the joint venture’s earnings and losses.

In connection with the recapitalization transaction, TSPFI and BREF formed a Delaware statutory trust and adopted a plan of liquidation and executed a liquidating trust agreement in order to effectuate its respective dissolution and liquidation. Pursuant to the terms of the liquidation documentation, all of the assets of TSPFI and BREF not conveyed to TSRI in the recapitalization, as well as the shares of common stock and preferred stock issued to TSPFI and BREF in the recapitalization, were conveyed to each company’s respective liquidating trust. Upon completion of the dissolution and liquidation of each of TSPFI and BREF, the trustees of the liquidating trusts will distribute the assets held in the liquidating trusts, including the shares of common stock and preferred stock of TSRI, to the respective partners and members of TSPFI and BREF, including the limited partners and non-managing members, all of which are pension funds, in accordance with the governing documents of TSPFI and BREF. The governing documents of the liquidating trusts require the assets of each liquidating trust to be distributed to the beneficial owners no later than May 31, 2015 unless such date is extended in the trustee’s discretion.

Use of Estimates: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in these consolidated financial statements and accompanying notes. The more significant estimates include those related to impairment analysis related to the carrying value of real estate assets and estimates related to the valuation of our investment in a joint venture. While management believes that the estimates used are reasonable, actual results could differ from the estimates.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Acquisition of Real Estate Assets: The Company has accounted for acquisitions of its real estate assets, consisting of multifamily apartment communities rented to residents and land held for future development, as business combinations in accordance with current accounting standards. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of each acquired real estate asset between land, buildings, building improvements, equipment, identifiable intangible assets and other assets and liabilities. The acquisition of a multifamily apartment community typically qualifies as a business combination.

The Company has allocated the cost of acquisitions of real estate assets to assets acquired and liabilities assumed based on estimated fair values. The purchase price is allocated to land, building, improvements, leasing costs, intangibles such as in-place leases, and to current assets and liabilities acquired, if any. The value allocated to in-place leases is amortized over the related remaining lease term (typically 6 months) and reflected in depreciation and amortization in the consolidated statements of operations.

Transaction costs related to the acquisition of a real estate asset, such as broker fees, transfer taxes, legal, accounting, valuation, and other professional and consulting fees, are expensed as incurred and are included in acquisition and recapitalization costs and acquisition fees from related parties in the consolidated statements of operations.

Investment in Real Estate: Real estate investments are stated at the lower of cost less accumulated depreciation or fair value, if deemed impaired, as described below. Depreciation on real estate is computed using the straight-line method over the estimated useful lives of the related assets, generally 35 to 50 years for buildings, 2 to 15 years for long-lived improvements and 3 to 7 years for furniture, fixtures and equipment. Ordinary repairs and maintenance costs are expensed. Significant improvements, renovations and replacements that extend the life of the assets are capitalized and depreciated over their estimated useful lives.

Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties are capitalized to the extent the total carrying value of the property does not exceed the estimated net realizable value of the completed property. Capitalization of these costs begins when the activities and related expenditures commence and ceases when the project is substantially complete and ready for its intended use, at which time the project is placed in service and depreciation commences. Real estate taxes, construction costs, insurance, and interest costs incurred during construction periods are capitalized. Capitalized interest costs are based on qualified expenditures and interest rates in place during the construction period. During 2012 and 2011, interest costs of approximately $355,000 and $335,000, respectively, were capitalized primarily related to the Estates at Maitland property (see Note G). As of December 31, 2012 and 2011, approximately $2,118,000 and $1,763,000, respectively, of capitalized interest is included investment in real estate. Capitalized real estate taxes and interest costs are amortized over periods which are consistent with the constructed assets. If the Company determines the completion of development or redevelopment is no longer probable, it expenses all capitalized costs which are not recoverable.

Impairment of Real Estate Assets: The Company evaluates its real estate assets when events or circumstances indicate that the carrying amounts of such assets may not be recoverable. The Company assesses the property’s recoverability by comparing the carrying amount of the property to its estimate of the undiscounted future operating cash flows expected to be generated over the holding period of the asset including its eventual disposition. If the carrying amount exceeds the aggregate undiscounted future operating cash flows, an impairment loss is recognized to the extent the carrying amount exceeds the estimated fair value of the property. For real estate owned through unconsolidated real estate joint ventures or other similar real estate investment structures, at each reporting date the Company compares the estimated fair value of its real estate investment to the carrying value, and records an impairment charge to the extent the fair value is less than the carrying amount

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

and the decline in value is determined to be other than a temporary decline. In estimating fair value, management uses appraisals, management estimates, and discounted cash flow calculations, which maximizes inputs from a marketplace participant’s perspective. Approximately $414,000 of impairment charges were recorded in 2011 of which $359,000 was included in loss from discontinued operations in the accompanying consolidated statements of operations (see Note B and E). No impairment was recorded in 2012.

Real Estate Loans: As of December 31, 2011, the Company had an investment in a real estate loan comprised of a mezzanine loan on a development property (see Note D). An allowance for losses on real estate loans receivable equal to the estimated uncollectible amount was recorded based on historical experience and review of the current status of the Company’s outstanding real estate loan. The mezzanine loan was secured by the equity interest of the borrower rather than the underlying real estate.

Investments in real estate loans are classified as impaired when, in the opinion of management, and through review of independent appraisals, there is reasonable doubt as to the timely collection of principal and interest. The Company ceases accruing interest on real estate loans that are classified as impaired. The carrying value, if classified as impaired, is reduced to its net realizable value and an allowance for loan losses is recognized. At December 31, 2011, the Company had recorded allowances for loan losses of $15,415,124 (of which $59,461 was recorded during the year ended December 31, 2011) in order to report the mezzanine loan and related accrued interest receivable at its net realizable value (Note D). No related capitalized fees were expensed during the years ended December 31, 2012 or 2011.

On February 19, 2012, BREF Venetian, LLC, as the lender, completed foreclosure proceedings on Venetian Ft. Myers Associates, LLLP and took possession of the underlying property, The Venetian. The $11,000,000 carrying value of the loan at December 31, 2011 was the carrying value of the property at the time of possession, which also equaled the appraised value. This amount is included in Land Held for Future Development at December 31, 2012 in the accompanying consolidated balance sheets.

Cash and Cash Equivalents: We classify highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains its cash (including restricted cash) in bank deposit accounts and may at times maintain balances in excess of federal insured limits.

Restricted Cash and Lender Reserves: Restricted cash consists of escrow accounts for real estate taxes and insurance and restricted cash reserves for capital improvements and repairs on certain properties. As improvements and repairs are completed, related costs incurred by the Company are funded from these reserve accounts. Restricted cash also includes cash held in escrow accounts by mortgage companies on behalf of the Company for payment of property taxes, insurance, interest and security deposits.

Revenue Recognition: Revenues are recorded when earned. Residential properties are leased under operating leases with terms of generally one year or less. Rental income is recognized when earned on a straight-line basis. Revenue from related party advisory fees and related accounts receivables are recorded when earned. Interest income and any related receivable is recorded when earned.

Sales of real estate property occur through the use of a sales contract where gains or losses from real estate property sales are recognized upon closing of the sale. The Company uses the accrual method and recognizes gains or losses on the sale of its properties when the earnings process is complete, we have no significant continuing involvement and the collectability of the sales price and additional proceeds is reasonably assured, which is typically when the sale of the property closes.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Operating Expenses: Operating expenses associated with the rental property include costs to maintain the property on a day to day basis as well as any utility costs, real estate taxes and insurance premiums. Operating expenses are recognized as incurred.

Noncontrolling Interests: The Company, through wholly-owned subsidiaries, enters into operating agreements with third parties in conjunction with the acquisition of certain properties. The Company records these noncontrolling interests at their historical allocated cost, adjusting the basis prospectively for their share of the respective consolidated investments’ net income or loss or equity contributions and distributions. These noncontrolling interests are not redeemable by the equity holders and are presented as part of permanent equity. Income and losses are allocated to the noncontrolling interest holders based on their economic ownership percentage. Noncontrolling interests also include common and preferred units held by certain limited partners in the Operating Partnership other than the Company. These noncontrolling interests are adjusted prospectively for their share of the consolidated net income. The noncontrolling interests are presented outside of permanent equity to the extent settlement in the Company’s common shares, where permitted, may not be within the Company’s control. The noncontrolling interests in the Operating Partnership are discussed further in Note J.

Contributions, Distributions and Allocation of Income/Loss: The Company’s subsidiaries include limited liability companies and a limited partnership. Prior to June 1, 2012, the allocations of income and loss, and the provisions governing contributions to and distributions from these entities were governed by their respective operating agreements.

Fair Value of Financial Instruments: For financial assets and liabilities recorded at fair value on a recurring basis, fair value is the price the Company would receive to sell an asset, or pay to transfer a liability, in an orderly transaction with a market participant at the measurement date. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

In determining fair value, observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s market assumptions; preference is given to observable inputs. These two types of inputs create the following fair value hierarchy:

•	Level 1: Quoted prices for identical instruments in active markets.

•	Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3: Significant inputs to the valuation model are unobservable.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash and lender reserves, amounts due from related parties, accounts payable, accrued expenses, amounts due to related parties and security deposits approximate their fair values due to the short-term nature of these items.

There is no material difference between the carrying amounts and fair values of mortgage notes payable as interest rates and other terms approximate current market rates and terms for similar types of debt instruments available to the Company (Level 2).

Disclosures about the fair value of financial instruments are based on pertinent information available to management as of December 31, 2012 and 2011.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Non-recurring Fair Value Disclosures: Certain assets are measured at fair value on a non-recurring basis. These assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances. These assets primarily include long-lived assets, which are recorded at fair value when they are impaired. The fair value methodologies used to measure long-lived assets are described above at “Impairment of Real Estate Assets”. The inputs associated with the valuation of long-lived assets are generally included in Level 3 of the fair value hierarchy.

No assets were measured at fair value on a non-recurring basis as of December 31, 2012. The following table sets forth by level, within the fair value hierarchy, the Company’s assets measured at fair value on a non-recurring basis as of December 31, 2011:

	Level 1	Level 2	Level 3	Total
Oak Reserve at Winter Park	$—	$—	$11,319,744	$11,319,744
Venetian	—	—	11,000,000	11,000,000
The Estates at Maitland	—	—	10,000,000	10,000,000
Midlothian Town Center-East	—	—	8,160,000	8,160,000

Total assets at fair value	$—	$—	$40,479,744	$40,479,744

Intangible Assets: The Company allocates the purchase price of acquired properties to net tangible and identified intangible assets based on relative fair values. Fair value estimates are based on information obtained from a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The value of in-place leases is based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued “as-if” vacant. As lease terms are typically one year or less, rates on in-place leases generally approximate market rental rates. Factors considered in the valuation of in-place leases include an estimate of the carrying costs during the expected lease-up period considering current market conditions, nature of the tenancy, and costs to execute similar leases. Carrying costs include estimates of lost rentals at market rates during the expected lease-up period, as well as marketing and other operating expenses. The value of in-place leases is amortized over the remaining initial term of the respective leases, generally less than one year. The purchase price of property acquisitions is not expected to be allocated to tenant relationships, considering the terms of the leases and the expected levels of renewals. Amortization expense for in-place leases was approximately $990,000 and $994,000 for the years ended December 31, 2012 and 2011, respectively. Intangible assets, net of amortization, are itemized on the accompanying consolidated balance sheets and the amortization of intangible assets is included in depreciation and amortization expense in the accompanying consolidated statements of operations. See Note C for a detailed discussion of the property acquisitions completed during 2012 and 2011.

All remaining unamortized in-place leases will be fully amortized during fiscal 2013.

Earnings Per Share: In accordance with the provisions of accounting standards for earnings per share, basic earnings per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares outstanding during the period. Potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis using the if-converted method. Those include 196,608 convertible Class B and C preferred OP units and 546,132 common OP units. Class A preferred shares have been excluded from potentially dilutive common shares since their conversion is contingent upon the achievement of future conditions. For periods where we report a net loss available for common stockholders, the effect of dilutive shares is excluded from earnings per share calculations because including such shares would be anti-dilutive.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

The common OP units are redeemable at the option of the holder at any time after one year from the date of issuance for a cash price per common OP unit equal to the average closing price of the common stock for the 20 trading days prior to the delivery of the notice of redemption by the holder (or, in the absence of such trading on a securities exchange, the average bid/ask prices as quoted at the end of the trading day in an interdealer market), or, at the Company’s election, for shares of common stock on a one-for-one basis.

The Class B preferred units and Class C preferred units are convertible into common OP units (Class B preferred units are convertible one year after issuance and Class C preferred units are convertible two years after issuance) at a conversion rate equal to the sum of (A) the liquidation preference per unit ($100), (B) an additional 3.0% per annum of the liquidation preference per unit, and (C) any unpaid accumulated distributions; divided by, generally, the average closing price of the common stock for the 20 trading days prior to the date of conversion (or, in the absence of such trading on a securities exchange, the average bid/ask prices as quoted at the end of the trading day in an interdealer market). Additionally, the Class B preferred units and Class C preferred units automatically convert into common OP units upon the occurrence of certain events, such as a change of control, as described in the Operating Partnership’s agreement of limited partnership at a rate equal to $100 divided by the average closing price of the common stock for the 20 trading days prior to the delivery of the notice of redemption by the holder immediately preceding such event (or, in the absence of such trading on a securities exchange, the average bid/ask prices as quoted at the end of the trading day in an interdealer market). See Note L for a description of the amended and restated agreement of limited partnership of the Operating Partnership.

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2012 and 2011 is presented below:

	Years ended December 31,
	2012	2011
Shares Outstanding	4,717,375	96,284
Weighted average common shares—basic	2,278,094	96,284
Effect of dilutive securities	—	—
Weighted average common shares—diluted	2,278,094	96,284

Calculation of Earnings per Share
Net loss attributable to Trade Street Residential, Inc.:
Continuing operations	$(7,213,905)	$(852,210)
Discontinued operations	(4,103)	(2,568,716)

Net loss available for common stockholders	$(7,218,008)	$(3,420,926)

Basic and diluted earnings per common share of Trade Street Residential, Inc.:
Continuing operations	$(3.17)	$(8.85)
Discontinued operations	—	(26.68)

Earnings per share—basic	$(3.17)	$(35.53)
Weighted average common shares—basic	2,278,094	96,284

Deferred Financing Costs: Deferred financing costs are amortized over the terms of the related debt obligations, using the straight-line method which approximates the effective interest method. If the debt obligations are paid down prior to their maturity, the related unamortized loan costs are charged to interest expense.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

For the years ended December 31, 2012 and 2011, deferred financing costs of approximately $636,000 and $81,000, respectively, were amortized and included in interest expense on the consolidated statements of operations. Estimated amortization of deferred financing costs for each of the next five years and thereafter is as follows:

Year ending December 31,
2013	$1,030,922
2014	240,536
2015	215,774
2016	192,917
2017	182,959
Thereafter	303,101

$2,166,209

Prepaid expenses and other assets: As of December 31, 2012, prepaid expenses and other assets primarily consist of deferred offering costs in the amount of approximately $2.5 million as well as deposits made for future acquisitions of real estate assets in the amount of $1.8 million. As of December 31, 2011, prepaid expenses and other assets primarily consist of prepaid expenses and utility deposits.

Income Taxes: The Company has maintained and intends to maintain its election as a REIT under the Internal Revenue Code of 1986, as amended. In order for the Company to continue to qualify as a REIT it must meet a number of organizational and operational requirements, including a requirement to distribute annual dividends to its stockholders equal to a minimum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gains. As a REIT, the Company generally will not be subject to federal income tax on its taxable income at the corporate level to the extent such income is distributed to our stockholders annually. The Company’s Operating Partnership is a flow through entity and is not subject to federal income taxes at the entity level. No provision has been made for income taxes since all of the Company’s operations are held in pass-through entities and accordingly the income or loss of the Company is included in the individual income tax returns of the members. The Company’s tax years that remain subject to examination for U.S. federal and state purposes range from 2009 through 2011.

Commitments and Contingencies: The Company may from time to time be involved in legal proceedings arising from the normal course of business. There are no pending or threatened legal proceedings as of December 31, 2012 and 2011. Due the nature of the Company’s operations, it is possible that existing properties, or properties that the Company will acquire in the future, have asbestos or other environmental related liabilities. As of December 31, 2012 and 2011, the Company is not aware of any claims or potential liabilities that would need to be accrued or disclosed.

Risks and Uncertainties: The Company’s investments in real estate are subject to various risks, including the risks associated with the general economic climate. Due to the level of risk associated with real estate investments, it is at least reasonably possible that changes in their values will occur in the near term and that such changes could materially affect the amounts reported in the consolidated financial statements.

Recent disruptions in the global capital, credit and real estate markets have led to, among other things, a significant decrease in the fair value of many real estate and mortgage-related investments, as well as a tightening of short- and long-term funding sources. The Company cannot presently determine the full extent to which current market conditions will affect it or the volatility of the markets in which it operates. If difficult conditions

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

continue, the Company may experience tightening of liquidity due to repayment of existing debt, erosion of the fair value of its assets, as well as challenges in obtaining investment financing. The decision by investors and lenders to enter into transactions with the Company will depend upon a number of factors, such as the Company’s historical and projected financial performance, industry and market trends, the availability of capital and investors, lenders’ policies, future interest rates, and the relative attractiveness of alternative investment or lending opportunities compared to other investment vehicles.

Future changes in market trends and conditions may occur which could cause actual results to differ materially from the estimates used in preparing the accompanying consolidated financial statements.

The Company is subject to the following risks in the course of conducting its business activities:

Development Risk: Development risk arises from the possibility that developed properties will not be sold or leased or that costs of development will exceed the original estimate resulting in lower than anticipated or uneconomic returns from such developments. Due to the extended length of time between the inception of a project and its ultimate completion, a well-conceived project may, as a result of the financial markets, investor sentiment, economic or other conditions prior to its completion, become an economically unattractive investment.

Investment and Financing Risk: The Company’s debt contains mortgage notes that carry variable interest rates exposing the Company to interest rate risk (see Note G).

Liquidity Risk: Liquidity risk is the risk that the Company will not have sufficient funds available to meet its operational requirements and investing plans. The Company’s primary source of liquidity is net operating income from its rental properties which is used as working capital and to fund capital expenditure requirements. The Company regularly monitors and manages its liquidity to ensure access to sufficient funds. Access to funding is achieved through mortgage financing, credit markets, sales of existing properties and cash reserves. As of December 31, 2012, the Company had mortgage debt totaling $133.2 million, of which $65.9 million matures in 2013. This debt is expected to be extended or refinanced during 2013.

Credit Risks: The Company is exposed to credit risk in that tenants may be unable to pay the contracted rents. Management mitigates this risk by carrying out appropriate credit checks and related due diligence on prospective tenants.

Concentrations of Risk: The Company maintains its cash (including restricted cash) in bank deposit accounts and may at times maintain balances in excess of federally insured limits.

Recent Accounting Pronouncements: In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of accumulated other comprehensive income (“AOCI”) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning after December 15, 2012 and early adoption is permitted. We have early adopted ASU 2013-02 for the annual period ended December 31, 2012. The adoption of ASU 2013-02 did not have a significant impact on the consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12 in order to defer only those changes in ASU 2011-05 that relate to the presentation of reclassification adjustments. No other requirements in ASU 2011-05 were affected

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. ASU 2011-12 is effective for us in fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of ASU 2011-12 did not have a significant impact on the consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet Disclosures relating to Offsetting Assets and Liabilities. The amendments will enhance disclosures required by GAAP by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. This information will enable users of an entity’s financial statements to evaluate the effect or potential effect of netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. The amendment is to be applied retrospectively for all comparative periods presented and is effective for annual periods beginning after January 1, 2013. The Company does not believe the future adoption of ASU 2011-11 will have a significant impact on the consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of stockholders’ equity and requires the presentation of components of net income and components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The adoption of ASU 2011-05 did not have a significant impact on the consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in GAAP and International Financial Reporting Standards (“IFRS”). ASU 2011-04 amended ASC 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change a particular principle in ASC 820. In addition, ASU 2011-04 requires additional fair value disclosures. The amendments are to be applied prospectively and are effective for annual periods beginning after December 15, 2011. The implementation of ASU 2011-04 did not have a significant impact on the Company’s consolidated financial statements.

Reclassifications: Certain amounts in the consolidated financial statements have been reclassified in the prior year to conform to the current year presentation. Balances and amounts in the 2011 consolidated balance sheets and statements of operations associated with properties disposed of or held for sale in 2012 have been reclassified to discontinued operations to conform with the current year presentation. See Note B for further explanation. Further, the Company reclassified approximately $80,000 from real estate taxes and insurance to general and administrative expense.

Reverse Stock Split: On January 17, 2013, the Company effected a 1 for 150 reverse stock split of its common stock and the common units of the Operating Partnership. All common stock and per-share data included in these consolidated financial statements give effect to the reverse stock split and have been adjusted retroactively for all periods presented.

Correction of Error: After issuing interim financial statements as of and for the six and nine months ended June 30, 2012 and September 30, 2012, respectively, the Company identified two accounting errors: (1) expenses incurred in connection with the recapitalization on June 1, 2012 that should have been recorded as expense and

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

included in our statement of operations for the six months ended June 30, 2012 were incorrectly recorded as a direct reduction to equity in those financial statements; and (2) certain capital expenditures occurring from January 1, 2012 through September 30, 2012 were inappropriately recorded as operating expense but should have been capitalized. In accordance with ASC 250-10 and SEC Staff Accounting Bulletin No. 99, Materiality, we assessed the materiality of the errors and concluded that the errors were material to our previously issued financial statements for the six months ended June 30, 2012 and the nine months ended September 30, 2012. The Company has revised and restated its previously issued financial statements as of and for the six months ended June 30, 2012 and for the nine months ended September 30, 2012.

Correction of the errors had the following effects on the Company’s consolidated financial statements:

	June 30, 2012			September 30, 2012
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Balance sheet information:
Building and improvements	$77,385,897	$442,782	$77,828,679	$77,796,104	$584,947	$78,381,051
Accumulated depreciation	(4,870,063)	(41,213)	(4,911,276)	(5,693,712)	(92,938)	(5,786,650)
Net investment in properties	135,479,728	401,569	135,881,297	134,019,926	492,009	134,511,935
Real estate held for sale	84,535,052	214,018	84,749,070	83,690,921	340,186	84,031,107
Total assets	234,027,018	615,587	234,642,605	231,563,678	832,195	232,395,873
Noncontrolling interest—Preferred B and C units	20,148,421	(285,706)	19,862,715	19,547,279	147,734	19,695,013
Additional paid-in capital	52,497,870	1,851,459	54,349,329	54,432,120	—	54,432,120
Accumulated deficit	(34,365,806)	(807,368)	(35,173,174)	(37,138,583)	610,593	(36,527,990)
Stockholders’ equity—Trade Street Residential	22,966,755	1,044,091	24,010,846	22,959,239	610,593	23,569,832
Noncontrolling interests	11,125,411	(142,852)	10,982,559	10,734,109	73,868	10,807,977
Total stockholders’ equity	34,092,166	901,239	34,993,405	33,693,348	684,461	34,377,809
Total liabilities and stockholders’ equity	$234,027,018	$615,587	$234,642,605	$231,563,678	$832,195	$232,395,873

	Six months ended June 30, 2012			Nine months ended September 30, 2012
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Statement of operations information:
Property operations expense	$2,921,510	$(442,782)	$2,478,728	$4,419,429	$(584,947)	$3,834,482
Depreciation and amortization	2,740,458	41,213	2,781,671	3,461,216	92,938	3,554,154
Acquisition and recapitalization costs	—	1,851,459	1,851,459	1,851,459	—	1,851,459
Total operating expenses	7,334,983	1,449,890	8,784,873	12,851,028	(492,009)	12,359,019
Loss (income) from operations	(426,450)	(1,449,890)	(1,876,340)	(2,365,769)	492,009	(1,873,760)
Loss before income (loss) from unconsolidated joint venture	(2,133,643)	(1,449,890)	(3,583,533)	(5,477,328)	492,009	(4,985,319)
Loss from continuing operations	(2,094,409)	(1,449,890)	(3,544,299)	(5,436,051)	492,009	(4,944,042)
Discontinued operations	(1,514,111)	214,018	(1,300,093)	(1,977,020)	340,186	(1,636,834)
Net loss	(3,608,520)	(1,235,872)	(4,844,392)	(7,413,071)	832,195	(6,580,876)
Loss allocated to noncontrolling interests	359,808	428,504	788,312	1,391,582	(221,602)	1,169,980
Loss attributable to Trade Street Residential	$(3,302,353)	$(807,368)	$(4,109,721)	$(6,236,050)	$610,593	$(5,625,457)
Basic and diluted earnings per share:
Continuing operations	$(2.66)	$(1.51)	$(4.17)	$(2.55)	$0.17	$(2.39)
Discontinued operations	(2.25)	0.32	(1.93)	$(1.19)	$0.20	$(0.98)
Net loss available for common shareholders	$(4.91)	$(1.19)	$(6.10)	$(3.74)	$0.37	$(3.37)

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

	Six months ended June 30, 2012			Nine months ended September 30, 2012
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Statement of stockholders’ equity information:
Accumulated deficit	(34,365,806)	(807,368)	(35,173,174)	(37,138,583)	610,593	(36,527,990)
Temporary equity	37,511,642	(285,706)	37,225,936	36,995,430	147,735	37,143,165
Noncontrolling interests	11,125,411	(142,852)	10,982,559	10,734,109	73,868	10,807,977

	Six months ended June 30, 2012			Nine months ended September 30, 2012
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Statement of cash flows information:
Net loss	$(3,608,520)	$(1,235,872)	$(4,844,392)	$(7,413,071)	$832,195	$(6,580,876)
Income (loss) from discontinued real estate operations	(1,514,111)	214,018	(1,300,093)	(1,977,020)	340,186	(1,636,834)
Loss from continuing operations	(2,094,409)	(1,449,890)	(3,544,299)	(5,436,051)	492,009	(4,944,042)
Depreciation and amortization	2,740,458	41,213	2,781,671	3,461,216	92,938	3,554,154
Net cash provided by operating activities—continuing operations	5,247,364	(1,408,677)	3,838,687	718,228	584,947	1,303,175
Net cash provided by operating activities—discontinued operations	1,254,681	218,510	1,473,191	1,364,829	357,466	1,722,295
Net cash provided by operating activities	6,720,555	(1,408,677)	5,311,878	2,440,523	584,947	3,025,470
Purchase of real estate assets	(244,096)	(442,782)	(686,878)	(592,744)	(584,947)	(1,177,691)
Net cash provided by (used in) investing activities—continuing operations	(169,737)	(442,782)	(612,519)	653,102	(584,947)	68,155
Net cash used in investing activities— discontinued operations	(238,935)	(218,510)	(457,445)	(74,663)	(357,466)	(432,129)
Net cash used in investing activities	(408,672)	(661,292)	(1,069,964)	578,439	(942,413)	(363,974)
Net cash used in financing activities	(4,122,878)	1,851,459	(2,271,419)	(1,748,164)	—	(1,748,164)
Net change in cash and cash equivalents	$1,930,470	$—	$1,930,470	$913,332	$—	$913,332

NOTE B—DISCONTINUED OPERATIONS

The Company’s discontinued operations during the periods presented herein included (i) The Estates of Mill Creek, a 259-unit apartment community located in Buford, Georgia (“Mill Creek”); (ii) Fontaine Woods, a 263-unit apartment community located in Chattanooga, Tennessee (“Fontaine Woods”); (iii) Oak Reserve at Winter Park, a 142-unit apartment community located in Winter Park, Florida (“Oak Reserve”); (iv) Beckanna on Glenwood, a 254-unit apartment community located in Raleigh, North Carolina (“Beckanna”); and Terrace at River Oaks, a 314-unit apartment community located in San Antonio, Texas (“River Oaks”). The Company accounts for properties as discontinued operations when all of the criteria of ASC 360-45-9 have been met. The results of operations and cash flows from discontinued operations are included in the Company’s accompanying consolidated financial statements up to the date of disposition. Additionally, as required by GAAP, the results of operations, assets and liabilities and cash flows of the abovementioned properties have been separately presented as discontinued operations in the accompanying consolidated financial statements. Accordingly, certain reclassifications have been made to prior years to reflect discontinued operations consistent with current year presentation. These financial statements were reissued on November 12, 2013 to classify the Oak Reserve, Beckanna and River Oaks properties as discontinued operations as of December 31, 2012 and 2011. All other footnotes in these financial statements that were affected by this reclassification of discontinued operations have been updated accordingly.

Mill Creek—On August 28, 2012, the Company entered into a Purchase and Sale Agreement to sell the Mill Creek property for $27,500,000, including the assumption of the buyer of a mortgage for $19,100,000. The decision to sell this property was made in July 2012. The closing of this sale took place on November 16, 2012 and resulted in a gain of $2.2 million.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Fontaine Woods—On May 9, 2011, the Company, through BSF Hawthorne Fontaine, LLC, in which BSF Fontaine, LLC owned a 70% ownership interest prior to the recapitalization, acquired Fontaine Woods, a multifamily apartment community located in Chattanooga, Tennessee. Fontaine Woods contains 263 apartment units in 14 two- and three-story garden-style apartment buildings on 52 acres of land. The purchase price of $13,000,000 was comprised of a mortgage note payable of $9,100,000 plus cash of $3,900,000. BSF Hawthorne Fontaine, LLC is a VIE of which, due to the recapitalization transactions, the Company is the primary beneficiary.

On March 1, 2013, the Company sold its 70% interest in the Fontaine Woods property to its joint venture partner for $10,500,000, including the assumption by the buyer of our 70% portion of a $9,100,000 mortgage. The decision to sell this property was made in November 2012. The sale resulted in a gain to the Company of approximately $1.6 million.

Oak Reserve—In 2011, the Company recorded an impairment charge of approximately $347,000 to write down the carrying value of Oak Reserve property to estimated fair value.

In January 2013, the Company committed to a plan to actively market Oak Reserve. On June 12, 2013, the Company sold its 100% interest in Oak Reserve for $11.7 million. The sale resulted in a gain to the Company of approximately $0.5 million.

Beckanna—In January 2013, the Company committed to a plan to actively market Beckanna. As a result of the purchase of Beckanna on October 31, 2011, the Company assumed a non-cancellable operating ground lease. The term of the lease is through March 23, 2055, with the option to extend the lease for five additional ten-year periods, from the expiration date of the initial term of the lease. The payments related to this operating lease are expensed on a straight-line basis and the lease expense is recorded in income (loss) on operations of rental property in discontinued operations in the condensed consolidated statement of operations. Also required is recognition of amortization of the unfavorable ground lease obligation over its respective term, for which amortization expense for the each of the years ended December 31, 2012 and 2011, in the amount of approximately $177,000 and $31,000, respectively, is included in the discontinued operations as a reduction of rent expense. Net rent expense incurred under this operating lease amounted to approximately $1,207,000 and $201,000 for the year ended December 31, 2012 and the period from October 31, 2011 (acquisition date) through December 31, 2011, respectively, and has been included in discontinued operations.

The following is a summary of approximate future minimum rentals under the non-cancellable operating lease as well as future amortization of the unfavorable ground lease obligation as of December 31, 2012:

Year Ending December 31,	Future Rentals	Future Amortization
2013	$792,000	$177,334
2014	792,000	177,334
2015	851,400	177,334
2016	871,200	177,334
2017	871,200	177,334
Thereafter	54,987,871	6,789,023

	$59,165,671	$7,675,693

River Oaks—In July 2013, the Company committed to a plan to actively market River Oaks.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

The following is a summary of results of operations of the properties classified as discontinued operations for the periods presented:

	Year Ended December 31,
	2012	2011
Rental and other property revenues	$11,820,049	$6,318,490

Gain from sale of rental property	$2,182,413	$—

Loss from discontinued operations	$(4,103)	$(2,568,716)

The following is a summary of the principal components of the Company’s assets and liabilities of discontinued operations:

	December 31, 2012	December 31, 2011
Operating properties held for sale	$58,638,227	$85,853,449
Other assets	2,270,906	3,456,135

Assets held for sale	$60,909,133	$89,309,584

Property indebtedness	$39,481,392	$58,738,530
Other liabilities	13,679,859	9,250,438

Liabilities related to assets held for sale	$53,161,251	$67,988,968

NOTE C—ACQUISITIONS OF MULTIFAMILY APARTMENT COMMUNITIES

During 2012 and 2011, the Company completed various acquisitions of multifamily apartment communities from unrelated sellers. Each acquisition involved the acquisition of the operating real estate, but no management or other business operations were acquired in such acquisitions. The fair value of the net assets acquired and the related purchase price allocation are summarized below.

2012 Acquisitions:

Westmont Commons—On December 13, 2012, the Company acquired Westmont Commons, an apartment community located in Asheville, North Carolina. Westmont Commons contains 252 apartment units in ten three-story buildings on approximately 17.5 acres of land. The purchase price of $22,400,000 was comprised of a mortgage note payable of $17,920,000 (see Note G) plus cash of $4,480,000. From the date of acquisition through December 31, 2012, Westmont Commons generated revenue of approximately $103,000 and a net loss of approximately $270,000.

Estates at Millenia—On December 3, 2012, the Company and the Operating Partnership entered into a Contribution Agreement with BREF/BUSF Millenia Associates, LLC (the “Seller”) for the purchase of all of the Seller’s membership interests in Millenia 700, LLC, the owner of the 297 unit apartment complex located in Orlando, Florida known as the Estates at Millenia (the “Developed Property”) and the 7-acre development site adjacent to the Developed Property (the “Development Property”) that is currently approved for 403 apartment units. The Developed Property and the Development Property were contributed to the Operating Partnership.

Consideration for the purchase consisted of:

•	For the Developed Property, a total of $43.2 million, consisting of approximately $29.1 million in cash to pay off the existing loan and shares of the Company’s common stock valued at approximately $14.1 million;

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

•	For the Development Property: 100,000 shares of Class A preferred stock valued at approximately $9.3 million as of the acquisition date based on a valuation performed by the Company of the stock. On March 14, 2013, the Company issued an additional 35,804 shares of Class A preferred stock having an aggregate value of approximately $3.6 million, equal to the amount of certain development costs incurred up to the date of contribution. Upon receipt of the final certificate of occupancy for the development property, the Company shall issue to the Seller that number of additional shares of Class A preferred stock equal to 20% of the increase in value of the Development Property based on a valuation performed by the Company. The Company valued the contingent consideration at $356,000 and the Class A preferred stock at $3,318,315 for a total of $3,674,315, which is included as acquisition consideration payable in preferred stock in the accompanying consolidated balance sheets as of December 31, 2012. The contingent consideration was valued using a Black-Scholes option pricing model assuming (i) volatility of 19.2%; (ii) an expected dividend yield on the market price of our common stock of 4.0%; (iii) a contractual dividend yield on our Class A preferred stock of 2.0% and (iv) a certificate of occupancy being issued in July 2015. The fair value of the Class A preferred stock was determined as the “as converted” value adjusted for the difference in relative dividend yields of the Class A preferred stock over the period until conversion.

The issued shares were not registered under the Securities Act of 1933 and are, therefore, subject to certain restrictions on transfer.

In connection with the acquisition of Estates at Millenia, the Company obtained new mortgage financing in the amount of $34,950,000. See Note G for additional information.

From the date of acquisition through December 31, 2012, the Estates at Millenia generated revenue of approximately $311,000 and a net loss of approximately $469,000.

The following table shows the fair values of the Estates at Millenia and Westmont Commons:

	Estates at Millenia	Westmont Commons	TOTAL
Fair Value of Net Assets Acquired	$56,121,315	$22,400,000	$78,521,315

Purchase Price	$56,121,315	$22,400,000	$78,521,315

Net Assets Acquired/ Purchase Price Allocated:
Land	$4,022,217	$1,409,383	$5,431,600
Site improvements	583,968	865,996	1,449,964
Land held for future development	12,942,315	—	12,942,315
Building	36,069,808	19,183,990	55,253,798
Furniture, fixtures and equipment	1,244,972	302,011	1,546,983
In place leases	1,258,035	638,620	1,896,655

Total	$56,121,315	$22,400,000	$78,521,315

Transaction Costs:

Transaction costs in the amount of $445,000 related to the acquisition of Westmont Commons and The Estates at Millenia were expensed as incurred during the year ended December 31, 2012.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

2011 Acquisitions:

Trails of Signal Mountain—On May 26, 2011, the Company, through BSF Trails, LLC acquired Trails of Signal Mountain, a multifamily apartment community located in Chattanooga, Tennessee. Trails of Signal Mountain contains 172 apartment units in 12 two- and three-story garden-style apartment buildings on 7 acres of land. The purchase price of $12,000,000 was comprised of a mortgage note payable of $8,317,000 (see Note G) plus cash of $3,683,000. From the date of acquisition through December 31, 2011, Trails of Signal Mountain generated revenue of approximately $946,000 and a net loss of approximately $711,000.

Post Oak—On July 28, 2011, the Company, through Post Oak JV, LLC acquired Post Oak, a multifamily apartment community located in Louisville, Kentucky. Post Oak contains 126 apartment units in 19 three story residential apartment buildings located on 5 acres of land. The purchase price of $8,250,000 was comprised of mortgage note payable of $5,277,000 (see Note G) plus cash of $2,973,000. From the date of acquisition through December 31, 2011, Post Oak generated revenue of approximately $430,000 and a net loss of approximately $385,000.

Merce—On October 31, 2011, the Company, through Merce Partners, LLC, in which TSP Merce, LLC owned a 67.3% ownership interest prior to the recapitalization, acquired Merce Apartments, a multifamily apartment community located in Dallas, Texas. Merce contains 114 garden-style apartment units in six one- and three-story residential buildings on three acres of land. The purchase price of $8,100,000 was comprised of mortgage note payable of $5,475,000 (see Note G) plus cash of $2,625,000. Merce Partners, LLC is a VIE of which, due to the recapitalization, the Company is the primary beneficiary. Accordingly, Merce Partners, LLC is consolidated with the Company. From the date of acquisition through December 31, 2011, Merce generated revenue of approximately $177,000 and a net loss of approximately $244,000. On June 1, 2012, the Company acquired the remaining ownership interest in the entity that owns the property. See Note J for additional information.

Beckanna on Glenwood—On October 31, 2011, the Company, through Beckanna Partners, LLC, in which TSP Beckanna, LLC owned a 66.9% ownership interest prior to the recapitalization, acquired Beckanna on Glenwood, a multifamily apartment community located in Raleigh, North Carolina. Beckanna on Glenwood contains 254 garden-style apartment units in one eight-story residential building located on seven acres of land. The property was purchased subject to a non-cancelable operating ground lease. Fair value of the ground lease was determined by calculating the difference between the annual contract rent and market rent for the remaining initial term of the ground lease. It was determined that this was an unfavorable ground lease. The term of the lease is through March 23, 2055, with the option to extend the lease for five additional ten-year periods (Note I). The purchase price of $9,350,000 was comprised of a mortgage note payable of $6,380,000 (see Note G) plus cash of $2,970,000. Beckanna Partners, LLC is a VIE of which, due to the recapitalization, the Company is the primary beneficiary. Accordingly, Beckanna Partners, LLC is consolidated with the Company. From the date of acquisition through December 31, 2011, Beckanna on Glenwood generated revenue of approximately $360,000 and a net loss of approximately $504,000. On June 1, 2012, the Company acquired the remaining ownership interest in the entity that owns the property. See Notes B and J for additional information.

Park at Fox Trails—On December 6, 2011, the Company, through Fox Partners, LLC, in which TSP Fox, LLC owned a 77.2% ownership interest prior to the recapitalization, acquired Park at Fox Trails, a multifamily apartment community located in Plano, Texas. Park at Fox Trails contains 286 garden-style apartment units in 45 one- and two-story residential buildings on 16 acres of land. The purchase price of $21,150,000 was comprised of mortgage note payable of $14,968,000 (see Note G) plus cash of $6,182,000. Fox Partners, LLC is a VIE of which, due to the recapitalization, the Company is the primary beneficiary. Accordingly, Fox Partners, LLC is consolidated with the Company. From the date of acquisition through December 31, 2011, Park at Fox Trails

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

generated revenue of approximately $136,000 and a net loss of approximately $385,000. On June 1, 2012, the Company acquired the remaining ownership interest in the entity that owns the property. See Note J for additional information.

Terrace at River Oaks—On December 21, 2011, the Company, through River Oaks Partners, LLC, in which TSP Terrace, LLC owned a 77.5% ownership interest prior to the recapitalization, acquired Terrace at River Oaks, a multifamily apartment community located in San Antonio, Texas. Terrace at River Oaks contains 314 garden-style apartment units in 77 two-story residential buildings on 24 acres of land. The purchase price of $20,410,000 was comprised of a mortgage note payable of $14,300,000 (see Note G) plus cash of $6,110,000. River Oaks Partners, LLC is a VIE of which, due to the recapitalization, the Company is the primary beneficiary. Accordingly, River Oaks Partners, LLC is consolidated with the Company. From the date of acquisition through December 31, 2011, Terrace at River Oaks generated revenue of approximately $86,000 and a net loss of approximately $352,000. On June 1, 2012, the Company acquired the remaining ownership interest in the entity that owns the property. See Notes B and J for additional information.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

2011 Acquisitions

	Trails of Signal Mountain	Post Oak	Merce	Terrace at River Oaks	Park at Fox Trail	Beckanna on Glenwood	TOTAL
Fair Value of Net Assets Acquired	$12,000,000	$8,250,000	$8,100,000	$20,410,000	$21,150,000	$9,350,000	$79,260,000

Purchase Price	$12,000,000	$8,250,000	$8,100,000	$20,410,000	$21,150,000	$9,350,000	$79,260,000

Net Assets Acquired/ Purchase Price Allocated:
Land	$700,000	$1,425,000	$840,000	$3,200,000	$2,720,000	$—	$8,885,000
Site Improvements	761,174	647,896	341,801	1,562,545	671,705	712,114	4,697,235
Building	9,815,346	5,694,913	6,112,748	14,719,819	16,491,395	15,563,367	68,397,588
Furniture & Fixtures	360,000	220,000	560,000	300,000	600,000	400,000	2,440,000
In Place Leases	363,480	262,191	245,451	627,636	666,900	558,102	2,723,760
Unfavorable Ground Lease	—	—	—	—	—	(7,883,583)	(7,883,583)

Total	$12,000,000	$8,250,000	$8,100,000	$20,410,000	$21,150,000	$9,350,000	$79,260,000

Transaction Costs:

Transaction costs in the amount of $1,390,000 related to the above acquired assets were expensed as incurred during the year ended December 31, 2011. Included in this amount was $794,000 in fees paid to a related party, which $307,000 is included in discontinued operations in the accompanying consolidated statement of operations.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Pro Forma Financial Information:

The revenues and results of operations of these properties are included in the consolidated financial statements starting at the date of acquisition for each respective real estate asset. The following unaudited consolidated pro forma information is presented as if the Company acquired the preceding properties on January 1, 2011. The information presented below is not necessarily indicative of what the actual results of operations would have been had the Company completed these transactions on January 1, 2011, nor does it purport to represent our future operations.

	Year Ended December 31,
	2012	2011
Unaudited pro forma financial information:
Pro forma revenue	$17,808,305	$14,986,693
Pro forma net loss from continuing operations	$(11,969,654)	$(1,136,008)

NOTE D—REAL ESTATE LOANS

Real estate loans included the following at December 31, 2011:

Borrower	Principal	Accrued Interest and Capitalized Costs	Allowance for loan losses	Total
Venetian Ft. Myers
Associates, LLLP (I&II)	$17,531,930	8,883,194	(15,415,124)	$11,000,000

Venetian Ft. Myers I Associates, LLLP and Venetian Ft. Myers II Associates, LLLP: The mezzanine loan was dated November 30, 2007, bore interest of 15% per annum and was due September 30, 2009, as amended.

Based upon an appraisal of the land, the carrying value of the loan to Venetian Ft. Myers Associates, LLLP was $11,000,000 as of December 31, 2011. The $11,000,000 carrying value of the loan at December 31, 2011 approximated the appraised value of the underlying property.

The borrower had been in default and, in accordance with the Company’s rights under the terms of the loan, on February 19, 2012 the Company completed foreclosure proceedings on Venetian Ft. Myers Associates, LLLP and took possession of the underlying property, which is considered land held for development. The amount of $11,000,000 is included in land held for development in the accompanying consolidated balance sheets, as of December 31, 2012.

NOTE E—IMPAIRMENT CHARGES

In 2011, the Company recorded an impairment charge of approximately $347,000 to write down the carrying value of the Oak Reserve at Winter Park property to estimated fair value. See Note B. During 2011, the Company also recorded impairment charges of approximately $56,000 to write down the carrying value of the Estates at Maitland property (land held for future development and $11,000 to write down the carrying value of Maitland Town Center—East) to estimated fair value. The estimated fair values of these projects were derived from third-party appraisals, which are Level 3 inputs in the fair value hierarchy.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

NOTE F—INVESTMENT IN UNCONSOLIDATED JOINT VENTURE

The Company owns 50% of the membership interests of BSF/BR Augusta JV, LLC (the “JV”), which owns 100% of the membership interests of BSF/BR Augusta, LLC, a legal entity that was formed for the sole purpose of owning the real property known as The Estates at Perimeter. The Estates at Perimeter is a multifamily apartment community located in Augusta, Georgia. The property contains 240 garden-style apartment units contained in ten three-story residential buildings located on approximately 13 acres of land. The Company, through its subsidiaries, acquired its interest in the JV in September 2010 for $3,849,468. The carrying value of this investment is $2,581,789 and $2,981,691 as of December 31, 2012 and 2011, respectively. The following is the condensed consolidated financial information of this unconsolidated joint venture as of December 31, 2012 and 2011:

December 31,	2012	2011
Assets:
Real estate investment in an operating property	$23,008,557	$23,572,631
Cash and cash equivalents	194,398	284,506
Other assets	12,297	195,233

Total assets	$23,215,252	$24,052,370

Liabilities and members’ equity:
Mortgage payable	$17,896,524	$17,969,000
Accounts payable and other liabilities	155,151	119,989

Total liabilities	18,051,675	18,088,989
Members’ equity	5,163,577	5,963,381

Total liabilities and members’ equity	$23,215,252	$24,052,370

	Years ended December 31,
	2012	2011
Revenue	$2,789,246	$2,681,509
Property Operating Expenses	871,500	663,201
Insurance	48,083	43,779
Taxes	221,248	164,079
Interest Expense	774,973	773,378
Depreciation & Amortization	781,965	950,309

Net Income	$91,477	$86,763

Company share of income from unconsolidated joint venture activities	$45,739	$43,381

The JV follows GAAP and its accounting policies are similar to those of the Company. The Company shares in profits and losses of the JV in accordance with the JV operating agreement. The Company received cash distributions for the years ended December 31, 2012 and 2011 of $445,641 and $598,106 respectively.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

NOTE G—MORTGAGE NOTES PAYABLE

As of December 31, 2012 and 2011, mortgage notes payable collateralized by real estate included in the Company’s real estate investments consisted of the following (see Notes C and E for additional information regarding our acquisition activity and impairment charges):

Description	2012	2011
Millenia 700, LLC (Estates at Millenia) Mortgage note payable, dated December 3, 2012, bears interest at a floating rate 30 day LIBOR plus 4.75%, with a floor of 5.75%. The note is due December 2, 2013. The note contains an interest reserve of $250,000. The note requires monthly payments of net cash flow, as defined in the loan agreement. The loan has a premium prepayment penalty of $174,500 plus yield maintenance. The loan may be extended at the option of the Company for an additional year subject to a 1% fee and other conditions.	$34,950,000	$—

TS Westmont, LLC (Westmont Commons)

Mortgage note payable, dated December 13, 2012, bears interest at a fixed rate of 3.84% per annum. The note requires interest only payments for the initial 24 months; thereafter monthly principal and interest are payable until maturity. The note has a principal prepayment penalty which is the greater of 1.0% of principal being repaid or the yield maintained amount for prepayment occurring prior to June 30, 2022, or 1.0% of the principal balance being repaid for a prepayment occurring from June 30, 2022 to September 30, 2022. There is no prepayment penalty during the last three months of the term. The note is due January 1, 2023.

	17,920,000	—

Pointe at Canyon Ridge, LLC (Pointe at Canyon Ridge) Mortgage note payable, dated June 1, 2012, floating rate 30 day LIBOR plus 4.75%, with a floor of 6%. Monthly interest only payments payable until maturity. The note is due May 31, 2013. The note has a principal prepayment penalty equal to $330,000 plus the difference between approximately $1.6 million and the interest paid to the date of repayment. The interest rate as of December 31, 2012 and 2011 was 6.0% and 3.07%, respectively.	26,400,000	27,103,966

BSF-Arbors River Oaks, LLC (Arbors River Oaks)

Mortgage note payable, dated June 9, 2010, bears interest at a fixed rate of 4.31% per annum. The note requires interest only monthly payments with a balloon principal payment due at maturity. The note carries a principal prepayment penalty which is the greater of (i) 1.0% of the outstanding principal amount or (ii) the yield maintenance amount for a prepayment occurring before December 31, 2014, or 1.0% of the outstanding principal amount for a prepayment occurring from December 31, 2014 to March 31, 2015. There is no prepayment penalty during the last three months of the term. The note is due on July 1, 2015.

	8,978,000	8,978,000

BSF-Lakeshore, LLC (Lakeshore on the Hills)

Mortgage note payable, dated December 14, 2010, bears interest at a fixed rate of 4.48% per annum. The note requires interest only payments for the initial 24 months, thereafter monthly principal and interest are payable until maturity. The note carries a principal prepayment penalty which is the greater of (i) 1.0% of the outstanding principal amount or (ii) the yield maintenance amount for a prepayment occurring before June 30, 2017, or 1.0% of the outstanding principal amount for a prepayment occurring from June 30, 2017 to September 30, 2017. There is no prepayment penalty during the last three months of the term. The note is due January 1, 2018.

	6,834,000	6,834,000

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Description	2012	2011

BSF-Trails, LLC (Trails of Signal Mountain)

Mortgage note payable, dated May 26, 2011, bears interest at a fixed rate of 4.92% per annum. The note requires interest only payments for the initial 24 months, thereafter monthly principal and interest are payable until maturity. The note carries a principal prepayment penalty which is the greater of (i) 1.0% of the outstanding principal amount or (ii) the yield maintenance amount for a prepayment occurring before November 30, 2017, or 1.0% of the outstanding principal amount for a prepayment occurring from November 30, 2017 to February 28, 2018. There is no prepayment penalty during the last three months of the term. The note is due June 1, 2018.

	8,317,000	8,317,000

Post Oak JV, LLC (Post Oak)

Mortgage note payable, dated July 28, 2011, bears interest at a variable rate of LIBOR plus 3.18% with a maximum rate cap of 7.41%. The initial interest rate was 3.37% per annum. The variable interest rate can be converted to a fixed rate between years 2 and 6 of the note term. The note requires interest only payments for the initial 24 months, thereafter monthly principal and interest are payable until maturity. The note has a principal prepayment penalty of 5.0% in the first year and 1.0% in subsequent years on the principal prepaid. There is no prepayment penalty during the last three months of the term. The note is due August 1, 2018. The interest rate as of December 31, 2012 and 2011 was 3.39% and 3.47%, respectively.

	5,277,000	5,277,000

Mercé Partners, LLC (Mercé)

Mortgage note payable, dated October 31, 2011, bears interest at a variable rate of One Month LIBOR plus 2.93% with a maximum interest rate cap of 7.41%. The initial interest rate was 3.18% per annum. The variable interest rate can be converted to a fixed rate between years 2 and 6 of the note term. The note requires interest only payments for the initial 24 months, thereafter monthly principal and interest are payable until maturity. The note has a principal prepayment penalty of 5.0% in the first year and 1.0% in subsequent years on the prepaid principal amount. There is no prepayment penalty during the last three months of the term. The note is due November 1, 2018. The interest rate as of December 31, 2012 and 2011 was 3.14% and 3.18%, respectively.

	5,475,000	5,475,000

Fox Partners, LLC (Park at Fox Trails)

Mortgage note payable, dated December 6, 2011, bears interest at a variable rate of LIBOR plus 2.92% with a maximum rate cap of 7.41%. The initial interest rate was 3.19% per annum. The variable interest rate which can be converted to a fixed rate between years 2 and 6 of the note term. The note requires interest only payments for the initial 12 months, thereafter monthly principal and interest are payable until maturity. The note has a principal prepayment penalty of 5.0% in the first year and 1.0% in subsequent years on the principal being prepaid. There is no prepayment penalty during the last three months of the term. The note is due January 1, 2019. The interest rate as of December 31, 2012 and 2011 was 3.13% and 3.19%, respectively.

	14,968,000	14,968,000

BREF/BSP Partners/Maitland, LLLP (The Estates at Maitland)

Mortgage note payable, dated March 1, 2010, bears interest at a fixed rate of 7.00% per annum. Principal and interest payments in the amount of $46,649 were due commencing on April 2, 2010 until February 2, 2012. On February 2, 2012, all unpaid principal and interest became due (Note J). On June 1, 2012, the Company and the lender mutually extended the loan through April 2, 2013. As part of the extension, the Company made a principal reduction of $300,000. During 2012 and 2011 approximately $355,000 and $335,000 of interest incurred under the Maitland note payable was capitalized.

	4,126,422	4,606,346

Total mortgages notes payable	$133,245,422	$81,559,312

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Aggregate principal maturities of the mortgage notes payable at December 31, 2012 are as follows:

Year ending December 31,	Amount Maturing
2013	$65,949,317
2014	752,504
2015	10,085,409
2016	1,145,500
2017	1,193,418
Thereafter	54,119,274

$133,245,422

The weighted average interest rate on the mortgage notes payable balance outstanding at December 31, 2012 and December 31, 2011, was 4.87% and 3.87%, respectively. As of December 31, 2012 and 2011, the Company was in compliance with all financial covenants stipulated in the mortgage notes.

NOTE H—TRANSACTIONS WITH RELATED PARTIES

Due From / To Related Parties: Due from related parties as of December 31, 2012 and 2011 is comprised primarily of a $636,251 promissory note which the Company acquired from BREF. The note was payable to BREF from TSPFI. The note was originated to partially fund the purchase of a property by TSPFI. On June 1, 2012, in connection with the recapitalization, this receivable was contributed to the Company. The note bears interest at 12% per annum and is due on demand; and accrued interest as of December 31, 2012 was $76,350. The Company expects payment will be received from TSPFI in the second half of 2013. Other receivables from related parties are comprised of various non-interest bearing amounts payable to related entities. Due to related parties as of December 31, 2012 and 2011 includes various non-interest bearing amounts payable to related entities.

Advisory Fees from Related Party: Fees of $189,980 and $1,080,271, included in the accompanying statements of operations for the years ended 2012 and 2011, respectively, were earned from entities previously owned by BREF and TSPFI that were not contributed to the Company.

Acquisition Fees: The Company paid BSF-TSC GP, LLC, a related party, an acquisition fee of 1% of the gross asset cost for each existing project acquired. Certain entities that are part of the Company paid an entity that is an affiliate of BCOM Investment Manager, LLLP (“Manager”), a related party, an acquisition fee of 1% on the gross asset cost of each operating investment. For development assets, the Company paid a related party an acquisition fee of 1% of the budgeted project costs of the development of applicable real estate investments (50% payable at acquisition and the remainder payable ratably on a monthly basis over the term of the construction or renovation period). During the year ended December 31, 2011, the Company paid $891,000 in acquisition and development fees to related parties which $487,000 and $404,000 are charged to continuing operations and discontinued operations, respectively, as described above. No such fees were paid during 2012.

Support Services: During the periods presented through May 31, 2012, an entity under common control provided the Company with certain general and administrative support services, for which the entity under common control allocated costs of approximately $498,000 for the year ended December 31, 2011 and $207,000 for the five months ended May 31, 2012. Effective June 1, 2012, general and administrative costs are incurred and paid directly by the Company, which costs totaled $3,199,000 for the period from June 1 to December 31, 2012. If the Company had paid these expenses directly prior to June 1, 2012, the Company’s historical results of operations may have been materially different. As a result, the accompanying historical statements of operations may not necessarily be indicative of operations for future periods.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Legal Fees: During the year ended December 31, 2012, the Company incurred legal fees totaling approximately $524,000 with a law firm of which a member of the Company’s board of directors is the managing shareholder. Of that amount, $246,000 is included in accounts payable and accrued liabilities at December 31, 2012 in the accompanying balance sheets. Effective December 17, 2012, this individual no longer serves as a member of the Company’s board of directors.

NOTE I—COMMITMENTS AND CONTINGENCIES

Legal Proceedings: The Company may from time to time be involved in legal proceedings arising from the normal course of business. There are no pending or threatened legal proceedings involving the Company or its subsidiaries as of December 31, 2012 and 2011.

Due to the nature of the Company’s operations, it is possible that the Company’s existing properties have or properties that the Company will acquire in the future have asbestos or other environmental related liabilities. As of December 31, 2012 and 2011, the Company is not aware of any claims or potential liabilities that would need to be accrued or disclosed.

Property Management Agreements: The Company has entered into property management agreements with third parties. The property management agreements generally commence at the acquisition date of each multifamily real estate investment and have initial terms of twelve months. At the expiration of the initial terms, the agreements shall continue in effect until terminated by either party upon thirty days’ notice. The agreements provide for monthly management fees that range from 3.0% to 4.0% of gross monthly collections of rent. The total property management fees for the years ended December 31, 2012 and 2011 were approximately $330,000 and $300,000 and are included in property operating expenses in the accompanying consolidated statements of operations.

The Company leases office space for the Company’s headquarters in Aventura, Florida for a total of approximately $181,000 annually, including expenses. Rent expense included in the accompanying statement of operations was approximately $131,000 and $53,000, respectively, for the years ended December 31, 2012 and 2011.

The following is a summary of approximate future minimum rentals under the non-cancellable operating lease as of December 31, 2012:

Year Ending December 31,	Future Minimum Rents
2013	193,941
2014	80,809

Guarantee: In connection with the recapitalization transaction described above, as a condition to closing, the Company and the Operating Partnership were required to become co-guarantors (and, with respect to certain properties, co-environmental indemnitors) on certain outstanding mortgage indebtedness related to the properties contributed as part of the recapitalization transaction discussed in Note A. in order to replace, and cause the release of, TSPFI and BREF as the guarantors and environmental indemnitors under the existing guarantees and environmental indemnity agreements, as applicable. The Company’s position as a co-guarantor and co-indemnitor with respect to the contributed properties could result in partial or full recourse liability to the Company or the Operating Partnership in the event of the occurrence of certain prohibited acts set forth in such agreements.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Other Contingencies: In the ordinary course of our business, we issue letters of intent indicating a willingness to negotiate for acquisitions, dispositions, or joint ventures and also enter into arrangements contemplating various transactions. Such letters of intent and other arrangements are typically non-binding as to either party unless and until a definitive contract is entered into by the parties. Even if definitive contracts relating to the purchase or sale of real property are entered into, these contracts generally provide the purchaser with time to evaluate the property and conduct due diligence, during which periods the purchaser will have the ability to terminate the contracts without penalty or forfeiture of any deposit or earnest money. There can be no assurance definitive contracts will be entered into with respect to any matter covered by letters of intent or we will consummate any transaction contemplated by any definitive contract. Furthermore, due diligence periods for real property are frequently extended as needed. An acquisition or sale of real property generally becomes probable at the time the due diligence period expires and the definitive contract has not been terminated. We are then at risk under a real property acquisition contract unless the agreement provides for a right of termination, but generally only to the extent of any earnest money deposits associated with the contract, and are obligated to sell under a real property sales contract. As of December 31, 2012, we had earnest money deposits of approximately $1.8 million included in prepaid expenses and other assets in the accompanying balance sheets, of which approximately $1.5 million was non-refundable. There were no deposits as of December 31, 2011.

NOTE J—STOCKHOLDERS’ EQUITY

The following table presents the Company’s issued and outstanding preferred stock and preferred OP units as of December 31, 2012 and 2011:

Preferred stock and preferred units

	Optional Redemption Date	Annual Dividend		Outstanding as of December 31, 2012	Outstanding as of December 31, 2011
Class A Preferred Stock, cumulative redeemable, liquidation preference $100.00 per share plus all accumulated, accrued and unpaid dividends (if any), 273,326 and 0 shares outstanding at December 31, 2012 and December 31, 2011, respectively	7 years from date of issuance		(1)	$26,802,814	$—

Class B Preferred Units, cumulative redeemable, liquidation preference $100.00 per share plus 3% per annum of the liquidation preference per unit, which accrues annually, and any unpaid distributions, 98,304 and 0 units outstanding at December 31, 2012 and December 31, 2011, respectively	June 2014		(2)	$9,683,089	$—

Class C Preferred Units, cumulative redeemable, liquidation preference $100.00 per share plus 3% per annum of the liquidation preference per unit, which accrues annually, and any unpaid distributions, 98,304 and 0 units outstanding at December 31, 2012 and December 31, 2011, respectively	June 2015		(2)	$9,717,249	$—

				$46,203,152

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

(1)	Cumulative annual cash dividend at the rate of 1% of the liquidation preference, which increases by 1% on each of the third and fourth anniversaries after issuance
(2)	Cumulative annual cash distribution equal to 1.5% of the liquidation preference per share, payable quarterly, if declared.

Class A Preferred Stock

The Class A preferred stock ranks senior in preference to the Company’s common stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of our company (but excluding a merger, change of control, sale of substantially all assets or bankruptcy of our company, upon the occurrence of any of which all shares of Class A preferred stock will be automatically converted). The Class A preferred stock ranks junior to any class or series of stock the terms of which specifically provide that the holders thereof are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Company in preference or priority to the holders of the Class A preferred stock. The Class A preferred stock ranks on parity with any class or series of stock the terms of which specifically provide that the holders thereof are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Company without preference or priority of one over the other.

The Class A preferred stock is convertible into common stock of the Company at such time as the last of the properties contributed to the Company to be developed and opened for occupancy shall have attained 90% physical occupancy or have previously been disposed of by the Company.

The Class A preferred stock has no voting rights except in certain limited instances.

Common and Preferred OP Units

A total of 81,919,848 common OP units were issued in connection with the June 1, 2012 recapitalization and are included in noncontrolling interests in the accompanying consolidated balance sheet at December 31, 2012. The common OP units are redeemable at the option of the holder at any time after June 1, 2013 for a cash price per common OP unit equal to the average closing price of the common stock for the 20 trading days prior to the delivery of the notice of redemption by the holder (or, in the absence of such trading on a securities exchange, the average bid/ask prices as quoted at the end of the trading day in an interdealer market), or, at the Company’s election, for shares of common stock on a one-for-one basis. Such cash or stock settlement is adjusted for any dilution in the Company’s common stock during the holding period. Holders of common OP units have limited voting rights, as set forth in the agreement of limited partnership.

Class B and Class C preferred OP units are convertible into common OP units on or after the first and second anniversaries of the date of issuance, respectively (i.e., June 1, 2013 and June 1, 2014). The conversion rate for the Preferred B and Preferred C units is equal to the sum of a) the liquidation preference per unit ($100), b) an additional 3.0% per annum of the liquidation preference per unit, and c) any unpaid accumulated distributions, divided by, generally, the average closing price of Common Stock for the 20 trading days prior to the date of conversion (or, in the absence of such trading on a securities exchange, the average bid/ask prices as quoted at the end of the trading day in an interdealer market). The preferred B and C OP units do not have voting rights.

No common OP units, preferred stock or preferred OP units were converted or redeemed during the year ended December 31, 2012. The Class A preferred stock is redeemable on or after the 7th anniversary of issuance, i.e. on June 1, 2019. The preferred B and C OP units are redeemable one year after first becoming convertible, i.e. on June 1, 2014 and June 1, 2015, respectively. To the extent the redemption of the above equity instruments is not solely within the Company’s control, the Company has classified the shares or units as temporary equity in the consolidated balance sheets.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

As of December 31, 2012, distributions in arrears for the Preferred B and Preferred C units totaled approximately $172,000.

See Note L for a description of the amended and restated agreement of limited partnership of the Operating Partnership.

Redemption of Noncontrolling interests

On June 1, 2012, four of the Company’s property owning subsidiaries entered into an agreement with the noncontrolling interest holder of each such subsidiary for the purchase of the noncontrolling interest for total consideration of $7,657,500. Approximately $5.1 million of the consideration was payable on September 15, 2012 and the remaining $2.6 million was payable on December 31, 2012. Such amounts have not yet been paid as of December 31, 2012. The agreement specifies that late payments will be subject to interest at monthly rates ranging from 1.5% to 2.5% of the unpaid amount until paid in full. The December interest payment was due in January and accordingly $76,575 was accrued as of December 31, 2012 and subsequently paid. Upon payment in full of the outstanding amounts, the noncontrolling interests will be canceled. The total payable of $7,657,500, of which $3,757,500 has been recorded as a payable for the redemption of noncontrolling interest and $3,900,000 has been included in liabilities of discontinued operations in the accompanying December 31, 2012 consolidated balance sheets and the excess of the consideration paid over the carrying amount of the noncontrolling interests acquired of $2,552,500, has been recorded as a reduction of additional paid-in capital and is included in redemption of noncontrolling interests in the consolidated statements of stockholders’ equity. We intend to pay the remaining consideration with proceeds from the sale of our common stock. In addition, during 2012, the Company redeemed other noncontrolling interests which increased total paid-in capital for a total of $884,258, comprised of the interest in Post Oak that was contributed to the Company (see Note A) as well as the interest in Maitland that was assigned to the Company.

Private Placement

In May 2012, the Company entered into stock subscription agreements with 13 investors (including the Company’s Chief Executive Officer and certain directors) for the purchase of an aggregate of 178,333 shares of common stock at $15.00 per share, for a total of $2,675,000. The cash was received from the investors from the end of June 2012 to the beginning of July 2012 and the shares were issued in August 2012. The shares issued pursuant to the private placement were unregistered and subject to restrictions regarding their transfer.

Dividend Declared

On December 14, 2012, a dividend was declared in the amount of $0.07605 per share, payable to stockholders of record of common stock and common OP units as of December 26, 2012, for a total of approximately $400,000. In addition, the Company declared that all cumulative unpaid dividends on Class A preferred stock through December 14, 2012 in the amount of approximately $97,000 be set aside for payment, as required by the terms of the Class A preferred stock in the Company’s charter. Dividends declared and not yet paid as of December 31, 2012 are included in dividends payable for $138,066 in the accompanying consolidated balance sheets.

NOTE K—INCOME TAXES

The Company has maintained and intends to maintain its election as a REIT under the Internal Revenue Code of 1986, as amended. In order for the Company to continue to qualify as a REIT it must meet a number of organizational and operational requirements, including a requirement to distribute annual dividends to its

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

stockholders equal to a minimum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gains. As a REIT, the Company generally will not be subject to federal income tax on its taxable income at the corporate level to the extent such income is distributed to its stockholders annually. If taxable income exceeds dividends in a tax year, REIT tax rules allow the Company to designate dividends from the subsequent tax year in order to avoid current taxation on undistributed income. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes at regular corporate rates, including any applicable alternative minimum tax. In addition, the Company may not be able to re-qualify as a REIT for the four subsequent taxable years. Historically, the Company has incurred only non-income based state and local taxes. The Company’s Operating Partnership is a flow through entity and is not subject to federal income taxes at the entity level.

The Company has provided for non-income based state and local taxes in the consolidated statement of operations for the year ended December 31, 2012. Prior to June 1, 2012, the Company operated solely through partnerships which were flow through entities and were not subject to federal income taxes at the entity level. Other tax expense has been recognized related to entity level state and local taxes on certain ventures. The Company accounts for the uncertainty in income taxes in accordance with GAAP, which requires recognition in the financial statements of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following a tax audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applied this guidance to its tax positions for the year ended December 31, 2012. The Company has no material unrecognized tax benefits and no adjustments to its financial position, results of operations or cash flows were required. The Company recognizes accrued interest and penalties related to uncertain tax positions, if any, as income tax expense.

For certain entities that are part of the Company, tax returns are open for examination by federal and state tax jurisdictions for the years 2009 through 2011. Because many types of transactions are susceptible to varying interpretations under federal and state income tax laws, the amounts reported in the accompanying consolidated financial statements may be subject to change at a later date upon final determination by the respective taxing authorities. No such examination is presently in progress.

NOTE L—SUBSEQUENT EVENTS

Sunnyside Loan

BSP/Sunnyside, LLC (“Sunnyside”) was a subsidiary of BCOM Real Estate Fund LLC, which was a contributor of entities in the reverse recapitalization transaction, described above, and is now held by BCOM Real Estate Fund, LLC Liquidating Trust, a stockholder of the Company. Sunnyside was not contributed to the Company in the reverse recapitalization transaction. On October 2, 2012, Sunnyside executed a Settlement Stipulation, which provided Sunnyside or its assignee, the option, for a non-refundable fee of $150,000, to acquire its delinquent loan (with a principal balance of $4,497,031 as of September 30, 2012) from its lender within 120 days of the date of the Settlement Stipulation for the net amount of $1,450,000, after a credit of the $150,000 paid for the option. The Settlement Stipulation provided that if the option was exercised within 120 days of the date of the Settlement Stipulation, the lender would not take any further legal action to enforce its rights under the note and mortgage. If the option were not exercised within the requisite time period, Sunnyside would stipulate to the entry of a final judgment of foreclosure. On October 2, 2012, the Company paid the $150,000 non-refundable fee and Sunnyside assigned the option to the Company. On January 30, 2013, the Company exercised its rights under the option and purchased the loan for $1,450,000. As a result of the acquisition of the loan, the Company considers Sunnyside to be a VIE at December 31, 2012; however, the Company is not the primary beneficiary and, as such, Sunnyside has not been included in the consolidated financial statements.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Acquisition of Property

On March 4, 2013, the Company acquired Vintage at Madison Crossing, a 178-unit apartment community consisting of 12 buildings in Huntsville, Alabama, for $15.3 million.

On January 30, 2013, the Company entered into an agreement to purchase Woodfield St. James, a 244-unit multifamily community consisting of nine buildings in Goose Creek, South Carolina, a suburb of Charleston, for $27.2 million. The acquisition is expected to close, subject to the satisfaction of customary closing conditions, prior to the end of the second quarter of 2013.

Sale of Fontaine Woods

On March 1, 2013, the Company sold its 70% interest in the Fontaine Woods property to its joint venture partner for $10,500,000, including the assumption by the buyer of its 70% portion of a $9,100,000 mortgage. The decision to sell this property was made in November 2012. The sale resulted in a gain to the Company of approximately $1.6 million.

Dividend Declared

On January 25, 2013, a dividend was declared in the amount of $0.0855 per share, payable to stockholders of record of common stock and common OP units as of February 5, 2013 and payable on March 15, 2013, for a total of approximately $450,000. In addition, the Company declared that all cumulative unpaid dividends on Class A preferred stock through January 25, 2013 in the amount of approximately $31,000 be set aside for payment, as required by the terms of the Class A preferred stock in the Company’s charter.

Amendment to Class A Preferred Stock

On January 14, 2013, the terms of the Class A preferred stock were amended to provide that in calculating the number of shares of common stock to be issued upon conversion of shares of Class A preferred stock, the average market price of our common stock in the conversion calculation shall not be less than $9.00 per share. As amended, shares of the Class A preferred stock are convertible into shares of the Company’s common stock at such time as the last of the properties contributed to the Company to be developed and opened for occupancy shall have attained 90% physical occupancy or have previously been disposed of by the Company. The shares are convertible at a conversion rate equal to the liquidation preference (as adjusted for certain decreases in value, in any, below June 1, 2012 levels) divided by the average market price of the Company’s common stock for the 20 trading days immediately preceding conversion, subject to a minimum price of $9.00 per share, subject to adjustments for any subsequent stock split, combination or exchange of the common stock after the date of issuance of the Class A preferred stock.

Amendment and Restatement of the Operating Partnership Agreement

On February 8, 2013, the agreement of limited partnership for the operating partnership was amended and restated to combine the Class B preferred units and the Class C preferred units issued in the recapitalization into a single class of partnership units, designated as Class B contingent units, and to amend certain terms of the Class B contingent units. The operating partnership issued one Class B contingent unit for each outstanding Class C preferred unit and all remaining Class B preferred units became Class B contingent units. As amended, the Class B contingent units are entitled to quarterly distributions equal to $0.375 per Class B contingent unit if, and only if, a regular quarterly cash distribution has been declared and paid with respect to the common stock and the common units for that quarterly period. However, quarterly distributions on the Class B contingent units are

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

subordinate to distributions on the common units and are reduced, but not below zero, to the extent that the aggregate quarterly distributions on all classes of our stock and the operating partnership’s units (excluding the Class B contingent units) exceed the Company’s adjusted funds from operations, as defined in the operating partnership agreement, for that quarterly period. To the extent that a quarterly distribution on the Class B contingent units is reduced, such distribution is not cumulative and is forfeited.

Second Amendment and Restatement of the Operating Partnership Agreement

On March 26, 2013, the partners of the operating partnership executed the Second Amended and Restated Agreement of Limited Partnership, or the partnership agreement, to amend the terms of the Class B contingent units. The 546,132 common units that were previously issued to Trade Street Adviser GP, Inc., Trade Street Capital and Mr. Baumann and his wife on June 1, 2012 at the closing of the recapitalization were exchanged for 14,307 additional Class B contingent units. As amended, the Class B contingent units are entitled to non-cumulative quarterly distributions that are preferred with respect to the payment of distributions on common units and pari passu with the payment of distributions on Class A preferred units. The quarterly distributions on the Class B contingent units must be declared and set aside for payment prior to any distributions being declared on the common units for that quarterly period. The amount of the distributions will be $0.375 per quarter (1.5% per annum of the stated value per Class B contingent unit) until December 31, 2014, $0.75 per quarter (3.0% per annum of the stated value per Class B contingent unit) from January 1, 2015 through December 31, 2015 and $1.25 per quarter (5.0% per annum of the stated value per Class B contingent unit) thereafter.

The Class B contingent units will be converted into common units in four tranches based upon the sale or stabilization which is defined as the achievement of 90% physical occupancy, of our Land Investments, as follows (except that all Class B contingent units will be automatically converted into common units upon, among other events, a change of control, sale of substantially all assets or bankruptcy of our company):

•	52,728.75 units upon the earlier to occur of (i) the stabilization of our development property, The Estates at Maitland, and (ii) the sale of The Estates at Maitland.

•	52,728.75 units upon the earlier to occur of (i) the stabilization of our development property, Estates at Millenia—Phase II, and (ii) the sale of Estates at Millenia—Phase II.

•	105,457.50 units upon the earlier to occur of (i) the stabilization of either our development property, Midlothian town Center-East or our development property, Venetian, and (ii) the sale of either Midlothian Town Center-East or Venetian.

The Class B contingent units will be converted into common units on the schedule set forth above at a conversion rate equal to $100.00 per unit divided by, generally, the average closing price of our common stock for the 20 trading days prior to the date of conversion, subject to a minimum price of $9.00 per share (subject to further adjustment for subsequent stock splits, stock dividends, reverse stock splits and other capital changes). The Class B contingent units ranks equally with common units with respect to losses of the operating partnership and share in profits only to the extent of the distributions. The Class B contingent units do not have a preference with respect to distributions upon any liquidation of the operating partnership.

Reverse Stock Split

On January 17, 2013, the Company effected a 1 for 150 reverse stock split of its common stock and the common units of the Operating Partnership. All common stock and per share data included in these consolidated financial statements give effect to the reverse stock split and have been adjusted retroactively for all periods presented.

Trade Street Residential, Inc.

Notes to Consolidated Financial Statements (Continued)

December 31, 2012 and 2011

Revolving Credit Facility

On January 31, 2013, the Operating Partnership entered into a $14.0 million senior secured revolving credit facility for which BMO Harris Bank N.A. is serving as sole lead arranger and administrative agent. The Company has guaranteed the obligations of the Operating Partnership as the borrower under the credit facility. The credit facility has a term of three years and allows for immediate borrowings of up to $14.0 million, with an accordion feature that will allow the Company to increase the availability thereunder by $66.0 million to an aggregate of $80.0 million under certain conditions as additional properties are included in the borrowing base. The Arbors River Oaks property is currently the only property included in the borrowing base. The Company used borrowings drawn on the credit facility to repay in full the mortgage loan on the Arbors River Oaks property, which had a balance of approximately $9.0 million as of December 31, 2012, as well as to fund prepayment penalties, closing costs and other related fees. On March 11, 2013, the Company drew down an additional $1.0 million under the credit facility, which was used for general corporate purposes. The outstanding balance of the credit facility is $11.5 million.

Equity Incentive Plan

On January 24, 2013, the Company’s stockholders approved, at the recommendation of the Company’s board of directors, the Trade Street Residential, Inc. 2013 Equity Incentive Plan, which is intended to attract and retain independent directors, executive officers and other key employees and individual service providers, including officers and employees of the Company’s affiliates. The Equity Incentive Plan provides for the grant of options to purchase shares of the Company’s common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

SCHEDULE III—Real Estate Assets and Accumulated Depreciation for the year ended December 31, 2012

				Initial cost
Property	City	State	Encumbrances	Land and improvements	Building and improvements	Costs capitalized subsequent to acquisition	Furniture & Fixtures	Gross amounts at close of period	Accumulated depreciation	Year built/renovated	Year of acquisition	Depreciable lives in years
Real Estate:
The Pointe at Canyon Ridge Apartments	Sandy Springs	GA	$26,400,000	$16,689,020	$16,717,928	$711,659	$2,260,642	$36,379,249	$2,439,813	1986/2007	September-08	10-40
Arbors River Oaks Apartments	Memphis	TN	8,978,000	2,629,500	12,840,226	577,730	506,381	16,553,837	1,151,254	1990/2010	June-10	10-40
Lakeshore on the Hill Apartments	Chattanooga	TN	6,834,000	1,000,000	8,660,918	248,666	161,379	10,070,963	702,853	1969/2005	December-10	10-40
The Trails of Signal Mountain Apartments	Chattanooga	TN	8,317,000	1,461,174	9,815,346	312,101	380,164	11,968,785	791,750	1975	May-11	10-40
Post Oak Place	Louisville	KY	5,277,000	2,072,896	5,694,913	193,237	245,121	8,206,167	419,743	1982/2005	July-11	10-40
Merce Apartments	Addison	TX	5,475,000	1,181,801	6,112,748	46,189	564,339	7,905,077	472,085	1991/2007	October-11	10-40
Park at Fox Trails	Plano	TX	14,968,000	3,391,705	16,491,395	99,541	604,680	20,587,321	780,659	1981	December-11	10-40
Estates of Millenia	Orlando	FL	34,950,000	4,606,185	36,069,808	—	1,244,972	41,920,965	73,555	2012	December-12	10-50
Westmont	Ashville	NC	17,920,000	2,275,379	19,183,990	—	302,011	21,761,380	30,295	2003/2008	December-12	10-40

Total Operating Properties			129,119,000	35,307,660	131,587,272	2,189,123	6,269,689	175,353,744	6,862,007

Land held for future development:
Esates of Millenia Phase II	Orlando	FL	—	12,942,315	—	8,403	—	12,950,718	—	TO BUILD	December-12	N/A
Uptown Maitland	Maitland	FL	4,126,423	6,133,251	—	4,299,711	—	10,432,962	—	TO BUILD	June-08	N/A
MTC East	Richmond	VA	—	7,783,412	—	425,359	—	8,208,771	—	TO BUILD	August-09	N/A
Ventian	Fort Myers	FL	—	11,000,000	—	29,879	—	11,029,879	—	TO BUILD	February-12	N/A

Total land held for future development			4,126,423	37,858,978	—	4,763,352	—	42,622,330	—

Real estate held for sale:
Beckanna on Glenwood Apartments	Raleigh	NC	6,369,269	712,114	15,563,367	104,581	400,000	16,780,062	758,949	1963/2006	October-11	10-40
Terrace at River Oaks	San Antonio	TX	14,300,000	4,762,545	14,719,819	229,630	300,000	20,011,994	684,678	1982/1983	December-11	10-40
Fontaine Woods	Chattanooga	TN	9,100,000	2,012,884	10,144,411	633,072	408,777	13,199,144	890,776	TO BE SOLD	December-10	10-40
Oak Reserve at Winter Park Apartments	Winter Park	FL	9,712,122	4,149,909	6,697,801	62,457	1,116,503	12,026,670	1,045,239	1972/2007	September-08	10-40

Total			$172,726,814	$84,804,090	$178,712,670	$7,982,215	$8,494,969	$279,993,944	$10,241,649

Reconciliation of real estate owned:

	2012	2011
Balance at January 1	216,642,985	117,727,401
Additions/improvements	63,350,959	99,521,906
Reduction—impairments	—	(606,322)

Balance at December 31	279,993,944	216,642,985

Reconciliation of accumulated depreciation

	2012	2011
Balance at January 1	4,951,209	1,453,008
Depreciation expense	5,290,440	3,675,030
Reduction—impairments	—	(176,829)

Balance at December 31	10,241,649	4,951,209

Trade Street Residential, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Real estate
Land and improvements	$58,448,721	$35,445,776
Buildings and improvements	272,446,492	133,638,280
Furniture, fixtures, and equipment	8,981,332	6,269,689

	339,876,545	175,353,745
Less accumulated depreciation	(11,977,890)	(6,862,007)

Net investment in operating properties	327,898,655	168,491,738
Land held for future development (including $1,497,353 and $0 of consolidated variable interest entity, respectively)	43,746,943	42,622,330
Operating properties held for sale	35,079,125	58,638,227

Net real estate assets	406,724,723	269,752,295

Other assets
Investment in unconsolidated joint venture	2,449,491	2,581,789
Cash and cash equivalents (including $147,897 and $0 of consolidated variable interest entity, respectively)	6,794,174	4,898,048
Restricted cash and lender reserves	3,948,187	2,796,338
Deferred financing costs, net	3,434,330	2,166,209
Intangible assets, net	2,693,277	1,692,114
Due from related parties	778,031	870,567
Prepaid expenses and other assets	4,918,609	4,881,458
Assets held for sale	1,256,834	2,270,906

	26,272,933	22,157,429

TOTAL ASSETS	$432,997,656	$291,909,724

LIABILITIES
Indebtedness	$253,755,806	$133,245,422
Accrued interest payable	727,437	385,402
Accounts payable and accrued expenses	4,620,565	4,379,802
Dividends payable	1,240,036	138,066
Due to related parties	119,569	202,167
Security deposits and deferred rent	1,074,678	523,956
Payable for the redemption of noncontrolling interest	—	3,757,500
Acquisition consideration payable in preferred stock	294,000	3,674,315
Liabilities related to assets held for sale	30,303,861	53,161,251

TOTAL LIABILITIES	292,135,952	199,467,881

Commitments & contingencies	—	—
REDEEMABLE PREFERRED STOCK AND UNITS
Class A preferred stock; $0.01 par value; 423,326 shares authorized, 273,326 shares issued and outstanding at December 31, 2012	—	26,802,814
Noncontrolling interest—Operating Partnership—Preferred B and C units	—	19,400,338
STOCKHOLDERS’ EQUITY
Class A preferred stock; $0.01 par value; 423,326 shares authorized, 309,130 shares issued and outstanding at September 30, 2013	3,091	—
Common stock, $0.01 par value per share; 1,000,000,000 authorized; 11,468,665 and 4,717,345 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	114,687	47,174
Additional paid-in capital	163,783,248	73,560,482
Accumulated deficit	(42,326,926)	(37,959,620)

TOTAL STOCKHOLDERS’ EQUITY—TRADE STREET RESIDENTIAL, INC.	121,574,100	35,648,036
Noncontrolling interests	19,287,604	10,590,655

TOTAL STOCKHOLDERS’ EQUITY	140,861,704	46,238,691

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$432,997,656	$291,909,724

The accompanying notes are an integral part of these condensed consolidated financial statements.

Trade Street Residential, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
REVENUE:
Rental revenue	$7,168,343	$3,266,221	$17,864,619	$9,550,813
Other property revenues	858,851	310,507	1,884,575	934,446

TOTAL REVENUE	8,027,194	3,576,728	19,749,194	10,485,259

OPERATING EXPENSES:
Property operations	2,580,215	1,355,755	6,299,452	3,834,482
Real estate taxes and insurance	1,016,806	580,073	2,667,452	1,636,352
General and administrative	3,112,591	865,837	6,510,773	1,482,572
Depreciation and amortization	3,312,373	772,483	8,479,325	3,554,154
Asset impairment losses	—	—	613,120	—
Acquisition and recapitalization costs	472,390	—	916,076	1,851,459

TOTAL OPERATING EXPENSES	10,494,375	3,574,148	25,486,198	12,359,019

INCOME (LOSS) FROM OPERATIONS	(2,467,181)	2,580	(5,737,004)	(1,873,760)

OTHER INCOME (EXPENSE), NET:
Other income	26,374	19,198	69,933	247,969
Income (loss) from unconsolidated joint venture	(13,254)	2,043	41,674	41,277
Gain on bargain purchase	6,900,000	—	6,900,000	—
Interest expense	(2,210,066)	(1,202,170)	(6,110,105)	(2,509,116)
Amortization of deferred financing cost	(274,939)	(221,396)	(993,789)	(312,474)
Loss on extinguishment of debt	—	—	(1,145,657)	(537,938)

TOTAL OTHER INCOME (EXPENSE), NET	4,428,115	(1,402,325)	(1,237,944)	(3,070,282)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,960,934	(1,399,745)	(6,974,948)	(4,944,042)

DISCONTINUED OPERATIONS:
Loss on operations of rental property	(80,023)	(336,739)	(249,473)	(1,636,834)
Gain from sale of rental property	—	—	1,945,894	—

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(80,023)	(336,739)	1,696,421	(1,636,834)

NET INCOME (LOSS)	1,880,911	(1,736,484)	(5,278,527)	(6,580,876)
(Income) loss allocated to noncontrolling interest holders	(257,497)	381,668	911,221	1,169,980
Dividends declared and accreted on preferred stock and units	(233,753)	(160,920)	(706,531)	(214,561)
Dividends to restricted stockholders	(28,678)	—	(28,678)	—
Extinguishment of equity securities	—	—	11,715,683	—
Adjustments attributable to participating securities	(1,227)	—	(2,491,957)	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,359,756	$(1,515,736)	$4,121,211	$(5,625,457)

Earnings (loss) per common share—basic and diluted
Continuing operations	$0.13	$(0.32)	$0.31	$(2.39)
Discontinued operations	(0.01)	(0.09)	0.21	(0.98)

Net income (loss) attributable to common stockholders	$0.12	$(0.41)	$0.52	$(3.37)

Weighted average number of shares—basic and diluted	11,098,828	3,698,510	7,931,355	1,669,216

Dividends declared per common share	$0.0950	$—	$0.3375	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Trade Street Residential, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(unaudited)

	Trade Street Residential, Inc.						Noncontrolling Interests	Total Equity	Temporary Equity	Class A Preferred Shares
	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit

	Shares	Amount	Shares	Amount
Equity balance, January 1, 2013	—	$—	4,717,345	$47,174	$73,560,482	$(37,959,620)	$10,590,655	$46,238,691	$46,203,152	273,326
Proceeds from sale of common stock, net	—	—	6,353,443	63,534	54,265,073	—	—	54,328,607	—	—
Distributions	—	—	—	—	—	—	(69,603)	(69,603)	—	—
Net loss	—	—	—	—	—	(4,367,306)	(911,221)	(5,278,527)	—	—
Dividends to stockholders	—	—	—	—	(3,831,272)	—	(541,008)	(4,372,280)	—	—
Shares issued for acquisition	35,804	358	—	—	3,317,957	—	—	3,318,315	—	—
Stock compensation	—	—	376,877	3,769	1,278,376	—	—	1,282,145	—	—
Shares issued to directors	—	—	21,000	210	157,290	—	—	157,500	—	—
Accretion of preferred stock and preferred units	—	—	—	—	(46,982)	—	—	(46,982)	46,982	—
Transfer of stock and units to permanent equity	273,326	2,733	—	—	26,850,056	—	19,397,345	46,250,134	(46,250,134)	(273,326)
Exchange of common OP for Class B contingent units	—	—	—	—	8,232,268	—	(8,232,268)	—	—	—
Noncontrolling interest in rental property sold	—	—	—	—	—	—	(946,296)	(946,296)	—	—

Equity balance, September 30, 2013	309,130	$3,091	11,468,665	$114,687	$163,783,248	$(42,326,926)	$19,287,604	$140,861,704	$—	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Trade Street Residential, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(5,278,527)	$(6,580,876)
(Income) loss from discontinued operations	(1,696,421)	1,636,834

Loss from continuing operations	(6,974,948)	(4,944,042)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,479,325	3,554,154
Asset impairment losses	613,120	—
Loss on extinguishment of debt	1,145,657	537,938
Amortization of deferred loan costs	993,789	312,474
Non-cash stock compensation	1,439,645	—
Gain on bargain purchase	(6,900,000)	—
Income of unconsolidated joint venture	(41,674)	(41,277)
Accrued interest income—related party	(65,214)	(57,263)
Net changes in assets and liabilities:
Restricted cash and lender reserves	(1,151,849)	790,231
Prepaid expenses and other assets	(37,151)	(1,019,706)
Accounts payable and accrued expenses	402,257	1,844,111
Due to related parties	(82,598)	265,570
Security deposits and deferred rent	550,722	60,985

Net cash (used in) provided by operating activities—continuing operations	(1,628,919)	1,303,175
Net cash provided by operating activities—discontinued operations	701,743	1,722,295

Net cash (used in) provided by operating activities	(927,176)	3,025,470

Cash flows from investing activities:
Cash distributions received from unconsolidated joint venture	173,972	401,346
Proceeds from sale of real estate assets	—	844,500
Consolidation of variable interest entity	147,679	—
Purchase of business	(62,178,000)	—
Purchase of real estate loan	(1,450,000)	—
Purchase of real estate assets	(1,815,012)	(1,177,691)

Net cash (used in) provided by investing activities—continuing operations	(65,121,361)	68,155
Net cash provided by (used in) investing activities—discontinued operations	5,678,100	(432,129)

Net cash (used in) investing activities	(59,443,261)	(363,974)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	54,492,398	—
Borrowings under secured mortgage indebtedness	49,000,000	26,400,000
Borrowings under secured revolving credit facility	13,000,000	—
Payments under mortgage indebtedness	(39,811,617)	(27,505,902)
Payments of deferred loan costs	(2,393,531)	(1,285,343)
Payments for redemption of noncontrolling interests	(3,757,500)	—
Payments of prepayment for early extinguishment of debt	(1,014,036)	(269,479)
Distributions to stockholders and unitholders	(3,270,705)	—
Due to (from) related parties	157,753	(722,162)
Distributions to noncontrolling interest	—	(60,667)

Trade Street Residential, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine months ended September 30,
	2013	2012
Contributions from noncontrolling interest	—	74,022
Distributions to partners and members	—	(2,018,332)
Capital contributions from partners and members	—	2,531,338
Cash acquired from recapitalization	—	23,171
Recapitalization costs	—	(867,671)
Proceeds received from private placement	—	2,675,000

Net cash provided by (used in) financing activities—continuing operations	66,402,762	(1,026,025)
Net cash (used in) financing activities—discontinued operations	(4,136,199)	(722,139)

Net cash provided by (used in) financing activities	62,266,563	(1,748,164)

Net change in cash and cash equivalents	1,896,126	913,332
Cash and cash equivalents at beginning of period	4,898,048	646,122

Cash and cash equivalents at end of period	$6,794,174	$1,559,454

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest, net of capitalized interest of $145,000 and $262,000, respectively.	$5,768,070	$4,145,798
Non-Cash Investing & Financing Activities:
Dividends payable	$1,240,036	$—
Stock dividend to common stockholders	$—	$762,124
Transfer preferred shares/units to permanent equity	$46,250,134	$—
Note payable issued as consideration for purchase of business	$98,322,000	$—
Stock issued for consideration of business acquisition	$3,318,315	$—
Offering costs included in accounts payable	$164,291	$—
Transfer preferred shares/units to temporary equity	$—	$37,696,104
Reclassification of loan from real estate loans to land and improvements	$—	$11,000,000
Payable for the redemption of noncontrolling interest	$—	$7,657,500
Non cash distribution of accounts receivables to partners and members	$—	$645,114
Net assets acquired from recapitalization	$—	$266,170

The accompanying notes are an integral part of these condensed consolidated financial statements.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements

September 30, 2013 and 2012

(unaudited)

NOTE A—NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Trade Street Residential, Inc. (the “Company” or “TSRE”) is the surviving legal entity of the reverse recapitalization transaction that occurred on June 1, 2012, as described below. The condensed consolidated financial statements as of and for the three and nine months ended September 30, 2013 and 2012 reflect the combination of certain real estate entities and management operations that were contributed to the Company in a reverse recapitalization transaction (the “recapitalization”). The Company is comprised of certain subsidiaries of Trade Street Property Fund I, LP (“TSPFI”) and BCOM Real Estate Fund, LLC (“BREF”), as well as TS Manager, LLC, Trade Street Property Management, LLC and Trade Street Investment Adviser, LLLP (“TSIA”), which are referred to collectively herein as “Trade Street Company.” During all periods presented in the accompanying condensed consolidated financial statements prior to June 1, 2012, the entities comprising Trade Street Company were under common control with Trade Street Capital, LLC (“Trade Street Capital”), a real estate investment and management company ultimately owned and controlled by an individual.

The Company is engaged in the business of acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban markets of larger cities primarily in the southeastern United States and Texas.

As of September 30, 2013, the Company’s primary assets consisted of 17 operating apartment communities, of which 16 were wholly-owned and one was owned through an unconsolidated joint venture in which the Company has a 50% interest and four development properties. The Company’s revenues were primarily derived from rents received from residents in its apartment communities. Under the terms of the leases, the residents of the Company’s communities are obligated to reimburse the Company for certain utilities. These utility reimbursements are recorded as other property revenues in the condensed consolidated statements of operations. In 2012, prior to the recapitalization, the Company earned fees from serving as an adviser to affiliates and other third parties with respect to real estate assets. On June 1, 2012, the Company completed the recapitalization with Feldman Mall Properties, Inc. (“Feldman”), a Maryland corporation that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes. Immediately prior to the recapitalization, Feldman held a single parcel of land having minimal value (which was sold shortly after the recapitalization) and conducted no operations. In the recapitalization, Feldman acquired certain contributed apartment assets in exchange for shares of common and preferred stock in Feldman and common and preferred units in Trade Street Operating Partnership, LP, a newly formed operating partnership (the “Operating Partnership” or “OP”) that, at the time of the recapitalization, was owned by Feldman and a wholly-owned subsidiary of Feldman. Immediately following consummation of the recapitalization, TSPFI and BREF collectively owned approximately 96% of the voting stock of Feldman. For accounting purposes, TSIA was deemed to be the acquirer in the recapitalization, although Feldman was the legal acquirer and surviving entity in the transaction. The transaction was accounted for as a reverse recapitalization, as it was a capital transaction in substance, rather than a business combination. As a reverse recapitalization, no goodwill was recorded. For accounting purposes, the legal acquiree is treated as the continuing reporting entity that acquired the legal acquirer. Consequently, the financial statements of the Company reflect the condensed consolidated financial statements of Trade Street Company prior to June 1, 2012 and thereafter also include Feldman. All assets and liabilities were recorded at their historical cost, except for land acquired from Feldman that, prior to the recapitalization, was recorded at its net realizable value. Concurrent with the recapitalization, Feldman changed its name to Trade Street Residential, Inc.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

Following is a summary of transactions in connection with the recapitalization (after giving effect to the 1-for-150 reverse stock split that was effected on January 17, 2013, as discussed in Note J):

•	TSPFI and BREF contributed to the Operating Partnership all of their respective interests in 12 operating properties and an investment in a joint venture, a promissory note, and three development assets in exchange for an aggregate of 3,396,976 shares of common stock and 173,326 shares of Class A preferred stock. In addition, a joint venture partner in one of the operating properties contributed to the Operating Partnership all of its interest in such operating property in exchange for an aggregate of 52,868 shares of the Company’s common stock (see Note J).

•	Feldman issued to stockholders of record as of May 17, 2012, as a special distribution, warrants to purchase an aggregate of 139,215 shares of common stock, which warrants are exercisable for a period of two years following listing of the Company’s common stock on a national securities exchange at an exercise price of $21.60 per share, subject to adjustment for any other stock splits, stock distributions and other capital changes.

•	Feldman declared a special distribution payable to stockholders of record as of May 17, 2012, in an amount equal to $7.50 per share, payable on the earlier of (A) five business days after the date Feldman sold a parcel of land commonly known as the “Northgate Parcel” or (B) July 16, 2012. As the Northgate Parcel was not sold prior to July 16, 2012, the special distribution was paid in 42,340 shares of common stock on July 16, 2012.

•	Trade Street Capital and its owners contributed to the Operating Partnership all of their ownership interests in TSIA and TS Manager, LLC in exchange for (i) 546,132 common units of limited partnership interest in the Operating Partnership (“common units”), (ii) 98,304 Class B preferred units of limited partnership interest in the Operating Partnership (“Class B preferred units”), and (iii) 98,304 Class C preferred units of limited partnership interest in the Operating Partnership (“Class C preferred units”). The terms of the Class B preferred units and Class C preferred units were subsequently amended (see Note J).

•	Trade Street Capital contributed its property management company, Trade Street Property Management, LLC, to the Operating Partnership for no additional consideration.

•	Feldman issued 5,000 shares of common stock having a value of $90,000 to Brandywine Financial Services Corporation (“Brandywine”), which had been engaged as the third party manager of Feldman, as payment in full of a termination payment due upon termination of the management services agreement between Feldman and Brandywine.

TSPFI and BREF have other ownership interests that were not contributed to Trade Street Residential, Inc. in the recapitalization and, therefore, these financial statements are not intended to represent the condensed consolidated financial position or results of operations of TSPFI and BREF, but rather that of the Company.

On May 16, 2013, the Company closed a public offering of 6,250,000 shares of its common stock, $0.01 par value per share, at a public offering price of $10.00 per share. The shares began trading on the NASDAQ Global Market under the symbol “TSRE” on May 14, 2013. The Company received approximately $53.2 million in total net proceeds from the offering after deducting underwriting discounts and commissions and offering expenses payable by the Company, prior to any exercise of the underwriters’ over-allotment option. Deferred offering costs, which totaled approximately $5.1 million, were recorded against additional paid-in capital in the statement of stockholders’ equity.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

On June 13, 2013, the Company sold an additional 103,443 shares of its common stock, $0.01 par value per share, at a price per share of $10.00 upon the partial exercise of the underwriters’ over-allotment option (the “Over-Allotment”), generating aggregate gross proceeds of $1.03 million. The proceeds to the Company of the Over-Allotment were $0.97 million, net of the underwriting discounts and commissions.

Summary of Significant Accounting Policies

Basis of Presentation: The accompanying condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with accounting principles generally accepted in the United States (“GAAP”) and represent the assets and liabilities and operating results of the Company. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation have been included in the condensed consolidated financial statements herein.

Interim Financial Reporting: The Company has prepared these financial statements in accordance with GAAP for interim financial statements and the applicable rules and regulations of the SEC. Accordingly, these financial statements do not include all information and footnote disclosures required for annual financial statements. While management believes the disclosures presented are adequate for interim reporting, these interim financial statements should be read in conjunction with the consolidated audited financial statements and notes thereto as of and for the year ended December 31, 2012, included in the final prospectus dated May 13, 2013 related to the Company’s public offering which was filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), on May 14, 2013. In the opinion of management, all adjustments and eliminations, consisting of normal recurring adjustments, necessary for a fair representation of the Company’s financial statements for the interim period reported, have been included. Operating results for the nine months ended September 30, 2013 are not necessarily indicative of the results which may be expected for the full year.

Principles of Consolidation: The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries, including the Operating Partnership, TSIA, Trade Street Property Management, LLC, TS Manager, LLC, Millenia 700, LLC, TS Westmont, LLC, TS Vintage, LLC, TS Goose Creek, LLC, TS Creekstone, LLC, TS Talison Row, LLC, TS New Bern, LLC and subsidiaries of BREF and TSPFI that were contributed directly to Trade Street Residential, Inc. or the Operating Partnership in the recapitalization. Those subsidiaries include JLC/BUSF Associates, LLC, BSF-Lakeshore, LLC, BSF-Arbors River Oaks, LLC, BSF Hawthorne Fontaine, LLC, BSF Trails, LLC, Post Oak JV, LLC, Mercé Partners, LLC, Beckanna Partners, LLC, Fox Partners, LLC, River Oaks Partners, LLC, BREF-Maitland, LLC, BREF Venetian, LLC, BREF-Masters Cove, LLC and BREF/Midlothian, LLC. In 2012, certain properties were not wholly owned, resulting in noncontrolling interests. Income (loss) allocations, if any, to noncontrolling interests includes the pro rata share of such properties’ net real estate income (loss). All significant intercompany balances and transactions have been eliminated in consolidation.

Under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 810, “Consolidation,” when a reporting entity is the primary beneficiary of an entity that is a variable interest entity (“VIE”) as defined in FASB ASC 810, the VIE must be consolidated into the financial statements of the reporting entity. The determination of which owner is the primary beneficiary of a VIE requires management to make significant estimates and judgments about the rights, obligations, and economic interests of each interest holder in the VIE. A primary beneficiary has both the power to direct the activities that most significantly impact the VIE and the obligation to absorb losses or the right to receive benefits from the VIE. On March 1, 2013, the Company sold its 70% interest in a VIE to its joint venture partner (see Note C). Based on the Company’s

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

evaluation, starting in the first quarter of 2013, the Company consolidated an additional VIE (see Note D). In assessing whether the Company was the primary beneficiary, the Company concluded that it has the power to direct the activities of the VIE and that the Company has the obligation to absorb losses and the right to receive benefits from the VIE that could be significant to the entities.

Unconsolidated joint ventures in which the Company does not have a controlling interest but exercises significant influence, are accounted for using the equity method, under which the Company recognizes its proportionate share of the joint venture’s earnings and losses. As of September 30, 2013, the Company held a 50% interest in BSF/BR Augusta JV, LLC (the owner of The Estates at Perimeter operating property) which is accounted for under the equity method.

Use of Estimates: The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in these condensed consolidated financial statements and accompanying notes. The more significant estimates include those related to whether the carrying values of real estate assets have been impaired and estimates related to the valuation of the Company’s investment in a joint venture. While management believes that the estimates used are reasonable, actual results could differ from the estimates.

Acquisition of Real Estate Assets: The Company has accounted for acquisitions of its real estate assets, consisting of multifamily apartment communities and land held for future development, as business combinations in accordance with GAAP. Estimates of future cash flows and other valuation techniques are used to allocate the purchase price of each acquired real estate asset between land, buildings, building improvements, equipment, identifiable intangible assets and other assets and liabilities. The acquisition of a multifamily apartment community typically qualifies as a business combination.

The Company has allocated the cost of acquisitions of real estate assets to assets acquired and liabilities assumed based on estimated fair values. The purchase price is allocated to land, building, improvements, leasing costs, intangibles such as in-place leases, and to current assets and liabilities acquired, if any. The value allocated to in-place leases is amortized over the related remaining lease term (typically six months) and reflected in depreciation and amortization in the condensed consolidated statements of operations.

Transaction costs related to the acquisition of a real estate asset, such as broker fees, certain transfer taxes, legal, accounting, valuation, and other professional and consulting fees, are expensed as incurred and are included in acquisition costs in the condensed consolidated statements of operations.

Investment in Real Estate: Real estate investments are stated at the lower of cost less accumulated depreciation or fair value, if deemed impaired, as described below. Depreciation on real estate is computed using the straight-line method over the estimated useful lives of the related assets, generally 35 to 50 years for buildings, 2 to 15 years for long-lived improvements and 3 to 7 years for furniture, fixtures and equipment. Ordinary repairs and maintenance costs are expensed as incurred. Significant improvements, renovations and replacements that extend the lives of the assets are capitalized and depreciated over their estimated useful lives.

Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties are capitalized to the extent the total carrying value of the property does not exceed the estimated net realizable value of the completed property. Capitalization of these costs begins when the activities and related expenditures commence and ceases when the project is substantially complete and ready for its intended use, at which time the project is placed in service and depreciation commences. Real estate taxes,

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

construction costs, insurance, and interest costs incurred during construction periods are capitalized. Capitalized interest costs are based on qualified expenditures and interest rates in place during the construction period. During the nine months ended September 30, 2013 and 2012, interest costs of approximately $0.2 million and $0.3 million, respectively, were capitalized primarily related to the Estates at Maitland property. As of September 30, 2013 and December 31, 2012, approximately $2.3 million and $2.1 million, respectively, of capitalized interest is included in investment in real estate. Capitalized real estate taxes and interest costs are amortized over periods that are consistent with the constructed assets. If the Company determines the completion of development or redevelopment is no longer probable or that the carrying value would exceed net realizable value, it expenses all capitalized costs that are not recoverable.

Impairment of Real Estate Assets: The Company periodically evaluates its real estate assets to determine whether events or circumstances indicate that the carrying amounts of such assets may not be recoverable. The Company assesses the recoverability of such carrying amounts by comparing the carrying amount of the property to its estimate of the undiscounted future operating cash flows expected to be generated over the holding period of the asset including its eventual disposition. If the carrying amount exceeds the aggregate undiscounted future operating cash flows, an impairment loss is recognized to the extent the carrying amount exceeds the estimated fair value of the property. For real estate owned through unconsolidated real estate joint ventures or other similar real estate investment structures, at each reporting date the Company compares the estimated fair value of its real estate investment to the carrying value, and records an impairment charge to the extent the fair value is less than the carrying amount and the decline in value is determined to be other than a temporary decline. In estimating fair value, management uses appraisals, management estimates, and discounted cash flow calculations, which maximizes inputs from a marketplace participant’s perspective. Approximately $0.6 million of impairment was recorded during the nine months ended September 30, 2013 to write down the carrying value of the Estates at Maitland. The Estates at Maitland is currently land held for future development. The impairment charge was based on a recent appraisal of the land that was determined to be the best indication of fair market value. Effective July 1, 2013, the Company began expensing interest and all other costs related to the Estates at Maitland property. No impairment was recorded in the nine months ended September 30, 2012.

Noncontrolling Interests: The Company, through wholly-owned subsidiaries, enters into operating agreements with third parties in conjunction with the acquisition of certain properties. The Company records these noncontrolling interests at their historical allocated cost, adjusting the basis prospectively for their share of the respective consolidated investments’ net income or loss or equity contributions and distributions. These noncontrolling interests are not redeemable by the equity holders and are presented as part of permanent equity. Income and losses are allocated to the noncontrolling interest holders based on their economic ownership percentage. Noncontrolling interests also include common and contingent units in the Operating Partnership held by certain limited partners other than the Company. These noncontrolling interests are adjusted prospectively for their share of the consolidated net income and losses. The noncontrolling interests were presented outside of permanent equity in 2012 as settlement in shares was not within the Company’s control. In 2013, the noncontrolling interests are included in permanent equity. (See Note J).

Contributions, Distributions and Allocation of Income/Loss: The Company’s subsidiaries include limited liability companies and a limited partnership. Prior to June 1, 2012, the allocations of income and loss, and the provisions governing contributions to and distributions from these entities, were governed by their respective operating or partnership agreements, as applicable.

Intangible Assets: The Company allocates the purchase price of acquired properties to net tangible and identified intangible assets (consisting of the value of in-place leases and a property tax abatement agreement) based on

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

relative fair values. Fair value estimates are based on information obtained from a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data.

The value of in-place leases is based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued “as-if” vacant. As lease terms are typically one year or less, rates on in-place leases generally approximate market rental rates. Factors considered in the valuation of in-place leases include an estimate of the carrying costs during the expected lease-up period considering current market conditions, nature of the tenancy, and costs to execute similar leases. Carrying costs include estimates of lost rentals at market rates during the expected lease-up period, as well as marketing and other operating expenses. The value of in-place leases is amortized over the remaining initial term of the respective leases, generally less than one year. The purchase prices of acquired properties are not expected to include allocations to tenant relationships, considering the short terms of the leases and the high expected levels of renewals.

During the nine months ended September 30, 2013, the Company acquired a property tax abatement agreement with a value of $1.0 million in conjunction with the purchase of a 100% equity interest in Fountains at New Bern Station, LLC which owned 100% of Fountains Southend (see Note D). The property tax abatement provides graduated tax relief for the next five years. Amortization of the tax abatement intangible asset will be recorded based on the actual tax saving in each of the next five years.

Amortization expense for intangible assets was approximately $3.3 million and $0.8 million for the nine months ended September 30, 2013 and 2012, respectively.

Intangible assets, net of amortization on the accompanying condensed consolidated balance sheets and the amortization of intangible assets are included in depreciation and amortization expense in the accompanying condensed consolidated statements of operations. See Note D for a detailed discussion of the property acquisitions completed during the three and nine months ended September 30, 2013. All remaining unamortized in-place leases will be fully amortized during the year ending December 31, 2014.

Fair Value of Financial Instruments: For financial assets and liabilities recorded at fair value on a recurring basis, fair value is the price the Company estimates it would receive in a sale of an asset, or pay to transfer a liability, in an orderly transaction with a market participant at the measurement date. In the absence of market data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction. In determining fair value, observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect management’s market assumptions; preference is given to observable inputs. These two types of inputs create the following fair value hierarchy:

•	Level 1: Quoted prices for identical instruments in active markets.

•	Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3: Significant inputs to the valuation model are unobservable.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

The carrying amounts reported in the condensed consolidated balance sheets for cash and cash equivalents, restricted cash and lender reserves, amounts due from related parties, accounts payable, accrued expenses, amounts due to related parties and security deposits approximate their fair values due to the short-term nature of these items.

There is no material difference between the carrying amounts and fair values of mortgage notes payable as interest rates and other terms approximate current market rates and terms for similar types of debt instruments available to the Company (Level 2).

Non-Recurring Fair Value Disclosures: Certain assets are measured at fair value on a non-recurring basis. These assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances. These assets primarily include long-lived assets, which are recorded at fair value when they are impaired. The fair value methodologies used to measure long-lived assets are described above in “Impairment of Real Estate Assets.” The inputs associated with the valuation of long-lived assets are generally included in Level 3 of the fair value hierarchy. The Estates at Maitland land held for future development was written down to its fair value of $10.0 million during the nine months ended September 30, 2013. No assets were measured at fair value on a non-recurring basis as of December 31, 2012.

Prepaid Expenses and Other Assets: As of September 30, 2013, prepaid expenses and other assets primarily included deposits made for future acquisitions of real estate assets in the amount of $3.3 million. As of December 31, 2012, prepaid expenses and other assets primarily consist of deferred offering costs in the amount of approximately $2.5 million as well as deposits made for future acquisitions of real estates in the amount of $1.8 million.

Recent Accounting Pronouncements: In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of accumulated other comprehensive income (“AOCI”) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective for interim and annual periods beginning after December 15, 2012 and early adoption is permitted. The Company has early adopted ASU 2013-02 for the annual period ended December 31, 2012. The adoption of ASU 2013-02 did not have a significant impact on the condensed consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet Disclosures relating to Offsetting Assets and Liabilities. The amendments enhanced disclosures required by GAAP by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. This information will enable users of an entity’s financial statements to evaluate the effect or potential effect of

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

netting arrangements on an entity’s financial position, including the effect or potential effect of rights of setoff associated with certain financial instruments and derivative instruments. The amendment is to be applied retrospectively for all comparative periods presented and is effective for annual periods beginning after January 1, 2013. The adoption of ASU 2011-11 did not have a significant impact on the condensed consolidated financial statements.

Reclassifications: Certain amounts in the condensed consolidated financial statements have been reclassified in the prior year to conform to the current year presentation. Balances and amounts associated with properties disposed of or held for sale in 2013 in the consolidated balance sheets and statements of operations for the year ended December 31, 2012 have been reclassified to discontinued operations to conform to the current year presentation. See Note C for further explanation.

Reverse Stock Split: On January 17, 2013, the Company effected a 1-for-150 reverse stock split of its common stock and the common units of the Operating Partnership. All common stock and per-share data included in these condensed consolidated financial statements give effect to the reverse stock split and have been adjusted retroactively for all periods presented.

NOTE B—EARNINGS PER SHARE

The Company reports earnings per share (“EPS”) using the two-class method as required under GAAP. The two-class method is an earnings allocation method for computing EPS when an entity’s capital structure includes either two or more classes of common stock or includes common stock and participating securities. The two-class method determines EPS based on distributed earnings and undistributed earnings. Undistributed losses are not allocated to participating securities under the two-class method unless the participating security has a contractual obligation to share in losses on a basis that is objectively determinable. Potentially dilutive shares of common stock, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis using the if-converted method. Shares of Class A preferred stock and Class B contingent units have been excluded from potentially dilutive shares of common stock since their conversion is contingent upon the achievement of future conditions. For periods where the Company reports a net loss available for common stockholders, the effect of dilutive shares is excluded from earnings per share calculations because including such shares would be anti-dilutive.

As further described in Note J, on January 17, 2013, the Company effected a 1-for-150 reverse stock split of its common stock, which is reflected in the weighted average shares of common stock in the table below. Accordingly, all share amounts and related per share data, including the Company’s EPS data for the three and nine months ended September 30, 2012 below, have been retroactively adjusted to reflect the reverse stock split.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three and nine months ended September 30, 2013 and 2012 is presented below:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income (loss)	$1,880,911	$(1,736,484)	$(5,278,527)	$(6,580,876)
Income (loss) allocated to noncontrolling interest holders	(257,497)	381,668	911,221 (1)	1,169,980
Dividends declared and accreted on preferred stock and units	(233,753)	(160,920)	(706,531)	(214,561)
Dividends to restricted stockholders	(28,678)	—	(28,678)	—
Extinguishment of equity securities (Note J)	—	—	11,715,683	—
Adjustments attributable to participating securities	(1,227)	—	(2,491,957)	—

Net income (loss) attributable to common stockholders	$1,359,756	$(1,515,736)	$4,121,211	$(5,625,457)

Continuing operations	$1,439,779	$(1,178,997)	$2,424,790	$(3,988,623)
Discontinued operations	(80,023)	(336,739)	1,696,421	(1,636,834)

Net income (loss) attributable to common stockholders	$1,359,756	$(1,515,736)	$4,121,211	$(5,625,457)

Earnings per common share—basic and diluted
Continuing operations	$0.13	$(0.32)	$0.31	$(2.39)
Discontinued operations	(0.01)	(0.09)	0.21	(0.98)

Net income (loss) per share attributable to common stockholders	$0.12	$(0.41)	$0.52	$(3.37)

Weighted average number of shares—basic and diluted	11,098,828	3,698,510	7,931,355	1,669,216

(1)	Net of $38,760 income allocated to discontinued operations in the first quarter of 2013.

NOTE C—DISCONTINUED OPERATIONS

The Company’s discontinued operations during the periods presented herein included (i) Fontaine Woods, a 263-unit apartment community located in Chattanooga, Tennessee (“Fontaine Woods”); (ii) Beckanna on Glenwood, a 254-unit apartment community located in Raleigh, North Carolina (“Beckanna”); (iii) Oak Reserve at Winter Park, a 142-unit apartment community located in Winter Park, Florida (“Oak Reserve”); (iv) Terrace at River Oaks, a 314-unit apartment community located in San Antonio, Texas (“River Oaks”); and (v) The Estates of Mill Creek, a 259-unit apartment community located in Buford, Georgia (“Mill Creek”). The Company accounts for properties as discontinued operations when all of the criteria of ASC 360-45-9 have been met. The results of operations and cash flows from discontinued operations are included in the Company’s condensed consolidated financial statements up to the date of disposition. Additionally, as required by GAAP, the results of operations, assets and liabilities and cash flows of the abovementioned properties have been separately presented as discontinued operations in the interim condensed consolidated financial statements. Accordingly, certain reclassifications have been made to prior years to reflect discontinued operations consistent with current year presentation.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

On July 19, 2013, the Company committed to a plan to actively market the Terrace at River Oaks. On September 30, 2013, we entered into a contract to sell Terrace at River Oaks. The contract is subject to customary due diligence conditions and the buyer’s assumption of the existing loan with closing expected to occur during the fourth quarter.

On June 12, 2013, the Company sold its 100% interest in Oak Reserve for $11.7 million. The decision to sell this property was made in January 2013. The sale resulted in a gain to the Company of approximately $0.5 million, which has been included in discontinued operations during the nine months ended September 30, 2013.

On March 1, 2013, the Company sold its 70% interest in Fontaine Woods to its joint venture partner for $10.5 million, including the assumption by the buyer of the Company’s 70% portion of a $9.1 million mortgage. The decision to sell this property was made in November 2012. The sale resulted in a gain to the Company of approximately $1.6 million, which has been included in discontinued operations during the nine months ended September 30, 2013.

In January 2013, the Company committed to a plan to actively market Beckanna. On September 10, 2013, the Company finalized a binding contract to sell The Beckanna on Glenwood. The contract is subject to the buyer’s assumption of the existing loan with closing expected to occur during the fourth quarter.

As a result of the purchase of Beckanna on October 31, 2011, the Company assumed a non-cancellable operating ground lease. The term of the lease is through March 23, 2055, with the option to extend the lease for five additional ten-year periods, from the expiration date of the initial term of the lease. The payments related to this operating lease are expensed on a straight-line basis and the lease expense is recorded in income (loss) on operations of rental property in discontinued operations in the condensed consolidated statement of operations. Also required is recognition of amortization of the unfavorable ground lease obligation over its respective term, for which amortization expense for the each of the three and nine months ended September 30, 2013 and 2012, in the amount of approximately $44,000 and $132,000, respectively, is included in the discontinued operations as a reduction of rent expense. Net rent expense incurred under this operating lease amounted to approximately $0.3 million and $0.9 million for each of the three and nine months ended September 30, 2013 and 2012, respectively, and has been included in discontinued operations.

The following is a summary of approximate future minimum rentals under the non-cancellable operating lease as well as future amortization of the unfavorable ground lease obligation as of September 30, 2013:

	Future Rentals	Amortization
2013	$198,000	$44,333
2014	792,000	177,334
2015	871,200	177,334
2016	871,200	177,334
2017	871,200	177,334
Thereafter	54,987,871	6,789,023

	$58,591,471	$7,542,692

On November 10, 2012, the Company sold the Mill Creek property for $27.5 million. The sale resulted in a net gain of approximately $2.1 million, consisting of a gain of $2.2 million recorded in the fourth quarter of 2012 and $0.1 million reduction in the gain in during the nine months ended September 30, 2013. The reduction in the gain resulted from a post-closing purchase price adjustment during the nine months ended September 30, 2013.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

The following is a summary of results of operations of the properties classified as discontinued operations for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Rental and other property revenues	$1,325,455	$3,165,962	$5,115,263	$9,185,782
Property operating and other expenses	(1,171,238)	(1,850,709)	(3,474,746)	(5,306,554)
Depreciation and amortization	—	(775,347)	(440,115)	(3,229,292)

Operating income	154,217	539,906	1,200,402	649,936
Interest expense	(234,240)	(876,645)	(1,449,875)	(2,286,770)

Loss before gain from sale of rental property	(80,023)	(336,739)	(249,473)	(1,636,834)
Gain from sale of rental property	—	—	1,945,894	—

Income (loss) from discontinued operations	$(80,023)	$(336,739)	$1,696,421	$(1,636,834)

The following is a summary of the principal components of the Company’s assets and liabilities of discontinued operations:

	September 30, 2013	December 31, 2012
Operating properties held for sale	$35,079,125	$58,638,227
Other assets	1,256,834	2,270,906

Assets held for sale	$36,335,959	$60,909,133

Property indebtedness	$20,567,929	$39,481,392
Other liabilities	9,735,932	13,679,859

Liabilities related to assets held for sale	$30,303,861	$53,161,251

NOTE D—ACQUISITIONS OF MULTIFAMILY APARTMENT COMMUNITIES AND UNDEVELOPED LAND

During the nine months ended September 30, 2013, the Company completed five acquisitions of multifamily apartment communities from unrelated, third-party sellers. The acquisitions involved the acquisition of the operating real estate, but no management or other business operations were acquired in such acquisitions. The fair value of the net assets acquired and the related purchase price allocation are summarized below.

2013 Acquisitions:

Fountains Southend—On September 24, 2013, the Company acquired a 100% equity interest in Fountains at New Bern Station, LLC which owned 100% of Fountains Southend (f/k/a Fountains at New Bern), a 208-unit apartment community located in Charlotte, North Carolina. The purchase price of $34.0 million was funded by net proceeds of a new mortgage loan of $30.0 million and cash of $4.0 million. In conjunction with the acquisition of Fountains Southend, the Company recorded a gain on bargain purchase in the amount of $6.9 million which has been included in the condensed consolidated statements of operations for the three and nine months ended September 30, 2013. The Company placed the property under contract for a purchase price of $34.0 million in December 2012 while the property was early in its construction period. As a result of the strong

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

leasing market in Charlotte, North Carolina and the compression in multi-family capitalization rates during the construction and lease-up, the property appraised for $40.9 million as of the time of purchase. The gain represents the difference between the fair value of net assets acquired of $40.9 million and the fair value of the consideration paid of $34.0 million. The Company performed a reassessment and verified that all assets acquired and liabilities assumed were properly identified. From the date of acquisition through September 30, 2013, Fountains Southend generated revenue of approximately $0.1 million and a net loss of approximately $0.1 million, excluding the gain on bargain purchase.

Talison Row—On August 26, 2013, the Company acquired Talison Row, a 274-unit apartment community located in Charleston, South Carolina. The purchase price of $48.1 million was funded by net proceeds of a new mortgage loan of approximately $33.6 million and cash of approximately $14.5 million. From the date of acquisition through September 30, 2013, Talison Row generated revenue of approximately $0.4 million and a net loss of approximately $0.5 million.

Creekstone at RTP—On May 17, 2013, the Company acquired Creekstone at RTP, (f/k/a/ Woodfield Creekstone), a 256-unit apartment community located in Durham, North Carolina. The purchase price of $35.8 million was funded by net proceeds of a new mortgage loan of $23.3 million and cash of $12.5 million from proceeds of the Company’s initial public offering of its common stock. From the date of acquisition through September 30, 2013, Creekstone at RTP generated revenue of approximately $1.1 million and a net loss of approximately $0.6 million.

St. James at Goose Creek—On May 16, 2013, the Company acquired St. James at Goose Creek, (f/k/a/ Woodfield St. James), a 244-unit apartment community located in Goose Creek, South Carolina, a suburb of Charleston, for $27.4 million. The purchase was funded with proceeds from the Company’s initial public offering of its common stock. After the acquisition, the Company obtained mortgage financing for $19.0 million secured by the property. From the date of acquisition through September 30, 2013, St. James at Goose Creek generated revenue of approximately $1.1 million and a net loss of approximately $0.4 million.

Vintage at Madison Crossing—On March 4, 2013, the Company acquired Vintage at Madison Crossing, a 178-unit apartment community located in Huntsville, Alabama (“Vintage”). The purchase price of $15.3 million was funded by net proceeds of a new mortgage loan e of $11.4 million plus cash of $3.8 million. From the date of acquisition through September 30, 2013, Vintage generated revenue of approximately $1.0 million and a net loss of approximately $0.8 million.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

The following table shows the fair values of Vintage, St. James at Goose Creek, Creekstone at RTP, Talison Row and Fountains Southend:

	Vintage	St. James Goose Creek	Creekstone at RTP	Talison Row	Fountains Southend	Total
Fair Value of Net Assets Acquired	$15,250,000	$27,400,000	$35,800,000	$48,050,000	$40,900,000	$167,400,000

Purchase Price	$15,250,000	$27,400,000	$35,800,000	$48,050,000	$34,000,000	$160,500,000

Net Assets Acquired/Purchase Price Allocated:
Land	$1,139,691	$3,003,475	$2,969,485	$4,018,372	$6,263,225	$17,394,248
Site Improvements	943,442	1,033,074	1,024,077	1,160,952	1,379,691	5,541,236
Building	12,436,739	22,255,193	30,823,316	41,294,163	30,739,425	137,548,836
Furniture, fixtures and equipment	310,825	440,510	301,982	803,675	730,710	2,587,702
Intangible assets—in place leases	419,303	667,748	681,140	772,838	771,880	3,312,909
Intangible assets—property tax abatement	—	—	—	—	1,015,069	1,015,069

Total	$15,250,000	$27,400,000	$35,800,000	$48,050,000	$40,900,000	$167,400,000

Transaction Costs:

Transaction costs in the aggregate amount of $0.9 million related to the acquisitions of Vintage, St. James at Goose Creek, Creekstone at RTP, Talison Row and Fountains Southend were expensed as incurred during the nine months ended September 30, 2013.

Sunnyside Loan:

BSP/Sunnyside, LLC (“Sunnyside”), the owner of undeveloped land located in Panama City, Florida, was a subsidiary of BREF, which was a contributor of entities in the recapitalization, described above in Note A, and is now held by BCOM Real Estate Fund, LLC Liquidating Trust, a stockholder of the Company. Sunnyside was not contributed to the Company in the recapitalization. On October 2, 2012, Sunnyside executed a Settlement Stipulation, which provided Sunnyside or its assignee, the option, for a non-refundable fee of $0.2 million, to acquire its delinquent loan (with a principal balance of $4.5 million as of September 30, 2012) from its lender within 120 days of the date of the Settlement Stipulation for the net amount of $1.4 million, after a credit of the $0.2 million paid for the option. The Settlement Stipulation provided that if the option was exercised within 120 days of the date of the Settlement Stipulation, the lender would not take any further legal action to enforce its rights under the note and mortgage. If the option were not exercised within the requisite time period, Sunnyside would stipulate to the entry of a final judgment of foreclosure. On October 2, 2012, the Company paid the $0.2 million non-refundable fee and Sunnyside assigned the option to the Company. As a result of the option, the Company considered Sunnyside to be a VIE as of December 31, 2012; however, the Company was not the primary beneficiary and, as such, Sunnyside was not included in the consolidated 2012 financial statements. On January 30, 2013, the Company exercised its rights under the option and purchased the loan for $1.4 million. As a result of the acquisition of the loan on January 30, 2013, the Company is now considered the primary

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

beneficiary and, as such, has consolidated Sunnyside as of January 30, 2013. The total consideration paid of $1.6 million is not considered a business combination and was allocated as follows to the assets of Sunnyside:

Cash	$147,679
Land	$1,452,321

The assets of the consolidated VIE can be used only to settle obligations of the VIE. The creditors of the consolidated VIE do not have recourse to the Company’s general credit. The Company’s maximum risk of loss related to its investment in the consolidated VIE is limited to the $1.6 million consideration paid to acquire the loan. The Company is not required to provide financial support to the consolidated VIE.

Pro Forma Financial Information:

The revenues and results of operations of the acquired properties are included in the condensed consolidated financial statements starting at the date of acquisition for each respective real estate asset. The following unaudited condensed consolidated pro forma information for the three and nine months ended September 30, 2013 and 2012 is presented as if the Company had acquired Vintage, St. James at Goose Creek and Creekstone at RTP, Talison Row and Fountains Southend on January 1, 2012. The information for the three and nine months ended September 30, 2012 also includes pro forma results for Westmont Commons and Millenia, which were acquired on December 12, 2012 and December 3, 2012, respectively, as if they occurred at January 1, 2012.

The information presented below is not necessarily indicative of what the actual results of operations would have been had the Company completed these transactions on January 1, 2012, nor does it purport to represent the Company’s future operations.

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Unaudited pro forma financial information:
Pro forma revenue	$8,797,751	$5,814,016	$23,242,781	$16,139,598
Pro forma income (loss) from continuing operations	$371,168	$(3,287,570)	$(9,258,414)	$(8,858,362)

NOTE E—INDEBTEDNESS

As of September 30, 2013 and December 31, 2012, the Company had total indebtedness of approximately $253.8 million and $133.2 million, respectively. Borrowings were made through individual property mortgages as well as the Company’s secured revolving credit facility.

The following debt activity occurred during the nine months ended September 30, 2013:

Secured Revolving Credit Facility

On January 31, 2013, the Operating Partnership entered into a $14.0 million senior secured revolving credit facility for which BMO Harris Bank N.A. is serving as sole lead arranger and administrative agent. The Company has guaranteed the obligations of the Operating Partnership as the borrower under the credit facility. The credit facility has a term of three years and allows for borrowings of up to $14.0 million, with an accordion feature that allows the Operating Partnership to increase the availability thereunder by $66.0 million to an

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

aggregate of $80.0 million under certain conditions as additional properties are included in the borrowing base. The Arbors River Oaks property is currently the only property included in the borrowing base. The Operating Partnership used borrowings of $10.5 million drawn on the credit facility to repay in full a mortgage loan on the Arbors River Oaks property, which had a balance of approximately $9.0 million as of December 31, 2012, as well as to fund prepayment penalties, closing costs and other related fees. The prepayment penalty of $0.7 million has been included in loss of extinguishment of debt in the condensed consolidated statement of operations for the nine months ended September 30, 2013. During the nine months ended September 30, 2013, the Operating Partnership drew down an additional $2.5 million under the credit facility, which was used for general corporate purposes. As of September 30, 2013, the Operating Partnership had outstanding borrowings of approximately $13.0 million and approximately $0.5 million available under the credit facility, based on the most recent borrowing base computation. The credit facility bears interest, at the Operating Partnership’s option, either at a base rate plus a margin of 150 basis points to 225 basis points, or at the rate of LIBOR plus a margin of 250 basis points to 325 basis points, in each case depending on the Company’s leverage ratio. As of September 30, 2013, the weighted average interest rate was 3.51%. In addition, the Operating Partnership pays a commitment fee of 0.25% to 0.35% quarterly in arrears based on the unused revolving credit commitment. As of September 30, 2013, the commitment fee was 0.25%.

As of September 30, 2013, the revolving credit facility contained the following financial covenants:

•	Maximum total indebtedness to total asset value ratio of 70%;

•	Minimum adjusted EBITDA to fixed charges ratio of 1.15;

•	Tangible net worth minimum $26,954,678;

•	Investments in joint ventures less than 15% of total asset value;

•	Investments in assets under development less than 15% of total asset value;

•	Investments in mortgage loans, mezzanine loans and notes receivable less than 5% of total asset value;

•	Investments in land assets less than 17.5% of total asset value; and

•	Total investments less than 30% of total asset value.

•	Restrictions on cash distributions to stockholders and unitholders as specified in the agreement.

The Company was in compliance with these financial covenants or obtained a waiver of compliance at September 30, 2013.

Fountains Southend

On September 24, 2013, in conjunction with the acquisition of Fountains Southend (see Note D above) the Company, through a subsidiary, entered into an interim mortgage note payable in the amount of $30.0 million, which bears interest at 1-month LIBOR plus 4.75%, with a floor of 5.75% and requires monthly payments of interest only. The loan matures on March 24, 2014 and requires the payment of a $0.2 million exit fee at maturity. The Company has the option to extend the loan for an additional three months subject to certain terms and conditions. The mortgage note is secured by the Fountains Southend property.

Estates at Millenia

On September 3, 2013, the Company, through a subsidiary, extended the maturity of the existing $35.0 million mortgage loan on the Estates at Millenia to June 3, 2014 in exchange for the payment of a fee of approximately

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

$0.2 million. The loan may be extended for an additional six months subject to a 0.5% fee and other conditions, with which the Company expects to comply. The mortgage note is secured by the Estates at Millenia property.

Talison Row

On August 26, 2013, in conjunction with the acquisition of Talison Row (see Note D above), the Company, through a subsidiary, entered into a mortgage note payable in the amount of $33.6 million, which bears a fixed rate of 4.06% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest thereafter until maturity on September 10, 2023. The mortgage note is secured by the Talison Row property.

St. James at Goose Creek

On June 20, 2013, the Company, through a subsidiary, entered into a mortgage note payable in the amount of $19.0 million, which bears a fixed rate of 3.75% with monthly payments of interest only for the initial 24 months and monthly payments of principal and interest payments thereafter until maturity on June 1, 2025. The mortgage note is secured by the St. James at Goose Creek property.

The Pointe at Canyon Ridge

On May 31, 2013, the Company refinanced the mortgage for The Pointe at Canyon Ridge property with a mortgage note payable in the principal amount of $25.8 million. The loan bears interest at a fixed rate of 4.10% with monthly payments of interest only for the initial 24 months and monthly payments of principal and interest payments thereafter until maturity on June 1, 2025. The mortgage note is secured by the Pointe at Canyon Ridge property. In connection with the refinancing of the mortgage indebtedness, the Company incurred a prepayment penalty of $0.3 million, which has been included in loss of extinguishment of debt in the condensed consolidated statement of operations for the nine months ended September 30, 2013.

Creekstone at RTP

On May 17, 2013, in conjunction with the acquisition of Creekstone at RTP (see Note D above), the Company, through a subsidiary, entered into a mortgage note payable in the amount of $23.3 million, which bears interest at a fixed rate of 3.88% with monthly payments of interest only for the initial 36 months and monthly payments of principal and interest payments thereafter until maturity on June 10, 2023. The mortgage note is secured by the Creekstone at RTP property.

The Estates at Maitland

On April 25, 2013, the Company, through a subsidiary, refinanced the Estates at Maitland property with a mortgage note payable in the principal amount of $4.2 million. The loan has a term of one year and provides a variable rate of prime rate plus 3.50% and requires monthly payments of interest only for the term of the loan. As of September 30, 2013, the interest rate was 6.75%. In connection with the refinancing of the mortgage indebtedness, $0.1 million of deferred financing costs (net of accumulated amortization) were written off and have been included in loss of extinguishment of debt in the condensed consolidated statement of operations for the nine months ended September 30, 2013.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

Vintage at Madison Crossing

On March 4, 2013, in conjunction with the acquisition of Vintage (see Note D above), the Company, through a subsidiary, entered into a mortgage note payable in the amount of $11.4 million which bears interest at a fixed rate of 4.19% with monthly payments of interest only for the initial 12 months and monthly payments of principal and interest thereafter until maturity on April 1, 2023. The mortgage note is secured by the Vintage property.

The following table summarizes certain information as of September 30, 2013, with respect to the Company’s indebtedness:

Property	Outstanding Balance	Interest Rate	Remaining Term in Years
Fixed Rate Secured Indebtedness
Lakeshore on the Hill	$6,763,337	4.48%	4.25
The Trails of Signal Mountain	8,288,723	4.92%	4.67
Westmont Commons	17,920,000	3.84%	9.25
Vintage at Madison Crossing	11,437,000	4.19%	9.50
The Pointe at Canyon Ridge	25,800,000	4.10%	11.67
St. James at Goose Creek	19,000,000	3.75%	9.75
Creekstone at RTP	23,250,000	3.88%	9.69
Talison Row	33,635,000	4.06%	9.92

Total fixed rate secured indebtedness	146,094,060	4.05%	9.50

Variable Rate Secured Indebtedness
Revolving Credit Facility	13,000,000	3.52%	2.33
Mercé Apartments	5,475,000	3.13%	5.09
Park at Fox Trails	14,768,713	3.12%	5.25
Post Oak	5,268,033	3.38%	4.84
Estates at Millenia	34,950,000	5.75%	0.68
Fountains Southend	30,000,000	5.75%	0.48
The Estates at Maitland	4,200,000	6.75%	0.57

Total variable rate secured indebtedness	107,661,746	4.91%	1.87

Total outstanding indebtedness	$253,755,806	4.41%	6.26

The scheduled maturities of outstanding indebtedness as of September 30, 2013 are as follows:

Year	Amount Maturing
Remainder of 2013	$165,703
2014	70,026,131
2015	1,664,553
2016	15,850,475
2017	3,278,397
Thereafter	162,770,547

$253,755,806

The weighted average interest rate on the indebtedness balance outstanding at September 30, 2013 and December 31, 2012 was 4.41% and 4.87%, respectively.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

NOTE F—INVESTMENT IN UNCONSOLIDATED JOINT VENTURE

The Company owns 50% of the membership interests of BSF/BR Augusta JV, LLC (the “JV”), which owns 100% of the membership interests of BSF/BR Augusta, LLC, a legal entity that was formed for the sole purpose of owning the real property known as The Estates at Perimeter. The Estates at Perimeter is a 240-unit apartment community located in Augusta, Georgia. The Company, through its subsidiary, acquired its interest in the JV in September 2010 for $3.8 million. The carrying value of this investment was $2.5 million and $2.6 million as of September 30, 2013 and December 31, 2012, respectively. The following is the condensed consolidated financial information of this unconsolidated joint venture as of the three and nine months ended September 30, 2013 and 2012:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Rental Revenue	$691,948	$701,889	$2,071,901	$2,094,698
Net income (loss)	$(26,507)	$4,085	$83,348	$82,554
Company share of income from unconsolidated joint venture activities	$(13,254)	$2,043	$41,674	$41,277

The JV follows GAAP and its accounting policies are similar to those of the Company. The Company shares in profits and losses of the JV in accordance with the JV’s operating agreement. The Company received cash distributions for the nine months ended September 30, 2013 and 2012 of $0.2 million and $0.4 million, respectively. No contributions were made during the nine months ended September 30, 2013.

NOTE G—TRANSACTIONS WITH RELATED PARTIES

Due From / To Related Parties: Due from related parties as of September 30, 2013 and December 31, 2012 is comprised primarily of a $0.6 million promissory note that the Company acquired from BREF. The note was payable to BREF from TSPFI. The note was originated to partially fund the purchase of a property by TSPFI. On June 1, 2012, in connection with the recapitalization, this receivable was contributed to the Company. The note bears interest at 12% per annum and is due on demand. Accrued interest as of September 30, 2013 and December 31, 2012 was approximately $0.1 million, respectively. The Company expects payment will be received from TSPFI during 2014. Other receivables from related parties are comprised of various non-interest bearing amounts due from related entities. Due to related parties as of September 30, 2013 and December 31, 2012 includes various non-interest bearing amounts payable to related entities.

Advisory Fees from Related Party: Fees of approximately $0.2 million are included in other income in the accompanying statements of operations for the nine months ended September 30, 2012. The fees were earned from entities previously owned by BREF and TSPFI that were not contributed to the Company in the recapitalization. No advisory fees were earned in the three and nine months ended September 30, 2013.

Support Services: During the periods presented through May 31, 2012, an entity under common control provided the Company with certain general and administrative support services, for which the entity under common control allocated costs of approximately $0.2 million for five months ended May 31, 2012. Effective June 1, 2012, all general and administrative costs are incurred directly by the Company, which costs totaled $0.8 million and $1.1 million for the three and nine months ended September 30, 2012, respectively. During the periods presented through September 30, 2013, the Company incurred directly $3.0 million and $6.1 million for the three

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

and nine months ended September 30, 2013, respectively. If the Company had paid these expenses directly prior to June 1, 2012, the Company’s historical results of operations may have been materially different. As a result, the accompanying historical statements of operations may not necessarily be indicative of operations for future periods.

Legal Fees: During the nine months ended September 30, 2013 and 2012, the Company incurred legal fees totaling approximately $0.1 million and $0.5 million, respectively, with a law firm of which a former member of the Company’s board of directors is the managing stockholder. Fees with the law firm of $0.1 million and $0.4 million are included in accounts payable and accrued liabilities as of September 30, 2013 and December 31, 2012, respectively, in the accompanying balance sheets. Effective December 17, 2012, this individual no longer serves as a member of the Company’s board of directors.

NOTE H—COMMITMENTS AND CONTINGENCIES

Legal Proceedings: The Company may from time to time be involved in legal proceedings arising from the normal course of business. Other than routine litigation arising out of the ordinary course of business, the Company is not presently subject to any litigation nor, to the Company’s knowledge, is any litigation threatened against the Company. As of September 30, 2013, the Company is not aware of any claims or potential liabilities that would need to be accrued or disclosed.

Due to the nature of the Company’s operations, it is possible that the Company’s existing properties have, or properties that the Company acquires in the future will have, asbestos or other environmental related liabilities.

Property Management Agreements: Prior to the recapitalization on June 1, 2012, the Company was externally managed and was a party to property management agreements with third parties with respect to the management of certain of the Company’s properties. The agreements provided for monthly management fees that ranged from 3.0% to 4.0% of gross monthly collections of rent. The Company paid total property management fees of approximately $0.1 million and $0.3 million for the three and nine months ended September 30, 2012, respectively, and such amounts are included in property operating expenses in the accompanying condensed consolidated statements of operations. There were no property management agreements or fees paid during the three and nine months ended September 30, 2013.

Operating Lease: The Company leases office space for the Company’s headquarters in Aventura, Florida through June 2014 for a total of approximately $0.2 million annually, including expenses. Rent expense included in the accompanying statement of operations was approximately $57,000 and $21,000 for the three months ended September 30, 2013 and 2012, respectively. The corresponding amounts for the nine months ended September 30, 2013 and 2012 were $168,000 and $63,000, respectively.

The following is a summary of approximate future minimum rentals under the non-cancellable operating lease as of September 30, 2013:

Period	Future Minimum Rents
Remainder of 2013	48,482
2014	80,809

Guarantee: In connection with the recapitalization described above, as a condition to closing, the Company and the Operating Partnership were required to become co-guarantors (and, with respect to certain properties, co-environmental indemnitors) on certain outstanding mortgage indebtedness related to the properties contributed as

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

part of the recapitalization discussed in Note A in order to replace, and cause the release of, TSPFI and BREF as the guarantors and environmental indemnitors under the existing guarantees and environmental indemnity agreements, as applicable. The Company’s position as a co-guarantor and co-indemnitor with respect to the contributed properties could result in partial or full recourse liability to the Company or the Operating Partnership in the event of the occurrence of certain prohibited acts set forth in such agreements.

Other Contingencies: In the ordinary course of the Company’s business, the Company issues letters of intent indicating a willingness to negotiate for acquisitions, dispositions, or joint ventures and also enter into arrangements contemplating various transactions. Such letters of intent and other arrangements are typically non-binding as to either party unless and until a definitive contract is entered into by the parties. Even if definitive contracts relating to the purchase or sale of real property are entered into, these contracts generally provide the purchaser with time to evaluate the property and conduct due diligence, during which periods the purchaser will have the ability to terminate the contracts without penalty or forfeiture of any deposit or earnest money. There can be no assurance definitive contracts will be entered into with respect to any matter covered by letters of intent or that the Company will consummate any transaction contemplated by any definitive contract. Furthermore, due diligence periods for real property are frequently extended as needed. Upon expiration of any applicable due diligence period, the Company is generally at risk under a real property acquisition contract unless the agreement provides for a right of termination, but generally only to the extent of any earnest money deposits the Company has paid in connection with the contract, and is generally obligated to sell under a real property sales contract. As of September 30, 2013, the Company had earnest money deposits of approximately $3.3 million included in prepaid expenses and other assets in the accompanying balance sheets, of which approximately $3.0 million was non-refundable. As of December 31, 2012, the Company had earnest money deposits of approximately $1.8 million included in prepaid expenses and other assets in the accompanying balance sheets, of which approximately $1.5 million was non-refundable.

NOTE I—INCOME TAXES

The Company has maintained and intends to maintain its election as a REIT under the Internal Revenue Code of 1986, as amended. In order for the Company to continue to qualify as a REIT it must meet a number of organizational and operational requirements, including a requirement to distribute annual dividends to its stockholders equal to a minimum of 90% of the Company’s REIT taxable income, computed without regard to the dividends paid deduction and the Company’s net capital gains. As a REIT, the Company generally will not be subject to federal income tax on its taxable income at the corporate level to the extent such income is distributed to its stockholders annually. If taxable income exceeds dividends in a tax year, REIT tax rules allow the Company to designate dividends from the subsequent tax year in order to avoid current taxation on undistributed income. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes at regular corporate rates, including any applicable alternative minimum tax. In addition, the Company may not be able to re-qualify as a REIT for the four subsequent taxable years. Historically, the Company has incurred only non-income based state and local taxes. The Company’s Operating Partnership is a flow through entity and is not subject to federal income taxes at the entity level.

The Company has provided for non-income based state and local taxes in the condensed consolidated statement of operations for the nine months ended September 30, 2013. Prior to June 1, 2012, the Company operated solely through partnerships that were flow through entities and were not subject to federal income taxes at the entity level. Other tax expense has been recognized related to entity level state and local taxes on certain ventures. The Company accounts for the uncertainty in income taxes in accordance with GAAP, which requires recognition in the financial statements of a tax position only after determining that the relevant tax authority would more likely

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

than not sustain the position following a tax audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applied this guidance to its tax positions. The Company has no material unrecognized tax benefits and no adjustments to its financial position, results of operations or cash flows were required. The Company recognizes accrued interest and penalties related to uncertain tax positions, if any, as income tax expense.

For certain entities that are part of the Company, tax returns are open for examination by federal and state tax jurisdictions for the years 2010 through 2012. Because many types of transactions are susceptible to varying interpretations under federal and state income tax laws, the amounts reported in the accompanying consolidated financial statements may be subject to change at a later date upon final determination by the respective taxing authorities. No such examination is presently in progress.

NOTE J—STOCKHOLDERS’ EQUITY

The following table presents certain information regarding the Company’s issued and outstanding preferred stock, preferred OP units and Class B contingent units as of September 30, 2013 and December 31, 2012:

	Optional Redemption Date	Annual Dividend	Outstanding as of September 30, 2013	Outstanding as of December 31, 2012
Class A Preferred Stock, cumulative redeemable, liquidation preference $100.00 per share plus all accumulated, accrued and unpaid dividends (if any), 309,130 and 273,326 shares outstanding at September 30, 2013 and December 31, 2012, respectively	7 years from date of issuance	(1)	$26,546,123	$26,802,814

Class B Preferred Units, cumulative redeemable, liquidation preference $100.00 per share plus 3% per annum of the liquidation preference per unit, which accrues annually, and any unpaid distributions, 0 and 98,304 units outstanding at September 30, 2013 and December 31, 2012, respectively	June 2014	(2)	$—	$9,683,089

Class C Preferred Units, cumulative redeemable, liquidation preference $100.00 per share plus 3% per annum of the liquidation preference per unit, which accrues annually, and any unpaid distributions, 0 and 98,304 units outstanding at September 30, 2013 and December 31, 2012, respectively	June 2015	(2)	$—	$9,717,249

Class B Contingent Units, 210,915 and 0 units outstanding at September 30, 2013 and December 31, 2012, respectively	—	(3)	$19,287,604	$—

(1)	Cumulative annual cash dividend at the rate of 1% of the liquidation preference, which increases by 1% on each of the third and fourth anniversaries after issuance.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

(2)	Cumulative annual cash distribution equal to 1.5% of the liquidation preference per share, payable quarterly, if declared.
(3)	Non-cumulative distribution of 1.5% per annum of the stated value per Class B contingent unit ($0.375 per quarter) until December 31, 2014; 3.0% per annum of the stated value per Class B contingent unit ($0.75 per quarter) from January 1, 2015 through December 31, 2015; and 5.0% per annum of the stated value per Class B contingent unit ($1.25 per quarter) thereafter.

Class A Preferred Stock

The Class A preferred stock ranks senior in preference to the Company’s common stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Company (but excluding a merger, change of control, sale of substantially all assets or bankruptcy of the Company, upon the occurrence of any of which all shares of Class A preferred stock will be automatically converted). The Class A preferred stock ranks junior to any class or series of stock the terms of which specifically provide that the holders thereof are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Company in preference or priority to the holders of shares of Class A preferred stock. The Class A preferred stock ranks on parity with any class or series of stock the terms of which specifically provide that the holders thereof are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Company without preference or priority of one over the other. The Class A preferred stock has no voting rights except in certain limited instances.

On January 14, 2013, the terms of the Class A preferred stock were amended to provide that in calculating the number of shares of common stock to be issued upon conversion of shares of Class A preferred stock, the average market price of the Company’s common stock in the conversion calculation would not be less than $9.00 per share. As amended, shares of the Class A preferred stock are convertible into shares of the Company’s common stock at such time as the last of the properties contributed to the Company to be developed and opened for occupancy has attained 90% physical occupancy or has previously been disposed of by the Company. The shares are convertible at a conversion rate equal to the liquidation preference (as adjusted for certain decreases in value, in any, below June 1, 2012 levels) divided by the average market price of the Company’s common stock for the 20 trading days immediately preceding conversion, subject to a minimum price of $9.00 per share, subject to adjustments for any subsequent stock split, combination or exchange of the common stock after the date of issuance of the Class A preferred stock. The addition of the minimum conversion price of $9.00 per share and other changes in terms related to the Class A preferred stock was accounted for as an extinguishment that resulted in an increase of $3.5 million in net income attributable to common stockholders presented for the nine months ended September 30, 2013 in the accompanying condensed consolidated statement of operations.

On December 3, 2012, the Company and the Operating Partnership entered into a Contribution Agreement with BREF/BUSF Millenia Associates, LLC (the “Seller”) for the purchase of all of the Seller’s membership interests in Millenia 700, LLC, the owner of the 297 unit apartment community located in Orlando, Florida known as the Estates at Millenia (the “Developed Property”) and the 7-acre development site adjacent to the Developed Property (the “Development Property”) that is currently approved for 403 apartment units. The Developed Property and the Development Property were contributed to the Operating Partnership on December 3, 2012. Consideration for the purchase included 100,000 shares of Class A preferred stock, plus an additional 35,804 shares of Class A preferred stock issued on March 14, 2013, for which a liability of $3.3 million was included in acquisition consideration payable in preferred stock as of December 31, 2012 in the accompanying condensed consolidated balance sheet. The issued shares were not registered under the Securities Act, and are, therefore, subject to certain restrictions on transfer. Upon receipt of the final certificate of occupancy for the development

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

property, the Company shall issue to the Seller that number of additional shares of Class A preferred stock equal to 20% of the increase in value of the Development Property, for which a liability for the contingent consideration of $0.3 million has been recorded in the accompanying consolidated condensed balance sheet as of September 30, 2013.

The Class A preferred stock is redeemable, at the Company’s option, on or after the 7th anniversary of issuance. No shares of Class A preferred stock have been converted or redeemed as of September 30, 2013.

Common and Preferred Operating Partnership Units

A total of 546,132 common units were issued in connection with the recapitalization and are included in noncontrolling interests in the accompanying condensed consolidated balance sheet as of December 31, 2012. The common units were redeemable at the option of the holder at any time after June 1, 2013.

The Class B and Class C preferred units were convertible into common units on or after the first and second anniversaries of the date of issuance, respectively (i.e., June 1, 2013 and June 1, 2014). The Class B and Class C preferred units were redeemable at the Company’s option, one year after first becoming convertible (i.e. on June 1, 2014 and June 1, 2015, respectively). The Class B and Class C preferred units did not have voting rights.

As discussed below, the Class B and Class C preferred units were converted to Class B contingent units on February 8, 2013 pursuant to the amendment and restatement of the agreement of limited partnership of the Operating Partnership, and the common units were exchanged for Class B contingent units on March 26, 2013 pursuant to the Second Amendment and Restatement of the Agreement of Limited Partnership of the Operating Partnership.

Class B Contingent Units

On February 8, 2013, the agreement of limited partnership for the Operating Partnership was amended and restated to combine the 98,304 Class B preferred units and the 98,304 Class C preferred units issued in the recapitalization into a single class of partnership units, designated as Class B contingent units, and to amend certain terms of the Class B contingent units. The Operating Partnership issued one Class B contingent unit for each outstanding Class C preferred unit and all remaining Class B preferred units became Class B contingent units, resulting in a total of 196,608 Class B contingent units.

On March 26, 2013, the partners of the Operating Partnership executed the Second Amended and Restated Agreement of Limited Partnership to amend the terms of the Class B contingent units. The 546,132 common units that were previously issued on June 1, 2012 at the closing of the recapitalization were exchanged for 14,307 additional Class B contingent units. As amended, the Class B contingent units are entitled to non-cumulative quarterly distributions that are preferred with respect to the payment of distributions on common units and pari passu with the payment of distributions on Class A preferred units. The quarterly distributions on the Class B contingent units must be declared and set aside for payment prior to any distributions being declared on the common units for that quarterly period. The amount of the distributions will be $0.375 per quarter (1.5% per annum of the stated value per Class B contingent unit) until December 31, 2014, $0.75 per quarter (3.0% per annum of the stated value per Class B contingent unit) from January 1, 2015 through December 31, 2015 and $1.25 per quarter (5.0% per annum of the stated value per Class B contingent unit) thereafter.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

The Class B contingent units will be converted into common units in three tranches based upon the sale or stabilization of certain properties, which is defined as the achievement of 90% physical occupancy of the Company’s development properties, as follows (except that all Class B contingent units will be automatically converted into common units upon, among other events, a change of control, sale of substantially all assets or bankruptcy of the Company):

•	52,728.75 units upon the earlier to occur of (i) the stabilization of the Company’s development property, The Estates at Maitland, and (ii) the sale of The Estates at Maitland.

•	52,728.75 units upon the earlier to occur of (i) the stabilization of the Company’s development property, Estates at Millenia—Phase II, and (ii) the sale of Estates at Millenia—Phase II.

•	105,457.50 units upon the earlier to occur of (i) the stabilization of either the Company’s development property, Midlothian town Center-East or the Company’s development property, Venetian, and (ii) the sale of either Midlothian Town Center-East or Venetian.

The Class B contingent units will be converted into common units on the schedule set forth above at a conversion rate equal to $100.00 per unit divided by, generally, the average closing price of the Company’s common stock for the 20 trading days prior to the date of conversion, subject to a minimum price of $9.00 per share (subject to further adjustment for subsequent stock splits, stock dividends, reverse stock splits and other capital changes). The Class B contingent units rank equally with common units with respect to losses of the Operating Partnership and share in profits only to the extent of the distributions. The Class B contingent units do not have a preference with respect to distributions upon any liquidation of the Operating Partnership. The Class B contingent units have limited voting rights.

The exchange of the common units for additional Class B contingent units on March 26, 2013 was accounted for as an extinguishment that reduced noncontrolling interest in the accompanying condensed consolidated balance sheet by approximately $8.2 million, that resulted in an increase of $8.2 million in net income attributable to common stockholders presented for the nine months ended September 30, 2013 in the accompanying condensed consolidated statement of operations.

There were no dividends in arrears as of September 30, 2013.

Reverse Stock Split

On January 17, 2013, the Company effected a 1-for-150 reverse stock split of its common stock and the common units of the Operating Partnership. All common stock and per share data included in these consolidated financial statements give effect to the reverse stock split and have been adjusted retroactively for all periods presented. Prior to the reverse stock split, the redemption of shares of the Class A preferred stock and the preferred units was not solely within the Company’s control since there were not sufficient shares of common stock available to cover all equity instruments potentially convertible into common stock, and accordingly, the Company classified the shares of common stock and common units as temporary equity in the consolidated balance sheet as of December 31, 2012. As a result of the amendment to the terms of the Class A preferred stock and Class B contingent units to provide for a minimum share price of $9.00 for purposes of the conversion of shares of Class A preferred stock into common stock and Class B contingent units into common units, as well as the reverse stock split, there are sufficient available shares of the Company’s common stock to cover all equity instruments potentially convertible into common stock and, accordingly, $26.8 million for Class A preferred stock and $19.4 million for the Class B and Class C preferred units are included in to permanent equity in the condensed consolidated balance sheet as of September 30, 2013.

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

Redemption of Noncontrolling Interests

On June 1, 2012, four of the Company’s property owning subsidiaries entered into an agreement with the noncontrolling interest holder of each such subsidiary for the purchase of the noncontrolling interest for total consideration of approximately $7.7 million. Approximately $5.1 million of the consideration was payable on September 15, 2012 and the remaining $2.6 million was payable on December 31, 2012. The agreement specified that late payments were subject to interest at monthly rates ranging from 1.5% to 2.5% of the unpaid amount until paid in full. The total payable as of December 31, 2012 was $7.7 million, of which $3.8 million was recorded as payable for the redemption of noncontrolling interest and $3.9 million was included in liabilities of discontinued operations in the accompanying December 31, 2012 condensed consolidated balance sheet. On May 17, 2013, the balance including accrued interest was paid in full. Upon payment in full of the outstanding amounts, the noncontrolling interests were canceled.

Dividends Declared

On August 29, 2013, the Company’s board of directors authorized and the Company declared a dividend for the third quarter of 2013 of $0.095, payable on October 11, 2013 to holders of record of common stock on September 30, 2013 for a total of approximately $1.1 million. On April 22, 2013, the Company’s board of directors authorized, and the Company declared, a dividend for the second quarter of 2013 of $0.1575 per share, payable on July 12, 2013 to holders of record of common stock on June 14, 2013 for a total of approximately $1.8 million. On April 15, 2013, the Company’s board of directors authorized, and the Company declared, a dividend for the first quarter of 2013 of $0.0855 per share, payable on May 31, 2013 to holders of record of common stock on April 25, 2013 for a total of approximately $0.4 million. On January 25, 2013, the Company’s board of directors authorized, and the Company declared, a dividend for the fourth quarter of 2012 in the amount of $0.0855 per share, payable to holders of record of common stock and common units as of February 5, 2013 and payable on March 15, 2013, for a total of approximately $0.5 million. In addition, in connection with each dividend, the Company declared that all cumulative unpaid dividends on Class A preferred stock through each declaration date for an aggregate amount of approximately $0.3 million be set aside for payment, as required by the terms of the Class A preferred stock in the Company’s charter, of which approximately $0.1 million remained payable as of September 30, 2013.

Dividends declared and not yet paid as of September 30, 2013 are included in dividends payable in the amount of $1.2 million in the accompanying consolidated balance sheets.

NOTE K—STOCK BASED COMPENSATION

On January 24, 2013, the Company’s stockholders approved, at the recommendation of the Company’s board of directors, the Trade Street Residential, Inc. 2013 Equity Incentive Plan (the “Equity Incentive Plan”), which is intended to attract and retain independent directors, executive officers and other key employees and individual service providers, including officers and employees of the Company’s affiliates. The Equity Incentive Plan provides for the grant of options to purchase shares of the Company’s common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

On May 16, 2013, the Company’s board of directors approved the grant of an aggregate of 301,877 shares of restricted common stock to certain officers and employees of the Company under the Equity Incentive Plan. The shares of restricted common stock are entitled to receive any dividends paid on the Company’s common stock. The shares of restricted common stock will vest in equal installments on each of the first four anniversaries of the

Trade Street Residential, Inc.

Notes to Condensed Consolidated Financial Statements (Continued)

September 30, 2013 and 2012

(unaudited)

date of grant. Total compensation expense of $2.8 million is being recorded over the vesting period. On September 20, 2013, 58,866 shares granted to a former executive officer on May 16, 2013 and included in the $2.8 million were vested as a result of his termination and therefore this was treated as a modification of share based awards and an additional cost of $0.5 million was included in compensation cost for the third quarter of 2013. In addition, on September 30, 2013, 75,000 fully vested shares of common stock were granted to an executive officer and the related grant date fair value of $0.5 million was included in compensation cost for the third quarter of 2013.

Unrecognized compensation cost for restricted stock is amortized ratably into compensation expense over the applicable vesting periods. Total compensation expense related to restricted stock was $1.2 million and $0 million for the nine months ended September 30, 2013 and 2012, respectively. As of September 30, 2013 there was $2.1 million of unrecognized compensation cost related to restricted stock. This cost is expected to be recognized over a period of 3.75 years. There were no shares of restricted stock vested during the nine months ended September 30, 2012. A summary of the activity related to the Company’s Equity Incentive Plan for the nine months ended September 30, 2013 is as follows:

	Nine months ended September 30, 2013
	Shares	Weighted Average Grant Price
Unvested shares, at January 1, 2013	—	$—
Granted	376,877	9.23
Vested	(133,866)	8.21

Unvested shares, as of September 30, 2013	243,011	9.80

Additionally, on May 16, 2013, the Company issued an aggregate of 21,000 fully vested shares of common stock to the Company’s non-employee directors in lieu of the directors’ annual retainer for the year ending December 31, 2013. A non-cash expense of $157,500 was recorded in the nine months ended September 30, 2013. As of September 30, 2013, there was $52,500 of unrecognized compensation cost related to these shares. The balance of the compensation cost will be recorded in the fourth quarter of 2013.

NOTE L—SUBSEQUENT EVENTS

Credit Line Modification

On November 4, 2013, the Company modified the terms of its Secured Revolving Credit Facility principally to clarify the methodology and factors used to calculate the amount available under the facility and to extend the current maximum total indebtedness ratio and fixed charges coverage ratio covenants through December 31, 2014.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Beckanna on Glenwood (the “Property”) for the year ended December 31, 2010. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Beckanna on Glenwood for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

Miami, Florida
September 18, 2012

Beckanna on Glenwood

Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and the Year Ended December 31, 2010

	For the Nine Months Ended September 30, 2011 (unaudited)	Year Ended December 31, 2010
Revenues:
Rental revenue	$1,515,360	$1,971,485
Other property income	85,257	131,650

Revenues—Total	1,600,617	2,103,135

Certain expenses:
Ground lease rent	1,019,826	1,359,768
Payroll and benefits	202,437	268,864
Repairs and maintenance	85,257	160,998
Real estate taxes	118,753	154,970
Utilities	60,624	88,094
General and administrative	41,237	63,186
Other property operating expenses	49,449	59,260

Certain Expenses—Total	1,577,583	2,155,140

Revenues in excess of certain expenses (expenses in excess of revenues)	$23,034	$(52,005)

The accompanying notes are an integral part of this financial statement.

Beckanna on Glenwood

Notes to Statements of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statements of revenues and certain expenses include the operations of Beckanna on Glenwood (the “Property”), a 254 unit rental apartment complex contained in one, eight story residential building, located in Raleigh, North Carolina. This Property was acquired by Trade Street Property Fund I, LP on October 31, 2011 and was approximately 94% and 96% occupied as of December 31, 2010 and September 30, 2011, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. These statements of revenues and certain operating expenses are not intended to be complete presentation of the actual operations of the Property for the applicable periods, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, depreciation, amortization and third party property management fees. Management is not aware of any material factors related to the Property other than those discussed that would cause the statements of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain services and utility usage, principally trash removal, water and electricity, where the Property is the primary obligor to the local public utility entities and service providers. These reimbursements are offset against utilities expense in the accompanying statements of revenues and certain operating expenses. The reimbursements for the year ended December 31, 2010 and the nine months ended September 30, 2011 were approximately $63,000 and $60,000, respectively

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of ground lease rent, payroll and benefits, repairs and maintenance, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property leases its land under a non-cancellable ground lease. The term of the lease is through March 23, 2055, with the option to extend the ground lease for five additional ten year periods, Rent expense recorded on the straight line basis for the year ended December 31, 2010 and the nine months ended September 30, 2011 was $1,359,768 and $1,019,826, respectively.

Beckanna on Glenwood

Notes to Statements of Revenues and Certain Expenses (Continued)

The following is a summary of future minimum rental payments under the non-cancellable ground lease:

Year Ending December	Future Rentals
2011	$792,000
2012	792,000
2013	792,000
2014	792,000
2015	851,400
Thereafter	56,730,271

$60,749,671

The Property is also a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through September 18, 2012, the date these financial statements were available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Mercé Apartments (the “Property”) for the year ended December 31, 2010. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Mercé Apartments for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

Miami, Florida
September 18, 2012

Mercé Apartments

Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and the Year Ended December 31, 2010

	For the Nine Months Ended September 30, 2011 (unaudited)	Year Ended December 31, 2010
Revenues:
Rental revenue	$663,292	$806,840
Other property income	73,797	78,986

Revenues—Total	737,089	885,826

Certain expenses:
Payroll and benefits	102,341	125,591
Real estate taxes	91,179	119,446
Utilities	40,511	55,853
General and administrative	35,330	52,907
Repairs and maintenance	25,016	24,298
Other property operating expenses	29,090	38,493

Certain Expenses—Total	323,467	416,588

Revenues in excess of certain expenses	$413,622	$469,238

The accompanying notes are an integral part of this financial statement.

Mercé Apartments

Notes to Statements of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statements of revenues and certain expenses include the operations of Mercé Apartments (the “Property”), a 114 unit rental apartment complex contained in 6, one and three story garden style apartment buildings, located in Dallas, Texas. This Property was acquired by Trade Street Property Fund I, LP on October 31, 2011 and was approximately 95% and 98% occupied as of December 31, 2010 and September 30, 2011, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. These statements of revenues and certain operating expenses are not intended to be complete presentation of the actual operations of the Property for the applicable periods, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, depreciation, amortization, third party property management fees and certain owner expenses. Management is not aware of any material factors related to the Property other than those discussed that would cause the statements of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain utility usage, principally water and electricity, where the Property is the primary obligor to the local public utility entities. These utility reimbursements from the residents are included in other property income in the accompanying statements of revenues and certain operating expenses. The utility reimbursements for the year ended December 31, 2010 and the nine months ended September 30, 2011 were approximately $39,200 and $31,500, respectively

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, utilities repairs and maintenance, real estate taxes and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Mercé Apartments

Notes to Statements of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through September 18, 2012, the date these financial statements were available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Park at Fox Trails (the “Property”) for the year ended December 31, 2010. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Park at Fox Trails for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

Miami, Florida
September 18, 2012

Park at Fox Trails

Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and the Year Ended December 31, 2010

	For the Nine Months Ended September 30, 2011 (unaudited)	Year Ended December 31, 2010

Revenues:
Rental revenue	$1,818,704	$2,303,000
Other property income	258,508	337,817

Revenues—Total	2,077,212	2,640,817

Certain expenses:
Real estate taxes	249,963	331,125
Utilities	253,534	321,507
Payroll and benefits	226,074	312,696
General and administrative	83,933	117,854
Repairs and maintenance	74,587	102,953
Other property operating expenses	70,905	107,084

Certain Expenses—Total	958,996	1,293,219

Revenues in excess of certain expenses	$1,118,216	$1,347,598

The accompanying notes are an integral part of this financial statement.

Park at Fox Trails

Notes to Statements of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statements of revenues and certain expenses include the operations of Park at Fox Trails (the “Property”), a 286 unit rental apartment complex contained in 45, one and two story garden style apartment buildings, located in Plano, Texas. This Property was acquired by Trade Street Property Fund I, LP on December 6, 2011 and was approximately 95% and 94% occupied as of December 31, 2010 and September 30, 2011, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. These statements of revenues and certain operating expenses are not intended to be complete presentation of the actual operations of the Property for the applicable periods, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, depreciation, amortization and third party property management fees. Management is not aware of any material factors related to the Property other than those discussed that would cause the statements of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain utility usage, principally water and electricity, where the Property is the primary obligor to the local public utility entities. These utility reimbursements from the residents are included in other property income in the accompanying statements of revenues and certain operating expenses. The utility reimbursements for the year ended December 31, 2010 and the nine months ended September 30, 2011 were approximately $182,700 and $119,700, respectively

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, utilities, repairs and maintenance, real estate taxes and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for maintenance and certain services. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Park at Fox Trails

Notes to Statements of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through September 18, 2012, the date these financial statements were available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Trails at Signal Mountain (the “Property”) for the year ended December 25, 2010. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Trails at Signal Mountain for the year ended December 25, 2010, in conformity with U.S. generally accepted accounting principles.

Miami, Florida

September 18, 2012

Trails at Signal Mountain

Statements of Revenues and Certain Expenses

For the Three Months Ended March 25, 2011 (unaudited)

and the Year Ended December 25, 2010

	For the Three Months Ended March 25, 2011 (unaudited)	Year Ended December 25, 2010

Revenues:
Rental revenue	$360,552	$1,410,987
Other property income	26,003	107,693

Revenues—Total	386,555	1,518,680

Certain expenses:
Payroll and benefits	50,707	216,445
Real estate taxes	45,465	181,860
General and administrative	13,913	57,090
Utilities	26,255	107,172
Other property operating expenses	22,275	86,067
Repairs and maintenance	7,385	46,237

Certain Expenses—Total	166,000	694,871

Revenues in excess of certain expenses	$220,555	$823,809

The accompanying notes are an integral part of this financial statement.

Trails at Signal Mountain

Notes to Statements of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statements of revenues and certain expenses include the operations of Trails at Signal Mountain (the “Property”), a 172 unit rental apartment complex contained in 12, two and three story garden style apartment buildings, located in Chattanooga, Tennessee. This Property was acquired by Trade Street Property Fund I, LP on May 26, 2011 and was 97% and 95% occupied as of December 25, 2010 and March 25, 2011, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. These statements of revenues and certain operating expenses are not intended to be complete presentation of the actual operations of the Property for the applicable periods, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, depreciation, amortization, third party property management fees and certain owner expenses. Management is not aware of any material factors related to the Property other than those discussed that would cause the statements of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain utility usage, principally water and electricity, where the Property is the primary obligor to the local public utility entities. These utility reimbursements from the residents are included in other property income in the accompanying statements of revenues and certain operating expenses. The utility reimbursements for the year ended December 25, 2010 and the three months ended March 25, 2011 were approximately $32,800 and $9,700, respectively

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits. utilities repairs and maintenance, insurance property taxes and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for maintenance and certain services. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Trails at Signal Mountain

Notes to Statements of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through September 18, 2012, the date these financial statements were available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Terrace at River Oaks (the “Property”) for the year ended December 31, 2010. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Terrace at River Oaks for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

Miami, Florida

January 23, 2013

Terrace at River Oaks

Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2011 (unaudited) and the Year Ended December 31, 2010

	For the Nine Months Ended September 30, 2011 (unaudited)	Year Ended December 31, 2010

Revenues:
Rental revenue, net	$1,862,221	$2,296,036
Other property income	386,931	459,153

Revenues—Total	2,249,152	2,755,189

Certain expenses:
Payroll and benefits	237,933	321,522
Repairs and maintenance	96,199	117,503
Real estate taxes	257,373	290,558
Utilities	389,095	368,545
General and administrative	107,460	139,952
Other property operating expenses	161,075	148,633

Certain Expenses—Total	1,249,135	1,386,713

Revenues in excess of certain expenses	$1,000,017	$1,368,476

The accompanying notes are an integral part of this financial statement.

Terrace at River Oaks

Notes to Statements of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statements of revenues and certain expenses include the operations of Terrace at River Oaks (the “Property”), a 314 unit rental apartment complex contained in seventy seven two-story apartment buildings, located in San Antonio, Texas. This Property was acquired by Trade Street Residential, Inc. on December 11, 2011 and was approximately 93.31% and 90.13% occupied as of December 31, 2010 and September 30, 2011, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. These statements of revenues and certain operating expenses are not intended to be complete presentation of the actual operations of the Property for the applicable periods, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, depreciation, amortization and third party property management fees. Management is not aware of any material factors related to the Property other than those discussed that would cause the statements of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain services and utility usage, principally trash removal, cable and water, where the Property is the primary obligor to the local public utility entities and service providers. These reimbursements are included in other property income in the accompanying statements of revenues and certain operating expenses. The reimbursements for the year ended December 31, 2010 and the nine months ended September 30, 2011 were approximately $250,000 and $222,000, respectively.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Terrace at River Oaks

Notes to Statements of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through January 23, 2013, the date these financial statements were available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Westmont Commons (the “Property”) for the year ended December 31, 2011. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Westmont Commons for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

Miami, Florida

January 23, 2013

Westmont Commons

Statements of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2012 (unaudited) and the Year Ended December 31, 2011

	For the Nine Months Ended September 30, 2012 (unaudited)	Year Ended December 31, 2011
Revenues:
Rental revenue, net	$1,689,508	$1,884,287
Other property income	128,233	148,950

Revenues—Total	1,817,741	2,033,237

Certain expenses:
Payroll and benefits	185,493	226,814
Repairs and maintenance	65,786	82,899
Real estate taxes	124,225	157,974
Utilities	126,629	237,620
General and administrative	59,005	88,482
Other property operating expenses	67,322	61,091

Certain Expenses—Total	628,460	854,880

Revenues in excess of certain expenses	$1,189,281	$1,178,357

The accompanying notes are an integral part of this financial statement.

Westmont Commons

Notes to Statements of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statements of revenues and certain expenses include the operations of Westmont Commons (the “Property”), a 252 unit multi-family garden-style rental complex contained in ten 3 story buildings, located in Asheville, North Carolina. This Property was acquired by Trade Street Residential, Inc. on December 13, 2012 and was approximately 89.95% and 94.65% occupied as of December 31, 2011 and September 30, 2012, respectively.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. These statements of revenues and certain operating expenses are not intended to be complete presentation of the actual operations of the Property for the applicable periods, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, third party property management fees and other major renovations charged to operations. Management is not aware of any material factors related to the Property other than those discussed that would cause the statements of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for water usage, where the Property is the primary obligor to the local utility. These reimbursements are included in other operating income in the accompanying statements of revenues and certain operating expenses. The reimbursements for the year ended December 31, 2011 and the nine months ended September 30, 2012 were approximately $80,000 and $69,000, respectively.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, repairs and maintenance, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Westmont Commons

Notes to Statements of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through January 23, 2013, the date these financial statements were available to be issued. Management has determined that there are no subsequent events or transactions to report.

ESTATES AT MILLENIA

Statement of Revenues and Certain Expenses

For the period from inception of operations (June 1, 2012) through September 30, 2012

(Unaudited)

Revenues:
Rental revenue, net	$483,454
Other property income	73,919

Revenues—Total	557,373

Certain expenses:
Payroll and benefits	127,664
Repairs and maintenance	3,972
Real estate taxes	63,961
Utilities	71,727
General and administrative	76,766
Other property operating expenses	44,846

Certain Expenses—Total	388,935

Revenues in excess of certain expenses	$168,438

The accompanying notes are an integral part of this financial statement

Estates at Millenia

Notes to Statement of Revenues and Certain Expenses

(Unaudited)

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses include the operations of Estates at Millenia (the “Property”), a 297 unit multi-family garden-style rental complex contained in eight four-story buildings, located in Orlando, Florida. This Property was acquired by Trade Street Residential, Inc. during December 2012 and was approximately 61% occupied as of September 30, 2012.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. The statement of revenues and certain operating expenses is not intended to be complete presentation of the actual operations of the Property for the applicable period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, third party property management fees and certain renovations charged to operations. Management is not aware of any material factors related to the Property other than those discussed that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for water usage and trash, where the Property is the primary obligor to the local utility. The reimbursements for the period from inception of operations (June 1, 2012) through September 30, 2012 were approximately $10,437.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Estates at Millenia

Notes to Statement of Revenues and Certain Expenses (Continued)

(Unaudited)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Management has evaluated events and transactions for potential recognition or disclosure through January 31, 2013, the date the financial statement was available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Vintage at Madison Crossing (the “Property”) for the year ended December 31, 2012. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Vintage at Madison Crossing for the year ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

Miami, Florida

January 23, 2013

Vintage at Madison Crossing

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2012

Revenues:
Rental revenue, net	$1,502,911
Other property income	183,655

Revenues- Total	1,686,566

Certain expenses:
Payroll and benefits	218,806
Repairs and maintenance	15,414
Real estate taxes	127,317
Utilities	106,547
General and administrative	89,920
Other property operating expenses	160,096

Certain Expenses- Total	718,100

Revenues in excess of certain expenses	$968,466

The accompanying notes are an integral part of this financial statement

Vintage at Madison Crossing

Notes to Statement of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses include the operations of Vintage at Madison Crossing (the “Property”), a 178 unit rental apartment complex contained in nine two and three story apartment buildings, located in San Antonio, Texas. This Property is under contract and the purchase by Trade Street Residential, Inc. is expected to be finalized by March, 2013. This property was approximately 94.4% occupied as of December 31, 2012.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of interest expense, property management fees and major renovations charged to operations. Management is not aware of any material factors related to the Property other than those discussed that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain services and utility usage, principally water, sewer and trash removal where the Property is the primary obligor to the local public utility entities and service providers. This reimbursement is included in other property income in the accompanying statement of revenues and certain operating expenses. The reimbursement for the year ended December 31, 2012 approximated $77,000.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, repairs and maintenance, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

Vintage at Madison Crossing

Notes to Statement of Revenues and Certain Expenses (Continued)

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through January 23, 2013, the date this financial statement was available to be issued. Management has determined that there are no subsequent events or transactions to report.

The Fountains at Southend

Statement of Revenues and Certain Expenses

For the six-month period ended June 30, 2013

(Unaudited)

Revenues:
Rental revenue, net	$35,063
Other income	40,470

Revenues—Total	75,533

Certain expenses:
Payroll and benefits	82,000
Advertising and marketing	21,788
Real estate taxes and insurance	3,322
Utilities	3,713
General and administrative	9,125
Other property operating expenses	510

Certain Expenses—Total	120,458

Expenses in excess of revenues	$(44,925)

The accompanying notes are an integral part of this financial statement

The Fountains At Southend

Notes to Statement of Revenues and Certain Expenses

(Unaudited)

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses includes the operations of The Fountains At Southend (the “Property”), a 208 unit multi-family rental apartment complex contained in two multi- story apartment buildings, located in Charlotte, North Carolina. This Property was purchased by Trade Street Residential, Inc. on September 24, 2013. This property began leasing units in June 2013 and was approximately 51% occupied as of June 30, 2013.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the applicable period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of property management fees, capital expenditures and certain startup costs charged to operations. Management is not aware of any material factors related to the Property, other than those discussed, that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which may include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis. Under the terms of the residential leases, residents are obliged to reimburse the Property for trash removal, where the Property is the primary obligor to the local service provider.

During the period ended June 30, 2013, the Property recognized approximately $35,000 of administrative and application fee income related to its initial leasing activities. These amounts are included in other income in the accompanying statement of revenues and certain expenses.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, advertising and marketing, real estate taxes and insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

The Fountains At Southend

Notes to Statement of Revenues and Certain Expenses (Continued)

(Unaudited)

The Property is not presently involved in any material litigation, nor, to Management’s knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through September 26, 2013, the date this interim financial information was available to be issued. Management has determined that there are no subsequent events or transactions to report.

Talison Row

Statement of Revenues and Certain Expenses

For the six-month period ended June 30, 2013

(Unaudited)

Revenues:
Rental revenue, net	$481,930
Other income	31,108

Revenues—Total	513,038

Certain expenses:
Payroll and benefits	156,986
Advertising and marketing	52,741
Utilities	44,504
Real estate taxes	43,715
General and administrative	31,020
Repairs and maintenance	17,282
Other property operating expenses	13,536

Certain Expenses—Total	359,784

Revenues in excess of certain expenses	$153,254

Talison Row

Notes to Statement of Revenues and Certain Expenses

(Unaudited)

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses includes the operations of Talison Row (the “Property”), a 274 unit multi-family rental apartment complex contained in 9 multi-story apartment buildings, located in Daniel Island, South Carolina. This Property was purchased by Trade Street Residential, Inc. on August 26, 2013. The Property began leasing units in February 2013 and was approximately 53% occupied as of June 30, 2013.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the applicable period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of property management fees and certain start-up costs charged to operations. Management is not aware of any material factors related to the Property, other than those discussed, that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which may include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for water usage and trash, where the Property is the primary obligor to the local utility. These reimbursements are included in other income in the accompanying statement of revenues and certain expenses. The reimbursements for the six-month period ended June 30, 2013 were approximately $12,500.

During the period ended June 30, 2013, the Property recognized approximately $15,600 of administrative and application fee income related to its initial leasing activities. These amounts are also included in other income in the accompanying statement of revenues and certain expenses.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, advertising and marketing, utilities, real estate taxes and other operating expenses that are expected to continue in the proposed future operations of the Property.

Talison Row

Notes to Statement of Revenues and Certain Expenses (Continued)

(Unaudited)

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

The Property is not presently involved in any material litigation, nor, to Management’s knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through September 26, 2013, the date this interim financial information was available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Woodfield St. James (the “Property”) for the year ended December 31, 2012. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Woodfield St. James for the year ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

Miami, Florida

January 23, 2013

Woodfield St. James

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2012

Revenues:
Rental revenue, net	$2,407,254
Other property income	298,681

Revenues—Total	2,705,935

Certain expenses:
Payroll and benefits	282,744
Repairs and maintenance	42,977
Real estate taxes	224,948
Utilities	206,812
General and administrative	141,515
Other property operating expenses	124,845

Certain Expenses—Total	1,023,841

Revenues in excess of certain expenses	$1,682,094

The accompanying notes are an integral part of this financial statement

Woodfield St. James

Notes to Statement of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses include the operations of Woodfield St. James (the “Property”), a 244 unit garden apartment complex located in Charleston, South Carolina. This Property is under contract and the purchase by Trade Street Residential, Inc. is expected to be finalized by March 29, 2013. This property was approximately 89.75% occupied as of December 31, 2012.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenue and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the year, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of property management fees, owner expenses and other major renovations charged to operations. Management is not aware of any material factors related to the Property other than those discussed that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain services and utility usage, principally trash removal and water, where the Property is the primary obligor to the local public utility entities and service providers. These reimbursements are offset against utilities and other operating expenses in the accompanying statement of revenues and certain operating expenses. The reimbursements for the year ended December 31, 2012 were approximately $129,000.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, repairs and maintenance, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Woodfield St. James

Notes to Statement of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through January 23, 2013, the date this financial statement was available to be issued. Management has determined that there are no subsequent events or transactions to report.

Woodfield Creekstone Apartment Homes

Statement of Revenues and Certain Expenses

For the three-month period ended March 31, 2013

(Unaudited)

Revenues:
Rental revenue, net	$393,572
Other property income	77,905

Revenues—Total	471,476

Certain expenses:
Payroll and benefits	106,445
Repairs and maintenance	4,059
Real estate taxes and insurance	19,746
Utilities	56,215
General and administrative	43,267
Other property operating expenses	37,304

Certain Expenses—Total	267,037

Revenues in excess of certain expenses	$204,440

The accompanying notes are an integral part of this financial statement

Woodfield Creekstone Apartment Homes

Notes to Statement of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses includes the operations of Woodfield Creekstone Apartment Homes (the “Property”), a 256 unit multi-family rental apartment complex contained in 10 three and four story apartment buildings, located in Durham, North Carolina. This Property is under contract and the purchase by Trade Street Residential, Inc. is expected to be finalized by the end of May 2013. This property was approximately 67% occupied as of March 31, 2013.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the applicable period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of third party property management fees and capital expenditures charged to operations. Management is not aware of any material factors related to the Property, other than those discussed, that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which may include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for water usage and trash, where the Property is the primary obligor to the local utility. These reimbursements are included in other property income in the accompanying statement of revenues and certain expenses. The reimbursements for the three-month period ended March 31, 2013 were approximately $19,800.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, repairs and maintenance, real estate taxes, utilities, marketing and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Woodfield Creekstone Apartment Homes

Notes to Statement of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to Management’s knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through April 26, 2013, the date this interim financial information was available to be issued. Management has determined that there are no subsequent events or transactions to report.

REPORT OF INDEPENDENT AUDITORS

To Trade Street Residential, Inc.

Aventura, Florida

We have audited the accompanying statement of revenues and certain expenses (as described in Note 2) of Woodfield Creekstone Apartment Homes (the “Property”) for the period from August 1, 2012 (inception of operations) through December 31, 2012. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 2 of Woodfield Creekstone Apartment Homes for the period from August 1, 2012 (inception of operations) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

Miami, Florida

April 3, 2013

Woodfield Creekstone Apartment Homes

Statement of Revenues and Certain Expenses

For the period from August 1, 2012 (inception of operations) through December 31, 2012

Revenues:
Rental revenue, net	$142,343
Other property income	34,716

Revenues—Total	177,059

Certain expenses:
Payroll and benefits	149,949
Property insurance	13,034
Real estate taxes	17,713
Utilities and cable	37,032
Marketing, general and administrative	49,270
Other property operating expenses	12,610

Certain Expenses—Total	279,608

Excess of certain expenses over revenues	$(102,549)

The accompanying notes are an integral part of this financial statement

Woodfield Creekstone Apartment Homes

Notes to Statement of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses include the operations of Woodfield Creekstone Apartment Homes (the “Property”), a 256 unit multi-family rental apartment complex contained in 10 three and four story apartment buildings, located in Durham, North Carolina. This Property is under contract and the purchase by Trade Street Residential, Inc. is expected to be finalized prior to May 10, 2013. This property was approximately 57% occupied as of December 31, 2012.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. The statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the applicable period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of third party property management fees and capital expenditures charged to operations. Management is not aware of any material factors related to the Property other than those discussed that would cause the statement of revenues and certain expenses not to be indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for water usage and trash, where the Property is the primary obligor to the local utility. These reimbursements are included in other operating income, utilities and other operating expenses in the accompanying statement of revenues and certain operating expenses. The reimbursements for the period from August 1, 2012 (inception of operations) through December 31, 2012 were approximately $8,500.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, property insurance, real estate taxes, utilities, marketing and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Woodfield Creekstone Apartment Homes

Notes to Statement of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to our knowledge is any material litigation threatened against the Property, other than routine legal matters arising in the ordinary course of business. The Property believes that the costs and related liabilities, if any, which may result from such routine legal matters will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through April 3, 2013, the date the financial statement was available to be issued. Management has determined that there are no subsequent events or transactions to report.

Woodfield St. James

Statement of Revenues and Certain Expenses

For the three-month period ended March 31, 2013

(Unaudited)

Revenues:
Rental revenue, net	$605,306
Other property income	121,449

Revenues—Total	726,755

Certain expenses:
Payroll and benefits	68,458
Repairs and maintenance	6,472
Real estate taxes and insurance	67,889
Utilities	79,856
General and administrative	33,637
Other property operating expenses	22,760

Certain Expenses—Total	279,072

Revenues in excess of certain expenses	$447,683

The accompanying notes are an integral part of this financial statement

Woodfield St. James

Notes to Statement of Revenues and Certain Expenses

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses include the operations of Woodfield St. James (the “Property”), a 244 unit garden apartment complex located in Charleston, South Carolina. This Property is under contract and the purchase by Trade Street Residential, Inc. is expected to be finalized by the end of May 2013. This property was approximately 96% occupied as of March 31, 2013.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the applicable period, as certain expenses which may not be compatible to the expenses to be incurred in the proposed future operations of the Property have been excluded. Expenses excluded consist of property management fees, owner expenses and other major renovations charged to operations. Management is not aware of any material factors related to the Property, other than those discussed, that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which may include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for certain services and utility usage, principally trash removal and water, where the Property is the primary obligor to the local public utility entities and service providers. These reimbursements are included in other property income in the accompanying statement of revenues and certain expenses. The reimbursements for the three-month period ended March 31, 2013 were approximately $41,500.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, repairs and maintenance, real estate taxes, utilities and other operating expenses that are expected to continue in the proposed future operations of the Property.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

Woodfield St. James

Notes to Statement of Revenues and Certain Expenses (Continued)

The Property is not presently involved in any material litigation, nor, to Management’s knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through April 26, 2013, the date this interim financial information was available to be issued. Management has determined that there are no subsequent events or transactions to report.

Miller Creek At Germantown Apartments

Statement of Revenues and Certain Expenses

For the nine-month period ended September 30, 2013

(Unaudited)

Revenues:
Rental revenue, net	$675,720
Other income	124,220

Revenues—Total	799,940

Certain expenses:
Payroll and benefits	157,083
Advertising and marketing	70,878
Real estate taxes and insurance	65,724
Utilities	49,094
General and administrative	43,133
Other property operating expenses	14,173
Repairs and maintenance	4,541

Certain Expenses—Total	404,626

Revenues in excess of certain expenses	$395,314

The accompanying notes are an integral part of this financial statement

Miller Creek at Germantown Apartments

Notes to Statement of Revenues and Certain Expenses

(Unaudited)

NOTE 1. DESCRIPTION OF OPERATIONS

The accompanying statement of revenues and certain expenses includes the operations of Miller Creek at Germantown Apartments (the “Property”), a 330 unit multi-family rental apartment complex contained in 13 multi-story apartment buildings, located in Memphis, Tennessee. This Property is under contract for purchase and is expected to be acquired by Trade Street Residential, Inc. in December, 2013. The Property began leasing units in March, 2013 and was approximately 58% occupied as of September 30, 2013.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. This statement of revenues and certain operating expenses is not intended to be a complete presentation of the actual operations of the Property for the applicable period, as certain revenue and expenses which may not be compatible to those that will be realized and incurred in the proposed future operations of the Property have been excluded. Items excluded consist of certain one time revenue and the related costs, as well as property management fees and certain start-up costs charged to operations. Management is not aware of any material factors related to the Property, other than those discussed, that would cause the statement of revenues and certain expenses not indicative of future operating results.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues and certain expenses. Actual results could materially differ from these estimates.

Revenue recognition

The residential property is leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which may include periods of free rent and/or scheduled increases of rental rates over the term of the lease are recognized on the straight-line basis.

Under the terms of the residential leases, residents are obliged to reimburse the Property for water usage and trash, where the Property is the primary obligor to the local utility. These reimbursements are included in other income in the accompanying statement of revenues and certain expenses. The reimbursements for the nine-month period ended September 30, 2013 were approximately $19,000.

During the period ended September 30, 2013, the Property recognized approximately $55,000 of administrative and application fee income related to its initial leasing activities and approximately $50,000 of pet, parking, alarm, and other fees. These amounts are also included in other income in the accompanying statement of revenues and certain expenses.

Operating expenses

Operating expenses represent the direct expenses of operating the Property and consist primarily of payroll and benefits, advertising and marketing, utilities, real estate taxes and other operating expenses that are expected to continue in the proposed future operations of the Property.

Miller Creek at Germantown Apartments

Notes to Statement of Revenues and Certain Expenses (Continued)

(Unaudited)

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Property is a party to various contracts with third parties for certain services and maintenance. Some of these contracts may span more than one year in duration. The total amount of these commitments has not been determined.

The Property is not presently involved in any material litigation, nor, to Management’s knowledge is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business such as disputes with tenants. The Property believes that the costs and related liabilities, if any, which may result from such actions will not materially affect the Property’s operating results.

NOTE 4. SUBSEQUENT EVENTS

Property management has evaluated events and transactions for potential recognition or disclosure through November 7, 2013, the date this interim financial information was available to be issued. Management has determined that there are no subsequent events or transactions to report.

Appendix A

STANDBY PURCHASE AGREEMENT

by and among

TRADE STREET RESIDENTIAL, INC.,

SENATOR GLOBAL OPPORTUNITY FUND LP,

and

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

Dated as of November 12, 2013

-i-

(continued)

-ii-

(continued)

Annexes

Annex I – Stockholders Agreement

Annex II – Press Release

Annex III – Investor Allocation Schedule

Annex IV – Draft of Form 10-Q for the period ended September 30, 2013

Annex V – Board Policy

-iii-

STANDBY PURCHASE AGREEMENT dated as of November 12, 2013 (this “Agreement”) by and among Trade Street Residential, Inc., a Maryland corporation (the “Company”), and the investment entities managed or advised by Senator Investment Group LP, a Delaware limited partnership (the “Adviser”), as set forth on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

BACKGROUND

WHEREAS, the Company has proposed to offer and sell certain shares (the “Shares”) of Common Stock (as defined below) pursuant to a Rights Offering (as defined below), on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires that the Investors provide, and the Investors have agreed to provide, a Backstop Commitment (as defined below) to the Rights Offering, on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires to offer and the Investors have agreed to accept, the Additional Purchase Commitment (as defined below) providing for the Investors to purchase additional shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, in connection with their purchase of Common Stock pursuant to the Backstop Commitment and the Additional Purchase Commitment, the Investors wish to receive certain additional rights related to its Common Stock, and the Company desires to grant such rights on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the terms have the following meanings:

“10b-5 Representation” shall have the meaning set forth in Section 2.1(e).

“Acquired Shares” shall have the meaning set forth in Section 3.1(a).

“Acquisition Transaction” means a (A) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (B) any other direct or indirect acquisition involving 50% or more of the total voting power of the Company, or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company.

“Additional Acquired Shares” shall have the meaning set forth in Section 3.1(a).

“Additional Purchase Commitment” shall have the meaning set forth in Section 3.1(a).

“Additional Purchase Commitment Fee” shall have the meaning set forth in Section 3.1(c).

“Additional Purchase Commitment Fee Shares” shall have the meaning set forth in Section 3.1(c).

“Adviser” shall have the meaning set forth in the Preamble.

“Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor.

“Affiliated Purchaser” shall have the meaning set forth in Section 10.8.

“Aggregate Offered Shares” shall have the meaning set forth in Section 2.1(f).

“Agreement” shall have the meaning set forth in the Preamble.

“Agreements and Instruments” shall have the meaning set forth in Section 4.5(a).

“Backstop Acquired Shares” shall have the meaning set forth in Section 2.2(a).

“Backstop Commitment” shall have the meaning set forth in Section 2.2(a).

“Backstop Commitment Fee” shall have the meaning set forth in Section 2.2(d).

“Backstop Commitment Fee Shares” shall have the meaning set forth in Section 2.2(d).

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Benefit Plan” shall have the meaning set forth in Section 4.26(a).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or equity securities issued by the Company.

“CERCLA” shall have the meaning set forth in Section 4.9(b).

“Change of Control Limitation” shall have the meaning set forth in Section 3.2.

“Closing” shall have the meaning set forth in Section 2.2(b).

“Closing Date” shall have the meaning set forth in Section 2.2(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Liquidated Damages Amount” shall have the meaning set forth in Section 10.16(a).

“Company SEC Documents” shall have the meaning set forth in Section 4.9(a).

“Company Stockholder Approval” means, approval, by a majority of the votes cast at a duly constituted meeting of the Company’s stockholders, of the Company’s issuance of the Acquired Shares to the Investor, and the possible change of control of the Company as a result of the Company’s issuance of the Acquired Shares to the Investor.

“Confidentiality Agreement” means the Confidentiality Agreement between the Company and the Adviser dated October 4, 2013.

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“Credit Agreement” means the Credit Agreement among the Operating Partnership and BMO Harris Bank, N.A. dated January 31, 2013.

“Current Loan” shall have the meaning set forth in Section 7.12.

“Environmental Law” or “Environmental Laws” shall have the meaning set forth in Section 4.9(b).

“EPA” shall have the meaning set forth in Section 4.9(a).

“Equity Incentive Plan” shall mean the Company’s 2013 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

“Excess Common Stock” shall have the meaning set forth in Section 3.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exclusivity Period” shall have the meaning set forth in Section 7.4.

“Expense Cap” shall have the meaning set forth in Section 10.7.

“Financing” shall have the meaning set forth in Section 7.4.

“FINRA” shall have the meaning set forth in Section 4.5(a).

“Form 10-Q” shall have the meaning set forth in Section 4.11(a).

“GAAP” means generally accepted accounting principles of the United States as in effect on the date hereof.

“General Partner” shall have the meaning set forth in Section 4.1(b).

“Governmental Entity” shall have the meaning set forth in Section 4.5(a).

“Governmental Licenses” shall have the meaning set forth in Section 4.8(c).

“Hazardous Material” shall have the meaning set forth in Section 4.9(b).

“HSR Act” shall have the meaning set forth in Section 7.3.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for cleanup expenses arising pursuant to Environmental Law) not yet due (subject to applicable grace periods) or that are being contested in good faith and by appropriate proceedings if, in each case, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with GAAP; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or that are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with GAAP; (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case singly or in the aggregate materially detract from the value or usefulness of the Property subject to such Liens or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) bankers’ liens arising by operation of Law; and (vi) rights of lessees and sublessees in assets leased by the Company or any Subsidiary as of the date hereof or otherwise in the ordinary course of business and not otherwise prohibited by this Agreement.

“Indebtedness” shall mean all indebtedness for borrowed money or capital lease obligations that is required to be classified as debt in Company’s financial statements in accordance with GAAP, and shall not include indebtedness under securitization and other accounts receivable factoring and financing programs.

“Indemnified Person” shall have the meaning set forth in Section 9.1(a).

“Indemnifying Party” shall have the meaning set forth in Section 9.1(a).

“Information” shall have the meaning set forth in Section 7.10.

“Insurance Policies” shall have the meaning set forth in Section 4.21.

“Investment Company Act” shall have the meanings set forth in Section 4.17.

“Investors” shall have the meaning set forth in the Preamble.

“Investment Decision Package” means the Prospectus, together with any Issuer Free Writing Prospectus used by the Company in connection with the Rights Offering.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering.

“Knowledge of the Company” means the actual knowledge after due inquiry of one or more of Michael Baumann, David Levin and Richard Ross.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act of 1977, as amended, and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Liabilities” shall have the meaning set forth in Section 9.1(a).

“Lien” shall have the meaning set forth in Section 4.1(c).

“Losses” shall have the meaning set forth in Section 10.16(a).

“Management Shares” shall have the meaning set forth in Section 6.3(h).

“Material Adverse Effect” means (i) any material adverse change, or any development that is or would be reasonably expected to have a material adverse change, in or affecting the condition (financial or otherwise), the business, the properties or the results of operations of the Company and the Subsidiaries taken as a whole or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 4.5, to consummate the transactions contemplated by this Agreement; provided that any such development resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change, development, occurrence or event affecting the businesses or industries in which the Company and its Subsidiaries operate; (ii) any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments in the financial and securities markets and credit markets in the United States or elsewhere in the world; (iii) national or international political conditions and changes in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments; (iv) any conditions resulting from natural disasters; (v) changes in any Laws or GAAP; (vi) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent not excluded by this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (viii) actions or omissions of the Company expressly required by the terms of this Agreement; and (ix) the public disclosure of this Agreement or the transactions contemplated hereby; provided, however, that developments set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company or its Subsidiaries operate.

“MGCL” means the General Corporation Law of the State of Maryland.

“NASDAQ” means the NASDAQ Global Market.

“Operating Partnership” shall have the meaning set forth in Section 4.1(b).

“Oversubscription Privilege” shall have the meaning set forth in Section 2.1(f).

“PCB” shall have the meaning set forth in Section 4.9(a).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act

“Previously Disclosed” means (i) information set forth in the Company’s Registration Statement on Form S-11 (File No. 333-185936) initially filed with the SEC on January 8, 2013, including any amendment or supplement thereto and any exhibits thereto (the “Form S-11”), the final prospectus filed with the SEC on May 14, 2013 pursuant to Rule 424(b) (the “IPO Prospectus”) or its other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 8, 2013 (except for risks and forward looking information set forth or incorporated in the section “Risk Factors” in the Form S-11 and the IPO Prospectus or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature) and (ii) the information set forth in the Schedules corresponding as indicated on such Schedules to the provision of this Agreement to which such information relates (provided that any disclosure with respect to a particular paragraph or section of this Agreement or the Schedules shall be deemed to be disclosed for other paragraphs and sections of the Agreement and the Schedules to the extent that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure).

“Proceedings” shall have the meaning set forth in Section 9.1(a).

“Prospectus” shall have the meaning set forth in Section 2.1(e).

“Proxy Statement” means the definitive proxy statement to be filed with the SEC relating to the Company Stockholder Approval and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.

“Record Date” means the date as of which each holder of Common Stock shall be offered one Right for each share of Common Stock held as of such date, which date shall be selected by the Board in accordance with the MGCL and the requirements of the NASDAQ.

“Registration Statement” shall have the meaning set forth in Section 2.1(a).

“REIT” shall have the meaning set forth in Section 4.19.

“Repayment Event” shall have the meaning set forth in Section 4.5(a).

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Right” means one transferable right to subscribe for, with respect to each share of eligible Common Stock outstanding on the Record Date, at the Rights Subscription Price, a number of shares of Common Stock equal to (A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date.

“Rights Offering” shall have the meaning set forth in Section 2.1(f).

“Rights Subscription Price” means a price per share equal to $6.33.

“Rule 3-14 Financial Statements” shall have the meaning set forth in Section 4.9(b).

“Schedules” means the disclosure schedules delivered by the Company to the Investors concurrently with the execution of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” shall have the meaning set forth in the Recitals.

“Stockholders Agreement” means the Stockholders Agreement in the form attached as Annex I.

“Subscription Notice” shall have the meaning set forth in Section 2.2(a).

“Subscription Period” shall have the meaning set forth in Section 2.1(f).

“Subsidiary” or “Subsidiaries” shall have the meaning set forth in Section 4.1(c).

“Superior Transaction” means a bona fide written Financing or Acquisition Transaction that the Board has determined in good faith after receiving the advice of its financial advisors and outside legal counsel and in the exercise of its duties under Maryland law is in the best interests of the Company and its stockholders.

“Termination Fee” means seven million five hundred thousand dollars ($7,500,000), payable in cash.

“Voting Stock” means Capital Stock of the Company of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect at least a majority of the Board, managers or trustees of the Company (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency until the occurrence of such contingency).

ARTICLE II

THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 2.1 The Rights Offering.

(a) As promptly as practicable after the date of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company shall (i) prepare and file with the SEC the Proxy Statement and (ii) prepare and file with the SEC a registration statement on Form S-11 (including each amendment and supplement thereto, the “Registration Statement”), covering the issuance of the Rights and the Common Stock issuable upon exercise of the Rights in the Rights Offering. The Company shall not permit any securities to be included in the Registration Statement other than the Rights and the Common Stock issuable upon exercise of the Rights in the Rights Offering. The Registration Statement (including all pre-effective and post-effective amendments) and the Proxy Statement (and any amendment) shall be provided to the Investors and their counsel prior to its filing with the SEC, and the Investors and their counsel shall be given a reasonable opportunity to review and comment on such documents prior to their being filed with the SEC. The Company shall duly consider in good faith any comments of the Investors and their counsel to the Registration Statement and the Proxy Statement.

(b) The Investors shall provide to the Company such information as the Company may reasonably request in connection with the preparation and filing of the Registration Statement. At the time such information is provided and at the respective times the Registration Statement and any post-effective amendments thereto become effective, no such information provided by the Investors shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Acquired Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or blue sky laws.

(d) If at any time prior to the expiration of the Rights Offering any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify the Investors of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to the Investors that will correct such statement or omission or effect such compliance.

(e) At the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement shall comply in all material respects with the requirements as to form of Form S-11, and the Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). Each Preliminary Prospectus, as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The final prospectus relating to the Rights Offering filed pursuant to Rule 424 of the Securities Act (as amended or supplemented, the “Prospectus”), as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The Investment Decision Package, taken as a whole, as of the date of the commencement of the Rights Offering and as of the date of the expiration of the Rights Offering, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 2.1(b). The representations set forth in this Section 2.1(e) and in Section 4.7 are referred to as the “10b-5 Representation.”

(f) Promptly following the date on which the Registration Statement is declared effective by the SEC, the Company shall print and file with the SEC the Prospectus, distribute the Prospectus to stockholders of record as of the Record Date and thereafter promptly commence the Rights Offering on the following terms: (i) the Company shall distribute, at no charge, one Right to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date, (ii) each Right shall entitle the holder thereof to purchase, at the election of such holder, a number of shares of Common Stock equal to (A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date, at the Rights Subscription Price, thereby entitling such holders of Rights, in the aggregate, to subscribe for an aggregate of approximately 15,797,788 shares of Common Stock (such actual aggregate number, the “Aggregate Offered Shares”), provided that no fractional shares of Common Stock shall be issued and the Rights Subscription Price multiplied by the aggregate number of shares of Common Stock offered shall not exceed the aggregate offering amount described in the Registration Statement, (iii) each such Right shall be transferable, (iv) the rights offering shall remain open for at least sixteen (16) days, or such longer period as required by Law or as reasonably determined by the Company (such period, as may be extended by the Company in its sole discretion, the “Subscription Period”), (v) each holder who fully exercises all Rights held by such holder shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for in the Rights Offering (the “Oversubscription Privilege”); provided, if the remaining number of unsubscribed shares of Common Stock are insufficient to satisfy all oversubscription requests pursuant to the Oversubscription Privilege, all over-subscription requests shall be honored on a pro rata basis in the manner to be set forth in the Prospectus, (vi) no Person may exercise the Rights to the extent the exercise thereof would cause such Person to acquire Beneficial Ownership in excess of 9.8% of the outstanding Capital Stock after giving effect to the consummation of the Rights Offering and the Backstop Commitment, and (vii) any Person who is, prior to the consummation of the Rights Offering, the Beneficial Owner of in excess of 9.8% of the outstanding Capital Stock shall be entitled to exercise the Rights (including any over-subscription right) only to the extent necessary to maintain the same proportionate Beneficial Ownership percentage that such Person had in the Capital Stock of the Company prior to the consummation of the Rights Offering and the other transactions contemplated hereby (such rights offering, the “Rights Offering”).

(g) The Company shall not amend any of the terms of the Rights Offering described in Section 2.1(f)(i) through (v) or waive any material conditions to the closing of the Rights Offering without the prior written consent of the Investors, which consent may be withheld by the Investors in their sole discretion. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period. The closing of the Rights Offering shall occur in the manner and on the terms of the Rights Offering in Section 2.1(f), as shall be set forth in the Prospectus. Notwithstanding the foregoing, the Company may extend the Subscription Period in its sole and absolute discretion for a period of not greater than ten (10) Business Days.

(h) The Company shall pay all of its expenses associated with the Registration Statement, the Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, fees and expenses of any subscription and information agents, fees and expenses of its counsel and accounting fees and expenses and costs associated with clearing the Common Stock offered thereby for sale under applicable state securities Laws.

Section 2.2 Backstop Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investors shall purchase from the Company (in amounts among the Investors as set forth on Annex III hereto), and the Company shall sell and issue to the Investors, at a price per share equal to the Rights Subscription Price, a number of shares of Common Stock (the “Backstop Commitment”) equal to (x) the Aggregate Offered Shares minus the sum of (y) (1) the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering and (2) the Management Shares. Within two (2) Business Days after the closing of the Subscription Period, the Company shall issue to the Investors a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and the Management Shares to be acquired as contemplated by Section 6.3(h) and, accordingly, the number of shares of Common Stock to be acquired by the Investors pursuant to the Backstop Commitment. Shares of Common Stock acquired by the Investors pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

(b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) simultaneously with the closing of the Rights Offering which shall occur no later than the third Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at 9:30 a.m. (New York City time) at the offices of Morrison & Foerster LLP, 2000 Pennsylvania, N.W., Suite 6000, Washington, DC 20006, or such other place, time and date as shall be agreed between the Company and the Investors (the date on which the Closing occurs, the “Closing Date”).

(c) At the Closing (i) the Company shall deliver to the Investors the certificates representing the Backstop Acquired Shares against payment by or on behalf of the Investors of the purchase price therefor by wire transfer in immediately available funds to the account designated by the Company in writing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investors pursuant to Section 6.3, and (iii) the Investors shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 6.2.

(d) In the event the closing of the Rights Offering occurs, and in consideration for the Investors agreeing to the Backstop Commitment, the Company shall pay to the Investors at Closing a fee in the amount of three million seven hundred and fifty thousand dollars ($3,750,000) payable in a number of shares of unregistered Common Stock equal to $3,750,000 divided by the Rights Subscription Price (the “Backstop Commitment Fee” and the shares of Common Stock issued to the Investor, “Backstop Commitment Fee Shares”). For the avoidance of doubt, no Backstop Commitment Fee shall be payable unless and until a closing of the Rights Offering occurs and, to the extent the Rights Offering is not fully subscribed, the Investors have closed the purchase of any Backstop Acquired Shares.

ARTICLE III

ADDITIONAL PURCHASE COMMITMENT

Section 3.1 Additional Purchase Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, the Investors shall purchase from the Company at the Rights Subscription Price in addition to any shares of Common Stock to be purchased pursuant to the Backstop Commitment, a number of shares of Common Stock, at the Rights Subscription Price in an aggregate amount equal to $50,000,000 divided by the Rights Subscription Price (the “Additional Purchase Commitment”). Shares of Common Stock acquired by the Investors pursuant to the Additional Purchase Commitment are collectively referred to as the “Additional Acquired Shares,” and together with the Backstop Acquired Shares, the Backstop Commitment Fee Shares and the Additional Purchase Commitment Fee Shares, the “Acquired Shares”).

(b) The closing of the Additional Purchase Commitment shall occur concurrently with the Closing on the Closing Date at which time the Company shall deliver to the Investors certificates representing the Additional Acquired Shares against payment by or on behalf of the Investors of the purchase price therefor (as set forth in this Section 3.1) by wire transfer in immediately available funds to the account designated by the Company.

(c) In consideration for the Investors agreeing to the Additional Purchase Commitment, the Company shall pay to the Investors at Closing a fee in the amount of three million seven hundred and fifty thousand dollars ($3,750,000) payable in a number shares of unregistered Common Stock equal to $3,750,000 divided by the Rights Subscription Price (the “Additional Purchase Commitment Fee” and the shares of Common Stock issued to the Investor, “Additional Purchase Commitment Fee Shares”), independent of the Backstop Commitment Fee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investors that:

Section 4.1 Organization.

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company is the sole member of Trade Street OP GP, LLC (the “General Partner”), the sole general partner of the Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

(c) Each of the General Partner, the Operating Partnership and each direct and indirect “subsidiary” (as defined in Rule 12b-2 under the Exchange Act) of the Operating Partnership (each of the General Partner, the Operating Partnership and each subsidiary of the Operating Partnership being referred to as a “Subsidiary” and collectively the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing, as the case may be, under the laws of the jurisdiction of its organization, with full power and authority (corporate or otherwise) to own or lease, as the case may be, its properties and conduct its business and has been duly qualified for the transaction of business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason or the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in material compliance with U.S. federal and state securities laws and were not issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary or any other person; except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or other equity interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, equities or other defects of any kind (collectively, “Liens”); and the only Subsidiaries are the entities listed on Schedule 4.1(c) to this Agreement.

(d) The Company and the Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, directives and orders of any Governmental Entity applicable to them, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or the Subsidiaries has received any communication asserting noncompliance with any statute, law, rule, regulation, judgment, directive or order except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2 Authorization.

The Company has full corporate power and authority to enter into this Agreement and the Stockholders Agreement. This Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Stockholders Agreement constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies and except to the extent that the indemnification and contribution provisions here of may be limited by federal or state securities laws and public policy considerations in respect thereof.

Section 4.3 Capitalization.

(a) As of the date hereof, (i) the Company is authorized to issue up to 1,000,000,000 shares of Common Stock and has 11,468,665 shares of Common Stock outstanding (ii) the Company is authorized to issue up to 50,000,000 shares of preferred stock that may be issued in one or more series, 423,326 shares of which have been designated as “Class A Preferred Stock,” and 273,326 shares of preferred stock, which have been designated as “Class A Preferred Stock,” are outstanding, (iii) warrants to acquire 139,215 shares of Common Stock are outstanding and (iv) 4,329 shares of Common Stock remain available for future issuance under the Equity Incentive Plan. The authorized and outstanding Common Stock shall be set forth in the Registration Statement and shall be true and correct as of the dates noted therein and as of the Closing. All of the outstanding shares of Capital Stock and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(b) Except pursuant to this Agreement and the sale of the Management Shares, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(c) Except as set forth on Schedule 4.3(c) to this Agreement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(d) The Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive common stock of the Company or partnership units of the Operating Partnership pursuant to the Equity Incentive Plan.

(e) Since the close of business on October 31, 2013, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued or reserved for issuance or become outstanding, other than the shares to be issued hereunder. Other than as set forth in the Stockholders Agreement and the Articles of Restatement, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (x) restricts the transfer of any shares of capital stock of the Company or (y) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

Section 4.4 Valid Issuance of Shares.

The Acquired Shares have been duly and validly authorized (assuming Company Stockholder Approval) and, when issued and delivered against payment therefor as provided herein, will be validly issued, free from all taxes, liens (other than liens created by the Investors) and charges with respect to the issue thereof, fully paid and non-assessable, will not be subject to the preemptive or similar rights of any securityholder of the Company or any other person and will conform to the description of the Common Stock in the Registration Statement; no holder is or will be subject to personal liability by reason of being such a holder; and no further approval or authority of the stockholders of the Company or the Board is required for the issuance and sale of the Acquired Shares other than as contemplated herein.

Section 4.5 Non-Contravention; Governmental Authorizations.

(a) Except as described in Schedule 4.5(a) to this Agreement, the issue and sale of the Acquired Shares by the Company, the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, the “Agreements and Instruments”), except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of restatement or bylaws of the Company or similar organizational documents of the Subsidiaries, (B) result in any violation of any law, statute, order, rule, regulation or judgment of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their property or assets (each, a “Governmental Entity”), (C) result in the creation or imposition of any Lien upon any property, assets or operations of the Company or the Subsidiaries pursuant to, any of the Agreements and Instruments, except, with respect to clauses (B) and (C), for such violations or Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (D) constitute a Repayment Event (as defined below) under any of the Agreements or Instrument (x) that would require the Company to make a payment of at least $10,000,000 or (y) that could reasonably be expected to have a Material Adverse Effect; no filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any Governmental Entity is required for the issue and sale of the Acquired Shares by the Company, the execution, delivery and performance of, or compliance with, this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except the registration of the Rights and the Shares under the Securities Act, the registration of the Rights under the Exchange Act, the listing of the Rights and the shares acquired in the Rights Offering by NASDAQ, the filing of the Proxy Statement, the filing of any document that may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the filing of any document that may be required by NASDAQ, all approvals and authorizations of, filings with, and notifications under the HSR Act, and except for such filings, consents, approvals, authorizations, registrations, qualifications or decrees as have been made or obtained or as may be required under state securities or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Acquired Shares. The term “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of Indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of Indebtedness by the Company or any Subsidiary.

(b) None of the Company or the Subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, as the case may be or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, with respect to clause (B), for such defaults that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Other than as described on Schedule 4.5(c) to this Agreement, there are no legal or governmental actions, suits, investigations or proceedings brought before or by any Governmental Entity, now pending or, to the Knowledge of the Company, threatened or contemplated by any Governmental Entity or others, to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject (A) that are required to be disclosed by the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder and not disclosed therein, (B) which, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) that could adversely affect the consummation of the transactions contemplated in this Agreement; and there are no contracts or other documents of the Company or any of the Subsidiaries that are required to be disclosed or to be filed as exhibits to any of the documents Previously Disclosed, by the Exchange Act or the rules and regulations of the SEC thereunder which have not been so described and filed.

Section 4.6 Litigation.

There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except actions, suits or proceedings which if determined adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 4.7 Proxy Statement

The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholder Approval, omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by the Investors for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.8 Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Laws and applicable stock exchange requirements.

(b) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder applicable to it.

(c) Each of the Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental entities necessary to conduct the business now operated by the Company and the Subsidiaries, except where the failure to possess such Governmental Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are, to the Knowledge of the Company, valid and in full force and effect except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation, termination or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.9 Environmental Matters

(a) (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and the Subsidiaries and their respective properties described in the Company SEC Documents or other assets have been and are in compliance with, and none of the Company or the Subsidiaries has any pending or, to the Knowledge of the Company, threatened liability under applicable Environmental Laws (as defined below); (ii) none of the Company, the Subsidiaries, or, to the Knowledge of the Company, any Person

has at any time Released (as defined below) or otherwise disposed of Hazardous Materials (as defined below) on, to or from the properties or other assets currently or previously owned by the Company or the Subsidiaries, except for such Releases or dispositions that are in compliance with Environmental Laws, or that have been remediated in accordance with Environmental Laws; (iii) none of the Company or the Subsidiaries has received any notice and each is otherwise unaware of any Release of Hazardous Materials in violation of Environmental Law into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the properties or other assets, or onto the properties or other assets owned by any of the Company or the Subsidiaries; (iv) none of the Company or the Subsidiaries has received any notice of nor has there been, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the properties described in the Company SEC Documents of the Company or the Subsidiaries, or arising out of the conduct of the Company or the Subsidiaries; and (v) neither the properties nor any other assets currently owned by any of the Company or the Subsidiaries is included, nor has the Company or the Subsidiaries received notice of the proposed inclusion of such properties or assets, on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Entity; and (vi) to the Knowledge of the Company there have not been and are no (A) underground storage tanks, (B) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (C) asbestos or asbestos containing materials, (D) lead-based paints, or (E) dry-cleaning facilities, in each case in, on, or under any property or other assets owned by any of the Company or the Subsidiaries.

(b) As used herein, (i) “Environmental Law” (and collectively, “Environmental Laws”) shall mean any applicable civil or criminal federal, state, local or foreign Law or other requirement of any Governmental Authority relating to pollution or protection of the environment, natural resources, public and employee health and safety or to Hazardous Materials, including without limitation, Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (the Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678; (ii) “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances or related materials, asbestos or any hazardous material as defined or regulated by any Environmental Law; and (iii) “Release” shall mean any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

Section 4.10 Periodic Filings; Financial Statements.

(a) Since May 13, 2013, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Securities Act and the Exchange Act. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

(b) (i) The financial statements included in the Company SEC Documents, together with the supporting schedules, if any, and notes, present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified and such financial statements and supporting schedules, if any, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) the statements of revenues and certain expenses of certain properties acquired or to be acquired (“Rule 3-14 Financial Statements”) in the Company SEC Documents comply with Rule 3-14 of Regulation S-X; (iii) the pro forma financial statements and the related notes thereto in the Company SEC Documents present fairly the information shown therein and have been compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and comply as to form in all material respects with Article 11 of Regulation S-X; and (iv) to the extent applicable, all disclosures in the Company SEC Documents regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

(c) Each of the accounting firms that has audited financial statements prepared in conformity with GAAP included in Company SEC Documents is an independent registered public accounting firm as required by the Securities Act and the Exchange Act, the rules and regulations of the SEC thereunder and the rules of the Public Company Accounting Oversight Board. Each accounting firm that has audited Rule 3-14 Financial Statements included in Company SEC Documents is independent pursuant to applicable standards of the accounting profession.

(d) The Company and the Subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; Except as set forth on Schedule 4.10(d), since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiency in such internal control over financial reporting (whether or not remediated) and no change in such internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting; to the Company’s Knowledge there has not been any fraud, whether or not material, that involves management or other employees who have a role in internal control over financial reporting; and, with respect to any material weaknesses and significant deficiencies known to the Company as of the date hereof, the Company has remediated such material weaknesses and significant deficiencies.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for it and the Subsidiaries that are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations and forms and that material information relating to the Company and the Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures.

Section 4.11 Absence of Certain Changes.

(a) None of the Company or any of the Subsidiaries has sustained since the date of the latest financial statements included in the Company SEC Documents any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity; and, since the date of the latest financial statements included in the

Company SEC Documents and other than disclosed in the draft of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, which is set forth on Annex IV hereto (the “Form 10-Q”), (A) there has not been any change in the capital stock or long term debt of the Company or the Operating Partnership or any material adverse change, or any development that would reasonably be expected to have Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership on any class or series of its capital stock and (D) the Company has not incurred any material liability other than in the ordinary course of business.

(b) No relationship, direct or indirect, exists, or transaction has occurred, between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of the Subsidiaries, on the other hand, that is required by the Securities Act, the Exchange Act or the rules and regulations of the SEC thereunder to have been described in the Company SEC Documents, and that is not so described.

Section 4.12 Brokers and Finders.

Other than the Backstop Commitment Fee and the Additional Purchase Commitment Fee, and except as set forth on Schedule 4.12, the Company has not incurred any liability for any brokerage commission, placement agent’s fees, finder’s fees or similar payments in connection with the offering of the Acquired Shares contemplated hereby.

Section 4.13 Taxes.

(a) Each of the Company and the Subsidiaries has filed on a timely basis all foreign, U.S. federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and all such tax returns are true, correct and complete in all material respects; each of the Company and the Subsidiaries has paid, in all material respects, all taxes required to be paid by it and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

(b) On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Acquired Shares to the Investors hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

Section 4.14 Integration; Other Issuances of Shares.

Neither the Company, nor any Affiliate of the Company, nor, any person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Acquired Shares to be integrated with prior offerings by the Company for purposes of the Securities Act, that would cause Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Acquired Shares to be integrated with other offerings.

Section 4.15 No General Solicitation.

Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

Section 4.16 Offering; Exemption.

Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities Law is required for the offer and sale of the Acquired Shares by the Company to the Investors as contemplated hereby.

Section 4.17 No Manipulation or Stabilization.

None of the Company, the Subsidiaries or, to the Knowledge of the Company, any other Affiliate of the Company or any person acting on their respective behalf has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

Section 4.18 Investment Company Act.

The Company is not nor, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Common Stock and the application of the net proceeds as described in the Registration Statement, will it be an “investment company”, required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 4.19 Employee Relations.

No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Knowledge of the Company, is threatened that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor its Subsidiaries is a party to any labor or collective bargaining agreement and there are no organizing activities involving the Company or its Subsidiaries pending with any labor organization or group of employees of the Company or its Subsidiaries. There are no complaints, charges, or claims against the Company or its Subsidiaries pending, or to the Knowledge of the Company, threatened in writing to be brought or filed, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by the Company or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in material compliance with all laws governing the employment of labor, including, but not limited to, all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20 REIT Status.

Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the sale of the Common Stock, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Code, and the Company’s present and proposed method of operation, as described in the Registration Statement will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

Section 4.21 Insurance.

The Company and the Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate and customary for its business (the “Insurance Policies”), including, but not limited to, insurance covering all real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, [flood,] acts of vandalism, liability insurance and such other risks that may be required by law or contracts, with such deductibles as are customary for companies in the same or similar business. All of the Insurance Policies are in full force and effect and neither the Company nor any of the Subsidiaries is in default, whether as to payment of premium or otherwise, under the terms of any such insurance nor has the Company or the Subsidiaries failed to give any notice or present any material claim under any such insurance in a due and timely fashion or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of the Company or the Subsidiaries or not to renew any policy of insurance on its expiry or to increase any deductible or cost. The limits of the Insurance Policies have not been materially eroded.

Section 4.22 Acknowledgment Regarding Investor’s Purchase of Shares.

The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investors or any of their respective Representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investors that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives. Any review of the Company by the Investors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Investors and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of the Investors with respect thereto.

Section 4.23 No Additional Agreements.

Other than the Stockholders Agreement, the Company does not have any agreement or understanding with the Investors with respect to the transactions contemplated by this Agreement.

Section 4.24 Title.

(a) Except as would not materially affect the value of such Properties or materially interfere with the use made and proposed to be made of such Properties, each of the Company and its Subsidiaries has good and marketable title to its Property reflected as owned by it as Previously Disclosed, and such Property is not subject to any Lien except (i) Incidental Liens, (ii) Liens granted pursuant to the Credit Agreement and (iii) first priority liens with respect to the Properties of the Company and its subsidiaries Previously Disclosed, and (b) each of the Company and its Subsidiaries holds its leased Properties under valid and binding leases, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.25 Contracts.

(a) The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act and the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described.

(b) Each of the material contracts to which the Company is a party that have been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

Section 4.26 Employee Benefits.

(a) Any “employee benefit plan” (as defined under ERISA) or other employee benefit plan, program policy or arrangement (i) established, contributed to, sponsored or maintained by the Company or any Subsidiary or (ii) in which the Company or any Subsidiary has any present or future liability (each a “Benefit Plan”) are in compliance in all material respects with ERISA, the Code and other applicable Laws. Except as set forth on Schedule 4.26(a), no Benefit Plan is subject to Title IV of ERISA and neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates sponsors or contributes to, or has or had any liability or obligation in respect of, any employee benefit plan subject to Title IV of ERISA. With respect to any Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.26, neither the Company nor any Subsidiary provides any current or former employee of the Company any post-employment or post-retirement health, medical or life insurance benefits, except as required by applicable Law or where the employee pays the entire cost of coverage. Except as set forth on Schedule 4.26(a), no Benefit Plan exists that, as a result of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans or (iii) result in payments which would not be deductible under Section 280G of the Code.

(b) No “reportable event” (as defined under ERISA) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has occurred or is reasonably expected to occur with respect to any Benefit Plan; no Benefit Plan, if such Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA);none of the Company, any of the Subsidiaries or any of their respective ERISA Affiliates have incurred or reasonably expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 430, 4971, 4975 or 4980B of the Code; and each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a currently effective determination letter (or an opinion letter) stating that it is so qualified, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

Section 4.27 Takeover Statutes

The Board has taken all actions necessary to ensure that no “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation is applicable to the transactions contemplated by the this Agreement and the Stockholders Agreement.

Section 4.28 No Further Reliance.

The Company acknowledges that it is not relying upon any representation or warranty made by the Investors not set forth in this Agreement or the Stockholders Agreement.

Section 4.29 Off Balance Sheet Arrangements.

There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Company SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

Section 4.30 Transactions With Affiliates.

None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.31 Acknowledgement Regarding Investors’ Trading Activity.

The Company acknowledges and agrees that other than as set forth in this Agreement and the Stockholders Agreement (i) the Investors have not been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (ii) the Investors shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that the Investors may engage in hedging and/or trading activities at various times during the period that the Acquired Shares are outstanding, including, without limitation, during the periods that the value of the Acquired Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or the Stockholders Agreement.

Section 4.32 Shell Company Status

The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

Section 4.33 HSR Matters

(a) As of the date hereof and as of the Closing Date, all assets held by the Company, its Subsidiaries and any other entities “controlled” (within the meaning set forth in the HSR Act), directly or indirectly, by the Company, are exempt assets under the HSR Act, pursuant to 16 C.F.R. § 802.21, 16 C.F.R. § 802.2 and/or 16 C.F.R. § 802.5, other than any assets the total value of which is less than $70.9 million in the aggregate.

(b) Schedule 4.33(b) sets forth a list of all entities that are not “controlled” (within the meaning set forth in the HSR Act) by the Company or its Subsidiaries, in which the Company or a Subsidiary thereof holds equity interests, as well as a description and the value of any such equity interests held, which schedule shall be updated as of the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investors severally but not jointly represent and warrant to the Company that:

Section 5.1 Organization and Authority.

Each Investor is duly formed and validly existing in good standing in the jurisdiction and as the form of business entity set forth on Annex 1 hereto, and has all corporate power and authority to own its property and assets and conduct its business in all material respects as currently conducted and has been duly qualified as a foreign business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on each Investor’s ability to consummate the transactions contemplated hereby on a timely basis.

Section 5.2 Authorization.

Each Investor has full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by each Investor’s board of directors or managing members or partners, as the case may be, and no further approval or authorization by any of its stockholders, members, partners or other equity owners is required. This Agreement constitutes the valid and binding obligation of each Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 5.3 Non-Contravention; Governmental Authorization.

(a) The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated hereunder will not: (1) conflict with or violate any provision of its articles of incorporation, bylaws, limited partnership agreement or similar governing documents; or (2) assuming compliance with the statutes and regulations referred to in Section 5.3(c), (i) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which such Investor is a party or by which its properties may be bound or affected; or (ii) conflict with or violate any order, Law, statute, rule or regulation of any Governmental Entity, applicable to the Investor, except in the case of clause (2)(i) and (2)(ii), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act and the securities or blue sky laws of the various states and under any applicable HSR Laws) is required for the purchase of the shares underlying the Backstop Commitment, if any, to be purchased by each Investor hereunder and the consummation by each Investor of the transactions contemplated by this Agreement.

(c) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other Governmental Entity necessary in connection with the execution and delivery by each Investor of this Agreement and the consummation of the transactions contemplated herein (except for such additional steps as may be required by the NASDAQ or such additional steps as may be necessary to qualify the Acquired Shares under federal securities, state securities or blue sky Laws) has been obtained or made and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect each Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 5.4 Compliance with Laws.

Neither the Investor, nor, to the knowledge of the Investor, any other Persons acting on its behalf, is in material violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement of any Governmental Entity, except where such violation would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement. To the knowledge of each Investor, neither the Investor or any other Persons acting on its behalf is being investigated with respect to, or has been overtly threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transitions contemplated by this Agreement.

Section 5.5 Securities Act Compliance.

(a) The Acquired Shares being acquired by such Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Acquired Shares for any minimum or other specific term and reserves the right to dispose of the Acquired Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Each Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and it fully understands the limitations on ownership, sale, transfer or other disposition of the Acquired Shares. Each Investor understands that the Acquired Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law.

(b) Each Investor understands and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Acquired Shares have not been and, except as contemplated by the registration rights provided for in the Stockholders Agreement, will not be registered under the Securities Act and that such Acquired Shares may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act, including, without limitation, the exemption provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws.

Section 5.6 Short Sales.

Since being contacted by the Company, each Investor has not taken any action that has caused such Investor to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

Section 5.7 Market Stabilization.

Each Investor has not taken, directly or indirectly, any action designed to or that might reasonably be expected to result in stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Backstop Commitment.

Section 5.8 Control.

Each Investor is acquiring the Acquired Shares in the ordinary course of its business and, other than as set forth in this Agreement or the Stockholders Agreement, not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

Section 5.9 Financial Capability.

At the Closing each Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

Section 5.10 Brokers and Finders.

Neither the Investor nor any of its Affiliates or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for such Investor or any of its Affiliates or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.

Section 5.11 Information.

Each Investor and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Acquired Shares which have been requested by such Investor or its advisers. Each Investor is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Investor is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. None of the representations set forth in this Section 5.11 shall derogate from or limit such Investor’s right to rely on any of the representations or warranties of the Company set forth in this Agreement.

Section 5.12 Confidentiality.

(a) The Company and each Investor acknowledge and agree that as of the date hereof the Confidentiality Agreement, and all provisions and obligations thereof, remain in full force and effect.

(b) Each Investor and its Affiliates further acknowledge that, in receiving information about the terms of this Agreement and about the Company in connection with this Agreement, they may have received material non-public information within the meaning of the U.S. federal securities laws. As such, if and to the extent that such Investor or its Affiliates have received material non-public information within the meaning of the U.S. federal securities laws, neither the Investor nor its Affiliates has purchased or sold, and none of them will purchase (other than in connection with the Backstop Commitment and the Additional Purchase Commitment) or sell, any securities of the Company in a transaction that would violate applicable U.S. federal securities laws as a result of such Investor or its Affiliates having any such material non-public information, from the date of this Agreement until after the Closing Date or the earlier termination of the Investor’s obligations under this Agreement.

Section 5.13 Investor Activities.

Each Investor is not a broker-dealer and does not need to be registered as a broker-dealer.

Section 5.14 No Further Reliance.

Each Investor acknowledges that it is not relying upon any representation or warranty made by the Company not set forth in this Agreement or in the Stockholders Agreement. Without derogating from or limiting the Investor’s right to rely on representations and warranties of the Company set forth in this Agreement, each Investor acknowledges that it has conducted such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries that such Investor considers sufficient for purposes of the purchase of the Acquired Shares.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Conditions to the Obligations of the Company and the Investor.

The obligations of the Company and the Investors to effect the Closing shall be subject to the following conditions:

(a) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and competition or merger control laws of any jurisdictions required to consummate the transactions contemplated hereunder;

(b) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing;

(c) the consummation of the Rights Offering in accordance in all material respects with the terms and subject to the conditions set forth in Section 2.1(d) hereof;

(d) the Company having obtained Company Stockholder Approval;

(e) The Company shall have obtained each of the consents and/or waivers set forth on Schedule 6.1(e); and

(f) There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the Nasdaq or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

Section 6.2 Conditions to the Obligations of the Company.

The obligations of the Company to effect the Closing shall be subject to the following conditions:

(a) all representations and warranties of the Investors in this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(b) the Investors shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Company shall have received a certificate, signed by an officer of the General Partner (or similar entity) of each Investor, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b);

(d) the Investors shall have executed the Stockholders Agreement; and

(e) the Investors shall have executed and delivered a representation letter to the Company in the form of Schedule 6.2(e) to grant the Investors an exemption from the ownership limitations contained in the Company’s articles of restatement.

Section 6.3 Conditions to the Obligations of the Investor.

The obligations of the Investors to effect the Closing shall be subject to the following conditions:

(a) The 10b-5 Representation shall be true and correct in all respects (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 2.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 2.1(c) shall be deemed to be references to the Closing Date. All other representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Investors shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b);

(d) since the date of this Agreement, there shall not have been any Material Adverse Effect or any effect that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect;

(e) the shares of Common Stock to be issued in the Rights Offering shall be approved for listing on the NASDAQ;

(f) the Company shall have executed the Stockholders Agreement;

(g) Michael Baumann, the Chairman and Chief Executive Officer of the Company and David Levin, the Vice Chairman and President of the Company, each shall have acquired from the Company, in a transaction exempt from registration under the Securities Act, a number of shares of Common Stock equal to the product of (i)(A) 15,797,788 divided by (B) the number of shares of Common Stock outstanding on the Record Date, times (ii) the number of shares of Common Stock owned by him on the Record Date at the Rights Subscription Price (the “Management Shares”);

(h) The Board shall have taken all requisite action to grant the Investors an exemption from the ownership limitations contained in the Company’s articles of restatement;

(i) the Investors shall have received signed opinions, dated as of the Closing Date, of Morrison & Foerster LLP, counsel for the Company, substantially in the forms set forth on Schedule 6.3(j);

(j) The Company shall have paid all fees and expenses payable to the Investors pursuant to Section 10.7;

(k) The Investors shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the State of Maryland, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction;

(l) Except to the extent approved in advance in writing by the Investor, the Company shall not have any Indebtedness in excess of the amounts set forth in the Form 10-Q, except as may be incurred pursuant to Section 7.12;

(m) The Common Stock (i) shall be designated for quotation or listed on the NASDAQ and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the NASDAQ from trading on the NASDAQ nor shall suspension by the SEC or the NASDAQ have been threatened, as of the Closing Date, either (A) in writing by the SEC or the NASDAQ or (B) by falling below the minimum listing maintenance requirements of the NASDAQ; and

(n) The Board shall have adopted the policy set forth on Annex V and such policy shall remain in full force and effect and shall not have been rescinded or amended.

ARTICLE VII

COVENANTS

Section 7.1 Stockholder Approvals; Proxy Statement

(a) The Company agrees to use its reasonable best efforts to call and hold a meeting of the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval and the transactions contemplated hereunder within 45 days following the date of this Agreement.

(b) As promptly as reasonably practicable following the date of this Agreement, but in no event later than one (1) Business Day following the date of this Agreement, the Company will prepare and file the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and distribute the Proxy Statement to the Company’s stockholders in accordance with applicable SEC rules. The Company shall provide to the Investors, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investors with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company will provide the Investors with prompt notice of the issuance by the SEC of any stop order or of any order preventing or suspending the use of the Registration Statement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing either the Registration Statement or the Proxy Statement or for additional information, and in each such case, provide the Investors with a reasonable opportunity to review any such comments, inquiries, request or other communication from the SEC and to review any amendment or supplement to the Registration Statement and the Proxy Statement before any filing with the SEC, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(c) Subject to the Board’s duties under Maryland law, the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Company Stockholder Approval.

(d) The Investors agree to furnish to the Company in writing all information concerning the Investors and theirs Affiliates as the Company may reasonably request in connection with any Stockholder Meeting. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investors with a reasonable opportunity to review and comment on such document or response and shall duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of the Investors and their counsel. Any communications by the Company to the Investors pursuant to this Section 7.1 may made by email to an account designated by the Investors upon request by the Company.

Section 7.2 Conduct of the Business.

Except (a) with the prior written consent of the Investors (which consent shall not be unreasonably withheld or delayed), (b) as contemplated by this Agreement or the Stockholders Agreement, (c) as required by applicable Law, or (d) as required by the terms and conditions of contracts and other arrangements disclosed as exhibits to the Company’ SEC Documents, after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with the terms hereof, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective business in all material respects in the ordinary course consistent with the past practice of the Company and its Subsidiaries; provided, however, that in no event shall the Company engage in any sale, issuance, or authorization of the issuance or sale of any capital stock or other security of the Company or any of its Subsidiaries to the extent that any such sale, issuance, or authorization of issuance or sale, if it was to occur immediately following the Closing, would require the approval of the Investors pursuant to the terms of the Stockholders Agreement.

Section 7.3 Efforts.

(a) From the date hereof until the earlier of the Closing and the date that this Agreement is terminated pursuant to Section 8.1, the Investors and the Company shall to the extent required (i) promptly file any and all Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby, and use commercially reasonable efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act; (ii) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals; (iii) use commercially reasonable efforts to supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity; (iv) promptly inform the other party of any substantive meeting, discussion, or communication with any Governmental Entity (and shall supply to the other party any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable Laws relating to the exchange of information) in respect of any filings, investigation or inquiry concerning the transactions contemplated herein, and shall consult with the other party in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat; (v) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closing and the other transactions contemplated hereby; and (vi)to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement and the Stockholders Agreement.

(b) The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, including:

(i) defending, with the cooperation of the Investors to the extent they are named in any such lawsuit, action or proceeding, any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(ii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

Section 7.4 Financing; Exclusivity.

(a) The Company agrees that, during the Exclusivity Period (as defined below), it and it’s respective Representatives and Affiliates will not enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to any equity offering or other financing of the Issuer using any combination of debt and/or equity (a “Financing”), except for first mortgage loans with respect to individual apartment communities on market terms and conditions. “Exclusivity Period” shall mean a period beginning on the date hereof and ending on the earlier of (i) February 15, 2014 and (ii) the date on which the Investors inform the Issuer that they are no longer pursuing the Rights Offering or any similar transaction. Notwithstanding anything herein to the contrary, the Company shall be permitted to enter into any agreement, discussion or negotiation with, or provide information to, or solicit or encourage or consider any inquires or proposals from, any other person with respect to a Financing or Acquisition Transaction in response to an unsolicited proposal that the Board determines in good faith could reasonably be expected to lead to a Superior Transaction (and in each case following execution of a customary confidentiality agreement).

(b) The Company shall notify the Investors promptly (and in any event within 48 hours) of any determination of the Board in good faith that a proposal received by the Company for a Financing or Acquisition Transaction could reasonably be expected to lead to a Superior Transaction.

(c) If the Board determines in good faith after receiving the advice of its financial advisors and outside legal counsel, in response to a bona fide written proposal for a Financing or Acquisition Transaction that was unsolicited and that did not otherwise result from a breach of this Section 7.4, that such proposal for a Financing or Acquisition Transaction constitutes a proposal for a Superior Transaction, the Company may enter into a definitive agreement to effect such Superior Transaction and terminate this Agreement pursuant to Section 8.1(g); provided, however, that the Company shall not under any circumstance related to such Superior Transaction terminate this Agreement pursuant to Section 8.1(f) below or terminate this Agreement pursuant to this Section 7.4(c) and Section 8.1(g), and any purported termination shall be void and of no force or effect, unless the Company prior to or concurrently with such action pays to the Investors the Termination Fee.

Section 7.5 Periodic Filings; Financial Statements

The financial statements, together with the supporting schedules, if any, and notes, to be included in the Registration Statement and the Prospectus will present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the periods specified therein, and such financial statements and supporting schedules, if any, will be prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; The selected financial data and the summary financial information to be included in the Registration Statement and the Prospectus will present fairly the information shown therein and will be compiled on a basis consistent, in all material respects, with that of the audited financial statements to be included in the Registration Statement and the Prospectus; the pro forma financial statements and the related notes thereto to be included in the Registration Statement and the Prospectus will present fairly the information shown therein and will be compiled on the bases described therein, and the assumptions to be used in the preparation thereof will be reasonable and the adjustments used therein will be appropriate to give effect to the transactions and circumstances referred to therein, and will comply as to form in all material respects with Article 11 of Regulation S-X; to the extent applicable, all disclosures to be disclosed in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in the rules and regulations of the SEC) will comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act and the Exchange Act.

Section 7.6 Publicity.

On the date hereof, the Company shall issue a press release in the form attached as Annex II hereto. No other public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided that in no event shall any such press release or announcement name the Investors without their prior written consent, except to the extent necessary to comply with law or regulation. The provisions of this Section 7.6 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document or other report required by Law, regulation or stock exchange rule so long as the other party is provided a reasonable opportunity to comment on such disclosure in advance; provided that if such filings names the Investors, the Company shall obtain the prior approval of the Investor, and take into account any comments they may have thereto unless, upon the advice of counsel to the Company, the filing is legally required to be made as proposed by the Company without making such changes to reflect such comments.

Section 7.7 Share Listing.

The Company shall as promptly as practicable after the date of this Agreement use its reasonable best efforts to cause the Rights, during the pendency of the Rights Offering (to allow for the transferability of the Rights), and the Common Stock to be issued upon exercise of the Rights, to be approved for listing on the NASDAQ.

Section 7.8 Tax Related Covenants.

The Company will use its reasonable best efforts to continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter, subject to any future determination by the Company’s board of directors in accordance with the Stockholders Agreement that it is no longer in the Company’s best interests to qualify as a REIT.

Section 7.9 Rule 144.

The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 of the Securities Act), and will use reasonable best efforts to take such further action as the Investors may reasonably request, at the expense of the Investors, all to the extent required from time to time to enable the Investors to sell Acquired Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 of the Securities Act.

Section 7.10 Confidentiality.

The Company and the Investors acknowledge and agree that from the date hereof until the first anniversary of the date hereof, the Investors will, and will cause their Representatives, to keep all information regarding the Company (whether prepared by the Company, its Representatives or otherwise, whether in oral, written, electronic or other form) received under the terms of the Confidentiality Agreement or pursuant to this Agreement (collectively, the “Information”) confidential except (i) the Investors may disclose Information to their Representatives, (ii) Information that becomes generally available to the public other than as a result of a disclosure in violation of this Agreement by the Investors or their Representatives, (iii) Information that was available to the Investors on a nonconfidential basis prior to its disclosure, directly or indirectly, by the Company or its Representatives, (iv) Information that becomes available to the Investors on a nonconfidential basis from a person other than the Company who, to the knowledge of the Investors, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring such information to the Investor, (v) Information that the Company agrees may be disclosed, (vi) Information that was or is developed by the Investors their Representatives without the use of or reference to the Information or any derivative thereof, (vii) to the extent the Investors are required by Law, legal process or regulatory authority to disclose such Information and (viii) the Investors may disclose Information in connection with a routine audit or general inquiry by a governmental or regulatory organization. After such time as the Investors no longer have a designee on the Board in accordance with and pursuant to the Stockholders Agreement, the Company shall notify the Investors immediately upon the opening of the next open trading window during which members of the Board are permitted to effect transactions in securities of the Company.

Section 7.11 Market Stabilization.

Each Investor will not take, directly or indirectly, any action designed to or that might reasonably be expected to constitute manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Backstop Commitment.

Section 7.12 Incurrence of Indebtedness

Without the prior consent of the Investors, the Company shall not incur any Indebtedness prior to the Closing other than (x) drawdowns in the ordinary course of business consistent with past practice under the Company’s $14.0 million senior secured revolving credit facility for which BMO Harris Bank N.A. serves as the sole lead arranger and administrative agent (the “Current Loan”) as may be amended, restated or replaced from time to time; provided that (i) the aggregate outstanding principal amount of any indebtedness under this clause (x) may not exceed $14.0 million and (ii) the financial terms of any amended, restated or replacement indebtedness may not be less favorable to the Company than the terms of the Current Loan as in effect on the date hereof; or (y) to refinance any Indebtedness upon maturity so long as the principal amount of such new Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and that such new Indebtedness is on financial terms no less favorable to the Company than the Indebtedness being refinanced.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by either the Company or the Investor, upon written notice to the other, in the event that the Closing does not occur on or before February 15, 2014; provided, however; the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company by written notice to the Investors (x) in the event of a breach by the Investors of any representation, warranty, covenant or agreement under this Agreement, where the effect of such breach would be to cause any of the conditions to the Closing set forth in Sections 6.1 and 6.2 to not be satisfied, and such breach is not cured by the Investors within twenty (20) Business Days following receipt of written notice from the Company of the breach or alleged breach or (y) in the event that as of February 15, 2014, each of the conditions precedent to the transactions contemplated by this Agreement set forth in Article VI have been satisfied or waived (other than and other than those conditions that (i) by their nature cannot be satisfied until the Closing Date, but each of which conditions shall be capable of being satisfied on the Closing Date and (ii) those conditions that have not been satisfied due to the Investors’ breach under this Agreement) and the Investors fail to consummate such transactions (other than as a result of a breach of this Agreement by the Company);

(d) by the Investors by written notice to the Company in the event of a breach by the Company of any representation, warranty, covenant or agreement under this Agreement, where the effect of such breach would be to cause any of the conditions to the Closing set forth in Sections 6.1 and 6.3 to not be satisfied, and such breach is not cured by the Company within twenty (20) Business Days following receipt of written notice from the Investors of the breach or alleged breach;

(e) by either the Company or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable, provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party that has initiated any proceeding that results in such order, decree, injunction or action, or that has not taken any and all reasonable actions necessary to oppose, contest and resist, and to have lifted, rescinded or vacated, such order, decree or judgment before it became final and non-appealable;

(f) by the Company, at any time prior to the completion of the Rights Offering upon written notice to the Investor; provided that if prior to such termination the Company received a bona fide written proposed for a Financing or an Acquisition Transaction, then the Company shall pay the Termination Fee to the Investors in accordance with Section 10.16(b));

(g) by the Company, upon written notice to the Investors, if the Company shall have entered into a definitive agreement to effect a Superior Transaction in compliance with the provisions of Section 7.4(c) and prior to or concurrently with such termination the Company pays the Termination Fee to the Investor; or

(h) by the Investor, upon written notice to the Company, if the Company shall have entered into a definitive agreement to effect a Superior Transaction (it being understood that the Company shall pay the Termination Fee to the Investors in accordance with Section 10.16(b)).

Any notice of termination provided by the Company pursuant to this Section 8.1 (other than a termination pursuant to Section 8.1(c)) shall include an acknowledgment of its obligation to pay the Company Liquidated Damages Amount or the Termination Fee, as applicable.

Section 8.2 Effects of Termination.

In the event of the termination of this Agreement as provided in Section 8.1, this Agreement (other than Article IX which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; except, subject to Section 10.16, for liabilities arising in respect of breaches under this Agreement by any party prior to such termination and that the obligations set forth in Sections 3.1(c), 5.12 and 7.5 of this Agreement, the last sentence of Section 8.1, Article 9 and Article 10 of this Agreement shall survive such termination.

ARTICLE IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1 Indemnification.

(a) Indemnification by the Company

Whether or not the Rights Offering, the issuance of the Acquired Shares to the Investors or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (the “Indemnifying Party”) shall indemnify and hold harmless the Investors and each Affiliated Purchaser (as defined herein), their respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several (“Liabilities”) incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) arising out of or relating to the Rights Offering, this Agreement or the Stockholders Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Liabilities to the extent that they resulted from (a) bad faith, gross negligence or willful misconduct on the part of such Indemnified Person or (b) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(b) Indemnification Procedures.

(i) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that Schulte Roth & Zabel LLP is approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the applicable Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, such Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(ii) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Liabilities by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Article 9. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(iii) Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the applicable Indemnifying Party, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), both the applicable Indemnifying Party acknowledges and agrees that such Indemnifying Party shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the applicable Indemnifying Party be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the applicable Indemnifying Party hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the applicable Indemnifying Party, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9.1(c), entitled to enforce this Section 9.1(c) against the applicable Indemnifying Party as though each such Indemnitee-Related Entity were a party to this Agreement.

(c) Contribution

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of such Indemnifying Party on the one hand and the Indemnified Person on the other hand as well as any relevant equitable considerations.

ARTICLE X

MISCELLANEOUS

Section 10.1 Interpretation

When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to “words of similar import” with respect to Material Adverse Effect or materiality, does not include knowledge qualifiers.

Section 10.2 Survival.

Each of the representations and warranties in this Agreement shall survive the Closing notwithstanding any investigation at any time made by or on behalf of any party hereto until the later of (a) the first (1st) anniversary of the Closing Date and (b) the date that is thirty (30) days after the filing of the Company’s Annual Report on Form 10 –K with respect to the fiscal year ending on December 31, 2013, and any claim by a party under this Agreement with respect to a breach of such representations and warranties shall be brought no later than such date; provided, however, the representations and warranties contained in Sections 4.2, 4.3 and 4.4 shall survive until the expiration of the applicable statute of limitations. Each of the covenants in this Agreement shall survive the Closing until fully performed.

Section 10.3 Legends.

The Investors agree with the Company that unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, each share of Common Stock purchased by the Investors pursuant to the Backstop Commitment and the Additional Purchase Commitment purchased by the Investors shall contain a legend substantially to the following effect until the date that is one year after the later of the date of issuance or the last date on which the Company or any Affiliate of the Company was the owner thereof, unless the Company determines otherwise in accordance with applicable Law:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN CASE (I) OR (II), UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Section 10.4 Notices.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by facsimile or by other electronic communication, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

If to the Company:

Trade Street Residential, Inc.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Attention: Chief Executive Officer

Facsimile: (786) 248-3679

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania, NW, Suite 6000

Washington, DC 20006-1888

Attention: John A. Good

Facsimile: (202) 785-7522

If to the Investors:

Senator Global Opportunity Fund LP,

Senator Global Opportunity Intermediate Fund L.P.

c/o Senator Investment Group LP

510 Madison Ave.

New York, New York 10022

Attention: Evan Gartenlaub, General Counsel

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein

Section 10.5 Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.6 Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 10.7 Fees and Expenses.

The Company will reimburse the Investors for all reasonable and actual out-of-pocket expenses incurred by the Investors and their counsel in connection with this Agreement and the transactions contemplated hereby irrespective of whether the transactions hereby are consummated; provided that the Company’s obligation to reimburse the Investors for fees and expenses pursuant to this Section 10.7 shall be limited to an aggregate $400,000 (the “Expense Cap”) without the consent of the Company, exclusive of the Backstop Commitment Fee and Additional Purchase Commitment Fee, the Company Liquidated Damages Amount and the Termination Fee. Notwithstanding the foregoing, the Company and the Investors agree that amounts payable by the Company pursuant to Section 7.3 and Article 9, shall be outside of the Expense Cap and shall not be taken into account in calculating the Expense Cap.

Subject to Section 10.16, reimbursement of the Investor’s expenses by the Company pursuant to this Section 10.7 shall be made at the Closing or, if this Agreement is terminated, no later than five (5) Business Days after delivery to the Company of written notice of (1) demand for payment after the termination of this Agreement, and (2) a documented itemization setting forth in reasonable detail all such expenses.

Section 10.8 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise, provided that, the Investors shall be permitted, to assign this Agreement to any of its Affiliates under common control with the Investor’s ultimate parent entity (an “Affiliated Purchaser”) provided that (i) such assignee shall execute an agreement for the benefit of the Company in form and substance reasonably satisfactory to the Company, pursuant to which such proposed assignee agrees to be bound by the terms and conditions of this Agreement and (ii) that no such assignment shall relieve the Investors of its obligations hereunder. Without limiting the foregoing, none of the rights of the Investors hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer capital stock of the Company (other than a transfer to the Investor’s Affiliates to the extent permitted in accordance with the terms of this Agreement).

Section 10.9 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.10 Jurisdiction.

The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 10.11 Waiver Of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12 Entire Agreement.

This Agreement, together with the Stockholders Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.

Section 10.13 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.14 Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 10.15 Counterparts; No Third Party Beneficiaries.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Except as set forth in Article 9, no provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 10.16 Remedies.

(a) In the event that this Agreement is terminated (i) by the Company other than pursuant to Section 8.1(c) or 8.1(g) or (ii) by the Investor, other than pursuant to Section 8.1(h), then the Company shall pay to Seller, on or before December 31, 2014, $2,500,000 of the Additional Purchase Commitment Fee (the “Company Liquidated Damages Amount”) along with any amounts due pursuant to Section 10.7 in immediately available funds to a bank account designated in writing by Seller, it being understood that in no event shall the Company be required to pay the Company Liquidated Damages Amount on more than one occasion.

(b) In the event that this Agreement is terminated (i) by the Investors pursuant to Section 8.1(h), (ii) by the Company pursuant to Section 8.1(g) or (iii) by the Company pursuant to Section 8.1(f) and prior to such termination the Company received a bona fide written proposed for a Financing or an Acquisition Transaction, then the Company shall, (A) simultaneously with such termination (in the case of a termination by the Company pursuant to Section 8.1(f) or (g)) or (B) immediately following such termination (in the case of a termination by the Investor pursuant to Section 8.1(h)), pay the Investors the Termination Fee along with any amounts due pursuant to Section 10.7 (to the extent such amounts have not already been paid) in immediately available funds to a bank account designated in writing by Seller, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) It is hereby understood and agreed that in no event shall the Company be required to pay to the Investors both the Termination Fee and the Company Liquidated Damages Amount and that any payment by the Company of the Termination Fee pursuant to Section 8.1(f) and Section 10.16(b) shall be made net of the Company Liquidated Damages Amount to the extent the Company Liquidated Damages Amount has been paid to the Investors.

(d) Except with respect to a breach by the Company of its obligations pursuant to Section 7.4, the right of the Investors to receive payment of the Company Liquidated Damages Amount or the Termination Fee, as applicable, shall be its sole and exclusive remedy under this Agreement for any and all charges, judgments, losses, liabilities, damages (including consequential damages), costs, taxes, penalties, expenses, fees, fines, assessments, sanctions or awards (including (a) amounts paid in settlement, and (b) reasonable costs of investigation and defense, reasonable legal expenses and court costs), but specifically excluding any costs incurred by or allocated to the Investors with respect to time spent by employees of the Investors or its Affiliates (collectively, “Losses”) suffered by the Investors as a result of the failure of the Closing to occur (including as a result of a breach or failure by Company to perform its obligations hereunder or any willful breach or fraud on the part of Company). Upon payment of such amounts, the Company shall not have any further liability or obligation as a result of the failure by Company to consummate the Closing. Upon payment of the Company Liquidated Damages Amount or the Termination Fee, as applicable, the Company shall not have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, and no person shall have any rights or claims against the Company under this Agreement or otherwise, whether at Law or equity, in contract, in tort or otherwise. For purposes of clarity, the Investors acknowledge and agree that they shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or otherwise obtain any other relief at Law, equity or otherwise to obtain specific performance.

(e) In addition, in the event that this Agreement is terminated by the Company as a result of a breach by the Investors of their representations, warranties, covenants or agreements hereunder resulting from the willful misconduct or gross negligence of the Investors that has had or would reasonably be expected to have a material adverse impact on the consummation of the transactions contemplated hereby, then the Company shall be entitled to all remedies available at Law or equity arising from such breach.

(f) The Investors agree that (A) the transactions contemplated hereby are unique and that damages for failure by the Company to consummate the transactions contemplated hereby will be extremely difficult and impracticable to ascertain, (B) the Company Liquidated Damages Amount is a reasonable and rational estimate at this time and is an acceptable damages amount to the Investors upon the occurrence of the events described above, and (c) the Company Liquidated Damages Amount or the Termination Fee, as applicable, is not intended as a penalty, but as full liquidated damages under this Agreement and as compensation for the Investor’s Losses and other expenses associated with the failure of the Company to close the transactions contemplated hereby pursuant to this Agreement. The agreements contained in this Section 10.16 are an integral part of the Agreement and the parties agree that, without these agreements, the parties would not enter into this Agreement. In addition, the parties acknowledge that in the absence of a waiver, a bond or undertaking may be required by a court and the parties hereby waive any such requirement of such a bond or undertaking.

(g) The parties agree that the Company would suffer irreparable damage in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof. It is accordingly agreed that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Investors and to enforce specifically the terms and provisions of this Agreement; it being understood and agreed that, notwithstanding the first sentence of this Section 10.16(g) or anything else in this Agreement to the contrary, the Company’s right to specific performance to require the Investors to consummate the Closing shall remain subject to the satisfaction (or waiver by the applicable party) of the conditions to the Closing hereunder. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 10.17 Adjustment to Shares.

If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

Section 10.18 Notices and Consents.

Any notice required to be delivered pursuant to this Agreement to any Investor may be delivered to the Adviser on behalf of such Investor and any consent or approval by any Investor pursuant to this Agreement may be delivered by the Adviser.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TRADE STREET RESIDENTIAL, INC.

By:
Name: Title:

SENATOR GLOBAL OPPORTUNITY FUND LP

By:
Name: Title:

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

By:
Name: Title:

Appendix B

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is entered into as of [—], 2013, by and among Trade Street Residential, Inc., a Maryland corporation (the “Company”) and the investment entities managed or advised by Senator Investment Group LP, a Delaware limited partnership (the “Adviser”), as set forth on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”).

WHEREAS, the Investors and the Company have entered into that certain Standby Purchase Agreement, dated as of November 12, 2013 (as it may be amended, restated, or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Standby Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Investors wish to subscribe for and the Company desires to issue and sell, shares of the Company’s Common Stock on the terms and subject to the conditions set forth therein;

WHEREAS, upon the consummation of the transactions contemplated by the Standby Purchase Agreement, the Investors will Beneficially Own (as such term is defined herein) the number of shares of Common Stock of the Company set forth in the Standby Purchase Agreement (collectively, the “Investor Shares”); and

WHEREAS, the Investors and the Company desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) actions that may or may not be undertaken in respect of the Investor Shares, (b) the governance of the Company, (c) certain registration rights with respect to the Registrable Securities (as defined herein), (d) certain liquidity rights with respect to the Investor Shares, and (e) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms

As used herein, the following terms shall have the following meanings:

“Additional Shares” has the meaning set forth in Section 4.1(c).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including as to the Investors any investment entity managed or advised by Senator Investment Group LP; provided, however, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of the Investors for purposes of this Agreement.

“Agreement” means this Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Allowable Suspension Period” has the meaning set forth in Section 4.6(a).

“ATM Program” has the meaning set forth in Section 4.2(a).

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Bloomberg” means Bloomberg Financial L.P.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized to be closed in the City of New York, in the State of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, and whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company membership interests, or equivalent ownership interests in, or issued by, such Person.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation, liquidation in a single transaction or a series of related transactions or other similar transaction), (ii) a direct or indirect acquisition of Beneficial Ownership by a Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Investors or their Affiliates, including by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction) pursuant to which the Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Investors or their Affiliates collectively own more than fifty percent (50%) of the Voting Securities of the Company or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the power (whether or not exercised) to elect a majority of the members of the Board (or similar governing body) of the Company.

“Closing” has the meaning set forth in the Standby Purchase Agreement.

“Closing Bid Price” and “Closing Sale Price” mean, for any Security as of any date, the last closing bid price and last closing trade price, respectively, for such Security on the Exchange, as reported by Bloomberg, or, if the Exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such Security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg.

“Committee” has the meaning set forth in Section 2.1(c).

“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the Recitals hereto.

“Company Right” has the meaning set forth in Section 3.1(b).

“Compensation Committee” has the meaning set forth in Section 2.1(c).

“Consent Default” has the meaning set forth in Section 2.2(c).

“Consent Default Rate” has the meaning set forth in Section 2.2(c).

“Consent Delay Payments” has the meaning set forth in Section 2.2(c).

“Consent Fee Shares” has the meaning set forth in Section 2.2(c).

“Contracting Party” has the meaning set forth in Section 6.10.

“Consent Rate” has the meaning set forth in Section 2.2(c).

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract, or by any other means.

“Controlling Person” has the meaning set forth in Section 4.8(a).

“Convertible Securities” means any evidence of indebtedness, shares of Capital Stock (other than Common Stock) or other Securities (including Options) that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, shares of Common Stock.

“Damages” has the meaning set forth in Section 4.8(a).

“DCR” has the meaning set forth in Section 2.3.

“Debt” means, with respect to the Company and its subsidiaries, all liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, for (a) indebtedness for borrowed money (including principal and accrued interest), (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments (including principal and accrued interest), (c) “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) indebtedness for payments arising in respect of drawn letters of credit or bankers’ acceptances or secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) liabilities and obligations under capital leases (determined in accordance with GAAP), and (f) indebtedness of third Persons which is directly or indirectly guaranteed by the Company or any of its subsidiaries.

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“DTC” means The Depository Trust Company.

“Effective Deadline” has the meaning set forth in Section 4.1(b).

“Effectiveness Period” has the meaning set forth in Section 4.1(b).

“Equity Issuance” means any issuance, sale or placement of any Common Stock or other Capital Stock of the Company or any of its subsidiaries, and any issuance, sale or placement of any other Securities of the Company or any of its subsidiaries that are convertible or exchangeable into Common Stock or other Capital Stock of the Company or any of its subsidiaries; provided, however, that no Permitted Issuance shall constitute or be deemed to constitute an “Equity Issuance” for purposes of this Agreement.

“Exchange” means, initially, the NASDAQ Global Market and any successor thereto or, in the future, any other stock market on which the Common Stock is listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Full Cooperation” means, in connection with any Underwritten Offering, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make two members of senior management available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other reasonable and customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s).

“GAAP” means United States generally accepted accounting principles in effect as of the date hereof.

“Governing Documents” means the articles of restatement and bylaws of the Company.

“Holder” means the Investors and any Permitted Transferee that becomes a Holder pursuant to Section 4.12.

“HSR Act” has the meaning set forth in Section 3.2(f).

“Indemnified Party” has the meaning set forth in Section 4.8(c).

“Indemnifying Party” has the meaning set forth in Section 4.8(c).

“Investment Committee” has the meaning set forth in Section 2.1(c).

“Investor” and “Investors” have the meaning set forth in the Recitals hereto.

“Investor Nominated Directors” has the meaning set forth in Section 2.1(a).

“Investor Shares” has the meaning set forth in the Recitals hereto.

“Investor Standby Shares” has the meaning set forth in Section 3.1(b).

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Liquidity Date” has the meaning set forth in Section 3.1(b).

“Liquidity Notice” has the meaning set forth in Section 3.1(a).

“Liquidity Right Expiration Date” has the meaning set forth in Section 3.1(a).

“Liquidity Right Measurement Date” has the meaning set forth in Section 3.1(a).

“Liquidity Right Threshold” has the meaning set forth in Section 3.1(a).

“Mailing Date” has the meaning set forth in Section 2.1(a).

“Market Capitalization” means the product of (x) the number of shares of Common Stock outstanding and (y) the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the date of determination.

“Measurement Period” has the meaning set forth in Section 3.1(a).

“Non-Recourse Party” has the meaning set forth in Section 6.10.

“Operating Partnership” has the meaning set forth in Section 2.2(a)(vi).

“Options” means any options, warrants, or other rights to subscribe for, purchase, or otherwise acquire shares of Capital Stock of the Company (or any successor thereto).

“Permitted Issuance” means (a) any issuance of Capital Stock upon the exercise of Options outstanding and publicly disclosed as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement, (b) any issuance, sale or authorization pursuant to the Company’s currently existing and publicly filed compensation arrangements for its directors, officers, employees, consultants and agents, (c) any issuance, sale or authorization pursuant to any future compensation arrangements for the Company’s directors, officers, employees, consultants and agents that are approved by the Company’s Compensation Committee and do not exceed the limits set forth in Section 2.2(a) hereof, (d) any issuance, sale or placement of Capital Stock as consideration in any acquisition transaction the primary purpose of which is not to raise capital, including any Change of Control, that has been approved by the Board and does not violate the provisions of Section 2.2(a) hereof, (e) any issuance of Capital Stock, and (f) any issuance of common units or limited partnership interests in Operating Partnership upon conversion of contingent or preferred units issued as of the date of this Agreement, and any issuance of Common Stock upon redemption of common units in the Operating Partnership that are issued and outstanding or otherwise permitted to be issued pursuant to clause (d) above as of the date of this Agreement pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership.

“Permitted Transferee” has the meaning set forth in Section 4.12.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Pre-Emptive Shares” means any shares of Common Stock issued or issuable to the Investors pursuant to Section 3.2.

“Pro Rata Portion” means, with respect to the Investors and their Affiliates at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other Capital Stock or other Securities to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other Capital Stock or other Securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Investor and its Affiliates immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of outstanding Common Stock immediately prior to the Equity Issuance.

“Quarterly Business Plan” has the meaning set forth in Section 3.1(c).

“Registrable Securities” means the shares of Common Stock held beneficially or of record by any of the Holders, including, without limitation, (i) the Acquired Shares (as defined in the Standby Purchase Agreement), (ii) the Backstop Acquired Shares (as defined in the Standby Purchase Agreement), (iii) the Backstop Commitment Fee Shares (as defined in the Standby Purchase Agreement), (iv) the Additional Purchase Commitment Fee Shares (as defined in the Standby Purchase Agreement), (v) Pre-Emptive Shares, if any, (vi) the Additional Shares, if any, (vii) the Consent Fee Shares, if any, and (viii) shares of Common Stock acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act or (y) they may be sold by their Holder without registration under the Securities Act pursuant to Rule 144 (or any similar provision then in force) without restriction or limitation thereunder on volume or manner of sale or other restrictions or limitations under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1).

“Registration Default” has the meaning set forth in Section 4.1(c).

“Registration Rate” has the meaning set forth in Section 4.1(c).

“Registration Statement” means any registration statement filed by the Company under the Securities Act that covers the resale of any of the Registrable Securities, including a prospectus, amendments and supplements thereto, and all exhibits and material incorporated by reference therein.

“Required Registration” has the meaning set forth in Section 4.1(a).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor federal statute, rules, or regulations thereto, and in the case of any referenced section of any such statute, rule, or regulation, any successor section thereto, collectively as from time to time amended and in effect.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Standby Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Suspension Notice” has the meaning set forth in Section 4.6(a).

“Third Party Consents” has the meaning set forth in Section 2.2(a).

“Trading Day” means any day on which the Common Stock is traded on the Exchange; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Exchange for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Exchange (or if the Exchange does not designate in advance the closing time of trading, then during the hour ending at 4:00:00 p.m., New York Time).

“Underwriters’ Maximum Number” means, for any Required Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Underwritten Offering” has the meaning set forth in Section 4.1(d).

“Underwritten Offering Request” has the meaning set forth in Section 4.1(d).

“Voting Securities” means at any time shares of any class of Capital Stock or other Securities of the Company, including Convertible Securities that may be converted into, exercised for, or otherwise exchanged for such shares of Capital Stock, that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events until the occurrence of such specified event.

“VWAP” means, for any Security as of any date, the dollar volume-weighted average price for such Security on the Exchange during the period beginning at 9:30:01 a.m., New York Time (or such other time as the

Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Exchange publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such Security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

GOVERNANCE

Section 2.1 The Investor’s Representation on the Board.

(a) Upon the Closing, if the number of members constituting the Board is other than nine (9), the Board shall promptly be reconstituted such that the number of members constituting the Board shall be no more than nine (9), subject to increase or decrease by the Board from time-to-time, in accordance with the Governing Documents and this Agreement. Upon the Closing, the Company shall promptly cause up to two (2) persons (in the aggregate) designated by the Investors to be appointed to the Board in the manner provided in the Governing Documents for filling vacancies on the Board; provided, that, to the extent the Investor has not designated two (2) such persons before Closing, the Company shall promptly cause the remaining persons to be appointed to the Board, with any required increase in the size of the Board, when such persons are designated by the Investors. Following the Closing, subject to Section 2.1(g), for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, (i) so long as the Investors, together with their Affiliates, Beneficially Own as of the date of mailing of the Company’s definitive proxy statement in connection with such meeting (the “Mailing Date”) at least nineteen and nine-tenths percent (19.9%) of the outstanding Common Stock, the Company shall include two (2) persons designated by the Investors as members of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of both such nominees, (ii) so long as the Investors, together with their Affiliates, Beneficially Own as of the Mailing Date at least four and nine-tenths percent (4.9%), but less than nineteen and nine-tenths percent (19.9%), of the outstanding Common Stock, the Company shall include one (1) person designated by the Investors as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee, and (iii) if the Investors, together with their Affiliates, Beneficially Own as of the Mailing Date less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Company shall not be required to include any persons designated by the Investors as members of the slate of Board nominees. The members of the Board nominated or elected pursuant to this Section 2.1(a) are referred to herein as the “Investor Nominated Directors.” The Board shall not withdraw any nomination or, subject to the Board’s duties under Maryland law, recommendation required under this Section 2.1(a), unless the Investor delivers to the Board a written request for such withdrawal or the Board determines reasonably and in good faith after consultation with outside legal counsel that such Board nominee (i) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the

SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents; provided, however, that the Investor shall have the right to replace such Board nominee with a new Board nominee. Further, (i) for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, the Board shall not nominate, in the aggregate, a number of nominees greater than the nine (9) members of the Board, (ii) subject to the Board’s duties under Maryland law, the Board shall not recommend the election of any other person to a position on the Board for which an Investor Nominated Director has been nominated, and (iii) the Company shall use commercially reasonable efforts to cause each Investor Nominated Director to be elected to the Board. If elected to the Board, each Investor Nominated Director will hold his or her office as a member of the Board for such term as is provided in the Governing Documents, or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Governing Documents, and applicable Law.

(b) Subject to the provisions of Section 2.1(a) and 2.1(d) and the conditions set forth in Section 2.1(g), Michael Simanovsky shall serve as one of the initial Investor Designated Directors.

(c) Upon the election of the Investor Nominated Directors to the Board, the Investor Nominated Directors shall be entitled to attend meetings of the investment committee and compensation committee of the Board. For so long as Investor has the right to designate at least one (1) Investor Nominated Director to serve on the Board, the Board shall maintain an investment committee, the rights and responsibilities of which shall include those described on Exhibit A hereto, subject to amendment by the Board from time to time (the “Investment Committee”), and a compensation committee, the rights and responsibilities of which shall comply with the listing requirements of the Exchange (the “Compensation Committee” together with the Investment Committee, the “Committees”). The Investor Nominated Directors shall receive all Committee notices, minutes, written consents and all other materials provided to members of the Committees. The Investor Nominated Directors shall attend and participate in meetings of the Committees only in their capacity as observers and will have no voting rights or any other rights granted to members of the Committees. If any of the current rights or responsibilities of any of the Committees are delegated to a new Board committee or sub-committee, the Investor Nominated Directors shall have the same rights with respect to such committees or sub-committees as they do with respect to the Committees.

(d) If the Investors’, together with their Affiliates’, Beneficial Ownership of outstanding Common Stock falls below any percentage threshold set forth in Section 2.1(a) above, the Investor shall promptly cause one or more, as applicable, of the Investor Nominated Directors to resign from the Board such that the remaining number of Investor Nominated Directors on the Board does not exceed the number that the Investor is then entitled to designate for nomination or appointment pursuant to the terms and conditions of Section 2.1(a) above, and the number of directors that the Investor shall be entitled to designate for nomination shall forever be reduced to such number of Investor Nominated Directors serving on the Board immediately after such resignation(s) (even if the Investors or their Affiliates shall subsequently acquire additional shares of Common Stock). In addition, the Investors shall cause any Investor Nominated Director to resign from the Board and any committees on which such Investor Nominated Director serves if such Investor Nominated Director, as determined reasonably by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of the Company or a member of any such committees under any rule or regulation of the SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents or applicable Law; provided, however, that, subject to the limitations set forth in Section 2.1(a), the Investor shall have the right to replace such resigning Investor Nominated Director with a new Investor Nominated Director, such newly-named Investor Nominated Director to be appointed promptly to the Board in place of the resigning Investor Nominated Director in the manner set forth in the Governing Documents for filling vacancies on the Board. Further, upon the resignation of any Investor Nominated Director, any rights granted to such Investor Nominated Director pursuant to Section 2.1(a) and (c) shall terminate forthwith; provided, however, that any newly-named Investor Nominated Director selected by the Investor to replace the resigning Investor Nominated Director shall be granted the rights set forth in Section 2.1(a) and (c). Nothing in this paragraph (d) or elsewhere in this Agreement (except Section 2.1(f)) shall confer any third-party beneficiary or other rights upon any person designated hereunder as an Investor Nominated Director, whether during or after such person’s service on the Board.

(e) For so long as the Investors have the right to designate at least one (1) Investor Nominated Director for nomination to the Board pursuant to Section 2.1(a) above, the Board shall fill vacancies created by reason of death, removal or resignation of any Investor Nominated Director promptly upon request by the Investor and only as directed by the Investor, subject to the terms and conditions set forth in Section 2.1(a) above and Sections 2.1(g) below. So long as Investor has named a replacement within thirty (30) days following any death, removal or resignation of an Investor Nominated Director, and prior to any appointment of such replacement in accordance with this Agreement, and subject to the Board’s duties under Maryland law, the Board agrees not to authorize or take, and agrees to cause each Committee not to authorize or take, any action that would otherwise require the consent of an Investor Nominated Director until such time as such newly named Investor Nominated Director has been so appointed to the Board.

(f) Each Investor Nominated Director that is elected to the Board shall be indemnified by the Company and its subsidiaries, if applicable, in connection with his or her service as a member of the Board to the fullest extent permitted by Law and the Governing Documents and will be exculpated from liability for damages to the fullest extent permitted by Law and the Governing Documents. Without limiting the foregoing in this Section 2.1(f), each Investor Nominated Director who is elected to the Board shall be entitled to receive from the Company and its subsidiaries, if applicable, the same insurance coverage in connection with his or her service as a member of the Board as is provided for each of the other members of the Board.

(g) The Investors shall only designate a person to be an Investor Nominated Director (i) who the Investors believe in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (ii) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, the Exchange or applicable Law, (iii) who meets the applicable independence standards required by the listing rules of the Exchange, and (iv) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred. Notwithstanding anything to the contrary in this Section 2.1, the parties hereto agree that members of the Board shall retain the right to object to the nomination, election or appointment of any Investor Nominated Director for service on the Board if the members of the Board reasonably determine in good faith, after consultation with outside legal counsel, that such Investor Nominated Director fails to meet the criteria set forth above. In the event that the members of the Board reasonably object to the nomination, election or appointment of any Investor Nominated Director to the Board pursuant to the terms of this Section 2.1(g), the Board shall nominate or appoint, as applicable, another individual designated by the Investor as the Investor Nominated Director nominated for election to the Board that meets the criteria set forth in this Section 2.1(g) and Section 2.1(h) hereof.

(h) Notwithstanding anything to the contrary in this Section 2.1, nothing shall prevent the Board from acting in accordance with their respective duties under Maryland law or applicable Law or Exchange requirements. The Board shall have no obligation to nominate, elect or appoint any Investor Nominated Director if such nomination, election or appointment would violate applicable Law or Exchange requirements or result in a breach by the Board of its duties to the Company and its stockholders; provided, however, that the foregoing shall not affect the right of the Investor to designate an alternative individual as the Investor Nominated Director nominated for election to the Board, subject to the other terms, conditions and provisions in this Article II.

(i) The Investor Nominated Directors shall be entitled to compensation and the reimbursement of expenses in accordance with the Company’s compensation of non-employee directors in effect from time to time in connection with their service on the Board. In addition, all reasonable out-of-pocket expenses of the Investors or any of their employees or Affiliates in connection with assisting the Company or evaluating actions by the Company shall be reimbursed by the Company. If requested by any Investor, the fees and expenses for any Investor Nominated Director that is an employee of the Investors or its Affiliates shall be paid directly to the Investors on behalf of such Investor Nominated Director.

(j) The rights of the Investor set forth in this Section 2.1 shall be in addition to, and not in limitation of, such voting rights that the Investor may otherwise have as a holder of Capital Stock of the Company, subject to Section 5.1 below.

Section 2.2 Consent Rights.

(a) Following the earlier of receipt of the third party consents set forth on Schedule 2.2 to this Agreement (the “Third Party Consents”) or the determination by the Company that such Third Party Consents are no longer required, and then for so long as the Investors, together with their Affiliates, Beneficially Own at least four and nine-tenths percent (4.9%) of the outstanding Common Stock , prior written consent of the Investors will be required for:

(i) Any modification or amendment of the Company’s Governing Documents, operating agreement or similar organizational documents (whether by merger, consolidation or otherwise) in any manner adverse to the Investor;

(ii) Any individual or series of related retention agreements, signing bonuses, stock option awards, stock incentive rights (including any phantom stock) or any similar employee compensation related agreements or arrangements to the extent that the aggregate of all of the foregoing would exceed in the aggregate during any calendar year 10% of the Company’s Market Capitalization as of the day after the Closing Date or that, in the aggregate, exceeds $5,000,000 in value during any calendar year, determined as of the date of grant with respect to equity awards and as of the date of payment with respect to cash awards or similar arrangements;

(iii) Any purchase of shares of Common Stock or Capital Stock from members of the Board, Company’s management or their respective Affiliates (other than deemed repurchases in connection with the surrender of shares by members of the Board, the Company’s management or their respective Affiliates to the Company to satisfy any customary tax withholding in connection with vesting of restricted stock or cashless exercises of stock options);

(iv) Any Equity Issuance at a (net of any discounts, commissions, or other direct or indirect payments, whether in cash or other value) price per share or deemed price per share (i.e. conversion, exchange or exercise price) of Common Stock less than $6.33 per share;

(v) Any transaction, including any modification of rights, involving the existing preferred shares or preferred shareholders;

(vi) Any guarantees of, incurrences of or issuances of recourse Debt or recourse Capital Stock that is redeemable at any time by the Company or Trade Street Operating Partnership, LP (the “Operating Partnership”) which guarantees, incurrences or issuances during any calendar year are in a principal amount or create an obligation or potential obligation of the Company for a payment amount greater than $50,000,000 (not counting a guarantee and its related Debt more than once); and for any issuance of Capital Sock other than Common Stock for consideration or value greater than $50,000,000 in the aggregate in any calendar year;

(vii) Any acquisition or series of related acquisitions, the purchase price of which would equal more than fifty percent (50%) of the Company’s Market Capitalization immediately prior to execution of definitive documentation for any such acquisition;

(viii) The hiring or firing of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Operating Officer or President or any similar position; and

(ix) Determination by the Board that it is no longer in the Company’s best interest to qualify as a Real Estate Investment Trust.

(b) The rights of the Investors and their Affiliates set forth in this Section 2.2 shall be in addition to, and not in limitation of, such voting rights that the Investors and their Affiliates may otherwise have as holders of Capital Stock of the Company, subject to Section 5.1.

(c) If the Third Party Consents are not obtained and it is not determined by the Company that such Third Party Consents are no longer required on or prior to the date that is one hundred eighty (180) days following the date of this Agreement (the “Consent Default” and the date of such Consent Default, the “Consent Default Date”), then, as liquidated damages to any Investor for the failure to obtain the Third Party Consents (or determination that they are no longer required) by such date (which remedy shall be the exclusive remedy available at law or in equity only for a period of one hundred eighty (180) days following the Consent Default Date, but which shall not be exclusive of any other remedies available at law or in equity after the date that is one hundred eighty (180) days following the Consent Default Date) the Company shall (i) issue to such Investor on the first 30 day anniversary of the Consent Default and on each subsequent 30 day anniversary of the Consent Default (pro rated for periods totaling less than 30 calendar days), or, if earlier, no later than five (5) Business Days following the date that such Consent Default is cured, until the Third Party Consents are obtained (or determination that they are no longer required), additional shares of Common Stock, the number of which shall equal one percent (1.0%) (the “Consent Rate”) of the aggregate purchase price paid by such Investor pursuant to the Standby Purchase Agreement for its Acquired Shares and the Backstop Acquired Shares divided by the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the issuance of such shares (all shares issuable by the Company for any Consent Default are referred to herein as the “Consent Fee Shares”) or (ii) pay an amount of cash by wire of immediately available funds equal to the Consent Rate times the aggregate purchase price paid by such Investor pursuant to the Standby Purchase Agreement for the Acquired Shares and the Backstop Acquired Shares (such cash payments, the “Consent Delay Payments”). In the event the Company fails to issue the Consent Fee Shares or pay the Consent Delay Payments in a timely manner, the Consent Fee Shares issued or the Consent Delay Payments paid, as the case may be, to each Investor shall be increased at the rate of one and one-half percent (1.5%) of the Consent Rate per month until such Consent Fee Shares are issued in full, or such Consent Delay Payments are paid in full, as applicable.

Section 2.3 Domestically Controlled Status. To the extent that the Company can do so without unreasonable effort or expense, upon the prior request of the Investor, the Company shall determine whether the Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4) of the Code (a “DCR”); provided, however, that such examination shall be limited to information filed publicly with the SEC with respect to the ownership of stock of the Company (i.e., Schedules 13) and any information related to the ownership of the Company provided by the Investor, and that the Company shall not be required to take any action (or to not take any action) so as to be treated as a DCR at any given time.

ARTICLE III

LIQUIDITY AND PRE—EMPTIVE RIGHTS

Section 3.1 Liquidity Rights.

(a) If, on such date that is three years and six months (3.5 years) after the Closing Date (such date, the “Liquidity Right Measurement Date”) (i) the Closing Sale Price of the Common Stock shall not have exceeded $10.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events) on each Trading Day during any consecutive 10-Trading Day period (the

“Liquidity Right Threshold”) occurring during the 180 days prior to the Liquidity Right Measurement Date (the “Measurement Period”) and (ii) the Investors and their Affiliates Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Investors shall have the rights, subject to the limitations, set forth in this Section 3.1 with respect to shares of Common Stock purchased or otherwise acquired pursuant to the Standby Purchase Agreement upon the Closing and still owned by the Investors at such time. In the foregoing event, the Investors collectively may, but shall not be obligated to, on one occasion only, provide notice to the Company that they desire to liquidate some or all of the shares of Common Stock owned by the Investors on the date of such notice (a “Liquidity Notice”). The Liquidity Notice shall set forth the names of the Investors participating in such Liquidity Notice and the number of shares of Common Stock they wish to liquidate. It is hereby understood and agreed that the Investors may submit only one Liquidity Notice and any such notice shall be delivered to the Company no later than 5:00 PM Eastern Standard Time on the tenth (10th) day (or, if such day is not a Business Day, the next Business Day thereafter) following the Liquidity Right Measurement Date (the “Liquidity Right Expiration Date”). If no such Liquidity Notice is delivered to the Company on or prior to the Liquidity Right Expiration Date, the Investors shall have no further rights, and the Company shall have no further obligations, under this Section 3.1. In addition, if a Liquidity Notice is timely delivered, any Investor that has not participated in such Liquidity Notice shall have no further rights under this Section 3.1.

(b) If the Investors provide the Company with a timely Liquidity Notice, the Company shall have the right (the “Company Right”) to purchase from the Investors at any time or from time to time on or before the date that is (6) months after the Liquidity Right Measurement Date (the “Liquidity Date”), all or the specified portion of the shares of Common Stock still owned by the Investor on the Liquidity Right Measurement Date at a price equal to the greater of (a) $10.00 per share (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events) or (b) an amount per share of Common Stock equal to 95% of the arithmetic average of the VWAPs over the 10 Trading Days immediately prior to the Liquidity Right Measurement Date (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and other capital changes or similar events); provided, however, that the rights granted to the Investors pursuant to this Section 3.1 shall not apply to a number of securities that exceeds the aggregate number of shares of Common Stock purchased by the Investors under the Standby Purchase Agreement minus the aggregate number of such shares of Common Stock sold by the Investors prior to the Liquidity Right Measurement Date (the “Investor Standby Shares”). Nothing herein shall prevent the Investors from selling Common Stock after the Liquidity Right Measurement date, provided that any sale of Common Stock subject to the Company Right shall proportionately reduce such Company Right.

(c) In the fiscal quarter immediately preceding the Liquidity Date, the Company shall provide to the Investors a business plan that is commercially reasonable, prepared in good faith, and consistent both with past practice and the business plan provided to the Investors prior to the date hereof and which shall contain, without limitation, an income statement, balance sheet and cash flows in accordance with GAAP and set forth all material business activities and plans of the Company (the foregoing a “Quarterly Business Plan”), which Quarterly Business Plan shall be subject to reasonable approval by the Investor Nominated Directors, acting as a special budget committee solely for such purpose. If the Company does not exercise the Company Right by the Liquidity Date, the Quarterly Business Plan shall be effective for the ensuing fiscal quarter. The Company shall be required to prepare and furnish to the Investors an updated Quarterly Business Plan for each fiscal quarter during which the Investors shall continue to own Investor Standby Shares after the Liquidity Date. To the extent that during the calendar quarter relating to a Quarterly Business Plan, any expenditures or other items relating to the income statement, balance sheet or cash flows deviate in a manner adverse to the Company by more than 5% from the amounts or related item set forth in the applicable Quarterly Business Plan, then (x) the Company shall be prohibited from making such expenditure or taking any such action without the Investors’ approval, with such approval to be given in the Investors’ sole discretion and (y) any subsequent Quarterly Business Plan shall not be adopted and any related expenditures or actions shall not be taken by the Company without the Investors’ approval, with such approval to be given in the Investors’ sole discretion. Notwithstanding the foregoing, if the use of proceeds of any debt or equity financing is to acquire Investor Standby Shares still owned by the Investors,

Investor approval will not be required so long as at the closing of such financing, the proceeds of such financing are paid directly to the Investor to purchase Investor Standby Shares at the price set forth in Section 3.1(b).

(d) During the Measurement Period, the Investors shall not sell on any Trading Day during the Measurement Period a number of shares of Common Stock that exceeds twenty percent (20%) of the average daily trading volume of the Common Stock as reported by Bloomberg; provided, however, that from and after the such time as the Liquidity Right Threshold has been satisfied, the foregoing restriction shall no longer apply.

Section 3.2 Pre-Emptive Rights.

(a) For so long as the Investors, together with their Affiliates, Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Investors or one or more of their designated Affiliates shall have the option and right (but not the obligation) to participate (or nominate any of their Affiliates to participate) in any Equity Issuance by purchasing in the aggregate up to the Investors’ and their Affiliates’ Pro Rata Portion of such Equity Issuance at the same price and the same terms and conditions as offered to other investors in the Equity Issuance.

The Company agrees to use its reasonable best efforts to take any and all action, or to cause such action to be taken, as is necessary or appropriate to allow the Investors or their Affiliates, as applicable, to fully participate in any Equity Issuance in accordance with the provisions of this Agreement.

(b) In the event the Company proposes to undertake an Equity Issuance, the Company shall promptly give the Investors prior written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), the timing of such proposed Equity Issuance and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. The Investors and their Affiliates shall have fifteen (15) Business Days (or, if the Company expects that the proposed Equity Issuance will be effected in less than fifteen (15) Business Days, such shorter period, that shall be as long as practicable, as may be required in order for the Investors and their Affiliates to participate in such proposed Equity Issuance) from the date the Investors receive notice of the proposed Equity Issuance to elect to purchase up to their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice provided by the Company pursuant to this Section 3.2(b) by giving written notice to the Company and stating therein the quantity of equity interests to be purchased. Any such notice shall be irrevocable; provided, however, that if the Equity Issuance does not occur within thirty (30) Business Days following such notice and the terms of the Equity Issuance are materially modified, then the Investors and their Affiliates will be provided the opportunity to similarly participate on such modified terms. Any purchase of Equity Interests by any Investor and its Affiliates pursuant to this Section 3.2 shall occur contemporaneously with, and be subject to the same terms and conditions as, the closing of the sale of the Equity Interests by the Company to the other parties.

(c) The purchase by the Investors and their Affiliates of Equity Interests pursuant to this Section 3.2 shall be subject to the limitations on stock ownership set forth in the Company’s organizational documents; provided, that Company shall provide any necessary waiver of such limitations upon receipt of an updated representation letter similar to the representation letter provided by the Investors in connection with the Closing under the Standby Purchase Agreement.

(d) In the event that neither any Investor nor any of their Affiliates exercise the right forth in this Section 3.2 within the applicable period as set forth above, the Company shall be permitted to sell the equity interests in respect of which such pre-emptive rights were not exercised. In the event that the Company has not sold the equity interests within ninety (90) days of its notice to Investor as contemplated by Section 3.2(b), for purposes of this Section 3.2 such proposed Equity Offering shall be deemed to have been terminated, and the Company shall provide Investor with a new notice prior to undertaking a subsequent Equity Issuance.

(e) The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed Equity Issuance giving rise to the rights granted by this Section 3.2, to abandon, withdraw or otherwise terminate such proposed Equity Issuance, without any liability to the Investors or their Affiliates.

(f) Notwithstanding anything to the contrary herein, in the event that Investors and their Affiliates or the Company are required to file any notifications or report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) in order to exercise the Investors’ and their Affiliates’ rights pursuant to this Section 3.2, then the time periods to close on such exercise set forth above shall be extended and the Investors’ and their Affiliates’ rights pursuant to this Section 3.2 shall be held in abeyance for the Investors and their Affiliates until such time that all approvals or clearances pursuant to the HSR Act have been obtained, at which time the Investors and Affiliates shall proceed to close on their rights pursuant to this Section 3.2.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Registration Statement.

(a) Subject to Section 4.6 and the other provisions of this Article IV, the Company shall use its reasonable best efforts to file with the SEC, prior to the Effective Deadline (as defined below), a Registration Statement covering the registration of the resale at any time or from time to time of all Registrable Securities pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC (together with any other registration required by this Article IV, the “Required Registration”). To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on a Registration Statement, the Company shall file additional Registration Statement(s) successively trying to register on each such additional Registration Statement the maximum number of remaining Registrable Securities until the earlier of (a) all of the Registrable Securities have been registered with the SEC, or (b) the date on which all of the remaining Registrable Securities may be sold without restriction or limitations pursuant to Rule 144 and without requirement to be in compliance with Rule 144(c)(1) (or any successor thereto). The Registration Statement shall be on Form S-3, unless the Company is not then eligible to file a registration statement on Form S-3 under the Securities Act, in which case (i) such registration statement shall be on Form S-11 or other appropriate form under the Securities Act which the Company is then eligible to file and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) The Company agrees (subject to Section 4.6 hereof) to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof but in any event prior to the one (1) year anniversary of the Closing (the “Effective Deadline”). After issuance of any Pre-Emptive Shares or Consent Fee Shares, such Pre-Emptive Shares or Consent Fee Shares shall become Registrable Securities hereunder and the Company shall, as soon as reasonably practicable, subject to Section 4.6 hereof, file a post-effective amendment to the Registration Statement to register the Pre-Emptive Shares or Consent Fee Shares or file a separate registration statement, which shall thereafter be treated as a Registration Statement hereunder, covering the registration of a secondary resale offering of the Pre-Emptive Shares or Consent Fee Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC. Subject to Section 4.6 hereof, the Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) under the Securities Act for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold and (ii) the date on which all of the Registrable Securities covered by the Registration Statement may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) under the Securities Act (the “Effectiveness Period”).

(c) If the Registration Statement relating to the Required Registration and covering all of the Registrable Securities then outstanding does not become effective on or prior to the Effective Deadline or after being declared effective the Registrable Securities cannot be sold pursuant thereto (other than during an Allowable Suspension Period (as defined in Section 4.6(a)))(a “Registration Default”), then, as damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, actual damages, if any, specific performance; provided, however, the Holder cannot seek and in no event will be entitled to consequential, speculative or incidental damages in any such proceedings), the Company shall issue to each Holder on the first 30 day anniversary of the Registration Default and on each subsequent 30 day anniversary of the Registration Default (pro rated for periods totaling less than 30 calendar days), or no later than five (5) Business Days following the date that the applicable Registration Statement becomes effective or such Registration Default is cured if earlier, until all of the Registrable Securities are initially registered or once again saleable on a Registration Statement in accordance with the provisions of this Agreement, additional shares of Common Stock, the number of which shall equal one half of one percent (0.50%) (the “Registration Rate”) of the aggregate purchase price paid by the Investors pursuant to the Standby Purchase Agreement for the Acquired Shares and the Backstop Acquired Shares divided by the arithmetic average of the VWAPs over the ten (10) Trading Days prior to the issuance of such shares. All shares issuable by the Company for any Registration Default are referred to herein as the “Additional Shares.” In the event the Company fails to issue the Additional Shares in a timely manner, the Additional Shares issued to each Holder shall be increased at the rate of one and one-half percent (1.5%) of the Registration Rate per month until such Additional Shares are issued in full. After issuance of any Additional Shares, such Additional Shares shall become Registrable Securities hereunder and the Company shall, as soon as reasonably practicable, subject to Section 4.6 hereof, file a post-effective amendment to the Registration Statement to register the Additional Shares or file a separate registration statement, which shall thereafter be treated as a Registration Statement hereunder, covering the registration of a secondary resale offering of the Additional Shares pursuant to Rule 415 under the Securities Act and or any similar rule that may be adopted by the SEC.

(d) Upon the written request of the Holders of a majority of the Registrable Securities from time to time (an “Underwritten Offering Request”), the Company will cooperate with the Investors and any Underwriter in effecting an underwritten offering of Registrable Securities pursuant to the Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request (an “Underwritten Offering”). In such case, (i) the Holders of a majority of the Registrable Securities may designate the managing underwriter(s) of the Underwritten Offering, provided that the Company may designate a co-managing underwriter to participate in the Underwritten Offering, subject to the approval of the Holders of a majority of the Registrable Securities, which approval shall not be unreasonably withheld or delayed and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 4.8 of this Agreement; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering. No Holder may participate in any such Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The Company shall not be obligated to effect or participate in (a) more than two (2) Underwritten Offerings in any twelve (12) month period, and (b) any Underwritten Offering during any lock-up period required by the underwriter(s) in any prior underwritten offering conducted by the Company on its own behalf or on behalf of the Holders.

(e) If, in connection with an Underwritten Offering, the managing underwriter(s) advise the Company in writing (with a copy to each Holder requesting registration) that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then (i) the Company shall so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) the Company will be obligated and required to include in such Underwritten Offering only that number of Registrable Securities requested by the Holders thereof to be included in such registration that does not exceed such Underwriters’ Maximum Number, such Registrable Securities to be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. No shares of Common Stock held by any Person other than Registrable Securities held by the Holders shall be included in the Required Registration without the prior written consent of the Holders of a majority of the Registrable Securities.

Section 4.2 Piggyback Registration.

(a) Subject to Section 4.6 hereof, if, at any time while there still remain Registrable Securities, the Company is no longer eligible to use or, notwithstanding its obligations under Section 4.1(a), otherwise the Registration Statement is not effective, the Company proposes to file a new registration statement under the Securities Act with respect to an offering of Common Stock for (i) the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or with respect to a Company at-the-market offering program (“ATM Program”) or Company dividend reinvestment plans) or (ii) the account of any holder of Common Stock (other than the Holders), then the Company shall give written notice of such proposed filing to the Holders as soon as reasonably practicable (but in no event less than ten (10) Business Days before the anticipated filing date of such new registration statement). Upon a written request, given by Holders to the Company within five (5) Business Days after delivery of any such notice by the Company, to include Registrable Securities in such Registration (which request shall specify the number of Registrable Securities proposed to be included in such new registration statement if such registration statement is not a “pay as you go” Automatic Shelf Registration Statement), the Company shall, subject to Section 4.6 hereof, include all such requested Registrable Securities in such new registration statement on the same terms and conditions as applicable to the Company’s or such holder’s Common Stock (a “Piggyback Registration”). Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new registration statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new registration statement, then the Company may, at its election, give written notice of such determination to the Holders and, thereupon, will be relieved of its obligation to Register any Registrable Securities in connection with such new registration statement.

(b) The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time on or before the second (2nd) Business Day prior to the planned effective date of such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s), if any, establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration.

(c) If a Piggyback Registration is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities proposed to be offered by the Company, (ii) second, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iii) third, any other securities that have been requested to be so included by any other person.

(d) If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in its or their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities requested to be included therein by the holder(s) originally requesting such registration, (ii) second, the number of securities proposed to be offered by the Company, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iv) fourth, any other securities that have been requested to be so included by any other person.

(e) In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(f) The Company shall not grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.2.

Section 4.3 Registration Expenses. In connection with registrations pursuant to Section 4.1 or Section 4.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including (a) all registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) all fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) all of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) all fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) all fees and expenses in connection with the preparation of the Registration Statement and related documents covering the Registrable Securities, (g) all fees and expenses, if any, incurred with respect to any filing with FINRA, (h) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (i) all fees and expenses of any special experts retained by the Company in connection with such registration, (j) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (k) all fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested) and (l) all reasonable fees and expenses of one (1) counsel for the Holders per registration. Other than as provided in the foregoing sentence, the Company shall have no obligation to pay any out-of-pocket expenses of the Holders relating to the registrations effected pursuant to this Agreement, including the fees and expenses of any counsel to the Holders. Each Holder shall be responsible for the payment of any brokerage and sales commissions, underwriting discounts and commissions, additional fees and disbursements of such Investor’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement. The obligation of the Company to bear the expenses described in this Section 4.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

Section 4.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a) The Company will (i) promptly prepare and file with the SEC such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (iii) ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (iv) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4.4(a)) by reason of the Company filing a report on Form 10-Q, Form 10-K or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. By 9:30 a.m. New York City time on the date following the date any Registration statement or any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b) The Company will, at least ten (10) Business Days prior to filing a Registration Statement or at least five (5) Business Days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within five (5) Business days after delivery, and thereafter, furnish to such Holders, Holders’ counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed, then Holders’ counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) Business Day.

(c) The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use reasonable best efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(d) On or prior to the date on which the Registration Statement is declared effective, the Company shall use reasonable best efforts to register or qualify such Registrable Securities under any applicable securities or blue sky laws of such jurisdictions and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(e) The Company will notify each Holder, Holders’ counsel and the underwriter(s) promptly in writing (provided that in no event shall such notice contain any material, nonpublic information), (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder hereby agrees to keep any proper disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(f) The Company will furnish customary closing certificates and other deliverables to the underwriter(s) and the Holders and enter into customary agreements satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(g) The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

(h) The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(i) The Company shall use reasonable best efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on the Exchange on which the Common Stock of the Company is then listed.

(j) The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(k) The Company shall provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement.

(l) If requested, the Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering of Registrable Securities.

(m) The Company otherwise shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

(n) The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel (which may be the Company’s General Counsel), dated the date of closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

(o) In connection with the Required Registration, the Company shall cause there to occur Full Cooperation.

(p) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the date any Registration Statement is declared effective.

(q) Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or any Exchange.

(r) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is reasonably determined by the Company to be necessary to comply with federal or state securities laws, (ii) the disclosure of such information is reasonably determined by the Company to be necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

For purposes of Section 4.4(a), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the termination of the Effectiveness Period.

Section 4.5 Holders’ Obligations. The Company may require each Holder to promptly, but in no event later than five (5) Business Days after a proper request, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 4.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 4.4(e) hereof. Notwithstanding anything to the contrary, the Company shall, to the extent that such action is not in violation of Law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 4.4(e) and for which the Holder has not yet settled.

Section 4.6 Blackout Provisions.

(a) The Company shall have the right, but not the obligation, to postpone the filing of the Registration Statement or to suspend the use of the Registration Statement following the effectiveness of the Registration Statement (and the filings with any international, federal or state securities commissions), if a Suspension Event (as defined below) occurs. If the Company elects to suspend the effectiveness and/or use of the Registration Statement following the occurrence of a Suspension Event, the Company, by written notice, email transmission or such other means that the Company reasonably believes to be a reliable means of communication (a “Suspension Notice”), shall notify the Holders that the effectiveness of the Registration Statement has been suspended and shall direct the Holders to suspend sales of the Registrable Securities pursuant to the Registration Statement until the Suspension Event has ended (provided that in no event shall such notice to any Holder contain any material, nonpublic information, unless such Holder requested such information or has at such time an employee designated as a director on the Board). A Suspension Event shall be deemed to have occurred if: (i) the Company is actively pursuing an underwritten primary offering of equity securities; (ii) the Company in good faith determined that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; (B) after the advice of counsel, sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (C) (x) the Company has a bona fide business purposes for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) disclosure would render the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any Suspension Event, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as practicable. In no event shall the Company be permitted to suspend the use of a Registration Statement for more than thirty (30) consecutive days or for more than ninety (90) days in any 12 month period and the first day of any such suspension must be at least five (5) days after the last day of any prior suspension (each, an “Allowable Suspension Period”), except, but nonetheless still requiring the payment of Additional Shares pursuant to Section 4.1(c), as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Registration Statement immediately following the effective date of the post-effective amendment.

(b) If and when the Company gives a Suspension Notice to the Holders to suspend sales of the Registrable Securities following a Suspension Event, the Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities (the “Prospectus”) at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) upon the delivery by the Company of notice that the Suspension Event or its potential effects are no longer continuing (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to the Holders in the same manner as the Suspension Notice promptly following the conclusion of any Suspension Event and its effect. Notwithstanding anything to the contrary, the Company shall, to the extent that such action is not in violation of Law, cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a Suspension Notice from the Company and for which the Holder has not yet settled.

(c) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, but nonetheless still requiring the payment of Additional Shares pursuant to Section 4.1(c), the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such reports, and the Company shall notify the Holders in writing as promptly as practicable when such suspension is no longer required.

(d) If the Company shall take any action pursuant to clause (ii) of Section 4.6(a) with respect to any participating Holder in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one (1) day beyond the end of such period for each day that, pursuant to Section 4.6(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

Section 4.7 Exchange Act Reports. The Company will use its reasonable best efforts to timely file with the SEC such information as the SEC may require under Section 13(a) or Section 15(d) of the Exchange Act, and the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any legend at such time as a Holder has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (d) or (e) below), that (a) there has been a sale of such Registrable Securities pursuant to an effective registration statement, (b) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (c) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (d) in connection with a sale, assignment or other transfer (other than under Rule 144), upon request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (e) such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than three (3) Business Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive and other legends or credit the balance account of such Holder’s or such Holder’s nominee with DTC (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by such Holder.

Section 4.8 Indemnification.

(a) Indemnification by the Company. The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, judgments, fines, penalties, charges, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld or delayed), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and any such Controlling Persons may become subject to under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus of the Company (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder or any of its managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons expressly for use therein, and, consistent with and subject to the foregoing, shall reimburse such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company will reimburse each Holder for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b) Indemnification by the Holder. The Holders agree, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the

Holders, but only with respect to information related to the Holders, or their plan of distribution, furnished in writing by the Holders or any of their managers, members, managing members, general partners, officers, directors, employees, agents and Controlling Persons to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. No Holder shall be required to indemnify any Person pursuant to this Section 4.8(b) for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities sold for the account of such Holder.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 4.8(a) or Section 4.8(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

(d) Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 4.8 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

Section 4.9 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities (including any registration or similar agreement) which is inconsistent with or violates the material rights granted to the Holders in this Agreement.

Section 4.10 Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, or in connection with any other public offering of Common Stock by the Company, if requested by the underwriter(s), it will enter into customary “lock-up” agreements pursuant to which it will agree not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s). The Company further agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will exercise its best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s).

Section 4.11 Termination of Registration Rights. The rights granted under this Article IV shall terminate on the termination of the Effectiveness Period; provided, however, that the indemnification provisions set forth in Section 4.8 shall survive such termination.

Section 4.12 Assignment; Binding Effect. The rights and obligations provided in this Article IV (but no other rights under this Agreement) may be assigned in whole or in part by any Holder to any transferee of Registrable Securities (each, a “Permitted Transferee”) without the consent of the Company or any other Holder. Such assignment shall be effective upon receipt by the Company of (a) written notice from the Holder certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by all of the terms of this Article IV as a “Holder.” Upon receipt of the documents referenced in clauses (a) and (b) of this Section 4.12, the Permitted Transferee shall thereafter be deemed to be a “Holder” for all purposes of this Article IV. Except as set forth in this Section 4.12, the rights and obligations provided in this Article IV may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

ARTICLE V

COVENANTS

Section 5.1 Standstill.

(a) The Investors hereby agree that from the Closing until the earliest of (i) such time as the Investors and their Affiliates no longer collectively own at least four and nine-tenths percent (4.9%) of the outstanding Common Stock, (ii) the fourth (4th) anniversary hereof or (iii) a Change of Control of the Company, without the prior written approval of the Company, neither the Investors nor any of its Affiliates will, directly or indirectly:

(i) acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities, other than Voting Securities acquired (A) as a result of the exercise of any rights or obligations set forth in the Standby Purchase Agreement or this Agreement, (B) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (C) directly from the Company, or (D) to maintain their aggregate percentage interest in the Company’s outstanding Common Stock; provided, however, that the Investor shall not be permitted to acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities to account for the dilutive effect of any issuance of equity securities up to a maximum of the 4,329 shares of Common Stock authorized for issuance under the Company’s 2013 Equity Incentive Plan as of the date hereof;

(ii) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, including a proposed negotiated private sale of its shares of Common Stock to a single purchaser or a “group” as defined in Section 13(d) of the Exchange Act, merger or other business combination relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses; provided, however, that negotiated private sales of shares of Common Stock to a single purchaser or a “group” will be permitted if the purchasing party agrees in writing to be bound by the provisions of this Section 5.1;

(iii) other than a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to the Board solely with respect to any of the Investor Nominated Directors permitted by the terms hereof to serve on such Board, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting election of any director to the Board;

(iv) call or seek to call a meeting of the Common Stockholders of the Company or any of the Company’s subsidiaries or initiate any stockholder proposal for action by the Common Stockholders of the Company, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities;

(v) deposit any Securities of the Company into a voting trust unless such voting trust is bound by the provisions of this Section 5.1, or subject the Securities of the Company to any agreement or arrangement with respect to the voting of such Securities, or other agreement or arrangement having similar effect unless such agreement or arrangement conforms to the provisions of this Section 5.1;

(vi) seek representation on the Board or a change in the composition of the Board or number of directors elected by the holders of Common Stock or a change in the number of such directors who represent the Investor, other than as expressly permitted pursuant to this Agreement; and

(vii) bring any action or otherwise act to contest the validity of this Section 5.1;

provided, that nothing in clauses (ii), (iii), (iv) or (vi) of this Section 5.1(a) shall apply to the Investor Nominated Director(s) solely in his or her capacity as a director of the Company or to actions taken by the Investors or any of their Affiliates to prepare the Investor Nominated Directors to act in such capacity.

(b) The limitations provided in Section 5.1(a) shall, upon the occurrence of any of the following events, immediately be suspended until the expiration of the time period set forth below in this Section 5.1(b), but only so long as the Investors or any of their Affiliates did not directly or indirectly assist, facilitate, encourage or participate in any such events:

(i) on the commencement (as defined in Rule 14d-2 of the Exchange Act) by any Person of a tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company;

(ii) on the decision by the Board or a duly constituted committee of the Board (a) to solicit one or more proposals for a transaction that, if consummated, would result in a Change of Control or (b) to pursue discussions or negotiations or make diligence materials available, with respect to an unsolicited proposal for a transaction that, if consummated, would result in a Change of Control;

(iii) on the decision by the Board to recommend that stockholders approve any action proposed by a Person pursuant to the filing of a preliminary proxy statement with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove any directors of the Company;

(iv) on the adoption by the Board of Directors of a plan of liquidation or dissolution; or

(v) on the occurrence of any material breach by the Company of any of its material obligations under this Agreement, which breach has not been remedied within thirty (30) days after notice is delivered by the Investors to the Company setting forth such alleged breach with specificity.

Upon (u) any withdrawal or lapsing of any such tender or exchange offer referred to in Section 5.1(b)(i) in which such Person does not acquire more than fifty percent (50%) of the outstanding Voting Securities of the Company, (v) the withdrawal of all pending proposals referred in Section 5.1(b)(ii) without a Change of Control having occurred and without, or the termination of, an agreement to effect a Change of Control, or the decision of the Board or a duly constituted committee of the Board to reject all such proposals, (w) the abandonment by the Board or a duly constituted committee of the Board of a process to solicit a proposal of the type referred to in Section 5.1(b)(ii) without a Change of Control having occurred and without an agreement to effect a Change of Control, (x) the withdrawal or termination or failure of the solicitation referred to in Section 5.1(b)(iii), (y) the termination of the plan of liquidation referenced in Section 5.1(b)(iv), or (z) the remedy of any breach described in Section 5.1(b)(v), the limitations provided in Section 5.1(a) (except to the extent then suspended as a result of any other event specified in this Section 5.1(b)) shall again be applicable for so long as and only to the extent provided in this Agreement.

Section 5.2 No Conflicting Agreements. For so long as this Agreement remains in effect, neither the Company nor the Investors shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any shares of Common Stock or Capital Stock or other Securities, or otherwise act or agree to act in concert with any Person with respect to any shares of Common Stock or Capital Stock or other Securities, to the extent such agreement, arrangement, or concerted act would controvert, or otherwise be inconsistent in any material respect with, the provisions of this Agreement.

Section 5.3 Further Assurances. Each of the Investors and the Company agrees to execute and deliver all such further documents and do all acts and things that from time to time may reasonably be required to effectively carry out or better evidence or perfect the full intent and meaning of this ARTICLE V.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of the Investors and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void, or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Standby Purchase Agreement, together with the agreements and other documents and instruments referred to herein and therein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.4 Successors and Assigns. Except as expressly set forth herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement (including any rights under Article II and Article III hereof) may be assigned, in whole or in part (except by operation of Law), by either party without the prior written consent of the other party, and any such transfer or attempted transfer without such consent shall be null and void; provided however, that the Investors shall be permitted to make any such assignment to any of their Affiliates. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

Section 6.6 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, except as set forth in Section 2.2(c), in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) Except as otherwise set forth in Section 2.2(c) and Section 4.1(c), all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

Section 6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Trade Street Residential, Inc.

19950 West Country Club Drive, Suite 800

Aventura, Florida 33180

Attention: Chief Executive Officer

Facsimile: (786) 248-3679

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

2000 Pennsylvania, NW, Suite 6000

Washington, DC 20006-1888

Attention: John A. Good

Facsimile: (202) 785-7522

If to the Investor:

Senator Investment Group LP

510 Madison Ave.

New York, New York 10022

Attention: Evan Gartenlaub, General Counsel

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein

Section 6.8 Governing Law; Venue and Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to, or otherwise giving effect to, anybody of Law or other rule that would cause or otherwise require the application of the Laws of any other jurisdiction.

(b) Any action or proceeding against either the Company or Investor relating in any way to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York (and the appellate courts thereto), and each of the Company and Investor irrevocably submits to the jurisdiction of both such courts in respect of any such action or proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE INVESTORS HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE COMPANY AND THE INVESTORS ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 6.8(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY OR THE INVESTORS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.9 Third Party Benefits. Except pursuant to the provisions in Section 6.10 or expressly provided in this Agreement, none of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any third-party beneficiary.

Section 6.10 No Recourse Against Others. All claims, causes of action (whether in contract or in tort, in law or in equity, or granted by statute), obligations, or liabilities that may be based upon, be in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equity holders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any Contracting Party, and any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equity holders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (the “Non-Recourse Parties”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims and causes of action against any such Non-Recourse Parties. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the corporate, limited liability company or limited partnership veil, unfairness, undercapitalization, or otherwise, in each case in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Parties with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Section 6.11 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.12 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that (a) the Investor and its Affiliates cease to Beneficially Own any shares of Common Stock, and (b) the registration rights and obligations set forth in Article IV (other than those set forth in Section 4.8) have terminated pursuant to Section 4.11.

Section 6.13 Notices and Consents. Any notice required to be delivered pursuant to this Agreement to any Investor may be delivered to the Adviser on behalf of such Investor and any consent or approval by any Investor pursuant to this Agreement may be delivered by the Adviser.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

TRADE STREET RESIDENTIAL, INC.

By:
Name:
Title:

SENATOR GLOBAL OPPORTUNITY FUND LP

By:
Name:
Title:

SENATOR GLOBAL OPPORTUNITY INTERMEDIATE FUND L.P.

By:
Name:
Title:

PROXY

TRADE STREET RESIDENTIAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2013

The undersigned hereby appoints Michael Baumann and David Levin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Trade Street Residential, Inc. that the undersigned may be entitled to vote at the special meeting of stockholders of Trade Street Residential, Inc. to be held at              on             , 2013 at              Eastern Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

☑ Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS ONE, TWO, THREE AND FOUR.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

1.	To approve the issuance (the “Backstop Commitment”) of shares of our common stock to investment entities managed or advised by Senator Investment Group LP and (collectively, the “Backstop Investor”) that are unsubscribed shares in a rights offering, pursuant to which we will grant at no charge to the holders of our common stock transferable subscription rights to purchase shares of our common stock at a cash subscription price of $6.33 per whole share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the issuance of $50.0 million of shares of our common stock to the Backstop Investor, in addition to shares of our common stock purchased by the Backstop Investor pursuant to the Backstop Commitment.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve a stockholders’ agreement with the Backstop Investor, pursuant to which the Backstop Investor will be granted, among other rights, certain board designation rights, negative control rights upon the receipt of certain third party consents or the determination by the Company that such consents are no longer required, pre-emptive rights to buy additional shares of our common stock in the future in order to maintain their percentage ownership of our common stock and a right to seek liquidity with respect to the shares of common stock it owns	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve adjournment of the special meeting to solicit additional proxies if there are insufficient proxies at the special meeting to approve any of the foregoing proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign. If signer is a partnership, please sign in partnership name and by authorized person.

Signature:	Date:
Signature:	Date: